COMPLETE APPRAISAL
                                TRANSMITTED IN A
                         SELF-CONTAINED APPRAISAL REPORT
                                     C97-605

                                       OF

                            THE WEST POINT APARTMENTS
                                   LOCATED AT
                                  8700 WOODWAY
                          HOUSTON, HARRIS COUNTY, TEXAS

                                       FOR

                                MR. ERNIE IRIARTE
                                 VICE PRESIDENT
                               L. J. MELODY & CO.
                        4675 MACARTHUR COURT, SUITE 1425
                         NEWPORT BEACH, CALIFORNIA 92660

                                       BY

                  PATRICK O'CONNOR AND ASSOCIATES, INCORPORATED
                         D.B.A. O'CONNOR AND ASSOCIATES
                         2000 NORTH LOOP WEST, SUITE 110
                              HOUSTON, TEXAS 77018
                                 (713) 686-9955

                         EFFECTIVE DATE OF THE APPRAISAL

                                  JULY 29, 1997

                                 [MAP OMITTED]

      Letter of Transmittal
        Executive Summary
        Table of Contents

            [Letterhead of Patrick O'connor & Associates, INC., dba]

                                 August 5, 1997

Mr. Ernie Iriarte
Vice President
L. J. Melody & Company
4675 MacArthur Court, Suite 1425
Newport Beach, California  92660

Reference:     The West Point Apartments, encompassing a total of +/-38.4484 acres (+/-1,674,812 square feet) of land and 1,280 apartment units located at the intersection of Woodway Drive and Lazy
               Hollow Drive. The subject property has a physical address of 8700
               Woodway, Houston, Harris County, Texas. (Key Map: 490-U)

Dear Mr. Iriarte:

At your request, we have prepared a complete appraisal for the purpose of estimating the "As Is" Market Value of the Fee Simple Estate (subject to short term leases) in the above referenced property.

The value estimate concluded to herein is subject to the assumptions and contingent and limiting conditions contained within both the body of this self-contained appraisal report and the addenda. The effective date of this appraisal is July 29, 1997, which is the date of our final physical inspection of the property.

Inspection of the property, and the analyses that form the basis for our value conclusions were made by the undersigned. This report has been prepared in compliance with the Code of Professional Ethics of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP).

Mr. Ernie Iriarte
August 5, 1997
Page 2


O'Connor and Associates is a professional real estate appraisal and consulting firm, providing service to a variety of corporate, institutional, governmental and private clientele. In the past twelve (12) months our firm has completed numerous valuation assignments involving similarly improved properties.

We are not qualified to detect or identify hazardous substances which may, or may not be present on, in, or near this property. The presence of hazardous materials may negatively affect value. We have valued the subject property as though free of hazardous materials. We urge the user of this report to obtain the services of a specialist for the purpose of conducting an environmental audit to ensure that the subject property is free of hazardous materials.

Based on our investigation of the available market data, including sales of similar properties (see Sales Comparison Approach-Improved) and conversations with brokers and individuals active in the local area, the time that would be required to effectively expose the subject property to the market is estimated to be twelve (12) months. Attached is our self-contained appraisal report which describes the investigation and analyses undertaken in arriving at our value estimate. As such, the "As Is" Market Value of the subject property, as of July 29, 1997, is as follows:

               THIRTY-FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                   $35,800,000

Respectfully submitted,

O'CONNOR & ASSOCIATES


/s/ John R. Fisher                         /s/ Patrick C. O'Connor
-------------------------------            -------------------------------
John R. Fisher                             Patrick C. O'Connor, MAI
State Certified Real Estate Appraiser      State Certified Real Estate Appraiser
TX-1323960-G                               TX-1321378-G


/s/ W. F. Trotter, Jr.
-------------------------------
W. F. Trotter, Jr.
State Certified Real Estate Appraiser
TX-1322606-G
Associate Member of the Appraisal Institute

                                      TABLE OF CONTENTS

  I.  PREFACE

      Title Page                                                               I

      Letter of Transmittal                                                   II

      Table of Contents                                                       IV

      Certification of Appraisal                                              VI

      Assumptions and Limiting Conditions                                   VIII

      Summarization of Important Data and Conclusions                        XII

 II.  METHODOLOGY AND PROCEDURES IN THE APPRAISAL PROCESS

      The Appraisal Process                                                    1

III.  DESCRIPTIONS, ANALYSES, & CONCLUSIONS                                   11

      Definitions of Value                                                    11

      Purpose of Appraisal                                                    14

      Use of Appraisal                                                        14

      Effective Date of Appraisal                                             15

      Appraisal Development and Reporting Process                             15

      Legal Description                                                       16

      Ownership History                                                       16

      Houston Area Data                                                       17

      Neighborhood Data                                                       36

      Site Data                                                               46

      Improvement Data                                                        52

      Property Taxes                                                          62

      Zoning and Restrictions                                                 64

      Apartment Market Analysis                                               65

      Highest and Best Use Analysis                                           80


C97-605                      O'Connor & Associates                            IV

                                      TABLE OF CONTENTS

  B.  SALES COMPARISON APPROACH-LAND VALUATION                                87

      Comparable Land Sales                                                   88

      Analysis of Comparable Land Sales                                       93

      Land Grid Analysis                                                      97

      Final Estimate of Land Value                                            98

      COST APPROACH TO VALUE                                                  99

      Estimate of Replacement Cost New                                       102

      Depreciation                                                           103

      Final Estimate of Value via the Cost Approach to Value                 107

      SALES COMPARISON APPROACH                                              108

      Comparable Improved Sales                                              109

      Analysis of Improved Sales                                             124

      Final Estimate of Value via the Sales Comparison Approach              132

      INCOME APPROACH TO VALUE                                               133

      Rent Comparables                                                       137

      Estimate of Market Rent                                                161

      Expense Analysis                                                       182

      Net Operating Income                                                   187

      Direct Capitalization                                                  189

      Effective Gross Income Multiplier Analysis                             194

      Discounted Cash Flow Analysis                                          196

      Final Estimate of Value via the Income Approach                        201

      RECONCILIATION AND FINAL VALUE ESTIMATE                                206

      EXHIBITS


C97-605                      O'Connor & Associates                             V

                               CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief, ...

(1) The statements of fact contained in this report, upon which the analysis, opinions and conclusions expressed herein are based, are true and correct.

(2) The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

(3) We have no present or prospective interest in the property that is the subject of this appraisal report, and we have no personal interest or bias with respect to the parties involved.

(4) Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or use of, this report; our compensation is not contingent upon a predetermined value, or direction in value, or finding that favors the cause of the client, the amount of value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

(5) Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute.

(6) The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives.

(7) John R. Fisher has performed an interior and exterior inspection of the subject property. W. F. Trotter, Jr. and Patrick C. O'Connor, MAI have performed exterior inspections of the subject property.

(8) No one provided significant professional assistance to the persons signing this report.

(9) This assignment was not based upon a requested minimum value, a specific valuation, or the approval of a loan.

(10) Patrick O'Connor is an MAI Member of the Appraisal Institute. W. F. Trotter, Jr. is an Associate Member of the Appraisal Institute. The bylaws and regulations of the Institute require each member to control the use and distribution of each report signed by such member.


C97-605                      O'Connor & Associates                            VI

(11) The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

(12) As of the date of appraisal, Patrick C. O'Connor, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

Based on the preceding investigations and the analyses of the subject property, and subject to the attached definitions, assumptions, and limiting conditions, it is our opinion that as of the effective date of this appraisal, the "As Is" Market Value of the subject property, as of July 29, 1997 is as follows:

               THIRTY-FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                   $35,800,000

Respectfully submitted,

O'CONNOR & ASSOCIATES


/s/ John R. Fisher                         /s/ Patrick C. O'Connor
-------------------------------            -------------------------------
John R. Fisher                             Patrick C. O'Connor, MAI
State Certified Real Estate Appraiser      State Certified Real Estate Appraiser
TX-1323960-G                               TX-1321378-G


/s/ W. F. Trotter, Jr.
-------------------------------
W. F. Trotter, Jr.
State Certified Real Estate Appraiser
TX-1322606-G
Associate Member of the Appraisal Institute


C97-605                      O'Connor & Associates                           VII

                       ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal is subject to the following assumptions and limiting conditions:

1) No survey of the subject property was undertaken and the appraiser(s) assume no responsibility associated with such matters.

2) The value estimate assumes responsible ownership and competent management. The subject property is assumed to be free and clear of all liens, except as may be otherwise herein described. No responsibility is assumed by the appraiser(s) for matters legal in character, nor is any opinion on the title rendered, which is assumed to be good and marketable.

3) The information contained herein has been gathered from sources deemed to be reliable, but the appraiser(s) assume no responsibility for its accuracy. Correctness of estimates, opinions, dimensions, sketches and other exhibits which have been furnished and have been used in this report are not guaranteed.

4) The value estimate rendered herein is considered reliable and valid only as of the date of the appraisal, due to rapid changes in the external factors that can significantly affect the property value. The final estimate of market value is expressed in terms of the current purchasing power of the dollar.

5) Any leases, agreements or other written or verbal representations and/or communications and information received by the appraiser(s) have been reasonably relied upon in good faith but have not been analyzed for their legal implications. We urge and caution the user of this report to obtain legal counsel of his/her own choice to review the legal and factual matters, and to verify and analyze the underlying facts and merits of any investment decision in a reasonably prudent manner.

6) Appraiser(s) assume no responsibility for any hidden agreements known as "side letters", which may or may not exist relative to this property, which have not been made known to us, unless specifically acknowledged within this report.

7) This report is to be used in whole, and not in part. Any separate valuation for land and improvements shall not be used in conjunction with any other appraisal and is invalid if so used. Possession of this report or any copy thereof does not carry with it the right of publication nor may the same be used for any purpose by anyone but the client without the previous written consent of the appraiser(s), and in any event, only in it entirety.

8) The appraiser(s), by reason of this report, are not required to give testimony in court with reference to the property appraised unless notice and proper arrangements have been previously made therefore.


C97-605                      O'Connor & Associates                          VIII

9) Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales or other media without prior written consent and approval of the author.

10) No subsoil data or analysis based on engineering core borings or other tests were furnished to us. We have assumed that there are no subsoil defects present that would impair development of the land to its maximum permitted use, or would render it more or less valuable. No responsibility is assumed for engineering which might be required to discover such factors.

11) The construction and physical condition of the improvements described herein are based on visual inspection. No liability is assumed by the appraiser(s) for the soundness of structural members since no engineering tests were conducted. No liability is assumed for the condition or adequacy of mechanical equipment, plumbing or electrical components. No responsibility is assumed for engineering which might be required to discover such factors. We urge the user of this report to retain an expert in this field.

12) Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated byphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present in or on the property, or other environmental conditions were not called to the attention of the appraiser(s) nor did the appraiser(s) become aware of such during the appraiser(s) inspection. The appraiser(s) have no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser(s), however, are not qualified to test such substances or conditions. If the presence of such substances as asbestos, urea formaldehyde, foam insulation or other hazardous substance or environmental conditions may affect the value of the property, the value estimate is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto as to cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to detect or discover them. We urge the user of this report to retain an expert in the field of environmental impacts on real estate if so desired.

13) The projections of income, expenses, terminal values or future sales prices are not predictions of the future, rather, they are the best estimate of current market thinking of what future trends will be. No warranty or representation is made that these projections will materialize. The real estate market is constantly changing. It is not the task of the appraiser(s) to estimate the conditions of a future real estate market, but rather to reflect what the investment community envisions for the future, and upon what assumptions of the future investment decisions are based.


C97-605                      O'Connor & Associates                            IX

14) The client or user of this report agrees to notify the appraiser(s) of any error, omission or inaccurate date contained in the report within 15 days of receipt, and return the report and all copies thereof to the appraiser(s) for correction prior to any use.

15) The acceptance of this report, and its subsequent use by the client or any other party in any manner whatsoever for any purpose, is acknowledgement by the user that the report has been read and understood, and specifically agrees that the data and analyses, to their knowledge, are correct and acceptable.

16) The appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

17) We have not made a specific compliance survey to determine if the subject property is in compliance with the American Disabilities Act (ADA). It is possible that compliance survey of the subject property, together with a detailed analysis of the requirements of the ADA could reveal that the subject property is not in compliance with the Act. If so, this could have a negative effect upon the value of the subject property. Since we do not have any direct evidence relating to this issue, we did not consider possible noncompliance with the requirements of the ADA in estimating the value of the subject property.


C97-605                      O'Connor & Associates                             X

                            ENVIRONMENTAL ASSUMPTIONS

This appraisal is subject to the following environmental assumptions:

1)    There is a safe, lead-free, adequate supply of drinking water.

2)    The subject property is free of soil contamination.

3) There is no uncontaminated friable asbestos or other hazardous asbestos material on the property.

4)    There are no uncontaminated PCB's on or near the property.

5)    The radon level is at or below EPA recommended levels.

6) Any functioning underground storage tanks (UST's) are not leaking and are properly registered; any abandoned UST's are free from contamination and were properly drained, filled and sealed.

7) There are no hazardous waste sites on or near the subject property that negatively affect the value and/or safety of the property.

8) There is no significant UREA formaldehyde (UFFI) insulation or other UREA formaldehyde material on the property.

9)    There is no flaking or peeling of lead-based paint on the property.

10)   The property is free of air pollution.

11)   There are no wetlands/flood plains on the property.

12) There are no other miscellaneous hazardous substances and/or detrimental environmental conditions on or in the area of the site (excess noise, radiation, light pollution, magnetic radiation, acid mine drainage, agricultural pollution, waste heat, miscellaneous chemical, infectious medical wastes, pesticides, herbicides, and the like).


C97-605                      O'Connor & Associates                            XI

SUMMARY OF SALIENT FACTS AND CONCLUSIONS

        Property Name:              West Point Apartments

        Tax I.D. #'s:               041-028-003-0026; 041-028-003-0037;
                                    118-342-000-0001

        Key Map:                    490 U

        Location:                   The subject property is located at the
                                    intersection of Woodway Drive and Lazy
                                    Hollow Drive. The subject property has a physical address of 8700 Woodway, Houston, Harris County, Texas. Additionally, the property fronts Westheimer Road.

        Purpose of Appraisal:       To estimate the "As Is" Market Value of the
                                    Fee Simple Estate, subject to assumptions and limiting conditions listed herein.

        Property Rights Appraised:  Fee Simple Estate, subject to short term leases.

        Land Size:                  Three irregularly shaped tracts containing a
                                    total of +/-38.4484 acres (+/-1,674,812
                                    square feet) of land. The tracts are
                                    effectively contiguous, separated only by roadway (see plat).

        Improvement                 Description: The subject property's
                                    improvements consist of a Class "B"
                                    apartment complex and supporting site
                                    improvements. The facility consists of
                                    two-story buildings, with a total net
                                    rentable area of 981,507 square feet
                                    (according to the rent roll provided). The project contains 950 master-metered units and 330 separately-metered units for a total of 1,280 units.

        Average Unit Size:          767 Square Feet

        Stabilized Occupancy:       91% (6% vacancy & collection loss + 3%
                                    employee/model units)


C97-605                      O'Connor & Associates                           XII

        Year of Construction:       1969-1972

        Zoning: The City of Houston does not utilize zoning to regulate development.

        Utilities:                  All available

        Effective Date of
            the Appraisal:          July 29, 1997

        Flood                       Plain: According to FIRM map panel no.
                                    48201C0275-H, published for Harris County and dated September 30, 1992, the large majority of the subject property is located in Zone X, an area outside of the 100-Year Floodplain. The north boundary appears to be in shaded Zone X, an area between the 100- and 500-Year Floodplains. A copy of this map is included in the Site Data section of this report.

        Highest and Best Use:
               As Vacant:           Future multifamily development.
               As Improved:         Its present multifamily use.

Value Estimates:
        Land Value (As Vacant)      $15,825,000
        Cost Approach:              $38,130,000
        Sales Comparison Approach:  $35,520,000
        Income Approach:            $36,100,000
        Concluded Market Value:     $35,800,000
        Insurable Value:            $36,635,000

        Exposure Time/Marketing Time: Assuming adequate exposure and normal marketing efforts, the estimated exposure time (i.e. the length of time the subject property would have been exposed for sale in the market had it sold at the market value concluded to in this analysis as of the date of this valuation) would have been within about twelve (12) months; the estimated marketing time (i.e. the amount of time it would probably take to sell the subject property if exposed in the market beginning on the date of this valuation) is estimated to be within about twelve (12) months.


C97-605                      O'Connor & Associates                         XIII

METHODOLOGY AND PROCEDURES USED IN THE APPRAISAL PROCESS

An appraisal is defined as "the act or process of estimating value." (Appraisal of Real Estate, Eleventh Edition, Appraisal Institute). Real estate appraisal involves selective research into appropriate market areas; the assemblage of pertinent data; the use of appropriate analytical techniques; and the application of knowledge, experience, and professional judgement to develop an appropriate solution to an appraisal problem.

The underlying principles in the appraisal process are supply/demand, anticipation, change, competition, substitution, opportunity cost, balance, contribution, surplus productivity, conformity, and externalities. As found in the Appraisal of Real Estate, Eleventh Edition, these principles are defined as follows:

Supply and Demand

"In economic theory, the principle of supply and demand states that the price of a commodity, good, or service varies inversely, but not necessarily proportionately, with demand, and directly, but not necessarily proportionately, with supply. In a real estate context, the appraisal principle of supply and demand states that the price of real property varies inversely, but not necessarily proportionately, with demand, and directly, but not necessarily proportionately, with supply. Thus, an increase in the supply of an item or a decrease in the demand for an item tends to reduce the equilibrium price; the opposite conditions produce an opposite effect. The relationship between supply and demand may not be directly proportional, but the interaction of these forces is fundamental to economic theory. The interaction of suppliers and demanders, or sellers and buyers, constitutes a market.

"Usually, property values vary directly with changes in supply. If properties for a particular use become more abundant than they were in the past, their equilibrium value declines; by contrast, if properties become more scarce and supply declines relative to demand, the equilibrium price of the properties increases. The supply of and demand for commodities always tend toward equilibrium. At this theoretical point (which virtually never occurs), market value, price, and cost are equal."


C97-605                      O'Connor & Associates                        Page 1

Anticipation

"Value is created by the anticipation of benefits to be derived in the future. In the real estate market, the current value of a property is usually not based on its historical prices or the cost of its creation; rather, value is based on market participants' perceptions of the future benefits of acquisition.

"The value of owner-occupied residential property is based primarily on the expected future advantages, amenities, and pleasures of ownership and occupancy. The value of income-producing real estate is based on the income it will produce in the future. Therefore, real property appraisers must be aware of local, regional and national real estate trends that affect the perceptions of buyers and sellers and their anticipations of the future. Historical data on a property or the market are relevant only insofar as they help interpret current market anticipations."

Change

"The dynamic nature of the social, economic, governmental, and environmental forces that influence real property value accounts for change. Although change is inevitable and continuous, the process may be gradual and not easily discernible. In active markets, change may occur rapidly, with new properties put up for sale and others sold on a daily basis. Abrupt changes may be precipitated by plant or military base closures, tax law revisions, or the start of new construction. The pervasiveness of change is evident in the real estate market, where the social, economic, governmental, and environmental forces that affect real estate are in constant transition. Changes in these forces influence the demand for and supply of realty and, therefore, individual property values. Appraisers attempt to identify current and anticipated changes in the market that could affect current property values, but because change is not always predictable, value estimates may be valid only for a relatively brief period after the date specified in the appraisal report."

Competition

"Competition between buyers or tenants represents the interactive efforts of two or more potential purchasers or tenants to make a purchase or secure a lease. Between sellers or landlords, competition represents the interactive efforts of two or more potential sellers or landlords to effect a sale or lease. Competition is fundamental to the dynamics of supply and demand in a free enterprise, profit-maximizing, economic system.

"Buyers and sellers of real property operate in a competitive market setting; in essence, each property competes with all other properties suitable for the same use in the particular market segment and often with properties from other market segments."

Substitution

"The principle of substitution states that when several similar or commensurate commodities, goods, or services are available, the one with the lowest price attracts the greatest demand and widest distribution. This principle assumes rational, prudent market behavior with no undue cost to delay. According to the principle of substitution, a buyer would not pay more for one property than for another that was equally desirable.


C97-605                      O'Connor & Associates                        Page 2

"Property values tend to be set by the cost of acquiring an equally desirable substitute property. The principle of substitution recognizes that buyers and sellers of real property have options, i.e., other properties are available for similar uses. The substitution of one property for another may be considered in terms of use, structural design, or earnings. The cost of acquisition may be the cost to purchase a similar site and construct a building of equivalent utility, assuming no undue cost due to delay; this is the basis of the cost approach. On the other hand, the cost of acquisition may be the price of acquiring an existing property of equal utility, again assuming no undue cost due to delay; this is the basis of the sales comparison approach.

"The principle of substitution is equally applicable to properties such as houses, which are purchased for their amenity-producing attributes, and properties purchased for their income-producing capabilities. The amenity-producing attributes of residential properties include excellence of design, quality of workmanship, or superior construction materials. In regard to income-producing property, an equally desirable substitute might be an alternative investment property that produces equivalent investment returns with equivalent risk. The limits of property prices, rents, and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes. The principle of substitution is fundamental to all three traditional approaches to value - sales comparison, cost, and income capitalization."

Opportunity Cost

"Opportunity cost is the net cost of opportunities not chosen or options foregone, denied, or lost. An investor who selects one investment forgoes the opportunity to invest in other available investments. An investor will select the investment that best meets his or her investment objectives. Some investors look for the highest rate of return at the lowest risk, while others seek the assurance of long-term growth at a more conservative rate of return. In addition to the illiquidity the investor endures over the term of the investment, there is a potential for opportunity cost if alternative investments at comparable levels of risk outperform the investment chosen."

Balance

"The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. Land, labor, capital, and entrepreneurship are the agents of production, but for most real property the critical combination is the land and the improvements. Economic balance is achieved when the combination of land and improvements is optimal -- i.e., when no marginal benefit or utility is achieved by adding another unit of capital. The law of increasing returns holds that increments in the agents of production added to a parcel of property produce greater net income up to a certain point. At this point, the point of decreasing or diminishing returns, the maximum value is achieved. Any additional expenditures will not produce a return commensurate with the additional investment, according to the law of decreasing returns. At the point of decreasing returns, further


C97-605                      O'Connor & Associates                        Page 3
increments in the agents of production will cause productivity to decline proportionately. This principle is also known as the principle of diminishing marginal productivity or law of diminishing returns."

Contribution

"The concept of contribution states that the value of a particular component is measured in terms of its contribution to the value of the whole property, or as the amount that its absence would detract from the value of the whole. The cost of an item does not necessarily equal its value.

"In some cases, a property's market value may not increase even though the real estate has undergone alteration, modification, or rehabilitation.

"The contribution of existing improvements may not be in proper balance with the total property. Especially in areas of rapid transition, a property's present use may underutilize the land. Nevertheless, an existing, less-than optimal use, called an interim use, will continue until it is economically feasible for a developer to absorb the costs of converting the property by either razing and replacing or rehabilitating the existing improvements."

Surplus Productivity

"Surplus productivity is the net income that remains after the costs of various agents of production have been paid. The classical economists identified the surplus with land rent, which they understood to account for land value. Traditionally, the principle of surplus productivity has provided the basis for the residual concept of land returns and residual valuation techniques. The principles of surplus productivity and residual returns to the land are useful in establishing the highest and best use of land and in analyzing which option among alternative land use options will yield the highest value. Some twentieth-century economists argue that surplus productivity should be ascribed to a different agent of production, i.e., the entrepreneurship required to combine the land, labor, and capital into a complete real estate product."

Conformity

"Conformity holds that real property value is created and sustained when the characteristics of a property conform to the demands of the market. The styles and uses of the properties in a given area may conform for several reasons, including economic pressures and the shared preferences of owners for certain types of structures, amenities, and services. The imposition and enforcement of zoning ordinances and plans by local governments to regulate land use may also contribute to conformity. Standards of conformity set by the market are subject to change. Zoning codes which tend to establish conformity in basic property characteristics such as size, style and design, are often difficult to change and may hasten the pace of obsolescence."


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

Externalities

"The principle of externalities states that factors external to a property can have a positive effect on its value or a negative effect on its value. When an essential product or service affects a great number of people, it is often provided by government.

"Real estate is affected by externalities perhaps more strongly than any other economic good, service or commodity. Because it is physically immobile, real estate is subject to many types of external influences. Externalities may refer to the use or physical attributes of properties located near the subject property or to the economic conditions that affect the market in which the subject property competes."


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

In arriving at a final value estimate for real property, an arduous and systematic process is undertaken. This process, as detailed in The Appraisal of Real Estate, Eleventh Edition, is set forth below.

"The valuation process begins when an appraiser identifies the appraisal problem and ends when he or she reports a conclusion to the client.

"Each real property is unique, and many different types of value can be estimated for a single property. The most common appraisal assignment is performed to estimate market value; the valuation process contains all the steps appropriate to this type of assignment. The model also provides the framework for estimating any other defined value. Consulting assignments often call for value estimates which are derived through application of the valuation process.

"The valuation process is accomplished through specific steps; the number of steps followed depends on the nature of the appraisal assignment and the data available. The model indicates a pattern that can be used in any appraisal assignment to perform market research and data analysis, to apply appraisal techniques, and to integrate the results of these activities into an estimate of defined value.

"Research begins after the appraisal problem has been defined. The analysis of data relevant to the problem starts with an investigation of trends observed at all market levels - international, national, regional, community, and neighborhood. This examination helps the appraiser understand the interrelationships among the principles, forces, and factors that affect real property value in the specific area. It also provides raw data from which to extract quantitative information and other evidence of market trends such as positive or negative percentage changes in property value over a number of years, the population movement into an area, and the number of employment opportunities available and their effect on the purchasing power of potential property users. These data can be analyzed and employed to estimate a defined value.

"Traditionally, appraisal techniques are the specific procedures within the three approaches that are applied to derive indications of real property value. Other procedures, such as the use of inferential statistics and economic models also contribute to appraisals. One or more approaches to value may be used depending on their applicability to the particular appraisal assignment."


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

1. The Cost Approach is based on the understanding that market participants relate value to cost. In the cost approach the value of a property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation (i.e., deterioration and obsolescence) in the structures from all causes. Entrepreneurial profit may be included in the value indication. This approach is particularly useful in valuing new or nearly new improvements and properties that are not frequently exchanged in the market. Cost approach techniques can also be employed to derive information needed in the sales comparison and income capitalization approaches to value, such as the costs to cure items of deferred maintenance.

2. The Sales Comparison Approach is the process in which a market value estimate is derived by analyzing the market for similar properties and comparing these properties to the subject property. Estimates of market rent, cost, depreciation, and other value parameters may be derived in the other approaches to value using comparative techniques. Often these elements are also analyzed in the sales comparison approach to determine the adjustments to be made to the sales prices of comparable properties. The comparative techniques of analysis applied in the sales comparison approach are fundamental to the valuation process. In the sales comparison approach, market value is estimated by comparing the subject property to similar properties that have recently sold, are listed for sale, or are under contract (i.e., recently drawn up purchase offers accompanied by a cash or equivalent deposit). A major premise of the sales comparison approach is that the market value of a property is directly related to the prices of comparable, competitive properties.

3. In the Income Capitalization Approach, the present value of future benefits of property ownership is measured. A property's income streams and its resale value upon reversion may be capitalized into a present, lump-sum value.

"In assignments to estimate market value, the ultimate goal of the valuation process is a well-supported conclusion that reflects all the factors that influence the market value of the property being appraised. To achieve this goal, the appraiser studies the property from three different viewpoints, which correspond to the three traditional approaches to value.

"The three approaches are interrelated; each requires the gathering and analysis of sales, cost, and income data that pertain to the property being appraised...From the approaches applied, the appraiser derives separate indications of value for the property being appraised. One or more approaches may not be applicable to a specific assignment or may be less reliable due to the nature of the property, the needs of the client, or the data available."


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

The final step in the appraisal process involves the reconciliation of the values indicated by each of the applicable approaches into a final value conclusion. In this process the reliability of the value indications and the applicability of the approaches are explained. Reconciliation also provides an opportunity to resolve variations and inconsistencies among the value indications and the methods with which they were derived.

The appraiser weighs the relative significant applicability and defensibility of the indication of value derived from each approach and places most weight and reliance on the one which in his professional judgment best approximates the value of the property. The facts are reconciled and their probable validity and reliability are reconciled to a final value estimate.

"To complete the valuation process, the appraiser integrates the information drawn from market research and data analysis and from the application of approaches to form a value conclusion. This conclusion may be presented as a single point estimate of value or as a range within which the value may fall. An effective integration of all the elements in the process depends on an appraiser's skill, experience, and judgment."


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An outline of the valuation process is presented below.
    I.     Definition of the Problem
           A.  Identification of real estate
           B.  Identification of property rights to be valued
           C.  Use of appraisal
           D.  Definition of Value
           E.  Date of Value Estimate
           F.  Description of Scope of Appraisal
           G.  Other limiting conditions

    II.    Preliminary Analysis and Data Selection and Collection
           A.  General
               1. Social
               2. Economic
               3. Government
               4. Environmental

           B.  Specific (Subject and Comparables)
               1. Site and improvements
               2. Cost and Depreciation
               3. Income/expense and capitalization rate
               4. History of ownership and use of property

           C   Competitive Supply and Demand (The subject market)
               1. Inventory of competitive properties
               2. Sales and listings
               3. Vacancies and offerings
               4. Absorption rates
               5. Demand studies

    III.   Highest and Best Use Analysis
           A.  Land as though vacant
           B.  Property as improved

    IV. Land Value Estimate

    V.     Application of the Three Approaches
           A.  Cost
           B.  Sales Comparison
           C.  Income Capitalization

    VI. Reconciliation of Value Indications and Final Value Estimate

    VII.   Report of Defined Value


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

Approaches applicable to this appraisal

In the following pages, the report will be segregated into six major categories. The first section covers general considerations, such as Region, City and Neighborhood Data, description of site and improvements, and the Highest and Best Use. The Second Section will deal with the land analysis and arrives at an estimate of land value. This section is then followed by the three (3) approaches to value, the Cost Approach, Sales Comparison Approach, and the Income Approach. In the last section, the estimates of value are then correlated and reconciled in the Final Reconciliation Section at the end of the report, just preceding the Final Value Estimate

Competency of the Appraisers

John R. Fisher, W. F. Trotter, Jr., and Patrick C. O'Connor, MAI are Certified Real Estate Appraisers with the State of Texas, and have appraised numerous properties similar to the subject.

Your attention is invited to the following descriptions and analyses that form, in part, our opinion of value for the subject property.


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                     DESCRIPTIONS, ANALYSES, AND CONCLUSIONS
                             GENERAL CONSIDERATIONS

Definitions of Value and Ownership

The following are definitions of Value and Ownership rights that will be referred to in the following analyses.

Complete Appraisal

As defined by the Appraisal Standards Board of the Appraisal Foundation, a Complete Appraisal is defined as follows;

   "The act or process of estimating value or an estimate of value performed without invoking the Departure Provision."

Self-Contained Appraisal Report

As defined by the Appraisal Standards Board of the Appraisal Foundation, a Self Contained Appraisal Report is defined as follows:

"A written report prepared under standards Rule 2-2(a) of a Complete or Limited
                     Appraisal performed under Standard 1."


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Market Value

Market Value is defined by the OCC, Regulation 12 CFR, part 34 as being "the most probable price which a property will bring in a competitive and open market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus."

"Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1. Buyer and Seller are typically motivated;

      2. Both parties are well informed or well advised, and each acting in what he considered his own best interest;

      3. A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

The value conclusions in this report are expressed in terms of cash.

Exposure Time/Marketing Time

Assuming adequate exposure and normal marketing efforts, the estimated exposure time (i.e. the length of time the subject property would have been exposed for sale in the market had it sold at the market value concluded to in this analysis as of the date of this valuation) would have been within about twelve (12) months; the estimated marketing time (i.e. the amount of time it would probably take to sell the subject property if exposed in the market beginning on the date of this valuation) is estimated to be within about twelve (12) months.


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Market Rent

Market Rent is defined by The Dictionary of Real Estate Appraisal as "the rental income that a property would most probably command in the open market."

Ownership Rights

The holding of rights or interest in real estate is referred to as ownership rights. As defined by The Appraisal of Real Estate, Eleventh Edition, the following are definitions of ownership interest applicable to our investigation.

Fee Simple Estate

This bundle of ownership rights refer to the "absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by governmental powers of taxation, eminent domain, police power, and escheat."

Leased Fee Estate

The leased fee interest refers to "an ownership interest held by a landlord with specified rights that include the right of use and occupancy conveyed by lease to others; the rights of lessor (the leased fee owner) and lessee (leaseholder) are specified by contract terms contained within the lease."

Property Rights Appraised

The property rights appraised in this assignment are the Fee Simple Estate (subject to short-term leases) in the subject property.


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Assets Appraised

The assets appraised in this appraisal assignment include land, buildings, and ancillary site improvements. No moveable equipment or personal property, other than appliances typically provided by the landlord in a multifamily setting, was included in the valuation process.

No title policy was submitted to the appraiser and reservations, if any, are unknown. If property rights differ from the above definitions, the value may be affected. We reserve the right to modify our value conclusions should a current title policy or survey indicate adverse easements or encroachments not visible during our inspection.

Purpose of Appraisal

The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate, subject to short term leases.

Use of the Appraisal

The use of this appraisal is understood to be for loan decisions in association with the re-financing of the property. The development of this appraisal entailed the use of the complete appraisal process as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

Date of the Appraisal Report

The writing of this appraisal report was completed on August 5, 1997.


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Effective Date of the Appraisal

The descriptions, analyses, and conclusions of this report for the subject property are applicable as of July 29, 1997. The appraisers inspected the site on July 29, 1997.

Appraisal Development and Reporting Process

This report has been prepared in compliance with the following: Uniform Standards of Professional Appraisal Practice, promulgated by the Appraisal Standards Board of the Appraisal Foundation, as set forth in 12 C.F.R. Part 1608; The Code of Professional Ethics of the Appraisal Institute.

The value set forth herein was estimated after application and analysis by all three approaches to value, i.e.; Cost Approach, Income Approach, Sales Comparison Approach - Land Only, for an estimate of land as though vacant (to be used in conjunction with the Cost Approach) and Sales Comparison Approach - Improved Property. This appraisal included an inspection of the subject of this report and comparable sales, and an analysis of the surrounding neighborhood with recognition of existing and future trends. Market data, including sales and lease information on comparable properties, were obtained from sources considered to be reliable. Personal property, other than appliances typically provided by the landlord in a multifamily setting, was not included in the value estimate. This appraisal report details all pertinent data, descriptions, and discussions germane to the appraisal of the subject of this report. The development of this appraisal entailed the use of the complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This


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

means that no departures from Standard 1 were invoked. A copy of this report and the data included herein have been retained in our files.

Legal Description

The legal description for the subject property was provided the Harris County Appraisal District, as follows:

      PARCEL 1: Tracts 12, 12A - 12F, 12N, & 12S, Abstract 72, J. D. Taylor Survey; PARCEL 2: Tract 12G - 12K, 12M, 12P, & 12U, Abstract 72, J. D. Taylor Survey; PARCEL 3: Creekside Reserve, 2nd R/P, Houston, Harris County, Texas.

Neither a metes and bounds legal description nor a site survey was provided to the appraisers.

Ownership History of Subject Property

According to information provided by the client, title to the subject property is currently vested in Harold Farb Investments (or its assigns), which built the property in 1969-72. Therefore, no sales activity involving the subject property has taken place over the past three years. The subject property is not currently listed for sale and no offers are pending.


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

              Subject Area/
            Property Analyses

                              HOUSTON AREA ANALYSIS

The subject is located within the Houston Consolidated Metropolitan Statistical Area (CMSA), which is composed of a seven-county area consisting of Harris, Montgomery, Galveston, Fort Bend, Brazoria, Waller, and Liberty Counties.

Houston is the nation's fourth largest city with a metropolitan area population of over three million people. Houston emerged as a major corporate center during the 1960's and 1970's when more than 200 corporations moved their headquarters here. Thirty-four of the thirty-five major energy and petroleum corporations are headquartered in the city of Houston. As a result, the city has emerged as the "energy capital" of the world.

Population

According to the 1990 census, the Houston CMSA had a population of roughly 3.6 million, and Houston was the fourth largest city in the nation. From 1970 to 1980, the population growth of Houston averaged 3.6 percent per year, which was more than triple the national average. From 1980 to 1990, growth slowed due to poor economic conditions of the mid-1980's.

Despite the economic downturn of the mid-1980's, Houston's seven-county Consolidated Statistical Metropolitan Area is projected to increase by an additional 1.48 million people through the year 2010, according to a task force working for the Houston-Galveston Area Council (HGAC). Employment in the area encompassing Harris, Fort Bend, Brazoria,


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Galveston, Liberty, Montgomery, and Waller Counties, is projected to increase from 1.5 million employed in 1980 to 2.4 million in 2010, an increase of more than 60%.

This latest projection recognized that the pace of growth for the seven-county area has lessened recently, and as a result, overall growth from 1980-1990 was moderate. The study projects greater increases in population and employment in the years after the 1980's. Population growth in the 1990 to 2010 time period is expected to be moderate, approximately 2% per year for population. Employment growth is expected to be slightly higher. The HGAC population projections are shown in the following table.

================================================================================
                             POPULATION PROJECTIONS
================================================================================
================================================================================
                                                                 Forecast
                                                                % Increase
County                 Actual 1990             2000       2010  1990 - 2010

Brazoria                   198,178          235,821    282,384     42.5%

Fort Bend                  206,120          281,270    346,214     68.0%

Galveston                  224,169          264,120    313,533     40.0%

Harris                   2,712,765        3,160,005  3,716,947     37.0%

Liberty                     61,186           72,890     86,809     41.9%

Montgomery                 166,051          218,671    290,043     74.7%

Waller                      25,269           30,442     40,851     61.7%

CMSA Total               3,593,738        4,263,219  5,076,781     41.3%
================================================================================

Transportation Networks

The principal thoroughfares servicing the Houston metropolitan area include the Sam Houston Tollway/Beltway 8, the 610 Loop, U.S. Highway 59, Interstate Highway 45, Interstate Highway 10, and the Hardy Toll Road.


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The Sam Houston Tollway consists of 6 main lanes separated by a concrete barrier, with an additional 3 lane frontage road (Beltway 8) system. The first phase of construction began in early 1985 at U.S. 59 and the Tollway was completed to Interstate Highway 10. Phase 2, completed in July 1989, extended the Tollway to the Northwest Freeway. In May, 1997, the final phase of the Tollway, extending from Highway 288 to Interstate 45, was completed. The Sam Houston Tollway/Beltway 8 now encircles the city limits of Houston and provides an outer loop for the suburban areas of Houston. This tollway/freeway system and its intersections has been the site of some of the most important development corridors in the Harris County area, and experienced a significant amount of development in the form of office, retail, light industrial, and apartment development during the early 1980's.

The 610 Loop completely encircles Houston's Central Business District at a radius of 5 to 6 miles. The 610 South Loop West which extends in a north/south direction on the western portion of the city is one of Houston's most established areas for office, retail, and hotel development, second only to the Houston Central Business District.

U.S. Highway 59, southwest of Loop 610, is known as the Southwest Freeway. This section was recently widened and improved. The Southwest Freeway is 8 to 10 lanes wide with a High Occupancy Vehicle center lane. Widening of the section of the Southwest Freeway from Loop 610 to Beltway 8 was completed in 1992. The section from Beltway 8 to West Airport is currently underway. Northeast of the Loop 610,


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Highway 59 is known as the Eastex Freeway. This section of freeway, from Loop
610 out to Beltway 8 is currently under construction for similar widening and improving.

Interstate Highway 45 is a 6- to 8-lane controlled access freeway that principally serves to connect the Houston Central Business District with areas to the north (i.e. Conroe, Huntsville, Dallas, etc) and south (i.e. Clear Lake, Galveston). Due to its proximity to Houston's Intercontinental Airport and its terminus in the City of Galveston, as well as its intersection with most major east/west thoroughfares, Interstate Highway 45 is considered one of Houston's principal highways.

Interstate Highway 10 is a 6- to 8-lane controlled access freeway which extends east and west from just north of the Houston Central Business District. East of its intersection with Interstate Highway 45, the development trend is toward manufacturing and petroleum production. This freeway extends east in proximity to the Houston Ship Channel, which connects to Galveston Bay and allows shipping access to inland areas. Interstate Highway 10 continues east to Beaumont and further east to Florida. West of the Loop 610 intersection, development has tended toward primarily retail, until west of the Sam Houston Tollway, where office development becomes the primary land use. Interstate Highway 10, between the Sam Houston Tollway and Highway 6, has become known as the "energy corridor", as most major oil companies have located their main offices in this location. This freeway continues to the west, connecting with San Antonio before continuing out of the state.


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The Hardy Toll Road is a controlled access thoroughfare which provides access to the northern portion of the city of Houston. It is a 6-lane concrete paved, lighted, thoroughfare that begins at the Loop 610 and continues north to the Harris County line where it merges with Interstate Highway 45. The Hardy Toll Road was planned as a reliever highway for Interstate Highway 45 between the growing communities north of the Houston Central Business District. The Hardy Toll Road improves accessibility to Houston Intercontinental Airport, which is located on the east side of this roadway.

Manufacturing

Manufacturing accounts for one of every ten employees in the Houston-Galveston area, with the majority involved in the energy industry. The majority of the factories located in the Houston area are related to off-load equipment, refined petroleum products, or petrochemicals.

Houston ranks first in the nation in petroleum refining, and is typically known as the world's petroleum refining capital. Houston is also the center of a continually expanding network of product pipelines which connects some 200 chemical plants and refineries. It is anticipated that Houston will continue to be the nation's energy capital into the foreseeable future. The mid 1980's collapse of the petroleum and drilling industries was due primarily to a sharp decline in the price of oil.


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Oil

Drilling rig activity is an important leading economic indicator for the energy dependent Houston area. The rise or fall in the number of active exploratory drilling rigs tends to indicate trends in near term future employment in the energy industry. According to a recent survey of active drilling rigs by Baker Hughes, U.S. drilling rig activity for the month of May 1997 included 913 active rotary rigs, up 7% from the 853 active rigs reported in October 1996. West Texas Intermediate (the benchmark of U.S. Crude), has recently been selling in the $18 to $24 per barrel range, below the 1985 levels of $32 per barrel, but up significantly from the 1986 low of $12 per barrel.


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Employment

Houston's job growth has been strong, producing approximately 40,100 new jobs in 1996 (as compared 50,000 jobs in 1995, 18,800 jobs in 1993 and 37,400 jobs in
1994). According to the June 1997 report by the Texas Employment Commission, the Houston PMSA non-agricultural employed for June 1997 numbered 1,852,600, up from 1,820,500 in February 1997, and up from 1,809,700 in August 1996. Because of the high concentration of energy related industries in the Houston PMSA, the distribution of employment varies from national percentages primarily in the areas of manufacturing, services and mining (oil industry). Government employment and manufacturing are well below national averages.

================================================================================
                 June 1997 Non-Agricultural Employed in (000's)
--------------------------------------------------------------------------------
Industry                               Houston PMSA               Percent
--------------------------------------------------------------------------------

Manufacturing                                 202.5                10.93%

Mining                                         66.4                 3.58%

Construction                                  132.0                 7.13%

Trans., Comm., Utilities                      126.6                 6.83%

Trade                                         432.1                23.32%

Fin., Ins., Real Estate                        97.6                 5.27%

Services & Miscellaneous                      548.8                29.62%

Government                                    246.6                13.31%
                                              -----                ------

Total                                       1,852.6               100.00%
================================================================================


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

Unemployment

According to Texas Employment Commission statistics, the Texas unemployment rate was 6.1% in June 1997, down from 6.4% in June 1996. The Houston metropolitan area unemployment rate for June 1997 was 5.9%, down from 6.1% in June 1996. The national unemployment rate was 5.2% for June 1997. The national unemployment rate was 4.7% for May 1997, the lowest rate in 24 years.

Other Categories

Houston also has numerous businesses involved in international trade and business, retail sales, marine sciences, and research and development. The city has several major universities including the University of Houston and Rice University. Houston is the location of the world famous Texas Medical Center
(TMC) which was conceived as a means to coordinate health education, health research, and patient care. The Johnson Space Center is located southeast of downtown Houston and is responsible for the flight operations of the space shuttle.

Texas Medical Center

As the largest employer in Houston (approximately 52,000 employees), and the largest medical center in the world, the Texas Medical Center has an annual operating budget of $4.25 billion. The medical center has a daily population of 110,000, including employees, patients and students. The complex consists of 85 buildings and 41 nonprofit institutions, including more than a dozen hospitals.


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Biotechnology

The commercialization of the research discoveries made at the center's medical schools and hospitals has led to the emergence of biotechnology utilizing the life sciences for business results, which could result in producing food as well as medicine. It ranges from the manufacture of artificial hearts, drugs, and diagnostic medical tests to the splitting and recombining of genetic material. The combined resources of Baylor, the University of Texas Health Science Center, and the M. D. Anderson Hospital and Tumor Institute have made the city a scientific and economic leader in the field of biotechnology. According to a local Houston newspaper, a survey conducted by Sommers & Associates projected that Houston's biomedical technology industry will double in size during the next three years, growing to more than $1.1 billion in total revenues.

Lyndon B. Johnson Space Center and Related Developments

The Johnson Space Center is located southeast of downtown Houston and employs approximately 16,000 people. There are only eleven NASA space centers in the United States, and the Johnson Space Center has been selected to develop the majority of the $8 billion Space Station project. JSC is the flight control center and the training center for NASA Space Shuttle astronauts which gives the Houston area an advantage for space commercialization development. In an effort to reduce the national deficit, the federal government in 1995 decreased NASA's annual budget. Additionally, future downsizing appears possible for the complex. Space Center Houston, located adjacent to JSC, is a tourist attraction developed in conjunction with theme park designers from Walt Disney.


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This attraction, which opened to the public in October, 1992, has experienced attendance figures substantially below initial projections. Although below expectations, the park has added jobs and revenue to the area. 1995 attendance was reported to be +450,000 persons. The owners of the attraction recently made an effort to reorganize the project's debt - structure.

Port of Houston

The Port of Houston is a 25-mile-long complex of facilities just a few hours' sailing time from the Gulf of Mexico. Houston's location makes it an ideal gateway between interior U.S. markets and foreign countries throughout the world. Four major railroads and more than 120 trucking lines connect the port to the continental United States, Canada and Mexico. Air service is also easily accessible through two major public airports and dozens of private terminals. More than 2,000 import/export companies operate in the city. Over 50 governments maintain consulates in Houston. According to the Port of Houston Magazine, tankers reported loading and discharging a total of +/-53.57 million tons of petroleum, petroleum products, industrial chemicals, and other cargo at the Port of Houston in 1996. 1997 figures were unavailable as of the date of appraisal.


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Foreclosures

According to the Houston Economic News, a publication of the Greater Houston Partnership's Research Department, foreclosures during 1996 totalled 3,985, down from 5,023 in 1995, and down 22% compared to 1994. The number of foreclosures has declined significantly since reaching over 30,000 in 1987. In the following chart, we have presented a summary of the total number of actual foreclosures since 1985:

                 ==============================================
                                Foreclosures
                 ==============================================
                 ==============================================

                   1985...............................16,571

                   1986...............................25,602

                   1987...............................31,015

                   1988...............................19,996

                   1989...............................13,054

                   1990................................9,083

                   1991................................6,685

                   1992................................5,747

                   1993................................5,454

                   1994................................5,113

                   1995................................5,023

                   1996................................3,985
                 ==============================================


C97-605                      O'Connor & Associates                       Page 27

General Real Estate Market

Houston is currently experiencing an imbalance of supply and demand factors, as a result of the 1982 oil glut and downturn in the petrochemical industry. The economic base of Houston had a considerable amount of dependence on oil exploration, refining, and related activities, which slowed in the 1980's. According to researchers at the University of Texas, as much as 35% of Houston's Gross Regional Product is in the oil industry, or related services such as pipe manufacturing, refining, engineering, geology, and other support services such as legal, accounting, and marketing. According to research compiled by the Center for Public Policy, 59.1% of Houston's base employment is energy related. Construction during the late 1970's and early 1980's, within all segments of the real estate market, continued on the assumption that the local economy was immune to recession, based on the favorable experience of the preceding ten years, including the 1974 oil embargo. At that time, the Houston market boomed with new construction to meet the demands of the expanding petrochemical industry. The 1982 downturn stymied the absorption of office space, retail, apartments, and industrial and manufacturing facilities, as well as decreasing average annual occupancy in the Houston hotel industry. However, construction continued unabated until 1984. As a result, the supply of virtually all types of real estate in the Houston area exceeded the demand until recently. However, as absorption of this overbuilding has been occurring for ten plus years, the level of the excess supply of area real estate has decreased substantially. Since 1994, significant levels of new construction and absorption have occurred in many area market segments.


C97-605                      O'Connor & Associates                       Page 28

Office Market

Houston's office market is continuing to improve. For the third consecutive survey period of O'Connor & Associates' Houston Area Office Ownership Guide, April, 1997, more than 1.5 million square feet of space was absorbed, which is a solid sign of a recovering, stabilizing office market. The April, 1997 survey period shows absorption at 2,532,705 square feet. Citywide occupancy for all building types and classes combined has been climbing steadily and has been over the 80 percent mark since the January, 1995 survey. Occupancy at that time was
80.2 percent. Current statistics reflect an occupancy rate of 84.7 percent, a
3.7 point increase over the same period a year ago.

Currently, average rental rates for all building classes and types is $13.53 per square foot. By class, rates have jumped an average of $0.68 per square foot in Class A and $0.21 per square foot in Class B from the same period a year ago. However, some of the submarkets experienced slight dips in the Class C/D rates and occupancy.

New construction completed in 1996 was limited to one 36,000 square foot building near Loop 610 at El Rio, built by Sueba. The future, however, indicates numerous under-construction projects, as well as proposed. Based on dwindling amounts of large blocks of contiguous space, increasing rental rates and the number of projects proposed and under construction, 1997 should be an active year for the Houston office market.


C97-605                      O'Connor & Associates                       Page 29

Apartment Market

According to the March 1997 Houston Area Apartment Ownership Guide, published by O'Connor and Associates, there are 2,342 apartment projects with 384,990 units in the Harris County market (for which rental data is available). The rental apartment market is currently experiencing an overall occupancy rate of approximately 91.63%. Separately metered projects reflect 91.93% occupancy and have remained relatively stable in the last two years. Master-metered projects average 89.75% occupancy.

Rental rates have been increasing gradually for the past three years, for both resident-paid and owner-paid utility projects. Rental concessions have virtually disappeared. Rental rates for resident-paid units, which comprise the majority of the market are at the highest level since Spring 1983. These units average $0.594 per square foot per month and have experienced steady increases in the last two years from $0.55 per square foot in March 1994. Owner-paid units average $0.617 per square foot per month, up from $0.54 in March 1994.


C97-605                      O'Connor & Associates                       Page 30

Retail Market

The Houston Area Retail Market Survey, prepared by O'Connor & Associates, May, 1997, reports substantial increases in the construction of retail centers over the last two years. The following chart lists recent construction:

                          ============================
                              Year       Square Feet

                              1990        1,205,447

                              1991        2,175,271

                              1992        1,406,319

                              1993        3,296,975

                              1994        4,307,731

                              1995        4,803,459

                              1996        4,611,031

                              1997          384,350
                          ============================

Presently, 35 centers (6,920,420) are proposed. The current overall occupancy for existing shopping centers was 86.41%. The lowest occupancy rates for retail centers are being reported in the Inner Loop, South, and Far Southeast areas of Harris County. By contrast, the highest occupancy rates were reported in the Near West, Near North, and Near Southwest market areas. Based on existing vacancy, the Houston market is slightly overbuilt with shopping centers to the extent that, depending upon the submarket, there is a 2 to 4 year supply. Grocery-anchored retail centers average 84% occupancy. Much of the excess vacant space is in ill-conceived strip and neighborhood centers which are unlikely to be fully utilized for their intended purpose (retail). However, some of this space is being used for alternative uses including churches, service, schools and offices.


C97-605                      O'Connor & Associates                       Page 31

The average annual rental rate for retail centers as of May 1997 indicated $14.64 per square foot. Regional malls reflected an average asking rental rate of $31.20 per square foot, community shopping centers $13.20, neighborhood centers $10.56, and strip centers $9.24 per square foot. Average rental rates have been increasing at a relatively slow and steady rate (2.5% per year) since 1991.

Industrial Market

According to The Houston Area Industrial Ownership Guide, prepared by O'Connor & Associates, dated April 1997, there is a total of 260,414,977 square feet of existing service center, warehouse, and heavy manufacturing facility space in 5,283 buildings in the Houston market. The current overall occupancy of 88.35% is higher than the occupancy in April 1996 of 87.79%. Rental rates for industrial space average $0.328 per square foot per month.


C97-605                      O'Connor & Associates                       Page 32

Hotel / Motel Market

According to the December 1996, Year End Trends in the Hotel Industry, published by Pannell-Kerr-Foster PKF Consulting, the overall Houston market reflected a relatively stable occupancy level from 1995 to 1996, reflecting occupancy levels of 64.6% in 1995 and 64.5% in 1996. The average daily rate (ADR) for the Houston area increased 6.0%, and overall revenues per available room (REVPAR) have increased 5.8% during the same time period. The following table depicts how this market fared in 1995 and 1996.

================================================================================================
                          Occupancy                      ADR                      REVPAR

Market Area          1995    1996      Pt.      1995     1996     %       1995     1996     %
                                     Change                     Change                    Change
------------------------------------------------------------------------------------------------
Galleria/Post Oak    70.3%   71.4%     1.1     $92.48   $97.38   5.3%    $65.06   $69.52   6.9%

Astrodome/South      52.5%   51.5%     -1.0    $61.70   $65.58   6.3%    $32.39   $33.78   4.3%
Main

Texas Medical        71.1%   73.7%     2.6     $66.70   $68.52   2.7%    $47.41   $50.51   6.5%
Center

Intercontinental     65.2%   64.9%     -0.3    $58.92   $61.69   4.7%    $38.43   $40.02   4.1%
Airport

Hobby Airport        68.4%   64.3%     -4.1    $59.09   $57.45   -2.8%   $40.39   $36.96   -8.5%

Clear Lake           63.6%   58.9%     -4.7    $67.45   $70.93   5.2%    $42.91   $41.81   -2.6%

Southwest            58.0%   60.3%     2.3     $59.02   $60.55   2.6%    $34.22   $36.53   6.8%

Westchase/Katy       64.4%   65.6%     1.2     $67.84   $71.52   5.4%    $43.70   $46.93   7.4%
Freeway

Northwest            64.8%   62.1%     -2.7    $55.61   $58.12   4.5%    $36.02   $36.12   0.3%

Houston CBD          63.0%   63.9%     0.9     $94.46   $102.7 1 8.7%    $59.46   $65.60   10.3%

East/Baytown         71.1%   67.0%     -4.1    $46.16   $47.15   2.1%    $32.84   $31.59   -3.8%

------------------------------------------------------------------------------------------------

Total Houston Area   64.6%   64.5%     -0.1    $70.12   $74.33   6.0%    $45.32   $47.97   5.8%

================================================================================================


C97-605                      O'Connor & Associates                       Page 33

AREA ANALYSIS - Conclusion

According to a daily Houston newspaper, DRI/McGraw Hill ranked Houston as the third highest city in the country for projected job growth through 1996. The city continues to diversify away from the oil business. It is our opinion that the current economic trend is toward recovery. As the Houston economy continues to become more diversified, and less dependent on the oil and gas industry, it will remain a viable and dominant factor in the national economy, and particularly in the south central United States. It is our opinion that Houston now has a fundamentally healthy, viable economic base, with only normal, typically expected unemployment, following the downturn of the energy industry. Employment growth was 90,700 jobs in 1990, 26,500 in 1991, -400 in 1992, 18,800 in 1993, 37,100 in 1994, 50,000 in 1995, and 40,100 in 1996 according to the
Texas Employment Commission.

Over the past several years, Houston real estate has suffered from the severe over-building in the early 1980's, rather than from a weak economic base. However, after a decade of absorption, the level of oversupply of all types of Houston real estate has decreased substantially. In 1994 and 1995, significant levels of new construction occurred in several market segments. It is our opinion that the market is recovering from population declines and employment losses of the past, but there still remains an imbalance of supply and demand factors for real estate. It is our opinion that the local real estate economy bottomed out in 1987 and has experienced a gradual recovery during the 1990's. Additionally, area economists are predicting a continued gradual recovery for the economy as well as the real estate market in the foreseeable future. However, it may


C97-605                      O'Connor & Associates                       Page 34
take another decade for all submarkets to recover. Retail, multifamily and industrial have improved drastically over the last decade. The office market is still the weakest, as this sector experienced the greatest overbuilding during the 1980's. Even during the boom, it took as many as seven to eight years for employment to reach their record highs following the oil embargo of 1974.

While the overall market is still suffering from overbuilding, not all submarkets are suffering equally. There are prosperous submarkets and certain areas will recover faster than others. Certain sectors of the market in some submarkets indicate strength sufficient to warrant additional construction immediately, while others could remain depressed for as long as five or more years. Our review and analysis of the above information indicates that the city of Houston and surrounding counties are, for the first time in recent history, becoming a diversified economy and exhibit favorable trends for long-term economic stability. Houston's population and economy are expected to recover and continue to grow over the next decade, but at a much slower rate than during the boom years of the late 1970's and early 1980's.


C97-605                      O'Connor & Associates                       Page 35

                                                                         HOUSTON

                                 [MAP OMITTED]

                                NEIGHBORHOOD DATA

Definition:

A neighborhood is defined in The Dictionary of Real Estate Appraisal, Third Edition, copyright 1993, page 242, by the Appraisal Institute as:

   "a group of complementary land uses; a congruous grouping of inhabitants, buildings, or business enterprises"

A neighborhood can be a portion of a larger community, or an entire community in which there is a homogeneous group of inhabitants, buildings, and business enterprises in which inhabitants have a more than casual community interest and a similarity of economic levels or cultural backgrounds. Neighborhood boundaries may consist of well defined natural or man made barriers or they may be more or less well defined such as by distinct change in land uses.

Neighborhoods may be devoted to such uses as residential, commercial, industrial, agricultural, cultural and civic activities, or a mixture of uses. Analysis of the neighborhood in which a particular property is located is important due to the fact that the various economic, social, political, and physical forces which affect that neighborhood also directly includes the individual properties within it. An analysis of the various factors as they affect the value of the subject property is presented in the following discussion.


C97-605                      O'Connor & Associates                       Page 36

Subject Neighborhood Defined

The subject property is located at the intersection of Woodway Drive and Lazy Hollow Drive. The subject property has a physical address of 7800 Woodway, Houston, Harris County, Texas. For the purposes of this analysis, the subject neighborhood is generally defined as being bound by San Felipe and Woodway to the north, West Loop North to the east, Westpark Drive and Southwest Freeway to the south, and Gessner Road to the west. These boundaries have been defined because the properties within them tend to exhibit similar characteristics, physical features, price desirability, and they are affected by similar physical, economic, governmental and social forces.

Accessibility

The subject neighborhood is most easily accessible from downtown Houston by traveling west on Westheimer Road to the neighborhood.

Streets

Major east/west thoroughfares in the neighborhood include Woodway, San Felipe, Westheimer, Richmond, Westpark and the Southwest Freeway. Major north/south streets include Gessner, Fondren, Hillcroft/ Voss, Fountainview, Chimney Rock, Post Oak Boulevard, and West Loop South.


C97-605                      O'Connor & Associates                       Page 37

Land Use Patterns

The neighborhood is a viable, heterogeneous area in the westerly portion of Harris county. Land uses in the neighborhood consist of a variety of commercial, and residential land uses, including, but not limited to, single-family residential subdivisions, multifamily, retail, and service. Residential development is located in various upper-income subdivisions throughout the neighborhood, with commercial development located along the aforementioned thoroughfares. Single-family use within the immediate area includes established residential subdivisions with home prices typically ranging from the $125,000's to $250,000's, and higher. Homes in the area are typically fifteen to twenty-five years old and are well-maintained. Other development in the immediate subject area includes dense retail development along the major thoroughfares (Westheimer, Richmond, Fondren, etc.) and multifamily properties along the secondary roadways.

Prevalent forms of commercial uses include neighborhood shopping centers, free-standing retail facilities, restaurants, and office buildings. In the subject neighborhood, Westheimer and Richmond have become somewhat of a restaurant/entertainment row, as a number of restaurants and night clubs are located along these two streets. The most predominant influence in the area is the Galleria Mall. The Galleria Mall is located on the south line of Westheimer, between Sage and Post Oak. This up-scale regional mall contains 1,610,000 square feet of space and was built in stages from 1970 to 1986. This mall is reportedly +98% occupied and is - anchored by Neiman-Marcus, Lord & Taylor, Marshall Field's, and Macy's. This mall is one of the area's largest employment centers.


C97-605                      O'Connor & Associates                       Page 38

Additionally, the Carillion Center and Westchase Mall are located along Westheimer at Gessner Road.

Public Services

Police and fire protection and other services are provided by the City of Houston as well as Harris County. Public water and sanitary sewer services for the area are provided by the city systems. The neighborhood is also served by the Houston Independent School District with schools of all levels located throughout the area. Hospital facilities are located nearby, with the Rosewood General Hospital situated on Westheimer, east of Gessner.

Real Estate Market

The following are summaries of surveys of the various real estate submarkets for areas which include the subject neighborhood.


C97-605                      O'Connor & Associates                       Page 39

Multifamily Development

    Sector: 5 - Near West, as defined by the Houston Area Apartment Ownership Guide, published by O'Connor & Associates.

    Boundaries:       North: Katy Freeway
                      South: Bellaire and West Park
                      West:  South Gessner Road
                      East:  West Loop South and Buffalo Bayou

    Survey Period:    March 1997

                  Separately Metered        Master Metered
                  ------------------        --------------

    Projects:           117                     43
    Units:              27,846                  10,985
    Occupancy:          93.67%                  92.58%
    Rent PSF:           $0.669                  $0.642
    Rent/Unit:          $561                    $522


C97-605                      O'Connor & Associates                       Page 40

Office Development

    Sector: Far West, as defined by the Houston Area Office Building Survey, published by O'Connor & Associates.

    Boundaries:       North: Katy Freeway
                      South: West Park
                      East:  Voss/Hillcroft
                      West:  Harris County Line

    Survey Period:    April 1997

                      All Classes
                      -----------

    Buildings:        299
    Net Rentable SF:  30,405,733
    Occupancy:        91.2%
    Rent PSF/Yr:      $12.63


C97-605                      O'Connor & Associates                       Page 41

Retail Development

    Sector: Near West as defined by Houston Area Retail Building Survey, published by O'Connor & Associates.

    Boundaries:       North:  Old Katy Road
                      South:  West Park
                      East:   Loop 610
                      West:   Beltway 8

    Survey Period:    May 1997
    Buildings:        132
    Net Rentable SF:  10,875,058
    Occupancy:        92.44%

================================================================================
                      Regional        Community     Neighborhood    Strip Center
--------------------------------------------------------------------------------
Buildings                 2              11              76              43
--------------------------------------------------------------------------------
Net Rentable SF       3,306,694       2,339,012       4,528,893        700,459
--------------------------------------------------------------------------------
Occupied SF           3,220,993       2,112,254       4,093,444        624,529
--------------------------------------------------------------------------------
Occupancy               97.41%         90.31%          90.40%          89.20%
--------------------------------------------------------------------------------
Rent PSF/Mo             $4.80           $1.73           $1.31           $1.19
================================================================================

Note: This defined area includes the "Galleria" area, including the most upscale mall in the Houston area.


C97-605                      O'Connor & Associates                       Page 42

Industrial Development

    Sector: Far Southwest, as defined by the Houston Area Industrial Ownership Guide, published by O'Connor & Associates.

    Boundaries:       North:  Buffalo Bayou and FM 1093
                      South:  Harris County Line
                      East:   Hillcroft, Hiram Clarke, South Main, and Brays
                              Bayou
                      West:   FM 1093, State Highway 6, and Briar Forest

    Survey Period:    April 1997
    Buildings:        435
    Net Rentable SF:  20,031,821
    Occupancy:        88.67%
    Rental Rate:      $0.403


C97-605                      O'Connor & Associates                       Page 43

Trends

The neighborhood is considered to be heterogeneous in nature and experienced an increase in commercial/retail construction activity in recent years. Recent development in and around the subject neighborhood includes Class A apartments in 1994 and early 1995, 25 retail developments between 1990 and year-to-date (most concentrated near the Galleria Mall), five new office buildings constructed in 1992 through 1994, and ten industrial buildings between 1993 and 1996. Included in these developments are a Wal-Mart on Westheimer at Dunvale, a Venture store on Westheimer at Voss, and a K-Mart on Westheimer across from the new Wal-Mart. Several pad sites adjacent to the Venture site have also been developed with fast-food restaurants in the last two years. Most recently, a 30-screen movie complex was constructed behind the Wal-Mart on Dunvale. Several motels have been constructed along the West Loop within the past year. Also, a Kroger-anchored shopping center was recently completed at the intersection of San Felipe and Voss. A few new multifamily apartment projects have also been developed in the area and others have been renovated in the last few years. A number of new restaurants and night clubs have opened along Richmond in recent years, and appear to have flourished from the competition.


C97-605                      O'Connor & Associates                       Page 44

Summary

In conclusion, the neighborhood is well located with good accessibility to area developments, major thoroughfares, and surrounding communities. The overall land area is approximately 95% built up allowing limited opportunity for future growth. Therefore, as vacant land sites become more scarce, older properties will be purchased and razed for new construction. Commercial properties should have continued improvement as the recovery proceeds. Additionally, well maintained and well managed properties are expected to have stable, if not increasing occupancy rates. The subject neighborhood is considered to have a stable and positive influence on the subject property being appraised.


C97-605                      O'Connor & Associates                       Page 45

                                NEIGHBORHOOD MAP

                                 [MAP OMITTED]

                                    SITE DATA

The following description of the subject's characteristics are based on review of a plat map obtained from Harris County, and our physical inspection of the site. No survey of the subject was provided for review. Please refer to copies of the plat map and photographs for a visual perspective of the subject's physical characteristics.

Location

The subject property is located at the intersection of Woodway Drive and Lazy Hollow Drive. The subject property has a physical address of 8700 Woodway, Houston, Harris County, Texas. Additionally the subject fronts Westheimer Road (at Lazy Hollow).

Physical Attributes

The subject property consists of a total of +/-38.4484 acres (+/-1,674,812 square feet) of land area, and is irregular in shape. As indicated by the plat map, the subject is separated into three parcels by Woodway Drive and Lazy Hollow Drive. Based on the plat map, the subject property has +/-822 feet of frontage along the north line of Westheimer Road, +/-1,300 feet of frontage along the west line of Lazy Hollow Drive, +/-1,300 feet of frontage along the east line of Lazy Hollow Drive, +/-830 feet of frontage along the south line of Woodway, and +/-947 feet of frontage along the north line of Woodway. The property has a frontage to acreage ratio of 135.22:1.


C97-605                      O'Connor & Associates                       Page 46

Accessibility

The subject property is accessible from downtown Houston by traveling west on Westheimer Road (Elgin) to the subject property. The subject property is located at the intersection of Woodway Drive and Lazy Hollow Drive, with frontage on Westheimer Road. The subject property has a physical address of 7800 Woodway, Houston, Harris County, Texas. Accessibility and visibility are considered to be good.

Streets

In the subject neighborhood, Westheimer Road is an 8-lane, 2-way, primary area thoroughfare which handles heavy daily traffic flows. Lazy Hollow Drive is a two-lane, two-way concrete-paved roadway with curb and gutter drainage which dead-ends at Westheimer Road to the south and Woodway Drive to the north. Woodway Drive is a two-lane, two-way concrete-paved roadway with curb and gutter drainage which handles minimal daily traffic flows.

Topography

The topography of the site is generally level. Based on our inspection, the site has adequate slope and drainage to remove ground water.

Zoning and Restrictions

Neither the City of Houston nor Harris County utilizes zoning to regulate development. Individual subdivisions often use deed restrictions to regulate development. The appraisers were not provided a copy of any applicable deed restrictions, and reserve the


C97-605                      O'Connor & Associates                       Page 47
right to modify our value conclusions should any deed restrictions be present that are detrimental to the subject site.

Utilities

Water and sewer service are provided by the City of Houston. Local telephone service is provided by Southwestern Bell, and natural gas is available via Entex. Electricity is provided by Houston Lighting & Power.

Easements/Encroachments

A survey was not provided to the appraisers for review. No easements or encroachments that would have a negative effect on property value were visibly apparent during our inspection. We reserve the right to modify our value conclusions should a title policy reveal that any adverse easements or encroachments are present.

Soil and Sub-soil Conditions

No soil engineer's report was available to us and no recent soil tests were performed. Based on our inspection of surrounding development in the immediate area and lack of further evidence to the contrary we have assumed a stable soil condition that would ensure the structural integrity of any improvement which may be constructed. We reserve our right to modify our value conclusions should these assumptions prove incorrect. We caution and advise the user of this report to obtain engineering studies which may be required to ascertain any structural integrity.


C97-605                      O'Connor & Associates                       Page 48

Environmental Conditions

No environmental report was available to us, nor did we observe any signs of possible conditions during our physical inspection. Because we have no evidence to the contrary, we have assumed that the properties are free of any material which would adversely affect the value, including, but not limited to, asbestos and toxic waste. We reserve our right to modify our value conclusions should these assumptions prove incorrect. We caution and advise the user of this report to obtain environmental studies which may be required to ascertain status of the property with regard to asbestos and other hazardous materials.

Surrounding Development

Land use adjacent to the subject site includes Buffalo Bayou to the north, an apartment development to the west, and commercial/retail development to the east and south.

Flood Zone

According to FIRM map panel no. 48201C0275-H, published for Harris County and dated September 30, 1992, the large majority of the subject property is located in Zone X, an area outside of the 100-Year Floodplain. The north boundary appears to be in shaded Zone X, an area between the 100- and 500-Year Floodplains. A portion of the flood map is included at the end of this section of the report.


C97-605                      O'Connor & Associates                       Page 49

================================================================================

                                 [MAP OMITTED]

--------------------------------------------------------------------------------
                                    PLAT MAP
================================================================================


C97-605                      O'Connor & Associates                       Page 50

================================================================================

                                 [MAP OMITTED]

--------------------------------------------------------------------------------
                                 FLOOD PLAIN MAP
================================================================================


C97-605                      O'Connor & Associates                       Page 51

                         DESCRIPTION OF THE IMPROVEMENTS

The subject property is improved with a 1,280-unit multifamily project, of which 950 units are master-metered and 330 units are separately-metered for electricity. The units are contained in two-story, garden-style apartment buildings, constructed in 1969-72. Our final inspection of the subject site was performed on July 29, 1997. The property manager (Sylvia) was present during our interior inspection.

The following chart exhibits the unit mix for the project.

                 ==============================================
                              SUBJECT UNIT MIX
                 ==============================================

                   Unit Type        Number   Unit     Rentable
                                    of        Size      Area
                                     Units

                  1 BR / 1 BA         160      615     98,400

                  1 BR / 1 BA         166      720    119,520

                  1 BR / 1 BA         232      736    170,752

                  1 BR / 1 BA         80       798     63,840

                  2 BR / 1 BA         52       928     48,256

                  2 BR / 1 BA         64       936     59,904

                  2 BR / 1 BA         32       960     30,720

                  2 BR / 1 BA         32       966     30,912

                  2 BR / 2 BA         68      1,008    68,544

                  2 BR / 2 BA         16      1,050    16,800

                  2 BR / 2 BA         32      1,120    35,840

                  2 BR / 2 BA         16      1,240    19,840

                  1 BR / 1 BA         288      615    177,120

                  1 BR / 1 BA          1       722      722

                  1 BR / 1 BA          2       728     1,456

                  1 BR / 1 BA          1       752      752


C97-605                      O'Connor & Associates                       Page 52

                   1 BR / 1 BA          1       822      822

                   1 BR / 1 BA          1       885      885

                   1 BR / 1 BA          1       890      890

                   2 BR / 2 BA          1      1,000    1,000

                   2 BR / 2 BA          1      1,108    1,108

                   2 BR / 2 BA         32      1,008    32,256

                   2 BR / 2 BA          1      1,168    1,168
                                        -      -----    -----

                  Total # Units       1,280

                  Avg Unit Size                 767

                Net Rentable Area                      981,507
               ================================================

The above net rentable area and unit mix was provided by the client; however, we were not provided building plans. Our value conclusion is subject to revision if a subsequent survey indicates building area significantly varying from the above NRA.

The total net rentable area of the subject project is indicated to be 981,507 SF. The office/clubhouse, storage, and laundry rooms bring the gross building area to an estimated +/-993,307 square feet.

Based on our inspection, the following is a description of the various improvement construction components:

    Foundation:           Reinforced concrete slab at grade level

    Building Type:        Two-story garden style apartments

    Net Rentable Area:    +/-981,507 square feet of net rentable building area

    Exterior Walls:       Brick, wood trim

    Roofing: Flat built-up, tar and gravel and pitched composition shingle

    Unit Finish:          Partitions between units are wood studs with painted
                          sheetrock panels. Floor coverings are carpet and vinyl tile. Ceilings are textured sheetrock. Kitchen packages include refrigerators, oven/ranges with exhaust fans, dishwasher and disposal in a metal sink.


C97-605                      O'Connor & Associates                       Page 53

    Unit Amenities:       Units include ceiling fans, full kitchen packages,
                          private patios/balconies, walk-in closets, built-in shelving (in some floorplans) and cable television hook-ups.

    Fixtures:             Plumbing and light fixtures are average for an
                          apartment complex in the area. Hot water is provided by central boiler systems.

    Insulation:           Adequacy not known; assumed adequate

    Heating/Cooling:      Individual HVAC, ground-mounted units with
                          individually controlled thermostats

    Parking: Covered parking (metal canopies) is provided for 950 units while 330 units have open parking spaces. Including sidewalks, the paving is estimated to total 512,000 SF of asphalt and concrete paving.

    Landscaping:          Above average with courtyards, mature trees and shrubs

    Pool: Nine fenced pools (in central locations), including one large pool with an unusual shape and attractive market appeal.

    Fence:                Brick and iron rail fencing surround perimeter.
                          Limited access gates regulate pedestrian and auto traffic through the property.

    Stairs/landings:      Access to the upstairs units is by metal stairways
                          with light-weight concrete risers. Second level landings are similar construction.

    Laundry: Nineteen laundry rooms with coin-operated washers and dryers

    Leasing Office: One small leasing office located on Lazy Hollow and one large (primary) leasing office/clubhouse on Woodway. The large leasing office was constructed in 1995 and features a modern computer room, mini-theater, exercise room, and aerobics room. The relatively new building is of a traditional architectural design and is an attractive amenity for the property.

    Fireplaces:           None


C97-605                      O'Connor & Associates                       Page 54

    Occupancy:            +/-99%, as of the effective date of this appraisal

    Year Built:           1969-72

    Condition:            The property has been well-maintained by the owners,
                          with many updates over the years. The complex is considered to be in good condition and is estimated to have an effective age of 20 years, with a remaining estimated economic life of 25 years (45 years total).
                          No deferred maintenance was noted during our physical inspection nor during conversations with the on-site manager.

    Functional Utility:   The subject improvements are considered to be
                          adequately functional when compared with competing properties in the neighborhood.

Conclusions:

The property is considered to have good curb appeal and should maintain a competitive position in the market. The effective age of the subject property is estimated at 20 years based on its observed condition. The apartment units (all floorplans) have adequate functional utility with no items of functional obsolescence noted, based on our personal inspection and discussions with the manager. To the best of our knowledge, there are no actual or suspect code violations and/or health and safety issues, based upon our physical inspection. The subject property suffers from external obsolescence (see Cost Approach). It is our conclusion that the subject property should remain competitive in its sub-market area into the foreseeable future.


C97-605                      O'Connor & Associates                       Page 55

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]


                    Subject property as seen from Lazy Hollow

                                 [PHOTO OMITTED]

               Exterior view of subject property and parking area


C97-605                      O'Connor & Associates                       Page 56

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]

                     View of common areas and typical units

                                 [PHOTO OMITTED]

                          View of covered parking area


C97-605                      O'Connor & Associates                       Page 57

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]

                    Exterior view of leasing office/clubhouse

                                 [PHOTO OMITTED]

                   Interior view of aerobics room (clubhouse)


C97-605                      O'Connor & Associates                       Page 58

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]

                     Typical interior view of subject units

                                 [PHOTO OMITTED]

                     Typical interior view of subject units


C97-605                      O'Connor & Associates                       Page 59

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]

                      View looking east on Westheimer Road

                                 [PHOTO OMITTED]

                          View looking west on Woodway


C97-605                      O'Connor & Associates                       Page 60

                   SUBJECT PHOTOGRAPHS TAKEN ON July 29, 1997

                                 [PHOTO OMITTED]

                        View looking south on Lazy Hollow

                                 [PHOTO OMITTED]

                        View looking north on Lazy Hollow


C97-605                      O'Connor & Associates                       Page 61

PROPERTY TAXES

The Harris County Appraisal District maintains the following account numbers for the subject property: 041-028-003-0026; 041-028-003-0037; 118-342-000-0001.
Following are the 1996 overall tax rates for the taxing jurisdictions involved.

================================================================================
Jurisdiction                                                       1996 Tax Rate
------------                                                       -------------

    Harris County                                                      $0.647350

    City of Houston                                                    $0.665000

    Houston I.S.D                                                      $1.384000

   Houston Community College                                           $0.063170

Total Tax Rates                                                        $2.759520
================================================================================

The 1997 preliminary assessed value of the land and improvements for the subject property for the above mentioned jurisdictions, is as follows.

================================================================================

  Assessed Land Value      Assessed Improvement Value       Total Assessed Value
  -------------------      --------------------------       --------------------

      $12,040,190                  $9,490,770                        $21,530,960
================================================================================

Based on the 1996 tax rates and preliminary 1997 assessment, the subject property's tax liability is estimated to be +/-$594,151. The 1997 assessment represents a $2,743,970 increase from the total 1996 assessment.

The subject property's assessed value and overall tax liability was compared to those of other properties with similar improvements. The following are the preliminary 1997 assessed values for the rent comparables and the subject property on a per unit basis.


C97-605                      O'Connor & Associates                       Page 62

         =============================================================
               Comparable Tax Properties - 1997 Preliminary
         =============================================================
                Rental No.           No.         Age         A.V./

                                    Units      (Years)       Unit
         =============================================================
                    1                220          31        $18,208
         -------------------------------------------------------------
                    2                804          27        $26,039
         -------------------------------------------------------------
                    3                381          27        $16,001
         -------------------------------------------------------------
                    5                160          28        $30,172
         -------------------------------------------------------------
                    6                292          21        $27,402
         -------------------------------------------------------------
                    7                459          24        $29,625
         -------------------------------------------------------------
                    8                372          20        $24,547
         -------------------------------------------------------------
            Subject Property        1,280         26        $16,821
         =============================================================

With the exception of Rental 3, the subject's preliminary 1997 assessed value per unit is lower than all the tax comparables. However, given the unusually large size of the subject, an assessment on the lower end of the range per unit is considered applicable. Based on the above comparable assessments, it is our opinion that the subject's assessment will likely be increased in the coming years. A stabilized tax assessment of +/-$20,353/unit is considered reasonable.

According to the office of Carl S. Smith, Tax Assessor, as well as the Houston Independent School District, there are no delinquent taxes owed on the subject property.


C97-605                      O'Connor & Associates                       Page 63

                             ZONING AND RESTRICTIONS

Neither the City of Houston nor Harris County utilizes zoning to regulate development. Individual subdivisions often use deed restrictions to regulate development. The appraisers were not provided a copy of any applicable deed restrictions, and reserve the right to modify our value conclusions should any deed restrictions be present that are detrimental to the subject site.


C97-605                      O'Connor & Associates                       Page 64

                            APARTMENT MARKET ANALYSIS

The sources of information used in this analysis are O'Connor and Associates' Houston Area Apartment Ownership Guide, March 1997, and Apartment Data Services' Apartment Market TRAC, April, 1997.

According to the March 1997 Houston Area Apartment Ownership Guide, the average rental rate for the overall Houston market for separately metered (electricity) was $487 per unit or $0.594 per square foot per month, with the overall average occupancy rate being 91.93%. This is based on a sample of 1,961 projects and 332,800 rental units in the greater Houston area.

According to the April, 1997 Apartment Market TRAC, published by Apartment Data Services, the average occupancy rate for the overall Houston market for all apartment units was 90.3%, with an average rental rate of approximately $0.571 per square foot of net rentable area. This survey encompassed a total of 2,264 projects, or 400,111 units, with an average monthly rental of $474 and average unit size of 831 square feet of net rentable area. Separately metered units involved a total sample of 1,962 projects, or 354,146 units, with an average monthly rental payment of $482 ($0.579 PSF/NRA) and average size of 832 square feet. Historically, apartment construction in Harris County has been periodic, ensuing whenever occupancies achieve 90%+ levels. During the early 1980's, the oil embargo generated unprecedented gains in employment, and together with the Economic Recovery Tax Act of 1981 (ERTA), which allowed taxpayers


C97-605                      O'Connor & Associates                       Page 65
favorable treatment for investment in residential properties, the construction of new apartments boomed.

The apartment market in Harris County experienced a much longer construction cycle than was typical or justified during this period. The table on the following page depicts new apartment construction activity in Greater Houston through the Spring of 1997.


C97-605                      O'Connor & Associates                       Page 66

              ===================================================
              HISTORICAL METROPOLITAN AREA APARTMENT CONSTRUCTION

                        Year             Number of Units Built
                        ----             ---------------------

                    Prior to 1970               74,074

                        1970                    14,649

                        1971                    18,561

                        1972                    19,377

                        1973                    14,640

                        1974                    10,069

                        1975                    10,797

                        1976                    13,267

                        1977                    18,860

                        1978                    34,708

                        1979                    28,163

                        1980                    15,134

                        1981                    14,027

                        1982                    28,147

                        1983                    36,671

                        1984                    15,673

                        1985                     3,731

                        1986                     1,371

                        1987                      609

                        1988                       0

                        1989                      978

                        1990                     1,845

                        1991                     3,554

                        1992                     3,977

                        1993                     1,495

                        1994                     5,789

                        1995                     5,180

                        1996                     4,765

                        1997                       0
              ==================================================


C97-605                      O'Connor & Associates                       Page 67

During the early 1980's, a tremendous number of people moved into the area, as employment in the energy industry expanded as a result of the 1973 oil embargo. This fact probably had as much to do with the apartment glut as the 1981 tax law. The oil embargo was a boon to the Houston area economy because of the economic dependence on oil and gas, whereas the nation at large suffered from the effects of the oil embargo.

The Houston area experienced rapid new growth due to increased oil production. Because manufacturing was declining in the northeasterly portions of the nation, many people moved to this area for employment.

Occupancy, Vacancy, and Absorption

According to the March 1997 Houston Area Apartment Ownership Guide, published by O'Connor & Associates, the occupancy level for separately metered projects was 91.93% in March 1997 and 91.18% in March 1996. This represents a decrease of 0.75% in the vacancy rate of operating units for the Harris County Metropolitan Area. According to the April, 1997 Apartment Market TRAC, published by Apartment Data Services, occupancy levels in Harris County have remained in the 89%+ range over the past several years. The table on the following page depicts a history of physical vacancy during the past several years for both separately metered and master metered apartment projects in the Harris County area.


C97-605                      O'Connor & Associates                       Page 68

               =================================================
                 HISTORICAL METROPOLITAN AREA OCCUPANCY LEVELS

                       Period               Occupancy Level

                     March 1989                 81.90%

                      June 1989                 83.50%

                   September 1989               84.30%

                    December 1989               84.50%

                     March 1990                 84.90%

                      June 1990                 85.90%

                   September 1990               86.80%

                    December 1990               87.20%

                     March 1991                 87.40%

                      June 1991                 87.30%

                   September 1991               87.60%

                    December 1991               87.40%

                     March 1992                 86.90%

                      June 1992                 87.90%

                   September 1992               88.10%

                    December 1992               87.50%

                     March 1993                 87.40%

                      June 1993                 88.00%

                   September 1993               88.20%

                    December 1993               88.10%

                     March 1994                 87.90%

                      June 1994                 88.50%

                   September 1994               89.10%

                    December 1994               88.50%

                     March 1995                 88.30%

                      June 1995                 89.00%

                   September 1995               89.60%

                    December 1995               89.50%

                     March 1996                 89.50%

                      June 1996                 90.00%

                   September 1996               90.40%

                    December 1996               90.00%

                     March 1997                 90.30%
               =================================================


C97-605                      O'Connor & Associates                       Page 69

Net unit absorption can be described as being the sum of the net new units absorbed plus the older units absorbed. If the net units absorbed is a plus, it indicates positive growth and demand for new units. However, a number contained within parenthesis indicates a decrease in demand or negative growth. The following chart illustrates a recent history of Harris County net unit absorption.

               =================================================
                     METROPOLITAN AREA NET UNIT ABSORPTION

                           Period            Units Absorbed
                           ------            --------------

                     First Quarter 1991          (1,086)

                     Second Quarter 1991           662

                     Third Quarter 1991           2,818

                     Fourth Quarter 1991          (209)

                     First Quarter 1992          (1,230)

                     Second Quarter 1992          4,853

                     Third Quarter 1992            798

                     Fourth Quarter 1992          (504)

                     First Quarter 1992            85

                     Second Quarter 1993          2,285

                     Third Quarter 1993           1,219

                     Fourth Quarter 1993          (624)

                     First Quarter 1994            462

                     Second Quarter 1994          3,036

                     Third Quarter 1994           2,769

                     Fourth Quarter 1994           224

                     First Quarter 1995            452

                     Second Quarter 1995          3,605

                     Third Quarter 1995           3,344

                     Fourth Quarter 1995           122

                     First Quarter 1996           1,654

                     Second Quarter 1996          3,503

                     Third Quarter 1996           2,035

                     Fourth Quarter 1996          (463)

                     First Quarter 1997           1,170
               =================================================


C97-605                      O'Connor & Associates                       Page 70

Concessions

Rental concessions have become less of a consideration during the past several years. During 1984 and 1985, as an incentive to entice renters into a project, apartment owners offered trips to exotic places, cash, microwave ovens, free rent during some portion of the lease, as well as other promotions. However, those concessions were offered at a time when the quoted rental rates remained high. This practice has abated to a great extent. According to the April, 1997 Apartment Market TRAC, of the 2,264 projects operating in Greater Houston, only 641 projects are offering some sort of rent concession. It has become apparent that project owners are now quoting "effective" rental rates, while offering fewer rental concessions.

The following chart itemizes the types of rental concessions offered in the Greater Houston market:

     ======================================================================
                                Rental Concessions
     ======================================================================
            Type of Rental Concession                      # of Projects
     ======================================================================
     Move-in special                                                   147
     ----------------------------------------------------------------------
     Months free special                                               112
     ----------------------------------------------------------------------
     Floorplan special                                                 382
     ======================================================================
                                                   Total               641
     ======================================================================


C97-605                      O'Connor & Associates                       Page 71

Rental Rates

As mentioned previously, apartment owners are now quoting on an effective rental rate basis. The following table (as taken from the Apartment Market TRAC) illustrates the improving Greater Houston apartment market. The average rental rate increased steadily during the past five years.

               =================================================
                 HISTORICAL METROPOLITAN AREA AVERAGE MONTHLY
                                 RENTAL RATES

                       Period             Rental Rate ($/PSF)
                       ------             -------------------

                   September 1991               $0.488

                    December 1991               $0.491

                     March 1992                 $0.498

                      June 1992                 $0.503

                   September 1992               $0.507

                    December 1992               $0.508

                     March 1993                 $0.513

                      June 1993                 $0.516

                   September 1993               $0.520

                    December 1993               $0.522

                     March 1994                 $0.526

                      June 1994                 $0.530

                   September 1994               $0.534

                    December 1994               $0.535

                     March 1995                 $0.538

                      June 1995                 $0.544

                   September 1995               $0.548

                    December 1995               $0.549

                     March 1996                 $0.552

                      June 1996                 $0.556

                   September 1996               $0.563

                    December 1996               $0.565

                     March 1997                 $0.571
               =================================================


C97-605                      O'Connor & Associates                       Page 72

General Market Conclusions

The Harris County apartment market experienced drastic declines in occupancies and rental rates in the mid- and late 1980's. However, these factors were the result of extreme overbuilding, which was intensified by OPEC's supply and pricing of oil, which in effect, caused severe layoffs in the energy industry. The apartment market is recovering, as evidenced by the continuing trend of positive net unit absorption, improved occupancy rates, and increases in rental rates.

Subject Market Area

Apartment Data Services segments the Harris County market into 39 individual submarkets within Harris County, and delineates between apartment complexes where the "resident pays the utilities" (separately metered) and the "owner pays the utilities" (master metered). The subject property is located in the Woodlake/Westheimer Market Area (Southwest 2), and adjacent to the Galleria Market Area (Southwest 1) by Apartment Data Services. As the subject is influenced by both of these submarkets, an analysis of the combined area in included here. This area's general boundaries are Interstate Highway 10 to the north, Gessner Road to the west, Westpark to the south, and Loop 610 to the east. 950 out of the 1,280 units at the subject property are master-metered; therefore this analysis will concentrate on this type of project.

According to the April, 1997 Apartment Market TRAC, there were 33 master-metered projects in this market area, which contained a total of 7,332 units. Master-metered


C97-605                      O'Connor & Associates                       Page 73
projects comprise only 35% of the total number of apartment projects in this market area. The overall occupancy rate for master-metered projects in this market area was 96.06%. The average rental rate for projects in this market area was $0.738 per square foot, with the average monthly rent being $608 per month. The following chart depicts recent trends in this market.

        ===============================================================
                          MARKET AREA TREND ANALYSIS
        ===============================================================
             Time Period            Occupancy          Rental Rate
        ---------------------------------------------------------------

            Last 3 Months             0.62%               10.58%

            Last 6 Months            (2.10)%              7.33%

            Last 12 Months            0.12%               6.39%

            Last 18 Months            1.10%               4.06%
        ===============================================================

The trend analysis indicates that occupancy rate increases are less than those of the Greater Houston area, while rent increases are greater. The chart below depicts trends of the Greater Houston area for comparison purposes.

        ===============================================================
                     GREATER HOUSTON AREA TREND ANALYSIS
        ===============================================================

             Time Period            Occupancy          Rental Rate
        ---------------------------------------------------------------
            Last 3 Months             1.50%               4.00%

            Last 6 Months            (0.60)%              2.40%

            Last 12 Months            0.50%               3.20%

            Last 18 Months            0.70%               2.90%
        ===============================================================

Construction & Building Permits

From 1992 to March, 1997, 2,616 new units were built in the subject submarket (Apartment Market TRAC). Approximately 3,129 units have been renovated since 1992 in the subject submarket. Presently, there are two (2) projects under construction,


C97-605                      O'Connor & Associates                       Page 74
totaling 419 units. The following chart illustrates new construction activity within the subject submarket.

             ======================================================
                MARKET AREA APARTMENT CONSTRUCTION

                  Year          Number of Units   Number of Units
                  ----               Built           Renovated
                                ---------------   ----------------
              Prior to 1970         11,180               0

                  1970               1,787               0

                  1971               3,565               0

                  1972               1,068               0

                  1973               1,009               0

                  1974                923                0

                  1975                840                0

                  1976               1,823              195

                  1977               1,446               0

                  1978                743                0

                  1979                856                0

                  1980                298                0

                  1981                 0                 0

                  1982                 0                330

                  1983                 0                140

                  1984                 0                 98

                  1985                 0               1,603

                  1986                 0               1,599

                  1987                 0                148

                  1988                 0               2,147

                  1989                 0               2,559

                  1990                 0                801

                  1991                200              1,426

                  1992                829               805

                  1993                264              1,287

                  1994                726               432

                  1995                185               381

                  1996                612                0

                  1997                 0                224
             ======================================================


C97-605                      O'Connor & Associates                       Page 75

Absorption, Occupancy, and Vacancy

According to Apartment Data Services, during the four (4) quarters ending March, 1997, a positive 602 apartment units were absorbed in the subject submarket. The following depicts the net unit absorption for this market area from March, 1992 to March, 1997.

               =================================================
                       MARKET AREA NET UNIT ABSORPTION

                            Period            Units Absorbed
                            ------            --------------

                      First Quarter 1992           (344)

                      Second Quarter 1992           316

                      Third Quarter 1992            (8)

                      Fourth Quarter 1992          (136)

                      First Quarter 1993            11

                      Second Quarter 1993           114

                      Third Quarter 1993           (105)

                      Fourth Quarter 1993           285

                      First Quarter 1994           (40)

                      Second Quarter 1994           350

                      Third Quarter 1994            77

                      Fourth Quarter 1994           121

                      First Quarter 1995            373

                      Second Quarter 1995           169

                      Third Quarter 1995            388

                      Fourth Quarter 1995           54

                      First Quarter 1996            247

                      Second Quarter 1996           232

                      Third Quarter 1996            240

                      Fourth Quarter 1996           39

                      First Quarter 1997            91
               =================================================


C97-605                      O'Connor & Associates                       Page 76

According to Apartment Data Services, the overall occupancy rate for the subject market has increased from 89.14% to the current occupancy of 92.80% within the past five years (March, 1992 through March, 1997). The following chart depicts historical occupancy levels within the subject's market area.

               =================================================
                         HISTORICAL OCCUPANCY LEVELS

                       Period               Occupancy Level
                       ------               ---------------

                     March 1992                 89.14%

                      June 1992                 90.35%

                   September 1992               90.57%

                    December 1992               87.29%

                     March 1993                 87.26%

                      June 1993                 87.44%

                   September 1993               86.63%

                    December 1993               87.73%

                     March 1994                 86.92%

                      June 1994                 87.32%

                   September 1994               89.46%

                    December 1994               87.49%

                     March 1995                 89.11%

                      June 1995                 90.03%

                   September 1995               91.73%

                    December 1995               91.09%

                     March 1996                 92.13%

                      June 1996                 93.19%

                   September 1996               93.28%

                    December 1996               92.60%

                     March 1997                 92.80%
               =================================================


C97-605                      O'Connor & Associates                       Page 77

Rental Rates

As in the Greater Houston area, the subject's market area has enjoyed steadily increasing overall rental rates. The chart below details rental rates in this area over the past few years.

               =================================================
                   MARKET AREA AVERAGE MONTHLY RENTAL RATES

                       Period             Rental Rate ($/PSF)

                     March 1992                 $0.585

                      June 1992                 $0.590

                   September 1992               $0.592

                    December 1992               $0.607

                     March 1993                 $0.611

                      June 1993                 $0.619

                   September 1993               $0.627

                    December 1993               $0.632

                     March 1994                 $0.638

                      June 1994                 $0.642

                   September 1994               $0.644

                    December 1994               $0.649

                     March 1995                 $0.650

                      June 1995                 $0.659

                   September 1995               $0.668

                    December 1995               $0.671

                     March 1996                 $0.663

                      June 1996                 $0.675

                   September 1996               $0.688

                    December 1996               $0.692

                     March 1997                 $0.712
               =================================================


C97-605                      O'Connor & Associates                       Page 78

Apartment Market Area Conclusions

Many apartment facilities in the area are similar in age and are experiencing similar rental rates and occupancy levels. It is our opinion that rental rates will experience steady moderate increases over the next few years, as vacancy levels continue to decline. Demand is reducing the oversupply and rental rates have increased significantly such that additional construction is feasible for some apartment types. However, there are indications of limited external economic obsolescence in the market.

Subject's Micro-Market Area

The subject property and the identified comparable rentals are thoroughly discussed in the Income Approach section of this report.


C97-605                      O'Connor & Associates                       Page 79

                                HIGHEST AND BEST
                                      USE

                          HIGHEST AND BEST USE ANALYSIS

The highest and best use may be defined as "the reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value," according to The Appraisal of Real Estate, Eleventh Edition. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future.

However, elements affecting value which depend upon events, or a combination of occurrences which, while within the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on an uncertain act of another person, the intention cannot be considered.

It may be further defined as that use of land which may reasonably be expected to produce the greatest net return to land over a given period of time - that use which will yield to the land the highest present value. This is sometimes referred to as the optimum use.


C97-605                      O'Connor & Associates                       Page 80

Alternatively, that use, from among reasonably probable and legal alternative uses, is found to be:

            a. Physically Possible

            b. Legally Permissible

            c. Financially Feasible

            d. Maximally Productive

The definition, immediately preceding, applies specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may very well be determined to be different from the existing use. The existing use will continue however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use, plus the cost of demolition.

Implied within these definitions is recognition of the contribution of that specific use to community environment or to community development goals in addition to wealth maximization of individual property owners.

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. In the context of the most probable selling price (market value)


C97-605                      O'Connor & Associates                       Page 81
another appropriate term to reflect highest and best use would be most probable use. In the context of investment value, an alternative term would be most profitable use.

"Also Implied in these definitions is that the determination of highest and best use takes into account the contribution of a specific use to the community and community development goals as well as the benefits of that use to individual property owners. Hence, in certain situations the highest and best use of the land may be for parks, greenbelt, preservation, conservation, wildlife habitats and the like."

There are two distinct types of highest and best use, that being the highest and best use as if the site were vacant, and the highest and best use as if the site were improved. Both use determinations require consideration of the physical, legal, financial feasibility and maximal productivity for the site and improvements.

A neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant. The improvement analysis contributes to the highest and best use as improved. The subject site will first be analyzed as if vacant, and then an analysis of the property as improved will follow.


C97-605                      O'Connor & Associates                       Page 82

                   Highest and Best Use Analysis - "As Vacant"

Physically Possible

The site is irregular in shape, and contains a total of +/-38.4484 acres (+/-1,674,812 square feet) of land. Further, the subject property is located at the intersection of Woodway Drive and Lazy Hollow Drive. The subject property has a physical address of 8700 Woodway, Houston, Harris County, Texas.

All public utilities are available to the tract. The topography of the site is generally level. As stated previously, no soil engineer's report was available to us and no recent soil tests were performed. As a result, we have assumed a stable soil condition with sufficient load bearing capacity. Once again, we caution and advise the user of this report to obtain engineering studies which may be required to ascertain structural integrity and reserve the right to modify our value conclusions should these assumptions prove incorrect.

The physical characteristics of the tract would allow potential development of the site to a wide range of large-scale uses. As such, virtually all large-scale uses are physically possible.

Legally Permissible

The City of Houston does not utilize zoning to regulate development. Individual subdivisions often use deed restrictions to regulate development. The appraisers were


C97-605                      O'Connor & Associates                       Page 83
not provided a copy of any applicable deed restrictions, and reserve the right to modify our value conclusions should any deed restrictions be present that are detrimental to the subject site. As such, Legally Permissible uses would include virtually all physically possible uses.

Financial Feasibility and Maximal Productivity

In order to be financially feasible, the improvements should conform with the surrounding land uses. To meet the test of being financially feasible, the project must provide a net return over a reasonable period of time. Current market rents do not justify development of a new, Class-B, 1,200+ unit multifamily complex, office building, retail building, or industrial development. Considering the trends and conditions that prevail in this market area, development of the site for a use other than owner-occupancy is not financially feasible. However, rent levels and occupancies are increasing in some areas, and are approaching feasible levels for some types of properties.

Single-family lot development is financially feasible but is not the maximally productive use of the site, since subdivision developers typically pay approximately $5,000 to $10,000 per acre for land.


C97-605                      O'Connor & Associates                       Page 84

Conclusion - "As Vacant"

Commercial utilization of the subject site is physically possible and legally permissible; however, most types of commercial properties are experiencing an oversupply, as well as low demand for new speculative multi-tenant construction. However, in the current subject market and given the subject's location and immediate surrounding development, it is considered that neither new apartment development nor new speculative retail development will be undertaken. As such, the Highest and Best Use for the subject site is for future multifamily development at a time when market rents approach feasible rent levels and occupancies of Class A properties warrant additional supply.


C97-605                      O'Connor & Associates                       Page 85

Highest and Best Use Analysis - "As Improved"

The subject site is improved with a 1,280-unit apartment project with a net rentable area of +/-981,507 square feet. The improvements are of good quality construction and are in good condition. Such improvements are Physically Possible and Legally Permissible.

Financially Feasible and Maximally Productive:

Our analysis of market rent (Income Approach) and feasible rent (Cost Approach) indicate that presently, the subject property, as improved, would not be feasible to build new. Further, based on the current trends and conditions, this would be true for a significant number of property types in this market.

The improvements, which are considered to be in good condition, are functionally adequate for their intended use and contribute value to the site. As such, and in the absence of any higher use, the existing improvements are considered the highest productive use at the present time.

Highest and Best Use Conclusion:

In consideration of all of the above, and no other apparent higher use for the site in the foreseeable future, it is our opinion that the Highest and Best Use for the subject property is its present multifamily use.


C97-605                      O'Connor & Associates                       Page 86

                                                Cost Approach

SALES COMPARISON APPROACH - LAND

In reaching the land value estimate of the subject property by the sales comparison approach, Harris County Deed Records were searched for recent sales of comparable properties within this area. Additionally, real estate brokers and appraisers active in the area were consulted as to their knowledge of properties currently offered on the market for sale which would be in competition with the subject property, if it were offered for sale on the open market.

The available market data was investigated, analyzed and compared to the subject property, taking into prime consideration the various similar and dissimilar characteristics, including terms of sale, and adjustments were applied accordingly in reaching the value estimate of the subject property by the market approach. No sales which were known to have occurred were arbitrarily disregarded. Only sales which were deemed not comparable, or could not be confirmed, or involved conditions not considered to represent fair market conditions, were deliberately omitted. The following is a listing of sales considered in our analysis of the subject property.


C97-605                    O'Connor and Associates                       Page 87

================================================================================
LAND SALE NUMBER ONE
--------------------------------------------------------------------------------

Location:                    +/-350 ft N of Westheimer & +/-1000 ft W of Stoney
                             Brook

Date of Sale:                05/08/96

Key Map Reference:           490-V

Recording Data:              Film Code 508-29-0767

Grantor:                     Ronald E. Lee

Grantee:                     TCR South Central 1995

Legal Description:           Part of 3rd Tract, Camille G. Pillot Survey,
                             Abstract 72, Harris County, Texas

Land Area:                   15.500   Acres           675,180  Square Feet

Consideration:               $7,427,000

Price Per Square Foot:       $11.00

Terms:                       Cash to seller

Property Characteristics:

        Property Use:        Vacant at time of sale

        Utilities:           All available

        Topography:          Basically level

        Flood Plain:         None

        Frontage:            N/A

Remarks: This site was purchased for expansion of an existing apartment complex. It appears as though the buyer was willing to pay a premium to acquire this particular tract located adjacent to his existing project. Based on the market data, a downward adjustment is necessary for conditions of sale.

================================================================================


C97-605                    O'Connor and Associates                       Page 88

================================================================================
LAND SALE NUMBER TWO
--------------------------------------------------------------------------------

Location:                    Wraps Northwest corner of Westheimer and Voss Road

Date of Sale:                09/14/94

Key Map Reference:           490-V

Recording Data:              ###-##-####

Grantor:                     Helen Inc.

Grantee:                     Albertson's Supermarket

Legal Description:           Part of Reserve A, Block 1, Westheimer Crossing, J.
                             D. Taylor Survey, Harris County, Texas

Land Area:                   5.248   Acres           228,581  Square Feet

Consideration:               $2,644,963

Price Per Square Foot:       $11.57

Terms:                       Cash to seller

Property Characteristics:

        Property Use:        Vacant at time of sale

        Utilities:           All available

        Topography:          Basically level

        Flood Plain:         None

        Frontage:            183 FF - Westheimer
                             177 FF - Voss

Remarks: This site was purchased for construction of an Albertson's grocery store.

================================================================================


C97-605                    O'Connor and Associates                       Page 89

================================================================================
LAND SALE NUMBER THREE
--------------------------------------------------------------------------------

Location:                    North line of Westheimer at Dunvale, +/-211 FF on
                             Woodway

Date of Sale:                08/05/94

Key Map Reference:           490-U

Recording Data:              ###-##-####

Grantor:                     Estate of Pillot Lee

Grantee:                     Continental 32 Fund

Legal Description:           Reserve A & B, Continental 32, John D. Taylor
                             League, Harris County, Texas

Land Area:                   21.120   Acres           919,987  Square Feet

Consideration:               $8,279,883

Price Per Square Foot:       $9.00

Terms:                       Cash to Seller

Property Characteristics:

        Property Use:        Vacant at time of sale

        Utilities:           All available

        Topography:          Basically level

        Flood Plain:         None

        Frontage:            705 FF - Westheimer
                             211 FF - Woodway

Remarks: This tract was purchased for construction of a KMART Superstore.

================================================================================


C97-605                    O'Connor and Associates                       Page 90

================================================================================
LAND SALE NUMBER FOUR
--------------------------------------------------------------------------------

Location:                    North line of Westheimer, +/-287 ft East of Stoney
                             Brook

Date of Sale:                04/28/94

Key Map Reference:           490-V

Recording Data:              ###-##-####

Grantor:                     Gibson, Dunn, & Crutcher

Grantee:                     Venture Stores

Legal Description:           Part of Block 1, Part of Reserve A, Westheimer
                             Crossing, J. D. Taylor Survey, A-72, Harris County,
                             Texas

Land Area:                   8.3400  Acres           363,290  Square Feet

Consideration:               $3,452,000

Price Per Square Foot:       $9.50

Terms:                       Cash to seller

Property Characteristics:

        Property Use:        Vacant at time of sale

        Utilities:           All available

        Topography:          Basically level

        Flood Plain:         None

        Frontage:            404 FF - Westheimer

Remarks: This tract was purchased for construction of a Venture store.

================================================================================


C97-605                    O'Connor and Associates                       Page 91

================================================================================
LAND SALE NUMBER FIVE
--------------------------------------------------------------------------------

Location:                    Southeast corner of Westheimer Road and Dunvale
                             Road

Date of Sale:                03/05/93

Key Map Reference:           490-U

Recording Data:              ###-##-####

Grantor:                     Bangkok Bank Ltd.

Grantee:                     Walmart Stores Inc.

Legal Description:           40.04 acres out of the B. Canfield Survey, A-192
                             and J. D. Taylor Survey, A-72, Harris County, Texas

Land Area:                   40.0400   Acres         1,744,142  Square Feet

Consideration:               $17,337,000

Price Per Square Foot:       $9.94

Terms:                       Cash to seller

Property Characteristics:

        Property Use:        Vacant at time of sale

        Utilities:           All available

        Topography:          Basically level

        Flood Plain:         None

        Frontage:            1,100 FF - Westheimer
                             1,584 FF - Dunvale

Remarks: This tract was purchased for construction of a Wal-Mart store and Sam's Wholesale Club store.

================================================================================


C97-605                    O'Connor and Associates                       Page 92

                                 LAND SALES MAP

                                 [MAP OMITTED]

Analysis of the Sales

The value for the subject tract was based on consideration of the previously mentioned comparable land sales. This estimate was based on an analysis of these sales in relation to the subject site after adjustments were applied for conditions of sale, availability of utilities, location, size, corner influence, and shape. The following is a summary of the sales used in our analysis. We will compare the sales on the basis of sales price per square foot, which is the most common unit of comparison for commercial tracts.

=======================================================================================
Sale     Location                               Sale       Sale        Size    Price
  No.                                           Date      Price       (Acres)  Per SF
=======================================================================================
=======================================================================================
   1     +/-350 ft N of Westheimer & +/-1000  05/08/96   $7,427,000   15.500   $11.00
         ft W of Stoney Brook
---------------------------------------------------------------------------------------
   2     Wraps Northwest corner of            09/14/94   $2,644,963    5.248   $11.57
         Westheimer and Voss Road
---------------------------------------------------------------------------------------
   3     North line of Westheimer at          08/05/94   $8,279,883   21.120    $9.00
         Dunvale, +/-211 FF on Woodway
---------------------------------------------------------------------------------------
   4     North line of Westheimer, +/-287 ft  04/28/94   $3,452,000    8.340    $9.50
         East of Stoney Brook
---------------------------------------------------------------------------------------
   5     Southeast corner of Westheimer       03/05/93  $17,337,000   40.040    $9.94
         Road and Dunvale Road
=======================================================================================

The land sales incorporated in this analysis occurred from 1993 through 1996. Despite intense research efforts, no comparable 1997 land sales were found. Due to the large size of the subject site, and the built-up nature of the area, few large acreage tracts were available for analysis. Data on each of the sales, including sales price, was confirmed with sources considered to be reliable. Based on analysis of this data and other pertinent information obtained in our research, the following is a discussion of the factors which were found to exhibit significant influence on property values in this market.


C97-605                    O'Connor and Associates                       Page 93

FACTORS TO BE CONSIDERED AND SUMMARY OF ADJUSTMENTS

Property Rights Conveyed            This adjustment considers the difference in
                                    sales price of properties sold in fee simple estate or in leased fee estate and the affect of any existing leases on the sales price of the property. All the sales were fee simple with no adjustments applicable.

Cash Equivalency                    Typical land investment property terms are
                                    considered to be 20-30% cash down with a 10-15 year note, with varying interest on payments. All sales were cash or equivalent, thus an adjustment for this item was not necessary.

Conditions of Sale                  This adjustment reflects the motivations of
                                    the buyer and seller, i.e., assemblage,
                                    distress sale, reduced prices from family purchase, or purchase by adjacent land owners. With the exception of Sale 1, all of the sales were considered arms-length transactions with no conditions perceived which warranted a condition of sale adjustment. Sale 1, however, was purchased by an adjoining land owner who was willing to pay a premium to acquire this particular tract to expand his project. Thus, based on the market data, a 25% downward adjustment was considered applicable to Sale 1 for conditions of sale.

Changing Market Conditions          Since about 1992, land prices in the Houston
                                    area and the subject neighborhood have
                                    generally stabilized. This stabilized trend is consistent with today's market;
                                    therefore, no adjustments were indicated for Sales 1 through 5 (which occurred from 1993 to 1996).

Location The type and density of surrounding development was examined for each sale. In addition, locations with proximity to business and retail centers were also considered. Properties which are located in densely developed areas, leading to higher visibility and traffic passage, tend to sell for higher prices than properties which are in less developed locations. Additionally, properties located on major



C97-605                    O'Connor and Associates                       Page 94
                                    thoroughfares are generally considered
                                    superior to those located on secondary
                                    streets and typically command premium sales prices. The subject is located on the east and west sides of Lazy Hollow Drive, with frontage on Westheimer and Woodway (see plat
                                    - Site Description section). Primarily due to its frontage on Westheimer, the subject property enjoys good exposure, access, and commercial appeal. Westheimer Road is the most heavily travelled non-freeway thoroughfare in Houston and is lined with dense commercial and retail development. Sales 1 and 3 are located on Westheimer Road in the immediate vicinity of the subject. These two sales are considered comparable to the subject in location and were not adjusted. Sales 2 and 4 are located on Westheimer Road at, or just west of, Voss Road. In addition to a primary north/south traffic carrier for the area, Voss Road is characterized by upscale single-family residential and commercial development. Consequently, Sales 2 and 4 are considered superior to the subject in location and were adjusted downward 10% and 5%, respectively for this factor. Although located on Westheimer Road in the immediate subject vicinity, Sale 5 is slightly superior to the subject in location due to its frontage on Dunvale Street. Dunvale Street connects with Richmond Avenue to the south and provides superior exposure and commercial appeal in comparison to Lazy Hollow. Therefore, a downward adjustment of 5% was required to Sale 5 for superior location.

Size Typically, the larger the tract the lower the unit price. The converse also tends to be true. Land sales analyzed on a regional basis indicates a 5% to 10% price premium for each halving (or doubling) of size. A 5% adjustment appears reasonable for the subject area and has been utilized in our analysis. Sales 1, 2, 3, and 4 are smaller than the subject and were adjusted downward 5% to 15%. Sale 5 is comparable to the subject in size and warranted no adjustment.


C97-605                    O'Connor and Associates                       Page 95

Shape Properties which are irregular in shape, therefore making development more difficult, usually sell for less than a tract which is of a more normal configuration. Similar to the subject, all of the sales are reasonably shaped for development purposes and required no adjustment for shape.

Utilities                           The availability of utilities is a major
                                    factor in the development of any property.
                                    If a site has no utility service or cannot acquire access, it is virtually impossible to develop. The subject has access to all public utilities. All of the sales have similar access and warranted no adjustments for utilities.

Corner Properties that have corner influences, or those that have access from two or more thoroughfares are typically superior than interior tracts, due to access and exposure characteristics. Although valued as one tract, Lazy Hollow and Woodway separate the subject into three parcels with multiple corners. Sales 1 through 5 are all inferior to the subject in corner influence and required upward adjustments of 5% to 20%.

Topography                          The subject site appears basically level and
                                    well drained, and is located outside of the 100-Year Flood Plain. Sales 1 through 5 are also located outside of the 100-Year Flood
                                    Plain and were not adjusted.

Each of the sales was analyzed and compared to the subject, with adjustments applied for differences in the factors discussed above. Insufficient data was available to utilize the matched pair analysis. Adjustments were applied based on general comparisons of empirical data and the personal observation and judgement of the appraiser. The grid on the following page illustrates the procedure used in arriving at an estimate of value for the subject site.


C97-605                    O'Connor and Associates                       Page 96

================================================================================
                           LAND SALES ADJUSTMENT GRID
================================================================================

                               SALE 1    SALE 2     SALE 3    SALE 4    SALE 5
--------------------------------------------------------------------------------
Sale Price Per Square Foot     $11.00    $11.57     $9.00     $9.50     $9.94
--------------------------------------------------------------------------------
Property Rights Conveyed         0%        0%         0%        0%        0%
--------------------------------------------------------------------------------
Adjusted Sales Price           $11.00    $11.57     $9.00     $9.50     $9.94
--------------------------------------------------------------------------------
Cash Equivalency                 0%        0%         0%        0%        0%
--------------------------------------------------------------------------------
Adjusted Sales Price           $11.00    $11.57     $9.00     $9.50     $9.94
--------------------------------------------------------------------------------
Conditions of Sale              -25%       0%         0%        0%        0%
--------------------------------------------------------------------------------
Adjusted Sales Price           $8.25     $11.57     $9.00     $9.50     $9.94
--------------------------------------------------------------------------------
Changing Market Conditions       0%        0%         0%        0%        0%
--------------------------------------------------------------------------------
Adjusted Sales Price           $8.25     $11.57     $9.00     $9.50     $9.94
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Location                         0%       -10%        0%       -5%       -5%
--------------------------------------------------------------------------------
Size                            -5%       -15%       -5%       -10%       0%
--------------------------------------------------------------------------------
Shape                            0%        0%         0%        0%        0%
--------------------------------------------------------------------------------
Utilities                        0%        0%         0%        0%        0%
--------------------------------------------------------------------------------
Corner                          20%        5%        10%       10%        5%
--------------------------------------------------------------------------------
Topography                       0%        0%         0%        0%        0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Overall Adjustment (%)          15%       -20%        5%       -5%        0%
--------------------------------------------------------------------------------
Indicated Value Per Sq. Ft.    $9.49      $9.26     $9.45     $9.03     $9.94
================================================================================

                        Summary of Indicated Land Values

                Indicated Value Range:      $9.03                  to   $9.94

            Indicated Mid-Point Value:      $9.48

                 Indicated Mean Value:      $9.43

               Estimated Value Per SF:      $9.45


C97-605                    O'Connor and Associates                       Page 97

Reconciliation and Land Value Estimate

After adjustment, the land sales indicate values for the subject ranging from $9.03 to $9.94 per square foot. The mean indicated value is $9.43 per square foot, and the midpoint of the indicated values is $9.48 per square foot. It is our opinion that the value of subject site, land only, is estimated at $9.45 per square foot, which is reflective of the mean and mid-point of the sales. The total value of the site is estimated as follows:

===============================================================================
                              INDICATED LAND VALUE
-------------------------------------------------------------------------------
      Land Area / SF               Indicated Value PSF   Indicated Land Value
-------------------------------------------------------------------------------
         1,674,812                        $9.45               $15,826,973
-------------------------------------------------------------------------------
                                 VALUE OF SUBJECT SITE:       $15,825,000
===============================================================================


C97-605                    O'Connor and Associates                       Page 98

                                THE COST APPROACH

The cost approach is the process of estimating the current cost (new) of reproducing a property's improvements, subtracting estimated depreciation from all sources and adding the estimated value of the land to arrive at an estimate of value for the property as a whole.

Reproduction cost is the present cost of duplicating the improvements with one which is an exact replica. It is often difficult to estimate reproduction cost because details and methods of original construction are not available, identical materials are unavailable and/or methods of construction have changed.

Replacement cost is the current cost of replacing the improvement with one having equal utility or able to perform the same economic function:

      1. It could be the cost of acquiring an equally desirable substitute, or

      2. The cost to replace, with a property having an equivalent utility, which may or may not be a replica, or

      3. The replacing or remodeling of parts of a structure to maintain it in its highest and best use and operating condition.

In practice, the terms have tended to be used interchangeably and have more commonly come to mean: The present cost of replacing the improvements with improvements of equivalent utility, considering modern materials and construction methods.


C97-605                    O'Connor and Associates                       Page 99

Depreciation: defined as loss in capital value from any cause. It is employed in this report in estimating the difference in the present day value of the improvements and the cost of new replacement. The three major types of accrued depreciation are:

      Physical Deterioration

      This is loss in value from actual physical causes and measured either as curable or incurable. The curable items are measured by the actual cost to replace or repair the component parts. The incurable portion is estimated by virtue of an observed condition or ascertaining the used portion by the best estimate of the appraiser. Curable physical deterioration, also referred to as deferred maintenance, is caused by normal wear and tear that should be corrected immediately, or is necessary to keep rents at market levels. The cost of curing the condition, and bringing the property to a satisfactory and functioning condition, is generally the measure of deferred maintenance.

      Functional Obsolescence

      This is loss in value from conditions existing within the property which make the property inadequate of less desirable to the typical prudent purchases. It, too, may be curable or incurable. Incurable obsolescence is normally measured by the loss in income which may accrue to the property by reason thereof.

      External Obsolescence

      This is defined as "the impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market." Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in a property.


C97-605                    O'Connor and Associates                      Page 100

As indicated earlier, it is our opinion that the existing improvements do represent the current Highest and Best Use of the site "as improved". As such, the following is a discussion of land value, cost and depreciation components used in arriving at a value estimate for the subject via the Cost Approach.

Replacement Cost Estimate

Cost factors are estimated from data in our files and from Marshall Valuation Service, Section 12, Page 14, Category D, dated December 1995, adjusted for local and current factors. Results of these calculations are indicated in the following schedules:


C97-605                    O'Connor and Associates                      Page 101

============================================================================================
                               ESTIMATE OF REPLACEMENT COST
============================================================================================

I. DIRECT COSTS

Apartment Area (SF):               993,307

  Base Cost PSF:                                           $48.00

  Multipliers (Sec. 99):

    Area:                                     79.00%

    Current Cost:                             103.00%

    Times Local:                              93.00%

  Total Factor:                               75.67%

  Adj. Base Cost PSF:                                      $36.32

TOTAL BASE BUILDING COST:                                                       $36,076,910

  Plus Segregated Cost:

  Built Ins                       Number      Unit Cost    Total Cost
                                  ------      ---------    ----------

    Oven/Range                     1,280      $300         $384,000

    Refrigerator                   1,280      $325         $416,000

    Disposal                       1,280      $75          $96,000

    Dishwashers                    1,280      $200         $256,000

  Total Built Ins                                                                $1,152,000

  Swimming Pools                                                                   $250,000

  Fences, Gates                                                                    $350,000

  Parking/Drives/Walkways (512,000 SF - asphalt and concrete)                      $947,200

  Landscaping                                                                      $550,000

  Carports                                                                         $600,000
                                                                                   --------

  Total Direct Cost                                                             $39,926,110

II. INDIRECT COST

  Entrepreneurial Profit:                     5.00%                              $1,996,306
                                              -----

  Real Estate Taxes during                                                         $655,041
construction:

  Financing Fees:

    Average Balance:              70.00%      $27,948,277

    Origination Fees:

      Construction:               1.00%

      Permanent:                  1.00%
                                  ----

    Total:                        2.00%                                            $558,966

  Appraisal and Other                                                               $50,000
Fees/Permits:

  Title and Misc. Cost:                                                             $99,815
                                                                                    -------

  Total Indirect Cost:                                                           $3,360,128

  TOTAL COST NEW, INCLUDING PROFIT:                                             $43,286,238
============================================================================================


C97-605                    O'Connor and Associates                      Page 102

Entrepreneurial profit is the amount which the developer expects to receive for his time and effort in the construction process. This has been estimated at 5% of the base direct costs, based upon discussions with local developers.

Short-Life Physical Deterioration

The depreciation estimate for short-life items can be divided into two categories; "Curable" and "Incurable". The following is a discussion of each.

Short-life curable physical deterioration, also referred to as deferred maintenance, is caused by normal wear and tear that should be corrected immediately, or is necessary to keep rents at market levels. The cost of curing the condition, and bringing the property to a satisfactory and functioning condition, is generally the measure of deferred maintenance. Based on observations of the appraiser, the subject improvements do not suffer from any significant items of deferred maintenance.

Incurable Short-Life deterioration is also attributable to normal wear and tear, but is generally unfeasible or uneconomical to repair. Age of short-life items is based on observed condition. Typically this charge is estimated on an age/life method. The following chart exhibits the calculations used.


C97-605                    O'Connor and Associates                      Page 103

=========================================================================================
                      Physical Deterioration; Incurable Short Life
=========================================================================================

    Item       Area (SF)   Unit Cost    Cost New    Eff. Age / Eco. Life    Depreciation
-----------------------------------------------------------------------------------------
HVAC           993,307       $1.75    $1,738,287               5 / 15           $579,429

Flooring       993,307       $1.00    $993,307                 4 / 10           $397,323

Built Ins                             $1,152,000               5 / 12           $480,000

Roof Cover     522,793       $1.50    $784,190                 8 / 20           $313,676
                                      --------                                  --------

Totals                                $4,667,784                              $1,770,428

% of Replacement Cost New, including profit        $43,286,238                     4.09%
=========================================================================================

Physical Deterioration: Incurable Long-Life

The improvements are constructed with good quality materials and are considered to be in good condition. The effective age of the project is considered to be 20 years, with a remaining life of +/-25 years. Prior to calculating incurable long-life depreciation, the replacement cost new of short-life items is subtracted.

================================================================================
                   Physical Deterioration; Incurable Long Life
================================================================================

Item Description                 Cost New    Eff. Age  /  Eco.      Depreciation
                                                          Life

RCN (Incl. Profit)            $43,286,238                 20 / 45         44.44%

Less:

Deferred Maintenance                   $0

RCN Short Life Items           $4,667,784

RCN Bone Structure Items      $38,618,454          44.44%            $17,163,757

                                                                          39.65%
================================================================================


C97-605                    O'Connor and Associates                      Page 104

External Obsolescence- Due to Rent Loss is typically the result of contracted rental rates below market rental rates and is influenced by the property's ownership and management. Given the subject's present physical and financial occupancies, a deduction for rent loss due to below market rents is not considered necessary.

External Obsolescence- Due to Below Feasible Market Rents is typically calculated by first estimating the feasible net operating income and then calculating the difference between market net operating income and the feasible net operating income. The net operating income loss, if any, is capitalized using the rate developed in the Income Approach. The building to property ratio is then applied to arrive at the amount of obsolescence attributable to the improvements. These calculations are illustrated in the table on the following page:


C97-605                    O'Connor and Associates                      Page 105

================================================================================
                      Calculation of External Obsolescence
================================================================================

RCN, Including Profit                                               $43,286,238

Less Physical Deterioration

    Short Life                       4.09%

    Long Life                        39.65%

    Deferred Maintenance             0.00%
                                     ----

  Total                              43.74%                       ($18,933,401)
                                                                  -------------

RCN Less Physical Deterioration                                     $24,352,837

Plus Land                                                           $15,825,000
                                                                    -----------

RCN Less Physical Deterioration Plus Land                           $40,177,837

Times Feasible Overall Rate (Ro)                                          9.25%
                                                                          ----

Feasible Net Operating Income (NOI)                                  $3,716,450


RCN Less Physical Deterioration                                     $24,352,837

Divided by RCN Less Physical Deterioration Plus Land                $40,177,837

Equals Building to Property Ratio                                        60.61%
(%)


Feasible Net Operating Income                                        $3,716,450

Market Net Operating Income -                                        $3,404,510
                                                                     ----------

Loss in Net Operating Income                                           $311,940

Divided by Ro                                                             9.25%

Capitalized Net Operating Income Loss                                $3,372,324

Multiplied by Building to Property Ratio                                 60.61%
                                                                         ------

Estimate of External Obsolescence                                    $2,043,966

Rounded:                                                             $2,044,000

External Obsolescence Expressed as a Percentage
      of Replacement Cost New                                             4.72%
================================================================================

      Based on the foregoing analysis, the following chart recaps and illustrates the calculations used in arriving at the final value estimate via the Cost Approach.


C97-605                    O'Connor and Associates                      Page 106

================================================================================
                                  COST SCHEDULE
================================================================================

Replacement Cost New

I.  Direct Cost

    Building Cost                                                   $36,076,910

    Built Ins                                                        $1,152,000

    Carports                                                           $250,000

    Fences                                                             $350,000

    Parking/Drives/Walkways                                            $947,200

    Landscaping                                                        $550,000

    Carports                                                           $600,000
                                                                       --------

        Total Direct Cost                                           $39,926,110

II. Indirect Cost

    Entrepreneurial Profit                                           $1,996,306

    Real Estate Taxes During Construction                              $655,041

    Financing Fees                                                     $558,966

    Appraisal and Legal Cost                                            $50,000

    Title and Misc. Cost                                                $99,815
                                                                        -------

        Total Indirect Cost                                          $3,360,128
                                                                     ----------

TOTAL COST NEW, INCLUDING PROFIT                                    $43,286,238

Less Depreciation From All
Causes:

    Type Depreciation

    Deferred Maintenance                             $0

    Physical Incurable Short Life            $1,770,428

    Physical Incurable Long Life            $17,163,757

    External Obsolescence                    $2,044,000

    Functional Obsolescence                          $0
                                                     --

        Total Depreciation                  $20,978,185

DEPRECIATED VALUE OF IMPROVEMENTS                                   $22,308,053

Plus Land Value Estimate                                            $15,825,000
                                                                    -----------

Final Value Estimate                                                $38,133,053

FINAL VALUE ESTIMATE (ROUNDED)                                      $38,130,000

================================================================================


C97-605                      O'Connor & Associates                      Page 107

                                                                Sales Comparison
                                                                    Approach

                      SALES COMPARISON APPROACH - IMPROVED

General

In this independent approach to value, the value estimate is predicated upon prices paid in actual market transactions. The methodology involved is a process of analyzing similarly improved properties and comparing them to the subject. In some instances a comparison analysis is utilized, with adjustments being made for differences in financing, location and physical characteristics. Based on our research, investors in the market area apartment market typically rely heavily on the following methodology:

      1. Sales Price Per Unit - This denominator is obtained by dividing the sale price by the total number of units in the project.

The Harris County Deed Records were searched for recent sales of similarly improved apartment projects. Owners, property managers and other professionals active in the area were consulted as to their knowledge of current trends and conditions that prevail within the apartment market. The sale transactions considered most comparable to the subject are detailed on the following pages. (The reported and proforma operating expenses include reserves for replacements.)


C97-605                    O'Connor and Associates                      Page 108

================================================================================
                       COMPARABLE IMPROVED SALE NUMBER ONE
--------------------------------------------------------------------------------

Key Map:                                491-P

Project Name:                           III Fountains II Apartments

Location:                               2001 Fountainview

Legal Description:                      R/P of Block F, III Fountains Square,
                                        Houston, Harris County Texas

Grantor:                                III Fountains Venture

Grantee:                                Fountainview Houston Apts. Ltd.

Sale Price:                             $15,809,000           (See Comments)

Sale Date:                              December 2, 1996

Recording Data:                         Film Code 510-99-0361

Financing:                              Cash to seller

Size/Acres:                             17.3500

Year Built:                             1965

Net Rentable Area (Square Feet):        525,260

Number of Units:                        637

Land to Building Ratio:                 1.44

Units Per Acre:                         36.71

Average Unit Size (Square Feet):        825

Actual Occupancy:                       85%

Stabilized Occupancy:                   91%                    PSF
                                                               ---
Gross Potential Income:                 $4,475,215            $8.52

Less Vacancy:                           $402,769              $0.77
                                        --------

Effective Gross Income:                 $4,072,446            $7.75

Less Expenses:                          $2,600,037            $4.95
                                        ----------

Net Operating Income:                   $1,472,409            $2.80

Sales Price/SF of Building Area:        $30.10

Sales Price/Unit                        $24,818

EGIM:                                   3.88

Overall Rate (Ro):                      9.31%

Expense Ratio:                          63.84%
================================================================================


C97-605                    O'Connor and Associates                      Page 109

================================================================================
                            APARTMENT SALE NUMBER ONE
================================================================================

Comments:   The actual sale price was $15,500,000; however $175,000 and $134,000 were estimated to cure deferred maintenance and account for rent loss due to lease up, respectively. Lease-up is estimated to be 6 months.


                                    Unit Mix

                   # of Units       Unit Type        Unit Size   Total Area


                      120       1 Bedroom / 1 Bath      758          90,960

                       40       2 Bedroom / 1 Bath      894          35,760

                       68       2 Bedroom / 2 Bath      988          67,184

                       16       3 Bedroom / 2 Bath     1,272         20,352

                       8                0              1,428         11,424
                       -                -                            ------

                      252               2                           225,680

Project Amenities:      This project's amenities include access gates, two
                        swimming pools, a jacuzzi, an exercise room, a clubhouse, and on-site laundry. Unit amenities include cable television access, washer/dryer connections in some units, fireplaces in some units, ceiling fans, mini-blinds, and private patios/ balconies.

Utilities:              This is a master-metered project.

================================================================================


C97-605                    O'Connor and Associates                      Page 110

                     PHOTOGRAPH OF IMPROVED SALE NUMBER ONE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 111

================================================================================
                       COMPARABLE IMPROVED SALE NUMBER TWO
--------------------------------------------------------------------------------

Key Map:                                489-K

Project Name:                           Concorde Apartments

Location:                               1307 Wilcrest

Legal Description:                      8.95 acres out of the C. Williams
                                        Survey, A-834, Houston, Harris County,
                                        Texas

Grantor:                                Sasco Lakeside LP

Grantee:                                Wentwood Lakeside LP

Sale Price:                             $5,465,370

Sale Date:                              December 1, 1996

Recording Data:                         Film Code 510-62-0854

Financing:                              Cash sale

Size/Acres:                             8.9500

Year Built:                             1972

Net Rentable Area (Square Feet):        201,641

Number of Units:                        197

Land to Building Ratio:                 1.93

Units Per Acre:                         22.01

Average Unit Size (Square  Feet):       1,024

Actual Occupancy:                       91%

Stabilized Occupancy:                   91%                    PSF
                                                               ---
Gross Potential Income:                 $1,403,421            $6.96

Less Vacancy:                           $126,308
                                        --------

Effective Gross Income:                 $1,277,113            $6.33

Less Expenses:                          $756,154              $3.75
                                        --------

Net Operating Income:                   $520,960              $2.58

Sales Price/SF of Building Area:        $27.10

Sales Price/Unit                        $27,743

EGIM:                                   4.28

Overall Rate (Ro):                      9.53%

Expense Ratio:                          59.21%
================================================================================


C97-605                    O'Connor and Associates                      Page 112

================================================================================
                            APARTMENT SALE NUMBER TWO
================================================================================

                                        Unit Mix
                                        --------

                       # of Units      Unit Type        Unit Size    Total Area

                           2       0 Bedroom / 1 Bath      297              594

                          33       1 Bedroom / 1 Bath      619           20,427

                           6       1 Bedroom / 1 Bath      690            4,140

                          18       1 Bedroom / 1 Bath      723           13,014

                           2       2 Bedroom / 1 Bath      938            1,876

                           8       2 Bedroom / 1 Bath      924            7,392

                          40       2 Bedroom / 2 Bath      924           36,960

                          10       2 Bedroom / 2 Bath     1,150          11,500

                          20       2 Bedroom / 2 Bath     1,186          23,720

                           2       3 Bedroom / 2 Bath     1,361           2,722

                          40       3 Bedroom / 2 Bath     1,272          50,880

                          16       4 Bedroom / 2 Bath     1,776          28,416
                          --       ------------------     -----          ------

                          197                             1,024         201,641

Project Amenities:      This project offers a swimming pool, jacuzzi, limited
                        access gates, clubhouse, and a laundry room. Unit amenities include cable television access, microwaves, alarms systems, some fireplaces, ceiling fans and miniblinds.

Utilities:              This is a separately-metered project.

================================================================================


C97-605                    O'Connor and Associates                      Page 113

                     PHOTOGRAPH OF IMPROVED SALE NUMBER TWO

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 114

================================================================================
                     COMPARABLE IMPROVED SALE NUMBER THREE
--------------------------------------------------------------------------------

Key Map:                                490-V

Project Name:                           Pin Oak Apartments

Location:                               7510 Burgoyne

Legal Description:                      Reserve A, Westheimer-Voss Apartments,
                                        John D. Taylor Survey, Abstract 72,
                                        Houston, Harris County, Texas

Grantor:                                East Group Properties

Grantee:                                Wentwood Limited Partners

Sale Price:                             $4,360,000

Sale Date:                              November 27, 1996

Recording Data:                         Film Code 510961193

Financing:                              Cash to seller

Size/Acres:                             3.2300

Year Built:                             1974

Net Rentable Area (Square Feet):        144,780

Number of Units:                        142

Land to Building Ratio:                 0.97

Units Per Acre:                         43.96

Average Unit Size (Square  Feet):       1,020

Actual Occupancy:                       97%

Stabilized Occupancy:                   91%                    PSF
                                                               ---
Gross Potential Income:                 $1,042,416            $7.20

Less Vacancy:                           $93,817
                                        -------

Effective Gross Income:                 $948,599              $6.55

Less Expenses:                          $542,925              $3.75
                                        --------

Net Operating Income:                   $405,674              $2.80

Sales Price/SF of Building Area:        $30.11

Sales Price/Unit                        $30,704

EGIM:                                   4.60

Overall Rate (Ro):                      9.30%

Expense Ratio:                          57.23%
================================================================================


C97-605                    O'Connor and Associates                      Page 115

================================================================================
                           APARTMENT SALE NUMBER THREE
================================================================================

                                        Unit Mix
                                        --------
                       # of Units      Unit Type        Unit Size    Total Area

                          12       1 Bedroom / 1 Bath      704            8,448

                          38       1 Bedroom / 1 Bath      804           30,552

                          10       1 Bedroom / 1 Bath     1,000          10,000

                          36       2 Bedroom / 2 Bath     1,038          37,368

                          20       2 Bedroom / 2 Bath     1,142          22,840

                          10       2 Bedroom / 2.5 Bath   1,730          17,300

                          16       3 Bedroom / 2 Bath     1,142          18,272
                          --       ------------------     -----          ------

                          142                             1,020         144,780

Project Amenities:      This project offers a swimming pool, covered parking,
                        limited access gates, an exercise room, a jacuzzi, a clubhouse, and on-site laundry room. Unit amenities include free basic cable television, some washer/ dryer connections, alarm systems, ceiling fans, mini-blinds and private patios and balconies.

Utilities:              This is a separately-metered project.

================================================================================

================================================================================


C97-605                    O'Connor and Associates                      Page 116

                    PHOTOGRAPH OF IMPROVED SALE NUMBER THREE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 117

================================================================================
                      COMPARABLE IMPROVED SALE NUMBER FOUR
--------------------------------------------------------------------------------

Key Map:                                490-V

Project Name:                           7979 Westheimer Apartments

Location:                               7979 Westheimer

Legal Description:                      Part of Tract 2, Westover Square
                                        Apartments, A-72, J. D. Taylor Survey,
                                        Houston, Harris County, Texas

Grantor:                                Copley/Finger Venture 2

Grantee:                                EOR-Lincoln Village I Vista

Sale Price:                             $13,800,000

Sale Date:                              February 7, 1996

Recording Data:                         Film Code 507-09-1549

Financing:                              Cash sale

Size/Acres:                             15.4000

Year Built:                             1970

Net Rentable Area (Square Feet):        401,571

Number of Units:                        459

Land to Building Ratio:                 1.67

Units Per Acre:                         29.81

Average Unit Size (Square  Feet):       875

Actual Occupancy:                       95%

Stabilized Occupancy:                   91%                    PSF
                                                               ---
Gross Potential Income:                 $3,180,442            $7.92

Less Vacancy:                           $286,240
                                        --------

Effective Gross Income:                 $2,894,203            $7.21

Less Expenses:                          $1,485,813            $3.70
                                        ----------

Net Operating Income:                   $1,408,390            $3.51

Sales Price/SF of Building Area:        $34.37

Sales Price/Unit                        $30,065

EGIM:                                   4.77

Overall Rate (Ro):                      10.21%

Expense Ratio:                          51.34%
================================================================================


C97-605                    O'Connor and Associates                      Page 118

================================================================================
                           APARTMENT SALE NUMBER FOUR
================================================================================

                                        Unit Mix
                                        --------
                       # of Units      Unit Type        Unit Size    Total Area

                          206      1 Bedroom / 1 Bath      614          126,484

                          48       1 Bedroom / 1 Bath      748           35,904

                          12      2 Bedroom / 1.5 Bath     914           10,968

                          24       2 Bedroom / 1 Bath      923           22,152

                          12       2 Bedroom / 2 Bath      928           11,136

                          21       2 Bedroom / 2 Bath     1,075          22,575

                          120      2 Bedroom / 2 Bath     1,212         145,440

                          16       3 Bedroom / 3 Bath     1,682          26,912
                          --       ------------------     -----          ------

                          459                              875          401,571

Project Amenities:      This project offers swimming pools, limited access
                        gates, an exercise room, and on-site laundry rooms. Unit amenities include cable television access, alarms systems, some fireplaces, ceiling fans, mini-blinds and private patios/ balconies.

Utilities:              This is a separately-metered project.

================================================================================


C97-605                    O'Connor and Associates                      Page 119

                     PHOTOGRAPH OF IMPROVED SALE NUMBER FOUR

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 120

================================================================================
                      COMPARABLE IMPROVED SALE NUMBER FIVE
================================================================================

Key Map:                                491-R

Project Name:                           Tree Top Apartments

Location:                               4510 Briar Hollow Place

Legal Description:                      Tracts 1 and 2, Briar Hollow Place, R/P,
                                        Houston, Harris County, Texas

Grantor:                                Fon Associates, LP

Grantee:                                KC Venture Group, LLC

Sale Price:                             $5,650,000

Sale Date:                              February 1, 1996

Recording Data:                         Film Code Not Available

Financing:                              Cash sale

Size/Acres:                             3.7600

Year Built:                             1968

Net Rentable Area (Square Feet):        131,325

Number of Units:                        179

Land to Building Ratio:                 1.25

Units Per Acre:                         47.61

Average Unit Size (Square  Feet):       734

Actual Occupancy:                       91%

Stabilized Occupancy:                   91%                    PSF
                                                               ---
Gross Potential Income:                 $1,260,720            $9.60

Less Vacancy:                           $113,465
                                        --------

Effective Gross Income:                 $1,147,255            $8.74

Less Expenses:                          $630,360              $4.80
                                        --------

Net Operating Income:                   $516,895              $3.94

Sales Price/SF of Building Area:        $43.02

Sales Price/Unit                        $31,564

EGIM:                                   4.92

Overall Rate (Ro):                      9.15%

Expense Ratio:                          54.95%
================================================================================


C97-605                    O'Connor and Associates                      Page 121

================================================================================
                           APARTMENT SALE NUMBER FIVE
================================================================================

                                   Unit Type        Unit Size

                               1 Bedroom / 1 Bath      586

                               1 Bedroom / 1 Bath      636

                               1 Bedroom / 1 Bath      663

                               1 Bedroom / 1 Bath      679

                               1 Bedroom / 1 Bath      695

                               1 Bedroom / 1 Bath      723

                               1 Bedroom / 1 Bath      756

                               2 Bedroom / 2 Bath      976

                               2 Bedroom / 2 Bath     1,027
                               ------------------     -----

                                                       734

Project Amenities:      This project offers two swimming pools, an exercise
                        room, limited access gates, covered parking, and on-site laundry room. Unit amenities include cable television, microwaves, miniblinds, and ceiling fans.

Utilities:              This is a master-metered project.

================================================================================


C97-605                    O'Connor and Associates                      Page 122

                     PHOTOGRAPH OF IMPROVED SALE NUMBER FIVE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 123

                               IMPROVED SALES MAP

                                 [MAP OMITTED]

ANALYSIS OF IMPROVED SALES

================================================================================
SUMMARY OF IMPROVED SALES
--------------------------------------------------------------------------------

 Sale                        No.        Size        Sales       Price
  No.   Project Name         Units     SF NRA       Price     Per Unit      Ro
--------------------------------------------------------------------------------
   1    III Fountains II      637     525,260    $15,809,000   $24,818     9.31%

   2    Concorde              197     201,641    $5,465,370    $27,743     9.53%

   3    Pin Oak               142     144,780    $4,360,000    $30,704     9.30%

   4    7979 Westheimer       459     401,571    $13,800,000   $30,065    10.21%

   5    Tree Top              179     131,325    $5,650,000    $31,564     9.15%
================================================================================

The improved sales incorporated in this analysis occurred between February and December 1996. We were unable to confirm any sales of properties of similar age and size in the subject's market area which occurred in 1997. All of the sales are of older properties (constructed between 1965 and 1974) similar to the subject property. Data on each of the sales, including sales price and income and expense data, was confirmed with sources considered to be reliable.

The subject property contains both master-metered and separately-metered units. Sales 1 and 5 are master-metered projects while Sales 2 through 4 are separately-metered. As discussed later in the income approach section of this report, in the subject's market area there is little difference between the market rental rates for separately versus master metered properties. Although these sales are not as close in proximity to the subject as the ensuing comparable rental properties, it is evident through analyzing the overall rates and EGIMs that investors, in this area, are not showing preference for one metering over another. The reasoning for this, based on the sales analysis, lies in the average net


C97-605                    O'Connor and Associates                      Page 124
operating income per square foot and overall expense ratios. In short, cash flows are indicated to be more of a concern to investors than the metering type.

Based on our analysis of this data and other pertinent information obtained in my research, the following is a discussion of the factors which were found to exhibit significant influence on property values in this market.


C97-605                    O'Connor and Associates                      Page 125

FACTORS TO BE CONSIDERED AND SUMMARY OF ADJUSTMENTS

Property Rights Conveyed

The comparable sales were subject to short term leases, typically six months. The fee simple estate for the subject property is the interest appraised. Area apartment investors do not differentiate between the leased fee estate and the fee simple estate for apartments subject to short term leases. Further, buyers and sellers contacted when confirming sales indicated they recognized no difference between the leased fee estate and the fee simple estate. Therefore, no adjustment was necessary for this item.

Terms of Financing

The transaction price of one property may differ from that of an identical property due to different financing arrangements. For example, the purchaser of a comparable property may have assumed an existing mortgage at a favorable interest rate. In another case, a seller may have arranged a buydown, paying cash to the lender so that a mortgage with a below-market interest rate could be offered. Interest rates at above-market levels often result in lower sales prices. All sales were cash or considered cash equivalent; thus an adjustment for this item was not necessary.

Conditions of Sale

This adjustment reflects the motivations of the buyer and seller, i.e., assemblage, distress sale, reduced prices from family purchase and purchase by adjacent land owners. All of the sales are considered to represent arms-length market sales, and no price differences are noted which are attributable to conditions of sale. Therefore, no adjustments are applied to the sales for this factor.


C97-605                    O'Connor and Associates                      Page 126

Market Conditions

Adjustments are often necessary to correct for changes in value over time due to market factors such as supply and demand, and economic factors such as inflation. Discussions with apartment brokers have indicated that values declined during 1982-1988, but have since increased. However, prices have been relatively stable for this market since about early 1996 and, despite rental increases, have not demonstrated quantifiable value increases. Therefore, no market adjustments were justified for the transactions used in this analysis.

Location

Adjustments occur when the comparable sale is located in an area that is either more or less desirable than the subject, in relationship to absorption and new construction starts. Also, surrounding development and property use trends are given consideration. Sale 1 is located at the intersection of Fountainview and San Felipe, two primary area roadways in the Galleria area. This sale is superior to the subject in access and overall commercial appeal when compared to the subject property. Therefore, a 5% downward location adjustment was applied for this factor. Conversely, Sale 2 is located on Wilcrest, northwest of the subject. This property is not as directly influenced by the Galleria development and is considered inferior to the subject in appeal of surrounding development. Thus, Sale 2 warranted an upward adjustment of 5% due to inferior location in comparison to the subject. Sales 3 and 4 are located on Westheimer Road and South Voss Road (at Burgoyne Road), in the immediate subject vicinity. These two sales are considered similar to the subject in location and were not adjusted. Sale 5 is located


C97-605                    O'Connor and Associates                      Page 127
inside Loop 610, directly across from the Galleria. The immediate area surrounding Sale 5 is characterized by dense, upscale commercial and retail development including numerous mid-rise and high-rise office buildings. The degree and quality of surrounding development is considered superior to the subject's location, requiring a 10% downward adjustment.

Quality/Appeal

Quality adjustments are warranted when the construction quality of the comparable sales (including the level of amenities offered) are either inferior or superior to the subject property and the "curb appeal" of the comparable sales differ from the subject property. Overall, the subject property is superior in quality and appeal to Sales 1, 2, and 4 and reasonably similar to Sales 3 and 5. Sales 1, 2, and 4 were adjusted upward 10%, 5%, and 5%, respectively for inferior quality/appeal in comparison to the subject.

Age/Condition

This factor adjusts for differences due to incurable physical deterioration. Newer properties, when compared to the subject property, have accrued less physical incurable deterioration, while older properties have accrued more incurable physical deterioration. Discussions with brokers indicated that a property's physical condition is of utmost importance with investors. A property may recapture some of its incurable physical


C97-605                    O'Connor and Associates                      Page 128
deterioration if it has been renovated, thus altering its effective age. Properties that are inferior in this respect receive upward adjustments, while properties that are superior receive downward adjustments. The subject property was constructed in 1969-72, appears to be well-maintained, and is considered to be in good condition. All of the sales are reasonably similar to the subject in age, being built between 1965 and 1974. With the exception of Sale 1, all of the sales reasonably similar to the subject in condition and warranted no adjustments. Sale 1, however, was in only average condition (after curing deferred maintenance) and was adjusted upward 5%.

Average Unit Size

Generally, projects with a larger average unit size are found to bring a higher per unit price than projects with smaller average unit size. The assumption is that larger units cost more, and generally lease for more on a per unit basis. The subject property has an average unit size of +/-767 SF. Sales 1 through 4 have larger average unit sizes in comparison to the subject property. Thus, downward adjustments between 5% and 10% each were applied to Sales 1 through 4 for this factor. Sale 5 is similar to the subject in average unit size and was not adjusted.

Project Size

This would reflect market differences for projects with a varying number of units. According to area apartment investors, they are relatively indifferent with respect to


C97-605                    O'Connor and Associates                      Page 129
project size for properties over 100 units. The subject property contains 1,280 units, more than any of the sales. However, insufficient data was available to substantiate any difference in price per unit due to a larger number of units. Sale 1 contains the most units and has the lowest price per unit. However, although Sale 4 also contains a large number of units (in excess of twice the units of Sales 2, 3, and 5), Sale 4 reflects a price per unit which is similar to Sales 2, 3, and 5. Consequently, as no definitive evidence was present which would indicate an adjustment to price for a large number of units, no adjustment was applied to the sales.

The grid on the following page details our adjustment process for the comparable sales.


C97-605                    O'Connor and Associates                      Page 130

================================================================================
                         Improved Sales Adjustment Grid
================================================================================
                                 1          2         3         4          5
--------------------------------------------------------------------------------
Sales Price Per Unit          $24,818    $27,743   $30,704   $30,065    $31,564
--------------------------------------------------------------------------------
Property Rights Conveyed        0%         0%         0%        0%         0%
--------------------------------------------------------------------------------
Terms of Financing              0%         0%         0%        0%         0%
--------------------------------------------------------------------------------
Condition of Sale               0%         0%         0%        0%         0%
--------------------------------------------------------------------------------
Market Condition                0%         0%         0%        0%         0%
--------------------------------------------------------------------------------
Adjusted Price Per Unit       $24,818    $27,743   $30,704   $30,065    $31,564
--------------------------------------------------------------------------------
Location                        -5%        5%         0%        0%        -10%
--------------------------------------------------------------------------------
Quality/Appeal                  10%        5%         0%        5%         0%
--------------------------------------------------------------------------------
Age/Condition                   5%         0%         0%        0%         0%
--------------------------------------------------------------------------------
Average Unit Size               -5%       -10%       -10%      -5%         0%
--------------------------------------------------------------------------------
Project Size                    0%         0%         0%        0%         0%
================================================================================
Overall Adjustment (%)          5%         0%        -10%       0%        -10%
================================================================================
Indicated Value Per Unit      $26,059    $27,743   $27,634   $30,065    $28,408
================================================================================

--------------------------------------------------------------------------------
      SUMMARY OF INDICATED VALUES AFTER ADJUSTMENTS
--------------------------------------------------------------------------------

                  Indicated Value Range:   $26,059      to     $30,065

                 Median Indicated Value:   $27,743

                   Mean Indicated Value:   $27,982

                        Estimated Value:   $27,750
================================================================================


C97-605                    O'Connor and Associates                      Page 131

VALUE ESTIMATE - SALES COMPARISON APPROACH - IMPROVED

After adjustment, the sales indicate values ranging from $26,059 to $30,065 per unit. The mean indicated value is $27,982 per unit and the median value is $27,743 per unit. The overall value of the subject property is considered to be near the mean and median indicated values. Thus, we have concluded that the subject property has an indicated value of $27,750 per unit. The total value indication for the subject property is estimated as follows:

       ==================================================================
                    "AS IS" VALUE ESTIMATE - PER UNIT METHOD
       ==================================================================
       ==================================================================
         Number of Units                                          1,280

         Multiply by indicated Value Per Unit                   $27,750
                                                                -------

         Indicated "As Is" Value                            $35,520,000
       ==================================================================


C97-605                    O'Connor and Associates                      Page 132

                                                           Income Approach

                         INCOME CAPITALIZATION APPROACH

The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of income a property will earn and its value. The theory of the Income Approach is that the value of a property is the present worth of the net income it will produce during its remaining economic or productive life. An investor generally would not be justified in paying more for an investment property (versus speculation) than the value that the net earning power will support based on an appropriate capitalization of the net income. In conformity with the principle of substitution, a prudent investor will not pay more for the right to receive income from a specified property than he would have to pay for another available investment which would produce income stream of similar quantity and quality.

The first step in the Income Approach is to estimate the gross income of the property which is the total income produced by the property if 100 percent occupied in its current highest and best use. To arrive at this figure an estimate is made of the "market" rent for the particular property being appraised. Market rent is that rent which is established from the market. Estimated gross annual income is not necessarily past or current annual income or existing rental rates or contract rental. The appraiser must determine current market rent and compare it with a property's existing rental, leases, tenant's ability to pay and competitive or comparative space.


C97-605                    O'Connor and Associates                      Page 133

Current economic, social, and political trends likely to affect the property or rentals must be considered, all in order to arrive at probable future earnings. In other words, past and present income are useful and significant only as an indication in determining expected future income. The income must be considered and weighted as to the expected quantity, quality and durability. The factors affecting the quantity of income have been mentioned above. A charge for potential loss from vacancy and/or collection problems typically must be considered in arriving at estimated effective annual income. The quality and durability of income are also weighted in the selection of the proper interest and capitalization rates and method of converting net income to value.

The next step in the Income Approach is the estimate of expenses to be deducted from the effective annual income to arrive at estimated net income (before depreciation). As in analyzing the income, the historical and present expenses are used only as a tool to arrive at the probable future expenses. Operating and maintenance expenses of similar properties as well as trends in expenses must be considered.

The final step in the approach is to establish the technique for conversion of income to value which is done by establishing a holding period, identifying all future cash flows, their patterns and relationships to present, selecting an appropriate interest (discount) rate and capitalization rate for conversion of future benefits to value by discounting each future annual benefit to present value.


C97-605                    O'Connor and Associates                      Page 134

The most important consideration is the risk and comparable rates on other real estate properties and alternative investments which investors are willing to accept. Therefore, in the valuation of the subject property by the Income Approach, the following procedures were followed in order to estimate the value of the property being appraised:

Estimate Market Rent:

Based on an analysis of similar projects with similar location, amenity and environmental characteristics.

Estimate Total Gross Income Potential:

Based on estimated market rents supported in the market, plus any ancillary income.

Estimate Vacancy and Rent Loss:

Based on present occupancy trends for competing properties with similar location, amenity and environmental influences.

Estimate Annual Operating Expenses:

These costs were based on an analysis of expenses typical of the industry for similar projects.

Capitalization of Net Income:

Based on capitalization rates typical of the current market (i.e., based on the overall capitalization rates of recent sales of comparable properties).

The Income Approach to value provides a good estimate when income and expenses can be reasonably determined in addition to interest and recapture rates. It applies most reliably when the property is an investment type, when the investor is purchasing for the income rather than speculation, where the highest and best use is stable rather than speculative, and where the highest and best use does not involve an area or property that is in a state of transition.


C97-605                    O'Connor and Associates                      Page 135

Since the subject property improvements are considered an acceptable use as improved, and since they are operating at (or above) stabilized rent and occupancy levels, a direct capitalization approach will be utilized in estimating the value of the stabilized income stream. Additionally, we have included a discounted cash flow analysis utilizing a 10-year projection.

Following are detailed sheets of rent comparables within the vicinity of the subject, utilized in estimating market rent. Their size, lease rates, and amenities support the viability of the cash flow we have projected for the holding period. As the subject property contains both separately-metered and master-metered units, rentals of both types of apartments in the area are included in the following pages.


C97-605                    O'Connor and Associates                      Page 136

================================================================================
                     APARTMENT RENTAL COMPARABLE NUMBER ONE
================================================================================

Key Map:                       490-V

Name:                          Place Vendome Apartments

Location:                      7600 High Meadow

Year Built:                    1966       (Substantially renovated 1996)

Construction:                  Two-story, wood frame, brick veneer, pitched
                               shingle roofs

Date Surveyed:                 July 1997

Contact:                       Management Office 713-622-1212

Total No. of Units:            220

Avg. Unit Size (SF):           756

Avg. Mo. Rent (PSF):           $0.71

Occupancy:                     97%


   Units     Type       Size (SF)   Monthly Rent   Rent PSF  Pot. Rent  Tot. SF
   -----     ----       ---------   ------------   --------  ---------  -------

      24   1 BR, 1 BA         561           $465      $0.83    $11,160    13,464

      68   1 BR, 1 BA         623           $485      $0.78    $32,980    42,364

      48   1 BR, 1 BA         670           $505      $0.75    $24,240    32,160

       4   1 BR, 1 BA         738           $515      $0.70     $2,060     2,952

       6   1 BR, 1 BA         882           $595      $0.67     $3,570     5,292

      20  2 BR, 1.5 BA        894           $595      $0.67    $11,900    17,880

      18   2 BR, 1 BA       1,001           $600      $0.60    $10,800    18,018

      26   2 BR, 2 BA       1,036           $665      $0.64    $17,290    26,936

       4  2 BR, 2.5 BA      1,080           $690      $0.64     $2,760     4,320

       2  3 BR, 2.5 BA      1,421           $820      $0.58     $1,640     2,842
       -                    -----           ----      -----     ------     -----

     220                      756           $538      $0.71   $118,400   166,228

================================================================================


C97-605                    O'Connor and Associates                      Page 137

================================================================================
            RENT COMPARABLE NUMBER ONE: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       2      Pools                                W/D Connections
              Hot Tub                              W/D in Unit
              Sauna                                Fireplaces
              Gazebo                               Wet Bars
              Club House                    X      Ceiling Fans
              Weight/Recreation Room               Self Cleaning Ovens
              Playground                    X      Frost Free Refrigerators
              Picnic Areas                  X      Mini Blinds
                                            X      Smoke Alarms
              Security                      X      Private Patios/Balconies
              --------
       X      Access Gates
       X      Unit Alarms                          Project
                                                   -------
              Courtesy Patrols              X      Covered Parking
              Utilities                            Storage
              ---------
       X      Master Metered                X      On-Site Laundry
              Individual Metered
       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 138

                        PHOTOGRAPH OF RENT COMPARABLE ONE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 139

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER TWO
================================================================================

Key Map:                       490-V

Name:                          Oakwood Gardens Apartments

Location:                      2424 South Voss

Year Built:                    1970       (Substantially renovated in 1989)

Construction:                  2-story, wood frame, brick exterior, flat
                               built-up roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 512-339-4668

Total No. of Units:            810

Avg. Unit Size (SF):           762

Avg. Mo. Rent (PSF):           $0.93

Occupancy:                     95%


   Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
   -----     ----       ---------   ------------  --------  ---------   -------

     246   Efficiency         500           $530     $1.06   $130,380    123,000

     327   1 BR, 1 BA         750           $690     $0.92   $225,630    245,250

     237   2 BR, 2 BA       1,050           $910     $0.87   $215,670    248,850
     ---                    -----           ----     -----   --------    -------

     810                      762           $706     $0.93   $571,680    617,100

================================================================================


C97-605                    O'Connor and Associates                      Page 140

================================================================================
RENT COMPARABLE NUMBER TWO: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       3      Pools                                W/D Connections

       X      Hot Tub                              W/D in Unit

              Sauna                         X      Fireplaces

              Gazebo                               Wet Bars

       X      Club House                           Ceiling Fans

       X      Weight/Recreation Room               Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

       X      Tennis Courts                 X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

              Courtesy Patrols              X      Covered Parking

              Utilities                            Storage
              ---------

       X      Master Metered                X      On-Site Laundry

              Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 141

                        PHOTOGRAPH OF RENT COMPARABLE TWO

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 142

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER THREE
================================================================================

Key Map:                       490-Z

Name:                          Hillcroft Apartments

Location:                      3737 Hillcroft

Year Built:                    1970       (Substantially renovated in 1995)

Construction:                  Two-story, wood frame, brick and wood veneer,
                               built-up flat roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-977-8477

Total No. of Units:            381

Avg. Unit Size (SF):           734

Avg. Mo. Rent (PSF):           $0.64

Occupancy:                     93%


   Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
   -----     ----       ---------   ------------  --------  ---------   -------

      98   1 BR, 1 BA         540           $399     $0.74    $39,102     52,920

      98   1 BR, 1 BA         638           $409     $0.64    $40,082     62,524

      16   1 BR, 1 BA         712           $419     $0.59     $6,704     11,392

      24   1 BR, 1 BA         683           $449     $0.66    $10,776     16,392

      20   1 BR, 1 BA         787           $505     $0.64    $10,100     15,740

      24   2 BR, 1 BA         845           $499     $0.59    $11,976     20,280

      24   2 BR, 1 BA         860           $519     $0.60    $12,456     20,640

      20  2 BR, 1.5 BA        938           $575     $0.61    $11,500     18,760

      40   2 BR, 2 BA       1,000           $619     $0.62    $24,760     40,000

       1  2 BR, 1.5 BA      1,080           $645     $0.60       $645      1,080

       8   2 BR, 2 BA       1,200           $715     $0.60     $5,720      9,600

       8   2 BR, 2 BA       1,303           $730     $0.56     $5,840     10,424
       -                    -----           ----     -----     ------     ------

     381                      734           $472     $0.64   $179,661    279,752
================================================================================


C97-605                    O'Connor and Associates                      Page 143

================================================================================
RENT COMPARABLE NUMBER THREE: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       1      Pools                                W/D Connections

       X      Hot Tub                              W/D in Unit

              Sauna                         X      Fireplaces

              Gazebo                               Wet Bars

              Club House                    X      Ceiling Fans

              Weight/Recreation Room               Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

                                            X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

       X      Courtesy Patrols              X      Covered Parking

              Utilities                            Storage
              ---------

       X      Master Metered                X      On-Site Laundry

              Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 144

                       PHOTOGRAPH OF RENT COMPARABLE THREE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 145

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER FOUR
================================================================================

Key Map:                       491-S

Name:                          Briarwood Apartments

Location:                      2423 Winrock

Year Built:                    1970

Construction:                  Two-story, wood frame, brick veneer, flat
                               built-up roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-781-7313

Total No. of Units:            351

Avg. Unit Size (SF):           867

Avg. Mo. Rent (PSF):           $0.80

Occupancy:                     99%


   Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
   -----     ----       ---------   ------------  --------  ---------   -------

      36   1 BR, 1 BA         565           $490     $0.87    $17,640     20,340

      66   1 BR, 1 BA         605           $505     $0.83    $33,330     39,930

      12   1 BR, 1 BA         625           $525     $0.84     $6,300      7,500

      39   1 BR, 1 BA         680           $555     $0.82    $21,645     26,520

      18   1 BR, 1 BA         725           $650     $0.90    $11,700     13,050

      13   2 BR, 1 BA         815           $720     $0.88     $9,360     10,595

       8   2 BR, 1 BA         995           $800     $0.80     $6,400      7,960

      77  2 BR, 2.5 BA      1,110           $795     $0.72    $61,215     85,470

      79   2 BR, 2 BA       1,110           $900     $0.81    $71,100     87,690

       3   3 BR, 2 BA       1,800         $1,295     $0.72     $3,885      5,400
       -                    -----         ------     -----     ------      -----

     351                      867           $691     $0.80   $242,575    304,455

================================================================================


C97-605                    O'Connor and Associates                      Page 146

================================================================================
RENT COMPARABLE NUMBER FOUR: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       4      Pools                         X      W/D Connections

              Hot Tub                              W/D in Unit

              Sauna                         X      Fireplaces

              Gazebo                               Wet Bars

              Club House                    X      Ceiling Fans

              Exercise Room                        Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

              Tennis Courts                 X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

              Access Gates

              Unit Alarms                          Project
                                                   -------

              Courtesy Patrols              X      Covered Parking

              Utilities                            Storage
              ---------

       X      Master Metered                X      On-Site Laundry

              Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 147

                       PHOTOGRAPH OF RENT COMPARABLE FOUR

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 148

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER FIVE
================================================================================

Key Map:                       490-Z

Name:                          Westhill Plaza Apartments

Location:                      3001 Hillcroft

Year Built:                    1969       (Substantially renovated in 1993)

Construction:                  2-story, brick veneer, flat built-up roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-787-0077

Total No. of Units:            160

Avg. Unit Size (SF):           880

Avg. Mo. Rent (PSF):           $0.77

Occupancy:                     94%


          Units     Type       Size (SF)       Monthly Rent  Rent PSF   Tot. SF
          -----     ----       ---------       ------------  --------   -------

            N/A   1 BR, 1 BA         680               $535     $0.79        N/A

            N/A   1 BR, 1 BA         702               $565     $0.80        N/A

            N/A   1 BR, 1 BA         730               $585     $0.80        N/A

            N/A   2 BR, 1 BA         920               $670     $0.73        N/A

            N/A   2 BR, 2 BA       1,101               $715     $0.65        N/A

            N/A   3 BR, 2 BA       1,478               $890     $0.60        N/A
            ---                    -----               ----     -----        ---

            160                      880               $673     $0.77    140,864

================================================================================


C97-605                    O'Connor and Associates                      Page 149

================================================================================
RENT COMPARABLE NUMBER FIVE: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       2      Pools                                W/D Connections

              Hot Tub                       X      W/D in Unit

              Sauna                                Fireplaces

              Gazebo                               Wet Bars

       X      Club House                    X      Ceiling Fans

       X      Weight/Recreation Room               Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators,
                                                   with icemaker

              Picnic Areas                  X      Mini Blinds

                                            X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

              Courtesy Patrols              X      Covered Parking

              Utilities                            Storage
              ---------

              Master Metered                       On-Site Laundry

       X      Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 150

                       PHOTOGRAPH OF RENT COMPARABLE FIVE

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 151

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER SIX
================================================================================

Key Map:                       490-Y

Name:                          Richmond Chase Apartments

Location:                      8155 Richmond Avenue

Year Built:                    1976       (Substantially renovated in 1990)

Construction:                  Two-story, wood frame, brick and wood veneer,
                               built-up flat roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-974-2099

Total No. of Units:            292

Avg. Unit Size (SF):           790

Avg. Mo. Rent (PSF):           $0.69

Occupancy:                     96%


   Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
   -----     ----       ---------   ------------  --------  ---------   -------

      32   0 BR, 1 BA         576           $425     $0.74    $13,600     18,432

      56   1 BR, 1 BA         623           $475     $0.76    $26,600     34,888

      16   1 BR, 1 BA         676           $495     $0.73     $7,920     10,816

      10   1 BR, 1 BA         730           $535     $0.73     $5,350      7,300

      11   1 BR, 1 BA         738           $535     $0.72     $5,885      8,118

      15   1 BR, 1 BA         812           $535     $0.66     $8,025     12,180

      16  1 BR, 1.5 BA        891           $575     $0.65     $9,200     14,256

     136   2 BR, 2 BA         917           $615     $0.67    $83,640    124,712
     ---                      ---           ----     -----    -------    -------

     292                      790           $549     $0.69   $160,220    230,702
================================================================================


C97-605                    O'Connor and Associates                      Page 152

================================================================================
RENT COMPARABLE NUMBER SIX: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       2      Pools                         X      W/D Connections

       X      Hot Tub                              W/D in Unit

              Sauna                         X      Fireplaces

              Gazebo                               Wet Bars

              Club House                    X      Ceiling Fans

       X      Weight/Recreation Room               Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

                                            X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

       X      Courtesy Patrols                     Covered Parking

              Utilities                            Storage
              ---------

              Master Metered                X      On-Site Laundry

       X      Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 153

                        PHOTOGRAPH OF RENT COMPARABLE SIX

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 154

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER SEVEN
================================================================================

Key Map:                       490-V

Name:                          7979 Westheimer Apartments

Location:                      7979 Westheimer

Year Built:                    1973

Construction:                  Two-story, wood frame, brick veneer, composition
                               shingle roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-789-7979

Total No. of Units:            459

Avg. Unit Size (SF):           875

Avg. Mo. Rent (PSF):           $0.73

Occupancy:                     97%


   Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
   -----     ----       ---------   ------------  --------  ---------   -------

     206   1 BR, 1 BA         614           $507     $0.83   $104,442    126,484

      48   1 BR, 1 BA         748           $540     $0.72    $25,920     35,904

      12  2 BR, 1.5 BA        914           $685     $0.75     $8,220     10,968

      24   2 BR, 1 BA         923           $699     $0.76    $16,776     22,152

      12   2 BR, 2 BA         928           $725     $0.78     $8,700     11,136

      21   2 BR, 2 BA       1,075           $750     $0.70    $15,750     22,575

     120   2 BR, 2 BA       1,212           $790     $0.65    $94,800    145,440

      16   3 BR, 3 BA       1,682         $1,195     $0.71    $19,120     26,912
      --                    -----         ------     -----    -------     ------

     459                      875           $640     $0.73   $293,728    401,571

================================================================================


C97-605                    O'Connor and Associates                      Page 155

================================================================================
RENT COMPARABLE NUMBER SEVEN: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       6      Pools                         X      W/D Connections

              Hot Tub                              W/D in Unit

              Sauna                         X      Fireplaces

              Gazebo                               Wet Bars

       X      Club House                    X      Ceiling Fans

       X      Exercise Room                        Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

              Tennis Courts                 X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

              Courtesy Patrols                     Covered Parking

              Utilities                            Storage
              ---------

              Master Metered                X      On-Site Laundry

       X      Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 156

                       PHOTOGRAPH OF RENT COMPARABLE SEVEN

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 157

================================================================================
APARTMENT RENTAL COMPARABLE NUMBER EIGHT
================================================================================

Key Map:                       490-U

Name:                          Rolido Parque Apartments

Location:                      2801 Rolido

Year Built:                    1977

Construction:                  Three-story, wood frame, brick veneer, flat
                               built-up roofs

Date Surveyed:                 July 1997

Contact:                       Management Office - 713-784-3480

Total No. of Units:            372

Avg. Unit Size (SF):           720

Avg. Mo. Rent (PSF):           $0.72

Occupancy:                     97%


    Units     Type       Size (SF)   Monthly Rent  Rent PSF  Pot. Rent   Tot. SF
    -----     ----       ---------   ------------  --------  ---------   -------

       80   1 BR, 1 BA         585           $450     $0.77    $36,000    46,800

      114   1 BR, 1 BA         620           $460     $0.74    $52,440    70,680

       96   1 BR, 1 BA         660           $470     $0.71    $45,120    63,360

        8   2 BR, 2 BA         930           $660     $0.71     $5,280     7,440

       32   2 BR, 2 BA         996           $710     $0.71    $22,720    31,872

       21   2 BR, 2 BA       1,012           $705     $0.70    $14,805    21,252

       21   2 BR, 2 BA       1,260           $785     $0.62    $16,485    26,460
       --                    -----           ----     -----    -------    ------

      372                      720           $518     $0.72   $192,850   267,864

================================================================================


C97-605                    O'Connor and Associates                      Page 158

================================================================================
RENT COMPARABLE NUMBER EIGHT: AMENITIES, FEATURES, COMMENTS
================================================================================

              Recreation                           Unit Features
              ----------                           -------------

       2      Pools                         X      W/D Connections

       X      Hot Tub                              W/D in Unit

              Sauna                                Fireplaces

              Gazebo                               Wet Bars

       X      Club House                    X      Ceiling Fans

       X      Exercise Room                        Self Cleaning Ovens

              Playground                    X      Frost Free Refrigerators

              Picnic Areas                  X      Mini Blinds

       X      Tennis Courts                 X      Smoke Alarms

              Security                      X      Private Patios/Balconies
              --------

       X      Access Gates

              Unit Alarms                          Project
                                                   -------

              Courtesy Patrols              X      Covered Parking

              Utilities                            Storage
              ---------

              Master Metered                X      On-Site Laundry

       X      Individual Metered

       X      Cable TV

================================================================================


C97-605                    O'Connor and Associates                      Page 159

                           PHOTOGRAPH OF RENT COMPARABLE EIGHT

                                [PHOTO OMITTED]


C97-605                    O'Connor and Associates                      Page 160

                             COMPARABLE RENTAL MAP

                                 [MAP OMITTED]

ESTIMATE OF MARKET RENT

Summary and Analysis of Rent Comparables

In order to estimate market rent for the subject, it was necessary to examine and analyze current rents from projects with which the subject will be in competition. All of the projects surveyed are in the immediate area of the subject, and are considered representative of the subject's competition within this market area. The following chart summarizes the rent comparables:

================================================================================
                          SUMMARY OF RENT COMPARABLES
================================================================================
                                     No.     Total    Avg. Unit        Avg. Mo
No.     Project Name                Units    SF NRA    Size SF   Occ.  Rent PSF
--------------------------------------------------------------------------------
        Master-Metered Projects
--------------------------------------------------------------------------------
 1      Place Vendome Apartments       220   166,228     756     97%     $0.71
--------------------------------------------------------------------------------
 2      Oakwood Gardens Apartments     810   617,100     762     95%     $0.93
--------------------------------------------------------------------------------
 3      Hillcroft Apartments           381   279,752     734     93%     $0.64
--------------------------------------------------------------------------------
 4      Briarwood Apartments           351   304,455     867     99%     $0.80
--------------------------------------------------------------------------------
        Separately-Metered Projects
--------------------------------------------------------------------------------
 5      Westhill Plaza Apartments      160   140,864     880     94%     $0.77
--------------------------------------------------------------------------------
 6      Richmond Chase Apartments      292   230,702     790     96%     $0.69
--------------------------------------------------------------------------------
 7      7979 Westheimer                459   401,571     875     97%     $0.73
--------------------------------------------------------------------------------
 8      Rolido Parque Apartments       372   267,864     720     97%     $0.72
================================================================================

The comparable apartment projects surveyed range in size from 160 units to 810 units, with average rents ranging from $0.64 PSF/month to $0.93 PSF/month for master-metered projects and $0.69 PSF/month to $0.77 PSF/month for separately-metered projects. The average unit sizes range from 720 square feet to 880 square feet. The subject property has an average unit size of +/-767 square feet.


C97-605                    O'Connor and Associates                      Page 161

Typically master-metered properties receive a higher rental rate per square foot than do their counterparts. However, in the subject's market area, based on a survey of 124 complexes by Apartment Data Services, Inc., the variance is less than 1 cent per square foot. This, in part, is due to the wide variety of complexes available. The traits of the complexes range from Class "A" projects, being newly constructed properties with amenities such as garages, TV monitored grounds, guards at the entrances gate, etc., to Class "D" properties, in poor condition and offering few or no amenities. The above comparable rentals indicate a +/-3 cent higher overall average rental rate for master-metered projects in comparison to separately-metered projects.

All of the rentals are considered direct competitors for the subject property. The subject and the comparable rentals are considered to be Class "B" properties, all of reasonably comparable age, curb appeal, and tenant mixes. All of these properties have similar tenant mixes, being of no particular employer concentration with the many of the tenants working in the Galleria area or along the Richmond "Strip," an area of concentration of nightclubs and restaurants. The subject property is considered superior to all of the comparable rentals in level of amenities. In addition to the amenities found at the majority of the competition such as pools, access gates, cable TV availability, ceiling fans, covered parking (master-metered units), private balcony\patio, and laundry facilities, the subject property offers tennis courts (with free lessons), dry cleaning services, and a large clubhouse with a computer room, mini-theatre, exercise room, and aerobics classes.


C97-605                    O'Connor and Associates                      Page 162

Each of the projects surveyed was inspected and the reported rents analyzed in an effort to determine prevalent trends and tenant preferences. Factors considered to exhibit significant influence on rent levels in this market are discussed as follows:

      Location: Generally the multifamily projects located along or in close proximity to major roadways were found to receive higher unit rents than those situated along lesser secondary roads. Ease of access appears to be a major tenant concern.

      Project Style/Design: Conversations with owners and on-site managers indicate that "curb appeal" is a major marketing feature. Although all of the projects included in our survey are garden style developments, differences in building design, site layout and landscaped areas are judged to influence potential tenants.

      Age/Condition: Tenant motivation in regard to these factors are often directed at the attractiveness of a project. As a result newer projects, which have experienced less deterioration due to time, tend to bring a higher rent level than older projects. It should be noted, however, that the influence of age can be mitigated somewhat by long term maintenance and/or renovation. Therefore, while age is an important factor, it is our opinion that tenants place greater emphasis on condition.


C97-605                    O'Connor and Associates                      Page 163

      Project Amenities: The amenities offered by the various projects surveyed varied. Swimming pools, laundry rooms and adequate parking are considered to be typical for this market. Projects offering more amenities generally utilize them as incentives in their marketing program and generally have higher rent levels. Examples of these type amenities include additional recreational features, fitness/weight rooms, covered carport parking and clubhouses.

      Unit Size/Type: The square footage of the individual units was found to generate some influence on per unit rent levels in this market, due primarily to the economy of size (higher per unit rent; lower per square foot rent). However, it was generally found that tenants appear to place greater emphasis on the type of unit (number of bedrooms and baths). One, two, and three bedrooms are typical throughout the market. Typically the greater the number of bedrooms, the higher the per unit rent.

      Unit Amenities: Unit finish was found to have significant influence on rent levels. Generally projects offering modern kitchen packages, energy efficient items (ceiling fans, etc.), fireplaces, and washer dryer connections can realize higher rent levels than those with lesser finish. Cable television service is often used as a promotional marketing tool, although we could not quantify a direct positive influence of this factor in regard to rent levels.


C97-605                    O'Connor and Associates                      Page 164

Utilities: The subject property contains both separately-metered and master-metered (for electricity) units.

In consideration of these factors, a comparison of each of the subject unit types was made to comparable units in the apartment projects surveyed. This analysis was useful in arriving at an estimate of monthly market rent for each unit type. Just last month (June, 1997), street rents at the subject property were increased. Given the subject's 99% occupancy, level of amenities offered, and strong occupancies at comparable properties, an increase in rents for new tenants is considered justified and sustainable. The procedure used in this analysis is illustrated on the following pages.


C97-605                    O'Connor and Associates                      Page 165

SUBJECT - Small Master-Metered 1BR/1BA Units (615 square feet)

The subject has 160 one bedroom/ one bath units, containing 615 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                 SUMMARY OF SMALL ONE BEDROOM RENT COMPARABLES
================================================================================
  Comparable      Unit Size (SF)          Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       1                623                   $485                    $0.78
--------------------------------------------------------------------------------
       3                638                   $409                    $0.64
--------------------------------------------------------------------------------
       3                683                   $449                    $0.66
--------------------------------------------------------------------------------
       4                605                   $505                    $0.83
--------------------------------------------------------------------------------
       4                625                   $525                    $0.84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject             615                   $550                    $0.89
================================================================================

The current asking rental rate for the subject property exceeds its competitors. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $525 per month are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $525 per month ($0.85 per square foot) for the market rent of the 615 square foot unit appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 166

SUBJECT - Large Master-Metered 1BR/1BA Units (720 - 798 square feet)

The subject contains 166 units containing 720 square feet, 232 units containing 736 square feet, and 80 units containing 798 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                      SUMMARY OF LARGE 1BR/1BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent         Monthly Rent Per
                                                                  Square Foot
--------------------------------------------------------------------------------
       1                 738                  $515                   $0.70
--------------------------------------------------------------------------------
       2                 750                  $690                   $0.92
--------------------------------------------------------------------------------
       3                 712                  $419                   $0.59
--------------------------------------------------------------------------------
       3                 787                  $505                   $0.64
--------------------------------------------------------------------------------
       4                 680                  $555                   $0.82
--------------------------------------------------------------------------------
       4                 725                  $650                   $0.90
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject              720                  $575                   $0.80
--------------------------------------------------------------------------------
    Subject              736                  $590                   $0.80
--------------------------------------------------------------------------------
    Subject              798                  $620                   $0.78
================================================================================

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $525 - $550 per month are being achieved on the 720 SF units, $565 - $580 on the 736 SF units, and $595 - $620 on the 798 units. Based upon a comparison to the above comparable rental units, with consideration given for unit size, age, location, appeal, condition and amenities, $540 per month ($0.75
PSF) market rent for the 720 SF units, $565 per month ($0.77 PSF) market rent for the 736 SF units, and $600 per month ($0.75 PSF) market rent for the 798 SF units appears appropriate and has been utilized in our analysis.


C97-605                    O'Connor and Associates                      Page 167

SUBJECT - Small Master-Metered 2BR/1BA Units (928 - 936 square feet)

The subject has 52 units containing 928 square feet and 64 units containing 936 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                      SUMMARY OF SMALL 2BR/1BA COMPARABLES
================================================================================
  Comparable      Unit Size (SF)          Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       1               1,001                  $600                    $0.60
--------------------------------------------------------------------------------
       3                860                   $519                    $0.60
--------------------------------------------------------------------------------
       3                938                   $575                    $0.61
--------------------------------------------------------------------------------
       4                995                   $800                    $0.80
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject             928                   $690                    $0.74
--------------------------------------------------------------------------------
    Subject             936                   $716                    $0.76
================================================================================
The above 938 SF unit is a 2BR/1.5 BA floorplan

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $660 - $680 per month for the 928 SF units and $685 - $720 per month for the 936 SF units are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $665 per month ($0.72 per square foot) for the market rent of the 928 SF units, and $690 per month ($0.74 per square foot) market rent for the 936 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 168

SUBJECT - Large Master-Metered 2BR/1BA Units (960 - 966 square feet)

The subject has 32 units containing 960 square feet and 32 units containing 966 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                         SUMMARY OF 2BR/1BA COMPARABLES
================================================================================
  Comparable     Unit Size (SF)          Monthly Rent           Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       1              1,001                  $600                     $0.60
--------------------------------------------------------------------------------
       3               938                   $575                     $0.61
--------------------------------------------------------------------------------
       3              1,080                  $645                     $0.60
--------------------------------------------------------------------------------
       4               995                   $800                     $0.80
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject            960                   $735                     $0.77
--------------------------------------------------------------------------------
    Subject            966                   $745                     $0.77
================================================================================
The above 938 SF & 1,080 SF units are 2BR/1.5 BA floorplans

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $705 - $735 per month for the 960 SF units and $705 - $725 per month for the 966 SF units are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $710 per month ($0.74 per square foot) for the market rent of the 960 SF units, and $715 per month ($0.74 per square foot) market rent for the 966 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 169

SUBJECT - Small Master-Metered 2BR/2BA Units (1,008 - 1,050 square feet)

The subject has 68 units containing 1,008 square feet and 16 units containing 1,050 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                      SUMMARY OF SMALL 2BR/2BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       1                1,036                 $665                    $0.64
--------------------------------------------------------------------------------
       2                1,050                 $910                    $0.87
--------------------------------------------------------------------------------
       3                1,000                 $619                    $0.62
--------------------------------------------------------------------------------
       4                1,110                 $900                    $0.81
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject             1,008                 $780                    $0.77
--------------------------------------------------------------------------------
    Subject             1,050                 $820                    $0.78
================================================================================

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $760 per month for the 1,008 SF units and $780 - $800 per month for the 1,050 SF units are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $760 per month ($0.75 per square foot) for the market rent of the 1,008 SF units, and $780 per month ($0.74 per square foot) market rent for the 1,050 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 170

SUBJECT - Large Master-Metered 2BR/2BA Units (1,120 - 1,240 square feet)

The subject has 32 units containing 1,120 square feet and 16 units containing 1,240 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                         SUMMARY OF 2BR/2BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       1                1,036                 $665                    $0.64
--------------------------------------------------------------------------------
       2                1,050                 $910                    $0.87
--------------------------------------------------------------------------------
       3                1,200                 $715                    $0.60
--------------------------------------------------------------------------------
       3                1,303                 $730                    $0.56
--------------------------------------------------------------------------------
       4                1,110                 $900                    $0.81
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject             1,120                 $850                    $0.76
--------------------------------------------------------------------------------
    Subject             1,240                 $930                    $0.75
================================================================================

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $830 per month for the 1,120 SF units and $890 per month for the 1,240SF units are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $830 per month ($0.74 per square foot) for the market rent of the 1,120 SF units, and $890 per month ($0.72 per square foot) market rent for the 1,240 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 171

SUBJECT - Small Separately-Metered 1BR/1BA Unit (615 square feet)

The subject has 288 units containing 615 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                      SUMMARY OF SMALL 1BR/1BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       6                 623                  $475                    $0.76
--------------------------------------------------------------------------------
       6                 676                  $495                    $0.73
--------------------------------------------------------------------------------
       7                 614                  $507                    $0.83
--------------------------------------------------------------------------------
       8                 585                  $450                    $0.77
--------------------------------------------------------------------------------
       8                 620                  $460                    $0.74
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject              615               $475-$485                  $0.78
================================================================================

The current asking rental rate for the subject property is on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $450 - $485 per month for the 615 SF units are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $470 per month ($0.76 per square foot) for the market rent of the 615 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 172

SUBJECT - Large Separately-Metered 1BR/1BA Units (722 - 752 square feet)

The subject has 1 unit containing 722 square feet, 2 units containing 728 square feet, and 1 unit containing 752 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                         SUMMARY OF 1BR/1BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       5                 730                  $585                    $0.80
--------------------------------------------------------------------------------
       6                 730                  $535                    $0.73
--------------------------------------------------------------------------------
       6                 738                  $535                    $0.72
--------------------------------------------------------------------------------
       7                 748                  $540                    $0.72
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject              722                  $505                    $0.70
--------------------------------------------------------------------------------
    Subject              728                  $510                    $0.70
--------------------------------------------------------------------------------
    Subject              752                  $525                    $0.70
================================================================================

The current asking rental rates for the subject units are slightly below the rental range. Given the level of amenities and overall appeal of the subject, a rental rate on the upper end of the range is considered appropriate. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $535 per month ($0.74 per square foot) for the market rent of the 722 SF and 728 SF units, and $555 per month ($0.72 per square foot) market rent for the 752 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 173

SUBJECT - Very Large Separately-Metered 1BR/1BA Units (822 - 890 square feet)

The subject has 1 unit containing 822 square feet, 1 unit containing 885 square feet, and 1 unit containing 890 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                         SUMMARY OF 1BR/1BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)        Monthly Rent           Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       6                 812                 $535                     $0.66
--------------------------------------------------------------------------------
       6                 891                 $575                     $0.65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject              822                 $575                     $0.70
--------------------------------------------------------------------------------
    Subject              885                 $575                     $0.65
--------------------------------------------------------------------------------
    Subject              890                 $625                     $0.70
================================================================================
The above 891 SF unit is a 1BR/1.5 BA floorplan

Rental Six is the only comparable which offers a floorplan similar to the subject's 822 SF, 885 SF, and 890 SF units. Based on the level of amenities and overall appeal of the subject, a market rental rate on the upper end of the range is considered appropriate. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $560 per month ($0.68 per square foot) for the market rent of the 822 SF unit, $575 per month ($0.65 per square foot) for the market rent of the 885 SF unit, and $625 per month ($0.70 per square foot) market rent for the 890 SF units appears appropriate and has been uitlized in our analysis.


C97-605                    O'Connor and Associates                      Page 174

SUBJECT - Separately-Metered 2BR/2BA Units (1,000 - 1,168 square feet)

The subject has 1 unit containing 1,000 square feet, 1 unit containing 1,108 square feet, 1 unit containing 1,168 square feet, and 32 units containing 1,008 square feet. The following is a recap of the units from the comparables considered most similar to the subject units:

================================================================================
                         SUMMARY OF 2BR/2BA COMPARABLES
================================================================================
  Comparable       Unit Size (SF)         Monthly Rent          Monthly Rent Per
                                                                   Square Foot
--------------------------------------------------------------------------------
       5                1,101                 $715                    $0.65
--------------------------------------------------------------------------------
       7                1,075                 $750                    $0.70
--------------------------------------------------------------------------------
       7                1,212                 $790                    $0.65
--------------------------------------------------------------------------------
       8                1,012                 $705                    $0.70
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Subject             1,000                 $700                    $0.70
--------------------------------------------------------------------------------
    Subject             1,008                 $702                    $0.70
--------------------------------------------------------------------------------
    Subject             1,108                 $775                    $0.70
--------------------------------------------------------------------------------
    Subject             1,168                 $775                    $0.66
================================================================================

The current asking rental rates for the subject units are on the upper end of the rental range. However, as previously indicated, the subject property offers an amenity package which is superior to the comparable rentals. Therefore, a rental rate on the upper end of the range appears reasonable. Based on a review of the most recent actual leases at the subject property (see rent roll in addenda), rents of $700 per month for the 1,000 SF unit, $665 - $690 per month for the 1,008 units, $775 per month for the 1,108 unit, and


C97-605                    O'Connor and Associates                      Page 175

SUBJECT - Separately-Metered 2BR/2BA Units (1,000 - 1,168 square feet)

$700 per month for the 1,168 SF unit are being achieved. Based upon a comparison to the above comparable rentals, with consideration given for age, location, appeal, condition and amenities, $700 per month ($0.70 per square foot) for the market rent of the 1,000 SF unit, $680 per month ($0.67 per square foot) for the market rent of the 1,008 SF units, $775 per month ($0.70 per square foot) for the market rent of the 1,108 SF unit, and $775 per month ($0.66 per square foot) market rent for the 1,168 SF units appears appropriate and has been utilized in our analysis.


C97-605                    O'Connor and Associates                      Page 176

Ancillary Income

Miscellaneous income generated $189,944 for the subject property in 1996 and $198,710 in 1995, according to the income statements provided. Additionally, miscellaneous income through June 1997, plus 1997 budget numbers total $180,578. These receipts indicate totals of $12.34, $12.94, and $11.76 per unit per month, respectively, on an "as occupied" basis (effective gross income). The 1996 Institute of Real Estate Management publication, Income/Expense Analysis:
Conventional Apartments, reported the average ancillary income per unit per month for garden style apartments in the Houston area to be $13.66.

Based on the subject's historical levels, a stabilized gross miscellaneous income of $13.20 per month per unit, or $16,896 per month, say $202,752 per year, is considered reasonable. This estimate is the gross ancillary income before deduction for vacancy and collection loss. Typically, a third party provides the laundry equipment and splits the revenue with the subject project, and this is considered the primary source of this income along with security deposit forfeitures and application fees.


C97-605                    O'Connor and Associates                      Page 177

POTENTIAL GROSS INCOME

Based on the comparable rentals, stabilized potential gross income for the subject project is estimated as follows:

================================================================================
                  CALCULATION OF ANNUAL POTENTIAL GROSS INCOME
--------------------------------------------------------------------------------
    Unit Type       Number    Unit    Rentable     Monthly     Rent/SF  Pot Rent
                   of Units   Size      Area        Rent

   1 BR / 1 BA        160      615     98,400       $525         $0.85   $84,000

   1 BR / 1 BA        166      720     119,520      $540         $0.75   $89,640

   1 BR / 1 BA        232      736     170,752      $565         $0.77  $131,080

   1 BR / 1 BA        80       798     63,840       $600         $0.75   $48,000

   2 BR / 1 BA        52       928     48,256       $665         $0.72   $34,580

   2 BR / 1 BA        64       936     59,904       $690         $0.74   $44,160

   2 BR / 1 BA        32       960     30,720       $710         $0.74   $22,720

   2 BR / 1 BA        32       966     30,912       $715         $0.74   $22,880

   2 BR / 2 BA        68      1,008    68,544       $760         $0.75   $51,680

   2 BR / 2 BA        16      1,050    16,800       $780         $0.74   $12,480

   2 BR / 2 BA        32      1,120    35,840       $830         $0.74   $26,560

   2 BR / 2 BA        16      1,240    19,840       $890         $0.72   $14,240

   1 BR / 1 BA        288      615     177,120      $470         $0.76  $135,360

   1 BR / 1 BA         1       722       722        $535         $0.74      $535

   1 BR / 1 BA         2       728      1,456       $535         $0.73    $1,070

   1 BR / 1 BA         1       752       752        $555         $0.74      $555

   1 BR / 1 BA         1       822       822        $560         $0.68      $560

   1 BR / 1 BA         1       885       885        $575         $0.65      $575

   1 BR / 1 BA         1       890       890        $625         $0.70      $625

   2 BR / 2 BA         1      1,000     1,000       $700         $0.70      $700

   2 BR / 2 BA         1      1,108     1,108       $775         $0.70      $775


C97-605                    O'Connor and Associates                      Page 178

   2 BR / 2 BA        32      1,008    32,256       $680         $0.67   $21,760

   2 BR / 2 BA         1      1,168     1,168       $775         $0.66      $775
                       -      -----     -----       ----         -----      ----

                     1,280     767     981,507      $582         $0.76  $745,310

MONTHLY POTENTIAL RENTAL INCOME                                         $745,310

Ancillary Income     1,280   units @     $13.20 per unit                 $16,896
                                                                         -------

MONTHLY POTENTIAL GROSS INCOME:                                         $762,206

                                              Multiplied By:                  12
                                                                              --
                                                                          Months
                                                                          ------

ANNUAL POTENTIAL GROSS INCOME:                                        $9,146,472
================================================================================

Therefore, the annual potential rental income is estimated to be $8,943,720, plus $202,752 in ancillary income for a total potential gross income of $9,146,472.


C97-605                    O'Connor and Associates                      Page 179

Vacancy/Collection Loss:

In the previous discussion of the subject's market area, the occupancy levels for master-metered complexes averaged 95.85%, above the average rate of 91.43% for individually metered complexes. The overall occupancy of the market area was 92.80%. This occupancy level is near the upper end of the range of the previous recent years, ranging from 86.63% to 93.28%, over a four year period. The occupancy levels exhibited by the rent comparables range from 93% to 97%. As of the date of inspection, the subject property was +/-99% occupied. Historical occupancy for the subject property has steadily increased from 83.40% in 1994 to 87.18% in 1995 to 90.75% in 1996 (according the income statements provided). Occupancy and rental rates have increased consistently at the subject property (as well as the sub-market) over the past few years. Considering the subject's current occupancy, the occupancies reported by nearby competing properties, and the overall appeal of the subject, a stabilized vacancy and collection loss rate of 6% for the subject property.

Employee/Model Units

This category provids for a deduction for rent loss on employee, administrative, and model units. The financial statements provided indicate a rent loss due to employee/model units ranging from 2.65% to 3.5% of potential gross rental income from 1994 to 1996. The June 1997 statement indicates a rent loss estimate for this category of 2.76%. Therefore, based on the historical levels, a stabilized annual rent loss due to employee/model units of 3% of potential gross rental income.


C97-605                    O'Connor and Associates                      Page 180

No move-in specials are being offered at the subject apartments.

While multifamily housing trends in this area are not expected to change significantly in the near future, it is reasonable to assume that over a typical investor holding period of eight to ten years, there will be losses of income during tenant turnover and/or collection problems. In the subject property type, stability of tenant base is of primary concern, and is a function of management through proper maintenance and attention to tenants' concerns. As such, a total stabilized occupancy level of 91% (including employee/model vacancy), or an annual loss of 9% of gross income is considered reasonable for this charge.

Effective Gross Income

Based on the foregoing analysis of potential gross income and vacancy /collection loss, the effective annual gross income for the project can be calculated as follows:

================================================================================
                             EFFECTIVE GROSS INCOME
--------------------------------------------------------------------------------
  Potential Gross       Less: Vacancy/Collection       Effective Gross Income
      Income                 Allowance (9%)
--------------------------------------------------------------------------------
    $9,146,472                  $823,182                     $8,323,290
================================================================================


C97-605                    O'Connor and Associates                      Page 181

ANALYSIS OF OPERATING EXPENSES:

Estimates of expenses associated with the operation of the subject property are based on surveys of similar properties in the area compared to reported data on the subject project. 1994, 1995, and 1996 operating statements for the subject were provided by the client. In addition to reviewing the subject's historical data, we have utilized income/expense data published by the Institute of Real Estate Management (IREM) as independent support for the forthcoming expense projections for the subject property.

While it is recognized that expenses such as maintenance and utilities will vary over time, our estimates are based on stabilized annual charges over a typical investor holding period. The following is a discussion of each major expense item for the subject project.

Property Taxes:

The subject is within the taxing jurisdiction of the Houston Independent School District, Harris County, and the City of Houston. The preliminary 1997 assessed value is $21,530,960, which represents a $2,743,970 increase from the total 1996 assessment. Considering on the tax comparable assesments, an increase in the subject assessment of 10% per year is anticipated in Year 2 and 3 of the holding period. In Year 1 of the discounted cash flow, taxes are calculated based on the preliminary 1997 assessment. This results in a 1997 tax expense for the subject property of $594,151.


C97-605                    O'Connor and Associates                      Page 182

Insurance:

The subject reflected an insurance expense per square foot of $0.31 in 1994, $0.35 per square foot in 1995, and $0.28 per square foot in 1996. IREM reported this expense to range from $0.12 to $0.21 per square foot, with a median cost of $0.15 per square foot. We have utilized an expense of $0.30 per square foot of NRA ($294,452) as the proforma insurance expense, based upon the subject's historical information.

Utilities (natural gas, electric, water, sewer, and basic cable)
The subject project's owner pays all utility costs for 950 out of the 1,280 units in the complex. The subject's historical operating expenses indicated a per square foot expense of $1.39 in 1994, $1.35 in 1995, and $1.41 in 1996. IREM data estimate this expense to be between $0.52 and $1.38 per square foot. The subject is slightly above the IREM range due to the superior level of amenities offered at this project. We have estimated the proforma expense to be $1.42 per square foot or $1,393,740 annually.

Management:

Typical cost for general management and accounting for multifamily properties typically range from 3% to 6% of the effective gross income. IREM data reflected management fees of between 3.4% and 4.6%. The subject's historical expense was indicated to be 4.00% in 1996, 1995, and 1994. The actual historical subject expense appears consistent with the supporting market data. Thus, an annual stabilized management fee for the subject of 4.00% of the projected effective gross income has been utilized in Year 1.


C97-605                    O'Connor and Associates                      Page 183

Maintenance:

This expense item covers structural maintenance, maintenance of mechanical equipment, appliances, parking areas, grounds maintenance, and cleaning and redecorating of vacant units, including supplies. These items are necessary to insure the quality of both the appearance and functional utility of the apartment complex in order to retain the highest possible occupancy level.

Maintenance charges for apartment complexes of this quality typically range from $0.38 to $0.77 per square foot/year, according to IREM data. This charge should include cleaning and supplies, painting, landscaping, floor and wall coverings, mechanical repair, exterior repairs, roof repairs, pool chemicals, trash removal, pest control, etc. The subject reported historical expenses of $0.62 per square foot in 1994; $0.81 per square foot in 1995; and $0.60 per square foot in 1996. Based upon analysis of this and competing projects, the stabilized charge for maintenance was estimated at $0.68 per square foot, or $667,425.

Payroll/Salaries:

The subject reflected a total salaries expense of $0.97 PSF in 1994, $1.00 PSF in 1995, and $0.97 PSF in 1996. Typical payroll expense ranges between $0.78 and $0.98 per square foot, according to IREM. Overall payroll expense can include other costs in addition to base salary expenses: manager salaries, other employee's salaries, payroll taxes, group insurance, workman's compensation, and/or additional employee benefits.


C97-605                    O'Connor and Associates                      Page 184

Based on the above expense levels, we have utilized $1.00 PSF or $981,507, as the salary expense.

Administrative & Advertising

This expense item includes the cost for apartment guide and newspaper advertisements, promotional specials (i.e. referral fees), as well as those office and administrative costs involved in the day to day operations (excluding maintenance and management). These include office supplies, uniform service, rental furniture, legal fees, bookkeeping and other miscellaneous leasing expenses. Typical cost for this item ranges from $0.25-$0.75 per square foot. Actual historical expenditures for the subject property approximate $0.26 PSF in 1994, $0.30 PSF in 1995, and $0.40 PSF in 1996. For a stabilized expense, we have utilized $0.38 per square foot, or $372,973, in this category.

Reserves for Replacement:

This expense charge allows for the replacement of building component items whose physical useful life expectancy is less than the building, but longer than the typical investor holding period (replacement of shorter life items would be considered maintenance). The theory is that prudent management would allocate an annual charge sufficient for the periodic replacement of these items. The short life building component items with life expectancies greater than the typical holding period were identified in the cost approach. Additionally, unit remodeling expenses are included in this category. Typically, these costs are estimated at $200 to $250 per unit, based on the age/condition,


C97-605                    O'Connor and Associates                      Page 185
location, and the average unit size of the property, and external factors such as interest rates. Brokers, investors, structural engineers, estimators, and other professionals considered knowledgeable in this area confirm these estimates. We have estimated this expense for the subject property at $220 per unit, or $281,600 on a stabilized basis.

Total Expenses

Expenses for the total project are $4,918,780, or +/-$5.02 per square foot of net rentable area. This expense is considered reasonable, based on data from similar complexes and given the subject property's master-metered status and maintenance requirements.

The expense ratio (expenses/ effective gross income) for the subject is estimated to be 59.10%. The identified comparable sales indicated expense ratios between 51.34% and 63.84%. Thus, the expense ratio is considered reasonable and supported.


C97-605                    O'Connor and Associates                      Page 186

NET OPERATING INCOME (NOI)

Based on the foregoing analysis, the following schedule illustrates the calculations used in arriving at the Net Operating Income Estimate for the subject project.

================================================================================
                          INCOME SCHEDULE - STABILIZED
--------------------------------------------------------------------------------

 Rental Income                      $745,310    Mo  x       12  =     $8,943,720

   SF NRA and Ave. Rent PSF          981,507    SF  @    $9.11

 Plus Other Income                                                     $202,752
                                                                       --------

 Potential Gross Income                                  $9.32        $9,146,472

 Less Vacancy/Collection Loss                               9%        ($823,182)
                                                                      ----------

 Effective Gross Income Estimate                                      $8,323,290

 Less Expenses                        Amount    % EGI      PSF
                                      ------    -----      ---

  Property Taxes                    $594,151    7.14%    $0.61

  Insurance                         $294,452    3.54%    $0.30

  Utilities                       $1,393,740   16.75%    $1.42

  Management                        $332,932    4.00%    $0.34
                                    --------    -----    -----

   Total Fixed Expenses           $2,615,275   31.43%    $2.67

  Maintenance and Repairs           $667,425    8.02%    $0.68

  Payroll/Salaries                  $981,507   11.79%    $1.00

  Administrative/Adver.             $372,973    4.48%    $0.38

  Reserves                          $281,600    3.38%    $0.29
                                    --------    -----    -----

   Total Variable Expenses        $2,303,505   27.67%    $5.02
                                  ----------   ------    -----

 Total Expenses                   $4,918,780   59.10%    $5.02      ($4,918,780)
                                                                    ------------

 Net Operating Income                                                 $3,404,510
================================================================================


C97-605                    O'Connor and Associates                      Page 187

NOI DEFICIENCY

Net Operating Income Deficiency is the total of the loss of market rent and expense recovery (rent loss) due to vacancy during the forecasted absorption period, together with costs and expenses associated with achieving that occupancy, such as tenant improvements and leasing commissions, offset by expense savings during the period that the building, or portions of the building, is not occupied. As the subject property is projected to maintain stabilized levels throughout a typical investor holding period, this procedure is not applicable to this analysis.


C97-605                    O'Connor and Associates                      Page 188

DIRECT CAPITALIZATION:

Direct Capitalization is a process whereby net operating income is converted into value utilizing an overall capitalization rate (Ro). There are several methods of deriving capitalization rates in order to adequately account for risk associated with the quantity, quality and durability of the income stream. Based upon the defined appraisal problem and in consideration of the available data, it is the appraisers' position to determine which of these techniques is the most indicative of current investor's attitudes. As such, two methods for developing a capitalization rate were considered applicable in this appraisal. The following is a discussion of each.


C97-605                    O'Connor and Associates                      Page 189

Market Extraction Method

In this case, we have developed an overall rate from an analysis of the market sales considered in the Sales Comparison Approach-Improved Properties Section of this report. An overall rate was derived for each sale by dividing the net operating income of the sale property by its sale price. This technique involves constant dollars and stabilized operating ratios. The overall rates extracted from the sales are based on net operating incomes resulting from estimated expenses typical of comparable projects in the marketplace, including reserves. Expenses for comparable projects are retained in our files. Therefore, the Ro's reflect estimated economic indicators, but are considered to be reflective of market conditions. The following is a summary of the rates developed from the market data.

                      ===================================
                        Sale #         Indicated Ro
                      -----------------------------------
                           1               9.31%
                      -----------------------------------
                           2               9.53%
                      -----------------------------------
                           3               9.30%
                      -----------------------------------
                           4              10.21%
                      -----------------------------------
                           5               9.15%
                      -----------------------------------
                         Avg.              9.50%
                      ===================================


C97-605                    O'Connor and Associates                      Page 190

The overall capitalization rates calculated for the comparable sales range from 9.15% to 10.21%. The mean capitalization rate of the sales is 9.50% and the median is 9.31%. Sales of Class "B" apartments in Greater Houston area are currently reporting capitalization rates between 9% and 10%. In addition to the above sales, the Telegragh Hill Apartments sold in June 1997 with a capitalization rate (based on current NOI/Sale Price) of 9.17%. Although this sale was not included in the Sales Comparison Approach, it does provide an indication of current capitalization rates for apartments in Houston. Due to the unusually large size of the subject property, and the high overall value for the project (in relation to other Houston area apartments), the subject is considered to be attractive to an institutional investor. There are very few other investment opportunities in a single apartment project in the Houston area which would provide a similar size contribution to a portfolio. Additionally, the subject facility has been operated by Harold Farb for several years. Harold Farb is well-known in the Houston market and has a reputation for offering good quality projects complemented by attentive management staff. Therefore, given the capitalization rates reported by the sales, and considering the size, name recognition, occupancy, tenant mix, and overall appeal of the subject property, a "going-in" rate of 9.25% was considered applicable.


C97-605                    O'Connor and Associates                      Page 191

Band of Investment Method:

This technique of developing a capitalization rate basically involves a synthesis between a mortgage constant and an equity dividend rate, each weighted by its percentage of contribution. The mortgage portion of this rate includes an allowance for both interest on and amortization of the mortgage component.

Our research, including reviews of various publications and conversations with local lenders, revealed that mortgage terms for this type property are being quoted to a credit worthy customer in the range of 8.00% to 10.00%. The typical amortization period is 20 years. Additionally, the typical loan to value ratio is 70%. Assuming a 9% interest rate, the annual mortgage constant is calculated to be 0.107967.

The remainder of the total value (i.e., 30%) is attributable to the equity contribution. The equity portion is below the mortgage portion due to negative leverage in some property types in the current market. The calculations used to develop a capitalization rate via the Band of Investment technique is illustrated as follows:

            Calculation of Ro

            Mortgage Portion          0.70    x    0.107967    =    0.075577

            Equity Portion            0.30    x    0.070000    =    0.021000
                                      ----

            Indicated Overall Rate    1.00                          0.096577
                                       SAY   9.65%


C97-605                    O'Connor and Associates                      Page 192

            Reconciliation of Overall "Going-In" Capitalization Rates

           1.  Market Extraction:                             9.25%

           2.  Band of Investment:                            9.65%

Emphasis is placed on the Market Extraction Method as this method is more often relied upon by investors in the current market. Based on the foregoing, it is our opinion that the appropriate capitalization rate for the subject is 9.25%, which is the rate generated by the Market Extraction Method and generally supported by the Band of Investment Method.


VALUE VIA DIRECT CAPITALIZATION

This calculation is illustrated as follows:

================================================================================
                              DIRECT CAPITALIZATION
================================================================================
Net Operating Income    Divided By Capitalization Rate    Equals Indicated Value
--------------------------------------------------------------------------------
      $3,404,510                     9.25%                       $36,805,514
--------------------------------------------------------------------------------
 Less PV of property tax savings due to
      under-assessment in Yr 1                                     ($152,457)
--------------------------------------------------------------------------------
                           VALUE VIA DIRECT CAPITALIZATION       $36,653,057
--------------------------------------------------------------------------------
                                                  ROUNDED:       $36,650,000
================================================================================


C97-605                    O'Connor and Associates                      Page 193

Effective Gross Income Multiplier Analysis

The second unit of comparison abstracted is the effective gross income multiplier (EGIM). The EGIM expresses the relationship between the effective gross income attributable to a property and the overall sale price. The Effective Gross Income Multipliers extracted from the sales are listed as follows.

                       ===================================
                         Sale #     Indicated  Expense
                                      EGIM       Ratio
                       -----------------------------------
                             1         3.88      63.84%
                       -----------------------------------
                             2         4.28      59.21%
                       -----------------------------------
                             3         4.60      57.23%
                       -----------------------------------
                             4         4.77      51.34%
                       -----------------------------------
                             5         4.92      54.95%
                       -----------------------------------
                          Avg.         4.56      57.31%
                       ===================================

Typically, there is an inverse relationship between the effective expense ratio and the effective gross income multiplier. Generally, the lower the expense ratio, the higher the EGIM. Based on the subject's characteristics, including its 59.100% expense ratio in comparison to the sales, an EGIM below the average of the range of EGIMs indicated by the sales is considered applicable. Based on this data and in consideration of the subject's location, age and physical characteristics, a multiplier of 4.25 is judged to be an applicable indicator of value for the subject property via this method. Utilizing the


C97-605                    O'Connor and Associates                      Page 194
annual stabilized effective gross income for the subject estimated in this report, the following calculation indicates the total value for the property via this method.

================================================================================
Effective Gross Income     Effective Gross Income Multiplier     Indicated Value
--------------------------------------------------------------------------------
      $8,323,290                         4.25                      $35,373,981
--------------------------------------------------------------------------------
                              VALUE VIA EGIM METHOD, ROUNDED:      $35,370,000
================================================================================


C97-605                    O'Connor and Associates                      Page 195

DISCOUNTED CASH FLOW ANALYSIS

The appraiser performed a discounted cash flow analysis on the subject property to analyze the income stream over a typical holding period. The cash flow was performed on the Argus discounted cash flow computer program. The following is a list of the assumptions applicable to this analysis,

A method of capitalization often used for income producing properties is the discounted cash flow method. In this method, the value estimate for the subject is considered to be the sum of the annual income, discounted to present worth, that the property will generate over a projected period of ownership plus the present worth of the value of the property at the end of the ownership period (reversion value). The following projections and assumptions, based on market research, were used in setting up the DCF model.

Projections and Assumptions for DCF Model:

Ownership Period:     For the purpose of this analysis, we have assumed a 10
                      year investor holding period. The length of the cash flow and holding period is a function of the liquidity of a capital investment and the average holding period present in the Greater Houston Market.

Leases/Rental:        As earlier estimated, we have utilized the market rental
                      rates for the subject property. Additionally, we utilized the actual physical occupancy (99%), adjusted for vacancy and collection losses.


C97-605                    O'Connor and Associates                      Page 196

                      Based on current trends with rental rates increasing every year for the past two years in the market area and with the subject property exhibiting rental increases of between 1% and 5% over the past two years, we are projecting annual rate increases of 3.50%

Occupancy:            Vacancy/credit and collection allowance of 6.0% and
                      employee/model units of 3.0% (totalling 9%) was applied in the cash flow.

Expenses:             For the purpose of this analysis operating expenses for
                      the first year are generally similar to those used in the direct capitalization, and grown at a rate of 3.5% per year.

Renewals:             We have estimated that approximately 75% of the tenants
                      will renew their leases, rather than vacating the subject property. The basis for this assumption lies in the relative stability of the Galleria area apartment market and the low turnover reported by property management.


C97-605                    O'Connor and Associates                      Page 197

Discount Rates        To develop an appropriate discount rate, the appraiser
                      must start with utilization of what is considered to be a safe rate in the market, and build a gross discount rate by adding for additional risks attendant with ownership of the property. The safe rate for a typical investor is considered to be similar to 3-Month treasury securities, which according to the Federal Reserve Bank of St. Louis were averaging a yield of approximately 5.00% as of the most recent date bids were available, which was June 26, 1997. The current safe rate used for development of the discount rate is estimated to be 5.50% as of the appraisal date. As of March 20, 1997, yields on alternative security investments are as follows:

                            ====================================================

                               Type of Investment                Current Yield

                              Corporate AAA Bonds                    7.33%

                              Corporate BAA Bonds                    7.94%

                             3-Month Treasury Bills                  5.08%

                             1-Year Treasury Bills                   5.42%

                            Long-Term Treasury Bonds                 6.03%
                            ====================================================

Yields on these securities have been fluctuating over the past 3 months. Anticipated risk was estimated to be approximately 2.00%. The burden of management is estimated to require approximately 2.00%, and the illiquidity of invested capital required an additional 2.00% increment. The total discount rate is therefore summarized as follows:


C97-605                    O'Connor and Associates                      Page 198

                            ====================================================
                            Safe Rate                              5.50%

                            Risk                                   2.00%

                            Management                             2.00%

                            Illiquidity of Funds                   2.00%

                            Total Discount Rate                   11.50%
                            ====================================================

Real Estate Research Corporation conducts a survey that provides information from national investors as to their accepted growth and discount rate assumptions. Peter F. Korpacz & Associates also conducts a similar survey.

These surveys indicate acceptable Internal Rates of Return for all property types ranging from 9.0% to 15.0%. The lowest range of yield rates for alternative investments was indicated by Korpacz Survey for the Manhattan, New York office market of 9.0% to 11.5% and the highest yield rate to be 11.0% to 15.0% for oversupplied office markets such as the Houston market. According to the Korpacz Survey, the average anticipatory yield rate for oversupplied office markets was 13.11%.

According to the Real Estate Research Corporation Report, hotels and industrial properties have the highest average Internal Rates of Return requirements of 11.0% to 13.5%. Yield rates for regional malls had the lowest yield requirements which range from 10.0% to 11.5%. Office yield rates ranged from 10.5% to 13.5%, with central business district offices at the low end of the range. Yields for apartment projects and


C97-605                    O'Connor and Associates                      Page 199
industrial buildings in Houston have ranged from 8.0% to 15.0%, depending on condition, occupancy, rental rate and location.

In selecting an appropriate rate, consideration must be given not only to available yields on alternative investments, but also to the property's location, age and condition. Income growth rate assumptions for the Houston Metropolitan Area market are typical of the national market. Commensurately, internal rates of return are increased to account for increased risks associated with buying property primarily for future potential value, rather than annual cash flow. Based on the above analysis of yield rates and other characteristics of the subject property, it is our opinion that the 10.50% discount rate (annually pre-tax and before debt) developed by the Build-Up Method earlier in this discussion, is an appropriate yield rate to attract equity capital to the subject property.

Reversion Value:      Based on recent improved sales a "going-in rate" of 9.25%
                      was utilized in the direct capitalization. Therefore, a terminal rate of 10.25% will be used to convert the net income projected for the conversion year into an indication of value. A sale expense of 5.0% is applied in year 11.

Based on these assumptions, the final cash flow summary and value estimate are presented on the following pages. The discounted cash flow worksheets, tenant summaries, and supporting schedules are presented in the Addenda of this report.


C97-605                    O'Connor and Associates                      Page 200

Value Estimate - Discounted Cash Flow Method

Base on the discounted cash flow prepared on the Argus program, the value is indicated to be between $34,054,826 and $36,215,885, with discount rates ranging from 11.25% to 12.25%. Given the characteristics of the subject, a value of $35,500,000 was considered appropriate via the Discounted Cash Flow Method.


C97-605                    O'Connor and Associates                      Page 201

Software       : ARGUS Ver 7.0.03                                  Date :8/1/97
File           : DCF                    WEST POINT                 Time :9:44 am
Property Type  : Apartment             8700 WOODWAY                Ref# :AFE
Portfolio      : ML                      HOU, TX                   Page :1
                            SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997

                                       Year 1           Year 2           Year 3           Year 4           Year 5           Year 6
For the Years Ending                 Jul-1998         Jul-1999         Jul-2000         Jul-2001         Jul-2002         Jul-2003
                                 ------------     ------------     ------------     ------------     ------------     ------------
POTENTIAL GROSS REVENUE
Potential Rental Revenue         $  8,895,960     $  9,170,386     $  9,491,347     $  9,823,548     $ 10,167,370     $ 10,523,225
                                 ------------     ------------     ------------     ------------     ------------     ------------
Scheduled Base Rental Revenue       8,895,960        9,170,386        9,491,347        9,823,548       10,167,370       10,523,225
OTHER INCOME                          202,752          206,807          210,943          215,162          219,465          223,855
                                 ------------     ------------     ------------     ------------     ------------     ------------
TOTAL POTENTIAL GROSS REVENUE       9,098,712        9,377,193        9,702,290       10,038,710       10,386,835       10,747,080
General Vacancy                      (800,636)        (825,335)        (854,221)        (884,119)        (915,063)        (947,090)
                                 ------------     ------------     ------------     ------------     ------------     ------------
EFFECTIVE GROSS REVENUE             8,298,076        8,551,858        8,848,069        9,154,591        9,471,772        9,799,990
                                 ------------     ------------     ------------     ------------     ------------     ------------
OPERATING EXPENSES
TAXES                                 594,151          653,566          718,923          747,680          777,587          808,691
INSURANCE                             294,452          304,758          315,424          326,464          337,890          349,717
UTILITIES                           1,393,740        1,442,521        1,493,009        1,545,264        1,599,349        1,655,326
MANAGEMENT                            331,923          342,074          353,923          366,184          378,871          392,000
MAINTENANCE                           667,425          690,785          714,962          739,986          765,886          792,692
PAYROLL                               981,507        1,015,860        1,051,415        1,088,214        1,126,302        1,165,722
ADMINISTRATIVE                        372,973          386,027          399,538          413,522          427,995          442,975
RESERVES                              281,600          291,456          301,657          312,215          323,142          334,452
                                 ------------     ------------     ------------     ------------     ------------     ------------
TOTAL OPERATING EXPENSES            4,917,771        5,127,047        5,348,851        5,539,529        5,737,022        5,941,575
                                 ------------     ------------     ------------     ------------     ------------     ------------
NET OPERATING INCOME                3,380,305        3,424,811        3,499,218        3,615,062        3,734,750        3,858,415
                                 ------------     ------------     ------------     ------------     ------------     ------------
CASH FLOW BEFORE DEBT SERVICE    $  3,380,305     $  3,424,811     $  3,499,218     $  3,615,062     $  3,734,750     $  3,858,415
& INCOME TAX                     ============     ============     ============     ============     ============     ============


                                       Year 7           Year 8           Year 9          Year 10          Year 11
For the Years Ending                 Jul-2004         Jul-2005         Jul-2006         Jul-2007         Jul-2008
                                 ------------     ------------     ------------     ------------     ------------
POTENTIAL GROSS REVENUE
Potential Rental Revenue         $ 10,891,538     $ 11,272,741     $ 11,667,287     $ 12,075,643     $ 12,498,295
                                 ------------     ------------     ------------     ------------     ------------
Scheduled Base Rental Revenue      10,891,538       11,272,741       11,667,287       12,075,643       12,498,295
OTHER INCOME                          228,332          232,898          237,556          242,307          247,154
                                 ------------     ------------     ------------     ------------     ------------
TOTAL POTENTIAL GROSS REVENUE      11,119,870       11,505,639       11,904,843       12,317,950       12,745,449
General Vacancy                      (980,238)      (1,014,547)      (1,050,056)      (1,086,808)      (1,124,847)
                                 ------------     ------------     ------------     ------------     ------------
EFFECTIVE GROSS REVENUE            10,139,632       10,491,092       10,854,787       11,231,142       11,620,602
                                 ------------     ------------     ------------     ------------     ------------
OPERATING EXPENSES
TAXES                                 841,038          874,680          909,667          946,054          983,896
INSURANCE                             361,957          374,625          387,737          401,308          415,354
UTILITIES                           1,713,262        1,773,226        1,835,289        1,899,525        1,966,008
MANAGEMENT                            405,585          419,644          434,191          449,246          464,824
MAINTENANCE                           820,436          849,151          878,871          909,632          941,469
PAYROLL                             1,206,523        1,248,751        1,292,457        1,337,693        1,384,513
ADMINISTRATIVE                        458,479          474,526          491,134          508,324          526,115
RESERVES                              346,158          358,274          370,813          383,792          397,225
                                 ------------     ------------     ------------     ------------     ------------
TOTAL OPERATING EXPENSES            6,153,438        6,372,877        6,600,159        6,835,574        7,079,404
                                 ------------     ------------     ------------     ------------     ------------
NET OPERATING INCOME                3,986,194        4,118,215        4,254,628        4,395,568        4,541,198
                                 ------------     ------------     ------------     ------------     ------------
CASH FLOW BEFORE DEBT SERVICE    $  3,986,194     $  4,118,215     $  4,254,628     $  4,395,568     $  4,541,198
& INCOME TAX                     ============     ============     ============     ============     ============

Software       : ARGUS Ver 7.0.03                                  Date :8/1/97
File           : DCF                 WEST POINT                    Time :9:44 am
Property Type  : Apartment          8700 WOODWAY                   Ref# :AFE
Portfolio      : ML                   HOU, TX                      Page :2
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period

               For the                                 P.V. of         P.V. of         P.V. of
Analysis        Year                   Annual         Cash Flow       Cash Flow       Cash Flow
Period          Ending                Cash Flow       @ 11.25%        @ 1l.75%        @ 12.25%
--------       -------              -----------     -----------     -----------     -----------
Year  1        Jul-1998              $3,380,305      $3,038,476      $3,024,881      $3,011,408
Year  2        Jul-1999               3,424,811       2,767,175       2,742,468       2,718,090
Year  3        Jul-2000               3,499,218       2,541,388       2,507,428       2,474,070
Year  4        Jul-2001               3,615,062       2,360,020       2,318,065       2,277,038
Year  5        Jul-2002               3,734,750       2,191,601       2,143,008       2,095,704
Year  6        Jul-2003               3,858,415       2,035,208       1,981,180       1,928,816
Year  7        Jul-2004               3,986,194       1,889,984       1,831,579       1,775,227
Year  8        Jul-2005               4,118,215       1,755,129       1,693,280       1,633,873
Year  9        Jul-2006               4,254,628       1,629,901       1,565,430       1,503,780
Year 10        Jul-2007               4,395,568       1,513,613       1,447,237       1,384,049
                                    -----------     -----------     -----------     -----------
 Total Cash Flow                     38,267,166      21,722,495      21,254,556      20,802,055
 Property Resale @ 10.25% Cap        42,089,152      14,493,390      13,857,818      13,252,771
                                                    -----------     -----------     -----------
Total Property Present Value                        $36,215,885     $35,112,374     $34,054,826
                                                    ===========     ===========     ===========
Rounded to Thousands                                $36,216,000     $35,112,000     $34,055,000
                                                    ===========     ===========     ===========

Per Unit                                                     37            36              35

PERCENTAGE VALUE DISTRIBUTION
Prospective Income                                       59.98%         60.53%         61.08%
Prospective Property Resale                              40.02%         39.47%         38.92%
                                                    ===========     ===========     ===========
                                                        100.00%        100.00%        100.00%

Software       : ARGUS Ver 7.0.03                                 Date :8/1/97
File           : DCF                WEST POINT                    Time :9:44 am
Property Type  : Apartment         8700 WOODWAY                   Ref# :AFE
Portfolio      : ML                  HOU, TX                      Page :3
                             PROPERTY SUMMARY REPORT

TIMING & INFLATION
   Analysis Period:             August 1, 1997 to July 31, 2007; 10 years
   Inflation Method:            Fiscal
   General Inflation Rate:      3.50%

PROPERTY SIZE & OCCUPANCY
   Property Size:               981,507 units
   Alternate Size:              1 Square Foot
   Number of unit types:        23
   Total Occupied Area:         1,280 individual units, 0.13%, during first
                                    month of analysis

GENERAL VACANCY
   Method:                      Percent of All Rental Revenue
   Amount:                      9.00%

PROPERTY PURCHASE & RESALE
   Purchase Price:
   Resale Method:               Capitalize Net Operating Income
   Cap Rate:                    10.25%
   Cap Year:                    Year 11
   Commission/Closing Cost:     5.00%
   Net Cash Flow from Sale:     $42,089,152

PRESENT VALUE DISCOUNTING
   Discount Method:             Annually (Endpoint on Cash Flow & Resale)
   Unleveraged Discount Rate:   11.25% to 12.25%, 0.50% increments
   Unleveraged Present Value:   $34,054,826 at 12.25%

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:38 am
Property Type  :Apartment                                          Ref# :AFC
Portfolio      :ML                                                 Page :1
                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                          Annual Cash Flow before Debt

                                [GRAPHIC OMITTED]

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:39 am
Property Type  :Apartment                                          Ref# :AFC
Portfolio      :ML                                                 Page :1
                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                               Distribution of PV

                                [GRAPHIC OMITTED]

Income Approach - Conclusion

A value of $36,650,000 is indicated for the subject property by the direct capitalization method, $35,370,000 is indicated by the EGIM method, and $35,500,000 is indicated via the discounted cash flow analysis. The strengths and weaknesses of each technique were considered. The direct capitalization method is considered to be the valuation methodology most often utilized by investors in this market, and a value nearer to the value conclusion of the direct capitalization method is appropriate. The Effective Gross Income Multiplier technique and the Discounted Cash Flow both generally support the value indicated by the Direct Capitalization. As such, the final estimate of value for the subject property via the Income Approach was estimated to be $36,100,000.


C97-605                    O'Connor and Associates                      Page 205

                                                         Reconciliation and
                                                            Final Value
                                                             Conclusion

RECONCILIATION AND FINAL VALUE ESTIMATE

The Appraisal of Real Estate, 11th Edition, copyright 1996, pages 601-603, published by the Appraisal Institute, states,

      "Reconciliation is the analysis of alternative conclusions to arrive at a final estimate." ..."Reconciliation requires appraisal judgement and a careful, logical analysis of the procedures that lead to each value indication. Appropriateness, accuracy, and quantity of evidence are the criteria with which an appraiser forms a meaningful, defensible final value estimate. These criteria are used to analyze multiple value indications within each approach and to reconcile the indications produced by the different approaches into a final estimate of defined value."

Each of the three approaches to value generally recognized in the appraisal profession (Cost, Sales Comparison, and Income Approaches) were given consideration in the appraisal. Following is a brief discussion of each approach and the value estimate yielded.


The Cost Approach

The Cost Approach was utilized to estimate the sum total value of the subject property by providing an estimate of depreciated replacement costs of the improvements, which is then added to the land value to yield a total value estimate. Cost figures have been substantiated by local construction cost data and by comparison of similar properties being constructed by local builders. This approach has been applied by estimating the value of the entire land site and the construction cost of the improvements less depreciation to yield a composite value estimate. As previously indicated, an informed seller would be very reluctant to sell at a price lower than his cost, including a reasonable profit. The corollary to this is also true by the theory of substitution whereby a buyer will not pay more for a building than it would cost to duplicate in today's market. This approach is particularly useful in the valuation of relatively new construction. The value estimate via the Cost Approach is:

                                   $38,130,000


C97-605                    O'Connor and Associates                      Page 206

Sales Comparison Approach

In the sales comparison approach, market value is estimated by comparing the subject property to similar properties that have been sold recently. This approach reflects the desires and aspirations of buyers and sellers through the market activity of comparable properties. A major premise of the sales comparison approach is that the market value of a property is directly related to the prices of comparable, competitive properties. The comparative analysis in the sales comparison approach focuses on differences in the characteristics of the sales, in relation to the subject, which can account for variation in prices. Extreme care must be exercised in the selection of the comparable sales as there tends to be an inverse relationship between the degree of adjustment and degree of reliability that exists in the adjusted sale price. In other words, the greater the adjustment the less the reliability. The importance of this requirement is underscored because the Sales Comparison Approach is predicated on the process of correlation and analysis between the cited examples and the property being appraised. The indication of value from the Sales Comparison Approach-Improved Property for the subject is:

                                   $35,520,000


C97-605                    O'Connor and Associates                      Page 207

The Income Approach

Income-producing real estate is typically purchased as an investment, and from the investor's point of view, earning power is the critical element affecting property value. An investor who purchases income-producing real estate is essentially trading present dollars for the right to receive future dollars. The income approach to value consists of methods, techniques, and mathematical procedures that an appraiser uses to analyze a property's capacity to generate benefits (i.e. usually the monetary benefits of income and reversion) and convert these benefits into an indication of present value.

As indicated previously, a fully informed investor is, to a great degree, guided by the present worth of his position in the future potential benefits of the income stream generated by an income-producing property. As such, our estimate of market rent, used in calculating the potential gross income for the subject, was based on a comparison of rents currently received on similarly improved properties. Further, data concerning expenses normally incurred by owners was obtained from conversations with owner/operators active in this market. Utilizing this information we were able to arrive at an estimate of net operating income for the property. Finally, the net income is capitalized to arrive at a value estimate via the Direct Capitalization Method, Discounted Cash Flow Method, and EGIM Method. The Direct Capitalization Method is considered to be the valuation methodology most often utilized by investors in this market, and a value nearer to the value conclusion of the Direct Capitalization Method is appropriate. The Effective Gross Income Multiplier technique and the Discounted Cash Flow both generally support the value indicated by the Direct Capitalization. As such, the final estimate of value for the subject property via the Income Approach was estimated to be $36,100,000.


C97-605                    O'Connor and Associates                      Page 208

Final Conclusion Summary

As a result of our investigations, studies and analysis of the sale, cost, income, and expense data, interpreted within the context of all the factors in the market place which affect value, the three approaches indicated a range of values for the subject from $35,520,000 to $36,100,000. The Income Approach reflects the income potential of the subject. The Sales Comparison Approach reflects the attitudes of buyers and sellers that are currently active in the market. According to brokers/professionals active in the area, the Income and Sales Comparison Approaches are typically relied on more heavily by investors in this market. For multitenant apartment complexes (income-producing properties) such as the subject, preference is generally given to the Income Approach. The quality of the data gathered for analysis in the Income Approach was considered good due to the availability of expense information from the subject and similar properties, as well as an adequate number of comparable rentals. Income streams are often capitalized by rates abstracted from comparable sales to arrive at an estimate of value. Hence, the Sales Comparison Approach is closely tied to the Income Approach. The quality of the data available for analysis in the Sales Comparison Approach was also considered to be good as an adequate number of recent arm's length sales of properties similar to the subject was available for analysis. Due to the inherent difficulty in precisely calculating all forms of depreciation, the Cost Approach is accorded the least weight of the three approaches. Therefore, giving greater weight to the Income and Sales Comparison Approaches, the "As Is" Market Value of the Fee Simple Estate of the subject property, as of July 29, 1997, is concluded as follows:

                                   $35,800,000


C97-605                    O'Connor and Associates                      Page 209

Exposure to the Market/Marketing Time

Assuming adequate exposure and normal marketing efforts, the estimated exposure time (i.e. the length of time the subject property would have been exposed for sale in the market had it sold at the market value concluded to in this analysis as of the date of this valuation) would have been within about twelve months; the estimated marketing time (i.e. the amount of time it would probably take to sell the subject property if exposed in the market beginning on the date of this valuation) is estimated to be within about twelve months. Based upon the general market for good quality office properties in the Greater Houston area, a marketing period equal to or less than one year for the subject property is considered appropriate.


C97-605                    O'Connor and Associates                      Page 210

================================================================================
                           ESTIMATE OF INSURABLE VALUE
================================================================================

I. DIRECT COSTS

Apartment Area (SF):          993,307

  Base Cost PSF:                                      $48.00

  Multipliers (Sec. 99):

    Area:                                 79.00%

    Current Cost:                         103.00%

    Times Local:                          93.00%
                                          -----

  Total Factor:                           75.67%

  Adj. Base Cost PSF:                                 $36.32

TOTAL BASE BUILDING COST:                                            $36,076,910

  Plus Segregated Cost:

  Built Ins                   Number      Unit Cost   Total Cos
                              ------      ---------   ---------

    Oven/Range                 1,280      $300        $384,000

    Refrigerator               1,280      $325        $416,000

    Disposal                   1,280      $75         $96,000

    Dishwashers                1,280      $200        $256,000

  Total Built Ins                                                     $1,152,000

  Swimming Pools                                                        $250,000

  Fences, Gates                                                         $350,000

  Parking/Drives/Walkways (512,000 SF - asphalt and concrete)           $947,200

  Landscaping                                                           $550,000

  Carports                                                              $600,000
                                                                        --------

  Total Direct Cost                                                  $39,926,110

II. Exclusions

  Foundation:                 496,654     $1.50                       ($744,980)

  Site Work:                                                          ($798,522)

  Below Ground Piping & Mechanicals                                   ($199,631)

  Swimming Pools:                                                     ($250,000)

  Fences, Gates:                                                      ($350,000)

  Parking/Drives/etc.:                                                ($947,200)

  Total Exclusions:                                                 ($3,290,333)
                                                                    -----------

  INSURABLE VALUE:                                                   $36,635,777

  ROUNDED:                                                           $36,635,000

================================================================================


C97-605                      O'Connor & Associates                      Page 211

                                                                         Addenda

                               ENGAGEMENT LETTER

July 9, 1997                             VIA FAX & U.S. MAIL

Mr. Pat O'Connor, MAI
O'Connor & Associates
2000 N. Loop West, Suite 110
Houston, TX 77018

RE:  Westpoint Apartments

Dear Mr. O'Connor:

This letter and the attached Rider (the "Rider") which is incorporated herein confirm our agreement that your firm will provide L.J. Melody & Company ("L.
J. Melody") with an Appraisal Report that meets the requirements of the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Institute (the "Report") on the commercial real estate (the "Property") identified below:

                              Westpoint Apartments
                                  8700 Woodway
                                Houston, TX 77063

The Report will cover the matters set forth in the attached instructions, in accordance with the terms of those instructions. You expect to deliver the full narrative Report to us on or before August 11, 1997 (the "Delivery Date"), but in any event you will deliver the Report before August 12, 1997.

For your services, we agree to pay a fee of $4,000 within 14 days of the receipt of the final Report. Should the Report not be received in our office by the Delivery Date, said fee shall be reduced by $100 for each business day beyond the Delivery Date until the Report is received. You will act as an independent contractor, and not as an employee or agent of the undersigned.

It is further agreed that the completion of this Report and the inspection of the subject property and the comparables may not be subcontracted. It is understood that all persons providing significant professional assistance in the preparation of this Report will be identified and their qualifications presented in the Report. The person or persons who have physically inspected the subject Property and the comparables must sign the final Report. An appraiser with an MAI designation must sign the Report and indicate if he or she has personally inspected the subject Property.

Within the standards required by USPAP, L.J. Melody is particularly interested in seeing a high level of attention focused on the following:

o Actual contractual rents per the lease at comparable properties vs asking rents

o The cost approach to value where the circumstances of the property suggest it

o     The inclusion of an insurable value replacement cost grid in every case

Mr. Pat O'Connor, MAI
Page Two
July 9, 1997


o     The inclusion of a land value in every case

o     Lease provisions that effect value

o     Anchor tenants and leases

o     Market trends that may impact the subject's net cash flows in the future

o Historical sales and economic trends which may affect the property's tenants

o Market vacancy rates and projected down time for in-line and anchor tenants

The Report should be addressed to L.J. Melody & Company, such other persons as may be designated by L.J. Melody & Company, and their respective successors and assigns. The Report should include a statement that (i) the Report may be relied upon by L.J. Melody & Company in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property, (ii) the Report may be relied upon by any purchaser in determining whether to purchase the Property Note from the undersigned and by any rating agency rating securities issued by or representing an interest in the Mortgage Note, (iii) the Report may be referred to in and included with materials offering for sale the Property Note or an interest in the Property Note, (iv) persons who acquire the Property Note or an interest in the Property Note may rely on the Report, and (v) the Report speaks only as of its date in the absence of a specific written update of the Report signed and delivered by you. The Report shall remain the sole property of L.J. Melody & Company and shall not be assigned, without written permission, to any other entity.

Please forward 3 original "hard" copies of the Report and a copy on a 3 1/2" computer disk together with an unbound set of the photographs of the properties which are contained in the report by the date stated above to my attention at the following address:

                              L.J. Melody & Company
                        4675 MacArthur Court, Suite 1425
                             Newport Beach, CA 92660

Also, please forward one original copy of the report to Merrill Lynch.

Mr. Pat O'Connor, MAI
Page Three
July 9, 1997


Your signature below and on the attached Rider reflect your agreement with the ternas and conditions of this engagement. Please sign and return this Engagement Letter and Rider to the address below and keep a copy for your files:

                              L.J. Melody & Company
                        4675 MacArthur Court, Suite 1425
                       Newport Beach, CA 92660 Sincerely,

Sincerely,


/s/ Ernie Iriarte

Ernie Iriarte
Vice President

Accepted and Agreed:


By: [ILLEGIBLE]
    ----------------------

Tide: President
      --------------------

Date: 7/10/97
      --------------------

Attachment: Rider to Engagement Letter

                           RIDER TO ENGAGEMENT LETTER

      Rider to Engagement Letter, dated as of July 9, 1997, by and between L.J. Melody & Company and O'Connor & Associates, (the "Consultant") (collectively, the "Engagement Letter").

      NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Engagement Letter and set forth herein, the parties hereto agree as follows:

      1. Termination for Cause. This Engagement Letter may be terminated by L.J. Melody for cause at any time upon 10 days advance notice from L.J. Melody to the Consultant. Upon any such termination, the Consultant shall be entitled to all arrearages of amounts to be paid pursuant to this Engagement Letter, but shall not be entitled to any further compensation.

      2. Covenant Not to Disclose. The Consultant covenants and agrees that it will not, to the detriment of L.J. Melody, at any time during or after the termination of its association with L.J. Melody, whether under this Engagement Letter or otherwise, reveal, divulge or make known to any person (other than L.J. Melody or its affiliates) or use for its own account any confidential or proprietary records, data, trade secrets or any other confidential or proprietary information whatever (the "Confidential Information") previously used by L.J. Melody to date or during the engagement and made known (whether or not with the knowledge and permission of L.J. Melody, and whether or not developed, devised or otherwise created in whole or in part by the efforts of the Consultant) to the Consultant by reason of its association with L.J. Melody. The Consultant further covenants and agrees that it shall retain all such knowledge and information which it shall acquire or develop respecting such Confidential Information in trust for the sole benefit of L.J. Melody and its successors and assigns.

      3. Business Materials, Covenant to Report. All written materials, records and documents made by the Consultant or coming into its possession concerning the business or affairs of L.J. Melody shall be the sole property of L.J.
Melody and, upon the termination of its association with L.J. Melody or upon the request of L.J. Melody at any time, the Consultant shall promptly deliver the same to L.J. Melody and shall retain no copies thereof. The Consultant agrees to render to L.J. Melody such reports of the activities undertaken by the Consultant or conducted under the Consultant's direction pursuant hereto during the Consulting Period as L.J. Melody may request.

      4. Specific Performance. Without intending to limit the remedies available to L.J. Melody, the Consultant further agrees that damages at law will be an insufficient remedy to L.J. Melody in the event that the Consultant violates the terms of Sections 2. or 3. of this Rider, and that L.J. Melody may apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections. The parties hereto understand that each of the covenants of the Consultant contained in Section 2. And 3. of this Rider is an essential element of the Engagement Letter.

      5. Entire Agreement. This Engagement Letter contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

      6. Amendments and Waivers. This Engagement Letter may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Engagement Letter on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Engagement Letter shall not be construed as waiver of any subsequent breach.

      7. Section Headings. The section headings contained in this Engagement Letter are for reference purposes only and shall not be deemed to be part of this Engagement Letter or to control or affect the meaning or construction of any provision of this Engagement Letter.

      8. Severability. If any term or provision of this Engagement Letter is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Engagement Letter shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Engagement Letter.

      9. Governing Law. This Engagement Letter shall be governed by and construed in accordance with the laws of California.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Rider to Engagement Letter as of the date first above written.

                                                           L.J. Melody & Company


                                                       By: /s/ Ernie Iriarte
                                                           ---------------------
                                                    Title: Vice President
                                                           ---------------------

                                                           CONSULTANT:


                                                       By: [ILLEGIBLE]
                                                           ---------------------
                                                    Title: President
                                                           ---------------------

                                DCF ASSUMPTIONS

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:46 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :1
                                   WEST POINT
                                  8700 WOODWAY
                                    HOU, TX

                                Input Assumptions

PROPERTY DESCRIPTION                  PROPERTY TIMING
Name:             WEST POINT             Analysis Start Date:     8/97
Address:          8700 WOODWAY           First Year Ends:         7/98
City:             HOU                    Years of Analysis:       10
State:            TX
Zip:
Portfolio:        ML
Property Type:    Apartment


AREA MEASURES
      Label                Area
  ---------------------------------------------
  Property Size               981,507 Units
  Alt. Prop. Size                    1 SqFt

GENERAL INFLATION
 Inflation Method:      Fiscal
 Inflation Rate:        3.5

MISCELLANEOUS REVENUES
  Name                                Acct Code    Amount    Units      Area        Frequency      % Fixed
  --------------------------         ----------  --------    --------   ---------   -----------   --------
  OTHER INCOME                                     202,752   $Amount                /Year              100


APARTMENT OPERATING EXPENSES
  Name                                Acct Code    Amount    Units      Area        Frequency      % Fixed
  --------------------------         ----------  --------    --------   ---------   -----------   --------
  TAXES                                             Detail   $Amount                                   100
  INSURANCE                                        294,452   $Amount                /Year              100
  UTILITIES                                      1,393,740   $Amount                /Year              100
  MANAGEMENT                                             4   % of EGR
  MAINTENANCE                                      667,425   $Amount                /Year              100
  PAYROLL                                          981,507   $Amount                /Year              100
  ADMINISTRATIVE                                   372,973   $Amount                /Year              100
  RESERVES                                         281,600   $Amount                /Year              100


  DETAIL OF TAXES
                     Year 1      Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8      Year 9
                 ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
   August          49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   September       49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   October         49512.59    54463.84    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   November        49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   December        49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   January         49512.59    54463.84    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   February        49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   March           49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   April           49512.59    54463.84    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   May             49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   June            49512.58    54463.83    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
   July            49512.59    54463.84    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25    59910.25
                 ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Annual Total    594151.00   653566.00   718923.00   718923.00   718923.00   718923.00   718923.00   718923.00   718923.00
  Inflation                      0.0000      0.0000        4.00        4.00        4.00        4.00        4.00        4.00
  Inflated Total     594151      653566      718923      747680      777587      808691      841038      874680      909667

                                                        (continued on next page)

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:46 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :2

                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                                Input Assumptions
                         (continued from previous page)

  DETAIL OF TAXES
                    Year l0     Year ll     Year l2     Year l3
                 ----------  ----------  ----------  ----------
   August          59910.25    59910.25    59910.25    59910.25
   September       59910.25    59910.25    59910.25    59910.25
   October         59910.25    59910.25    59910.25    59910.25
   November        59910.25    59910.25    59910.25    59910.25
   December        59910.25    59910.25    59910.25    59910.25
   January         59910.25    59910.25    59910.25    59910.25
   February        59910.25    59910.25    59910.25    59910.25
   March           59910.25    59910.25    59910.25    59910.25
   April           59910.25    59910.25    59910.25    59910.25
   May             59910.25    59910.25    59910.25    59910.25
   June            59910.25    59910.25    59910.25    59910.25
   July            59910.25    59910.25    59910.25    59910.25
                 ----------  ----------  ----------  ----------
  Annual Total    718923.00   718923.00   718923.00   718923.00
  Inflation            4.00        4.00        4.00        4.00
  Inflated Total     946054      983896     1023252     1064182


GENERAL VACANCY
 Option:                    Percent of All Rental Revenue
 Percent Based on Revenue Minus Absorption and Turnover Vacancy: No Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
 Rate:                      9

Apartment Rent Schedule

       Unit Type          Unit       Total    Current   Current   Current       Market      Maximum     Mos to
 No.   Description        Size       Units       Rent      Term     Occup.      Leasing      Occup.     Absorb
 ---   ----------------  ------      -----   --------  --------  --------   ------------   ---------   -------
   1   1/1                  615       160         525         6                M615
   2   1/1                  720       166         540         6                M720
   3   1/1                  736       232         565         6                M736
   4   1/1                  798        80         595         6                M798
   5   2/1                  928        52         660         6                M928
   6   2/1                  936        64         685         6                M936
   7   2/1                  960        32         705         6                M960
   8   2/1                  966        32         705         6                M966
   9   2/2                1,008        68         760         6               M1008
  10   2/2                1,050        16         780         6               M1050
  11   2/2                1,120        32         830         6               M1120
  12   2/2                1,240        16         890         6               M1240
  13   1/1                  615       288         450         6                S615
  14   1/1                  722         1         505         6              S722&728
  15   1/1                  728         2         500         6              S722&728
  16   1/1                  752         1         525         6                S752
  17   1/1                  822         1         505         6                S822
  18   1/1                  885         1         575         6                S885
  19   1/1                  890         1         625         6                S890
  20   2/2                1,000         1         700         6               Sl000
  21   2/2                1,008        32         665         6               S1008
  22   2/2                1,108         1         775         6               S1108
  23   2/2                1,168         1         700         6               S1168


MARKET LEASING ASSUMPTIONS

  Leasing Assumptions Category: M615

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                 525.00
    Months Vacant                    0              0
    Preparation Costs             0.00
    Leasing Costs                    0
    Rent Abatements                  0
  NON-WEIGHTED ITEMS
    Term Lengths                     6

                                                        (continued on next page)

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:47 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :3

                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                                Input Assumptions
                         (continued from previous page)

Leasing Assumptions Category: M720

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  540.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                      6


Leasing Assumptions Category: M736

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                   565.00
    Months Vacant                      0            0
    Preparation Costs               0.00
    Leasing Costs                      0
    Rent Abatements                    0
NON-WEIGHTED ITEMS
    Term Lengths                      12


Leasing Assumptions Category: M798

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  600.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M928

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
   Renewal Probability                             75
    Market Rent                  665.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M936

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  690.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M960

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  710.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12

                                                        (continued on next page)

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:47 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :4

                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                                Input Assumptions
                         (continued from previous page)


Leasing Assumptions Category: M966

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  715.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
 NON-WEIGHTED ITEMS
    Term Lengths                      6


Leasing Assumptions Category: M1008

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  760.00
    Months Vacant                     0            0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
 NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M1050

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  780.00
    Months Vacant                     0             0
    Preparation Costs             0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M1120

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  830.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: M1240

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  890.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: S615

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  470.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                      6

                                                        (continued on next page)

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:47 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :5

                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                                Input Assumptions
                         (continued from previous page)


Leasing Assumptions Category: S722&728

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  535.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                      6


Leasing Assumptions Category: S752

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  555.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                      6


Leasing Assumptions Category: S822

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  560.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
 NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: S885

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  575.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: S890

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  625.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: S1000

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  700.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12

                                                        (continued on next page)

Software       :ARGUS Ver. 7.0.03                                  Date :8/1/97
File           :DCF                                                Time :9:47 am
Property Type  :Apartment                                          Ref# :AFE
Portfolio      :ML                                                 Page :6

                                   WEST POINT
                                  8700 WOODWAY
                                     HOU, TX

                                Input Assumptions
                         (continued from previous page)


Leasing Assumptions Category: S1008

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                 680.00
    Months Vacant                    0              0
    Preparation Costs             0.00
    Leasing Costs                    0
    Rent Abatements                  0
NON-WEIGHTED ITEMS
    Term Lengths                    12


Leasing Assumptions Category: S1108

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  775.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


Leasing Assumptions Category: S1168

                             New Market   Renewal Mkt   Term 2   Term 3   Term 4
    Renewal Probability                            75
    Market Rent                  775.00
    Months Vacant                     0             0
    Preparation Costs              0.00
    Leasing Costs                     0
    Rent Abatements                   0
NON-WEIGHTED ITEMS
    Term Lengths                     12


PROPERTY RESALE
  Initial Purchase Price:         0
  Option:                         Capitalize Net Operating Income
  Cap Rate:                       10.25
  Resale Commission (%):          5
  Apply Rate to following year income: Yes
  Calculate Resale for All Years: Yes

                    PRESENT VALUE DISCOUNTING
                      Unleveraged Discount Range
                         Low Discount Rate:               11.25
                         High Discount Rate:              12.25
                         Increment:                         0.5
                      Discount Method: Annually (Endpoint on Cash Flow & Resale)

                                   RENT ROLL

QCRM410                         RENT ROLL REPORT                        PAGE   3
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:51:25

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
02 132    03 MBU   PHILLIPS/VARGAS      C  1008   715.00   665.00 01  03/08/97 6MO  09/30/97           200.00       0.00
             2-2                                                                                         0.00                  0.00

03 333    03 BPD   VU, THAI HIEN T.     C  615    485.00   435.00 01  03/12/96 1YR  03/31/98           270.00       0.00      04/97
             1-1                                                                                         0.00                 15.00

03 334    06 BPU   GRIMMER, RALPH       C  615    485.00   420.00 01  08/17/96 6MO  08/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 335    04 BPD   FRANK, LAURA E.      C  615    485.00   420.00 01  01/04/97 1YR  01/31/98           180.00       0.00
             1-1                                                                                         0.00                  0.00

03 336    02 BPU   POWERS, JEFFREY      C  615    485.00   435.00 01  11/04/95 M-M  05/31/97           150.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

03 337    01 BPD   HEINZ, MELISSA       C  615    485.00   435.00 01  03/21/97 6MO  09/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 338    01 BPU   PEREZ, LETICIA G.    C  615    485.00   420.00 01  08/10/96 M-M  02/28/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 339    03 BPD   COLLUMS, CURTIS      C  615    485.00   420.00 01  11/09/96 1YR  11/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 340    03 BPU   JOHNSON, CHANTELLE   C  615    485.00   435.00 01  02/01/97 6MO  07/31/97           450.00       0.00
             1-1                                                                                         0.00                  0.00

03 341    01 BPD   CARTER, JOHN         C  615    485.00   420.00 01  04/27/96 7MO  06/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 342    01 BPU   PENCE, GENE          C  615    485.00   395.00 01  06/07/90 1YR  02/28/98           50.00        0.00      03/97
             1-1                                                                                         0.00                  0.00

03 343    03 BPD   STEPHENS, JENNIFER   C  615    485.00   435.00 01  04/01/97 6MO  09/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 344    01 BPU   HANSON, DOUGLAS      C  615    485.00   460.00 01  05/24/97 6MO  11/30/97           150.00       460.00-
             1-1                                                                                         0.00                  0.00

03 345    02 BPD   DIMITROV, DIMITRE    C  615    485.00   410.00 01  01/21/95 lYR  02/28/98           180.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

03 346    01 BPU   CHAPMAN, KRISTI L.   C  615    485.00   385.00 01  07/29/95 12M  07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

03 347    01 BPD   0'NEIL, CYNTHIA K.   C  615    485.00   425.00 01  06/01/94 1YR  05/31/98           350.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

03 348    01 BPU   JONES, DIANE/WILLIAM C  615    485.00   420.00 01  09/07/96 6MO  09/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE   4
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:52:05

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
03 348    02 BPU   LE,         06/23/97 N  615    485.00   485.00 01  06/27/99                         0.00         0.00
             1-1                                                                                       0.00                    0.00

03 349    05 BPD   JOHNSON, ALAN        C  615    485.00   415.00 01  08/22/92 1YR  03/31/98           0.00         0.00      04/97
             1-1                                                                                       0.00                   25.00

03 350    01 BPU   MARTINO, JOSEPH      C  615    485.00   365.00 01  09/06/79 lYR  04/30/98           0.00         0.00      05/96
             1-1                                                                                       0.00                    0.00

03 351    03 BPD   SANCHEZ, ROBERT      C  615    485.00   485.00 01  05/03/97 6MO  11/30/97         150.00        32.33-
             1-1                                                                                       0.00                    0.00

03 352    01 BPU   LOPEZ, JAIRO         C  615    485.00   435.00 01  03/01/97 6M0  08/31/97         150.00         0.00
             1-1                                                                                       0.00                    0.00

03 353    03 BPD   SILVER, ROBERT       C  615    485.00   420.00 01  08/01/96 6M0  09/30/97         180.00         0.00
             1-1                                                                                       0.00                    0.00

03 354    05 BPU   ASMAR, GHASSAN       C  615    485.00   435.00 01  03/11/96 1YR  03/31/98         150.00         0.00      04/97
             1-1                                                                                       0.00                   25.00

03 355    09 BPD   MATHEWS, TONY        C  615    485.00   435.00 01  09/09/95 6M0  11/30/97         150.00         0.00      06/97
             1-1                                                                                       0.00                   15.00

03 356    03 BPU   GOLDENBERG, RONEN    C  615    485.00   410.00 01  12/01/94 M-M  07/31/96         130.00         0,00      03/97
             1-1                                                                                       0.00                   25.00

03 357    01 BPD   WEATHERBY, ANALICIA  C  615    485.00   410.00 01  09/12/87 1YR  03/31/98          50.00         0.00      04/97
             1-1                                                                                       0.00                   25.00

03 358    01 BPU   ISTRE, EVELYNA       C  615    485.00   440.00 01  11/29/96 lYR  11/30/97         150.00         0.00
             1-1                                                                                       0.00                    0.00

03 359    03 BPD   STULTZ, LARRY        C  615    485.00   410.00 01  05/29/91 M-M  07/31/92          75.00         0.00      10/96
             1-1                                                                                       0.00                    0.00

03 360    05 BPU   ROARK, GAVIN         C  615    485.00   400.00 01  01/07/94 1YR  09/30/97         150.00         0.00      10/96
             1-1                                                                                       0.00                   25.00

03 361    01 BPD   ROSS, JOHNNY         C  615    485.00   405.00 01  07/04/76 M-M  02/28/97         100.00         0.00      03/97
             1-1                                                                                       0.00                   25.00

03 362    04 BPU   CHIHANI, FOUAD       C  615    485.00   385.00 01  06/21/93 1YR  08/31/97         100.00         0.00      08/96
             1-1                                                                                       0.00                   20.00

03 363    04 BPD   HAMDAN/ORTEGA        C  615    485.00   420.00 01  04/08/93 6MO  11/30/97         100.00         0.00      03/97
             1-1                                                                                       0.00                   20.00

03 364    01 BPU   WATSON, DANA         C  615    485.00   485.00 01  05/21/97 6MO  12/31/97         150.00         0.00
             1-1                                                                                       0.00                    0.00

QCRM410                         RENT ROLL REPORT                        PAGE   5
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:52:44

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
04 365    03 BPD   SMITH, RACHAEL       C  615    485.00   400.00 01  07/30/93 1YR  02/28/98           130.00       0.00      08/96
             1-1                                                                                         0.00                  0.00

04 366    02 BPU   BOYD, DARBY/CYNTHIA  C  615    485.00   435.00 01  05/19/96 M-M  05/31/97 05/21/97  350.00       0.00      06/97
             1-1                                                                             06/30/99    0.00                 25.00

04 366    03 BPU   PERRY,  06/12/97     N  615    485.00   460.00 01  07/15/99                           0.00       0.00
             1-1                                                                                         0.00                  0.00

04 367    02 BPD   ROLF, REUBEN         C  615    485.00   410.00 01  09/07/96 6MO  09/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 368       BPU   VACANT                  615    485.00
             1-1

04 369    02 BPD   ADAIR, JUBAL         C  615    485.00   390.00 01  05/10/94 12M  06/30/97           150.00       0.00      01/96
             1-1                                                                                         0.00                 25.00

04 370    02 BPU   GARCIA, GONZALO      C  615    485.00   420.00 01  09/07/96 M-M  03/31/97           175.00       0.00
             1-1                                                                                         0.00                  0.00

04 371    01 BPD   FRAHTZ, GERALD       C  615    485.00   435.00 01  05/04/96 M-M  11/30/96           180.00       0.00      06/97
             1-1                                                                                         0.00                 15.00

04 372    02 BPU   ALFONZO, ANNETTE     C  615    485.00   410.00 01  01/14/95 6MO  09/30/97           150.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

04 373    04 BPD   RENEBERG, RICHARD    C  615    485.00   420.00 01  11/21/91 6MO  08/31/97             0.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

04 374    01 BPU   TODD, LAURA          C  615    485.00   420.00 01  12/10/96 1YR  12/31/97             0.00     420.00-
             1-1                                                                                         0.00                  0.00

04 375    03 BPD   MCREYNOLDS, JAMES    C  615    485.00   420.00 01  09/28/90 M-M  03/31/91            75.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

04 376    05 BPU   HALLERMANN, HENNING  C  615    485.00   425.00 01  09/09/95 6MT  11/30/97           150.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

04 377    03 BPD   MARSHALL, ROGER      C  615    485.00   410.00 01  10/05/90 M-M  01/31/97            75.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

04 378    01 BPU   ZHU, YUE             C  615    485.00   420.00 01  03/01/97 6MO  08/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 379    01 BPD   BROWN, RONALD        C  615    485.00   400.00 01  08/01/85 6MO  12/31/97            80.00        0.00     04/96
             1-1                                                                                         0.00                 15.00

04 380    03 BPU   TODA, TATSUMI        C  615    485.00   410.00 01  12/01/93 1YR  03/31/98           100.00        0.00     03/97
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE   6
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:53:22

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
04 381    02 BPD   GRINNELL, GARY       C  615    485.00   400.00 01  10/05/91 M-M  05/31/97            75.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

04 382    02 BPU   WILSON, ADOLPHUS     C  615    485.00   435.00 01  04/17/97 1YR  04/30/98           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 383    03 BPD   GROOVER, LINDA       C  615    485.00   410.00 01  06/17/95 lYR  07/31/97           150.00       0.00      07/96
             1-1                                                                                         0.00                 25.00

04 384    02 BPU   MCGOVERN, MARINA     C  615    485.00   420.00 01  11/16/96 M-M  05/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 385    02 BPD   STRATTON, NEIL       C  615    485.00   460.00 01  06/07/97 1YR  06/30/98           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 386    05 BPU   WILLIAMS, CRISSY     C  615    485.00   405.00 01  04/01/94 M-M  05/31/97           100.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

04 387    01 BPD   STARRY, SCOTT        C  615    485.00   420,00 01  10/16/96 1YR  10/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 388    06 BPU   BHATT, DEVI          C  615    485.00   375.00 01  11/01/92 6MO  07/31/97           150.00       0.00      07/96
             1-1                                                                                         0.00                 10.00

04 389    01 BPD   RAMIREZ, JULIAN      C  615    485.00   420.00 01  11/21/96 M-M  05/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 390    03 BPU   BROWN, CHRISTOPHER   C  615    485,00   405.00 01  10/01/94 M-M  09/30/96           100.00       0.00      10/96
             1-1                                                                                         0.00                 25.00

04 391    02 BPD   DERALICK,  06/13/97  N  615    485.00   460.00 01  07/01/99                           0.00       0.00
             1-1                                                                                         0.00                  0.00

04 391    BPD      VACANT                  615    485.00
             1-1

04 392    05 BPU   DUCOTE, DAWN         C  615    485.00   420.00 01  01/25/97 1YR  01/31/98           180.00       0.00
             1-1                                                                                         0.00                  0.00

04 393    01 BPD   FERNANDEZ, CHRISTIAN C  615    485.00   420.00 01  12/30/96 6MO  11/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

04 394    04 BPU   MCCORMICK, GARY      C  615    485.00   400.00 01  03/01/90 6MO  08/31/97            50.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

04 395    01 BPO   HOWARD, PAUL         C  615    485.00   425.00 01  05/05/84 M-M  05/31/96           180.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

04 396    02 BPU   REILLEY, MICHELLE    C  615    485.00   405.00 01  10/01/91 1YR  02/28/98            30.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE   7
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:54:00

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
05 397    01 BPD   VU/BAUTISTA          C  615    485.00   420.00 01  01/11/97 2YR  01/31/99           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 398    HU BPU   HUNTER/STALLONE      C  615    485.00   460.00 01  06/15/97 1YR  06/30/98           150.00        15.37-
             1-1                                                                                         0.00                  0.00

05 399    05 BPD   COLE, VERNALEE       C  615    485.00   420.00 01  11/28/96 1YR  11/30/97           350.00         0.00
             1-1                                                                                         0.00                  0.00

05 400    01 BPU   BLANK, YOSI          C  615    485.00   420.00 01  01/15/97 6MO  07/31/97 06/01/97  150.00         0.00
             1-1                                                                             06/30/99    0.00                  0.00

05 400    02 BPU   DELEEF,  06/07/97    N  615    485.00   475.00 01  07/11/99                           0.00         0.00
             1-1                                                                                         0.00                  0.00

05 401    03 BPD   OTTEN, KENNETH       C  615    485.00   450.00 01  05/08/97 6MO  11/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 402    01 BPU   BUCK, LINDA          C  615    485.00   420.00 01  12/01/96 1YR  11/30/97           250.00         0.00
             1-1                                                                                         0.00                  0.00

05 403       BPD   VACANT                  615    485.00
             1-1

05 404    05 BPU   NONRA, MICHEL SARKIS C  615    485.00   395.00 01  09/15/94 6MO  08/31/97           150.00         0.00    03/97
             1-1                                                                                         0.00                 15.00

05 405    03 BPD   CHURCH, TODD         C  615    485.00   420.00 01  02/01/97 1YR  01/31/98           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 406    02 BPU   SYLVA, CRAIG         C  615    485.00   400.00 01  06/03/95 1YR  07/31/97           150.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

05 407    04 BPD   DANFORTH, DOUGLAS    C  615    485.00   410.00 01  10/28/94 1YR  10/31/97           150.00         0.00    11/96
             1-1                                                                                         0.00                 25.00

05 408    02 BPU   BROCKMANN,VIVIAN     C  615    485.00   420.00 01  09/01/96 M-M  02/28/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 409    02 BPD   MARSHALL, JOHN       C  615    485.00   400.00 01  08/06/91 1YR  09/30/97            75.00         0.00    09/96
             1-1                                                                                         0.00                 25.00

05 410    01 BPU   KURTIN, RACHEL       C  615    485.00   420.00 01  10/19/96 6MO  10/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 411    02 BPD   SEYLAR, ROBERT       C  615    485,00   420.00 01  06/20/95 6MO  19/31/97           150.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

05 412    01 BPU   BENFIELD, RAMEY      C  615    485.00   415.00 01  03/10/95 M-M  08/31/96           180.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE   8
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:54:39

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
05 413    03 BPD   MEYER, JAMES         C  615    485.00   410.00 01  05/07/94  1YR 03/31/98           150.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

05 414    04 BPU   DIAL, DENNY          C  615    485.00   435.00 01  04/05/96  1YR 04/30/98           200.00         0.00    05/97
             1-1                                                                                         0.00                 25.00

05 415    04 BPD   ZETTEL, ADAM         C  615    485.00   420.00 01  01/01/97  6MO 06/30/97           150.00       445.00
             1-1                                                                                         0.00                  0.00

05 416    03 BPU   SARRETTI, ANDREA C.  C  615    485.00   410.00 01  10/01/95  1YR 09/30/97           180.00         0.00    10/96
             1-1                                                                                         0.00                 25.00

05 417    01 BPD   HUNGATE, MIKE        C  615    485.00   395.00 01  05/20/95  6MO 07/31/97           150.00         0.00    01/96
             1-1                                                                                         0.00                 10.00

05 418    01 BPU   MUNOZ, STEPHANIE R.  C  615    485.00   435.00 01  04/06/96  M-M 10/31/96           150.00         0.00    05/97
             1-1                                                                                         0.00                 15.00

05 419    02 BPD   GIBSON, DON MATTHEW  C  615    485.00   460.00 01  05/24/97  6MO 11/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

05 420    04 BPU   ARCEO, ARISTOTLE     C  615    485.00   370.00 01  12/15/95  1YR 06/30/98           180.00         0.00
             1-1                                                                                         0.00                  0.00

07 165    01 BCD   TREMOR, LIVINGSTON   C  615    475.00   400.00 01  01/01/90  M-M 10/31/96            50.00         0.00    05/97
             1-1                                                                                         0.00                 25.00

07 166    01 BCU   TABB, KELLY          C  615    475.00   410.00 01  03/04/96  1YR 03/31/98           150.00         0.00    03/97
             1-1                                                                                         0.00                 10.00

07 167    01 BCD   MCWILLIAMS, GEORGE   C  615    475.00   365.00 01  05/25/85  1YR 01/31/98            50.00         0.00    08/96
             1-1                                                                                         0.00                 25.00

07 168       BCU   VACANT                  615    475.00
             1-1

07 169    03 BCD   MARTINEZ, JESUS      C  615    475.00   410.00 01  07/01/93  6MO 11/30/97           100.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

07 170    03 BCU   MAY/WILLIAMS         C  615    475.00   425.00 01  03/29/97  6MO 09/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

07 171    02 BCD   PRICE, SEAN          C  615    475.00   410.00 01  11/02/96  M-M 05/31/97 05/29/97  150.00         0.00
             1-1                                                                             07/02/99    0.00                  0.00

07 172    06 BCU   SANTOS, MANUEL       C  615    475.00   400.00 01  09/02/92  M-M 09/30/96             0.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

07 173    01 BCD   SHAREF, ABDUL        C  615    475.00   425.00 01  03/12/97  6MO 09/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE   9
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:55:18

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
07 174    02 BCU   LOPEZ, ARACELI       C  615    475.00   410.00 01  10/12/96 M-M  04/30/97 05/05/97  150.00        0.00
             1-1                                                                             07/05/99    0.00                  0.00

07 175    02 BCD   WAWRZYSZKO, PIOTR    C  615    475.00   410.00 01  08/09/96 12M  08/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

07 176    01 BCU   AUSTIN, AMANDA SUE   C  615    475.00   425.00 01  03/15/97 6MO  09/30/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

07 177    01 BCD   KAMEL, JAMAL         C  615    475.00   410.00 01  05/08/96 6MO  11/30/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

07 178    04 BCU   HEADLEY, JANIE       C  615    475.00   385.00 01  07/24/93 12M  08/31/97           300.00        0.00     09/96
             1-1                                                                                         0.00                 25.00

07 179    01 BCD   KING, RICHARD        C  615    475.00   410.00 01  01/26/88 6MO  09/30/97             0.00        0.00     03/97
             1-1                                                                                         0.00                 25.00

07 180    03 BCU   WYNN, FRANCES        C  615    475.00   380.00 01  07/06/91 1YR  11/30/97            75.00        5.00-    06/96
             1-1                                                                                         0.00                 25.00

08 181    01 BCD   CARTER, ROBERT/ARACE C  615    475.00   410.00 01  11/09/96 1YR  11/30/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

08 182    02 BCU   FLOWERS, BEVERLY     C  615    475.00   365.00 01  06/15/93 1YR  11/30/97           100.00        0.00     03/96
             1-1                                                                                         0.00                 10.00

08 183    04 BCD   LOPEZ, SYLVIA        C  615    475.00   425.00 01  03/07/97 6MO  09/30/97           150.00       10.00-
             1-1                                                                                         0.00                  0.00

08 184    01 BCU   SKIPWORTN, MYRALOU   C  615    475.00   410.00 01  07/30/96 6MO  09/30/97           350.00        0.00
             1-1                                                                                         0.00                  0.00

08 185    01 BCD   WATTERS, ANNIE       C  615    475.00   370.00 01  06/01/88 1YR  08/31/97            50.00        0.00     09/96
             1-1                                                                                         0.00                 10.00

08 186    02 BCU   MARSOLLIER, RONALDO  C  615    475.00   410.00 01  01/07/96 6MO  07/31/97           150.00        0.00     03/97
             1-1                                                                                         0.00                 10.00

08 187    01 BCD   LANDRY,LARRY/CHARLEN C  615    475.00   400.00 01  04/29/96 1YR  11/30/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

08 188    03 BCU   KRALIK, MARTIN       C  615    475.00   395.00 01  08/19/91 1YR  04/30/98            75.00        0.00     04/97
             1-1                                                                                         0.00                 35.00

08 189    02 BCD   NISBIT, DOROTHY      C  615    475,00   390.00 01  12/16/95 1YR  02/28/98           150.00        0.00     03/97
             1-1                                                                                                     0.00     15.00

08 190    02 BCU   LEETE, SCOTT         C  615    475.00   410.00 01  08/03/96 1YR  08/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  10
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:55:56

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
08 191    02 BCD   RABBO-ABED, HIND     C  615    475.00   410.00 01  09/14/96 M-M  03/31/97 06/01/97  150.00       0.00
             1-1                                                                             06/30/99    0.00                  0.00

08 192    01 BCU   MONTGOMERY, 05/28/97 N  615    475.00   460.00 01  07/01/99                           0.00       0.00
             1-1                                                                                         0.00                  0.00

08 192       BCU   VACANT                  615    475.00
             1-1

08 193    04 BCD   PINEDO, SUSAN        C  615    475.00   410.00 01  11/01/92 M-M  01/31/97           300.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

08 194    02 BCU   ANEARN, KARl         C  615    475.00   410.00 01  01/08/97 6MO  07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

08 195    01 BCD   HURST, JOANNA        C  615    475.00   410.00 01  05/01/96 1YR  10/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

08 196    05 BCU   MUSTAFA, FAYEZ H.    C  615    475.00   370.00 01  03/05/93 6MO  07/31/97             0.00       0.00      05/96
             1-1                                                                                         0.00                  0.00

09 197    02 BPD   NOCELLA, KIMBERLY    C  615    485.00   420.00 01  10/01/96 M-M  03/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

09 198    02 BPU   BREAUX, MICHEL       C  615    485.00   405.00 01  04/04/90 1YR  04/30/98           50.00        0.00      05/97
             1-1                                                                                         0.00                 25.00

09 199    01 BPD   SIERRA, MARGARET     C  615    485.00   420.00 01  05/06/96 1YR  01/31/98           150.00       0.00
             1-1                                                                                         0.00                  0.00

09 200    01 BPU   DUBOISE, JOHN H.     C  615    485.00   400.00 01  11/04/94 M-M  04/30/96           350.00       0.00      11/96
             1-1                                                                                         0.00                 25.00

09 201    02 BPD   COY, GERALD STEPHEN  C  615    485.00   390.00 01  01/09/95 M-M  07/31/96           150.00       0.00      08/96
             1-1                                                                                         0.00                 25.00

09 202    01 BPU   HESMONDHALGH, RAMON  C  615    485.00   410.00 01  01/12/95 6MO  08/31/97           150.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

09 203    01 BPD   GUEVARA, ANDREA B.   C  615    485.00   435.00 01  05/01/95 M-M  05/31/97 06/01/97  150.00       0.00      06/97
             1-1                                                                    06/30/99             0.00                 25.00

09 204       BPU   VACANT                  615    485.00
             1-1

09 205    02 BPD   MAHER, STEFANI       C  615    485.00   420.00 01  06/15/96 12M  06/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

09 206    01 BPU   ORGIS, SUE           C  615    485.00   420.00 01  12/23/96 6MO  12/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  11
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:56:34

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
09 207    BPD      VACANT                  615    485.00
             1-1

09 208    02 BPU   BAMIDELE, ODESEYE    C  615    485.00   350.00 01  04/01/97 1YR  03/31/98             0.00         0.00
             1-1                                                                                         0.00                  0.00

09 209    02 BPD   FARMER, CHARLES J.   C  615    485.00   435.00 01  01/28/97 6MT  07/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

09 210    02 BPU   FLANNERY/SCOTT       C  615    485.00   410.00 01  11/29/93 M-M  07/31/95           100.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

09 211    03 BPD   BAGGEIT, HAROLD      C  615    485.00   415.00 01  07/26/93 1YR  05/31/98           100.00       830.00-   04/97
             1-1                                                                                         0.00                 25.00

09 212    02 BPU   HARGROVE, RONALD     C  615    485.00   435.00 01  03/28/97 6MO  09/30/97           150,00         0.00
             1-1                                                                                         0.00                  0.00

09 213    04 BPO   ABDUL, ALAKEEL       C  615    485.00   395.00 01  06/05/95 1YR  08/31/97           150.00         0.00    01/96
             1-1                                                                                         0.00                 10.00

09 214    02 BPU   CASTANO, JAIME A.    C  615    485.00   435.00 01  04/06/96 M-M  04/30/97           350.00         0.00    06/97
             1-1                                                                                         0.00                  0.00

09 215    02 BPD   HUSATTO, HARK/HAYDEE C  615    485.00   420.00 01  06/10/96 6MO  07/31/97           200.00         0.00
             1-1                                                                                         0.00                  0.00

09 216    01 BPU   CORCORAN, RONALD     C  615    485.00   400.00 01  09/01/87 M-M  09/30/95           150.00         0.00    10/96
             1-1                                                                                         0.00                 25.00

09 217    02 BPD   McNEAL, TAMMIE       C  615    485.00   420.00 01  08/03/96 1YR  02/28/98           180.00         0.00
             1-1                                                                                         0.00                  0.00

09 218    05 BPU   SEGUERO / MONTAGNE   C  615    485.00   435.00 01  06/01/96 M-M  05/31/97 06/09/97  150.00         0.00    06/97
             1-1                                                                             07/09/99    0.00                 15.00

09 219    01 BPD   TREVINO/CERVANTES    C  615    485.00   325.00 01  09/22/87 M-M  07/30/92            50.00         0.00
             1-1                                                                                         0.00                  0.00

09 220    01 BPU   VILAS, GARY          C  615    485.00   460.00 01  06/01/97 6MO  11/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

10 221    02 BPD   BOATMAN, JOSEPH      C  615    485.00   420.00 01  07/01/96 12M  06/30/97           150.00         0.00
             1-1                                                                                                      0.00     0.00

10 222    01 BPU   RITZ, STEVEN         C  615    485.00   400.00 01  04/07/87 1YR  09/30/97             0.00       400.00-   10/96
             1-1                                                                                         0.00                 25.00

10 223    02 BPD   ITZ, ALLAN           C  615    485.00   420.00 01  06/08/96 6MO  07/31/97           150.00       465.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  12
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:57:13

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
10 224    01 BPU   LEE, TERESA A.       C  615    485.00   460.00 01  05/29/97 6MO  11/30/97           150.00       474.33-
             1-1                                                                                         0.00                  0.00

10 225    03 BPD   DEVIR, BRIAN J.      C  615    485.00   410.00 01  07/11/96 M-M  01/31/97             0.00         0.00
             1-1                                                                                         0.00                  0.00

10 226    01 BPU   STARK, DANNY         C  615    485.00   385.00 01  12/01/88 6MT  08/31/97             0.00         0.00    01/96
             1-1                                                                                         0.00                 20.00

10 227       BPD   VACANT                  615    485.00
             1-1

10 228    04 BPU   MURRAY, RICHARD      C  615    485.00   410.00 01  12/01/93 6MO  11/30/97           100.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

10 229    01 BPO   HAMMER, ROBIN RENEE  C  615    485.00   415.00 01  05/15/94 1YR  02/28/98           300.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

10 230    01 BPU   DUROCHER, BERNARD    C  615    485.00   420.00 01  09/25/96 M-M  03/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

10 231       BPD   VACANT                  615    485,00
             1-1

10 232    02 BPU   BOUTTE, DEBORAH      C  615    485.00   425.00 01  06/01/95 1YR  05/30/98           150.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

10 233    02 BPD   SMITH, BRIAN         C  615    485.00   420.00 01  02/15/97 6MO  08/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

10 234    01 BPU   RHODES, AMY M.       C  615    485.00   410.00 01  07/28/95 6MO  08/31/97           150.00         0.00    08/96
             1-1                                                                                         0.00                 25.00

10 235    01 BPD   GONZALEZ, TERESA     C  615    485.00   425.00 01  06/01/95 M-M  05/31/97           150.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

10 236    05 BPU   MUSTAFA, MOHAMMAD    C  615    485.00   400.00 01  08/03/91 1YR  09/30/97            75.00         0.00    10/96
             1-1                                                                                         0.00                 25.00

10 237    03 BPD   KLOPFENSTEIN, RYAN   C  615    485.00   420.00 01  01/07/97 6MO  07/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

10 238    01 BPU   WENG, JOHN           C  615    485.00   450.00 01  05/17/97 1YR  05/31/98           150.00        10.00-
             1-1                                                                                         0.00                  0.00

10 239    01 BPD   SALEM, VENKATADEVAN  C  615    485.00   435.00 01  05/18/96 6MO  11/30/97           150.00         0.00    06/97
             1-1                                                                                         0.00                 14.00

10 240    03 BPU   HAMAD, MUSTAFA       C  615    485.00   410.00 01  11/04/93 M-M  07/31/96           100.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE  13
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:57:51

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
10 241    01 BPD   CALLAN, MIKE         C  615    485.00   420.00 01  01/08/97 6MO  07/31/97           150.00         0,0.0
             1-1                                                                                         0.00                  0.00

10 242    01 BPU   JENSCHKE, WANDA      C  615    485.00   380.00 01  07/03/92 M-M  12/31/96 06/01/97    0.00         0.00    03/97
             1-1                                                                             06/30/97    0.00                 25.00

10 243    02 BPD   HOWLAND, DEBORAH     C  615    485.00   410.00 01  04/08/95 6MO  12/31/97           350.00         0.00    05/96
             1-1                                                                                         0.00                 25.00

10 244    02 BPU   HUAP, XIA            C  615    485.00   420.00 01  10/10/96 6MO  10/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 133    02 BPD   MARTIN,  06/02/97    N  615    485.00   460.00 01  06/28/99                           0.00         0.00
             1-1                                                                                         0.00                  0.00

11 133       BPD   VACANT                  615    485.00
             1-1

11 134    02 BPU   DELIBERTO, VINCE     C  615    485.00   385.00 01  06/28/95 6MO  07/31/97           150.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

11 135       BPD   VACANT                  615    485.00
             1-1

11 136    03 BPU   TAHAN, TAREK         C  615    485.00   380.00 01  09/01/94 1YR  06/30/97            50.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

11 137    06 BPD   STRASBURGER, JOHN    C  615    485.00   385.00 01  09/01/92 1YR  11/30/97             0.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

11 138    03 BPU   GORREBEECK, CHRIS    C  615    485.00   420.00 01  08/24/96 6MO  09/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 139    01 BPD   YORK, JASON          C  615    485.00   435,00 01  08/12/95 M-M  02/29/96           150.00         0.00    05/97
             1-1                                                                                         0.00                 15.00

11 140    02 BPU   ROUX, ARTHUR         C  615    485.00   385.00 01  07/22/95 12M  07/31/97           150.00         0.00    08/96
             1-1                                                                                         0.00                  0.00

11 141    01 BPD   SALAM, UMAIR ABOUS   C  615    485.00   420.00 01  11/15/96 M-M  05/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 142    01 BPU   BELASRI, ABDERRAHIM  C  615    485.00   380.00 01  07/01/93 1YR  06/30/97           100.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

11 143    02 BPD   GIRON, MARIA         C  615    485.00   450.00 01  05/03/97 1YR  05/31/98           150,00         0.00
             1-1                                                                                         0.00                  0.00

11 144    01 BPU   YI/YI                C  615    485.00   420.00 01  10/01/96 6MO  08/31/97           150.00       420.00-
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  14
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:57:29

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
11 145    01 BPD   MASTERS, ANNE LOUISE C  615    485.00   400.00 01  07/07/94 6MT  07/31/97           350.00         0.00    02/97
             1-1                                                                                         0.00                 10.00

11 146    01 BPU   ONTIVEROS, LAURA     C  615    485.00   400.00 01  04/01/83 M-M  01/31/87           350.00         0.00    10/96
             1-1                                                                                         0.00                 25.00

11 147    02 BPD   REED, WILLIAM III    C  615    485.00   410.00 01  09/10/96 M-M  03/31/97             0.00         0.00
             1-1                                                                                         0.00                  0.00

11 148    01 BPU   CZARNECKI, DENISE    C  615    485.00   435.00 01  06/01/96 6MO  11/30/97           150.00        30.00-   06/97
             1-1                                                                                         0.00                 15.00

11 149    02 BPD   DJEBRI, BRAHIM       C  615    485.00   420.00 01  01/23/96 06M  07/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 150    01 BPU   **RUIZI LORENZO      C  615    485.00   485.00 01  10/12/95 M-M  11/30/95             0.00         0.00
             1-1                                                                                         0.00                  0.00

11 151    01 BPD   SO, HWAN             C  615    485.00   435.00 01  01/27/96 6MO  11/30/97           150.00         0.00    06/97
             1-1                                                                                         0.00                 15.00

11 152    01 BPU   SCRIVENER, DAVID     C  615    485.00   435.00 01  03/04/97 5MO  08/31/97             0.00         0.00
             1-1                                                                                         0.00                  0.00

11 153    01 BPD   WARE, JOEL           C  615    485.00   420.00 01  12/30/96 1YR  12/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 154    01 BPU   GREEN, GEORGE        C  615    485.00   420.00 01  07/25/96 M-M  01/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 155    01 BPD   MONTGOMERY, VIRGINIA C  615    485.00   420.00 01  10/04/96 1YR  10/31/97           550.00       420.00-
             1-1                                                                                         0.00                  0.00

11 156    03 BPU   RIDER, MARY BETH     C  615    485.00   390.00 01  07/24/91 1YR  03/31/98             0.00         0.00    04/97
             1-1                                                                                         0.00                 10.00

11 157    02 BPD   CHRISTIAN, JOHN      C  615    485.00   400.00 01  05/20/91 M-M  08/31/96            75.00         0.00    09/96
             1-1                                                                                         0.00                 25.00

11 158    03 BPU   RAAD, HASSAN         C  615    485.00   410.00 01  07/01/95 M-M  05/31/97           180.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

11 159    03 BPD   FLORES, EDDLUJ       C  615    485.00   435.00 01  06/01/96 M-M  11/30/96 05/21/97  150.00         0.00    06/97
             1-1                                                                             06/30/99    0.00                 15.00

11 160    02 BPU   MUNOZ, IRIS          C  615    485.00   420.00 01  12/23/95 6MO  10/31/97           250.00         0.00    03/97
             1-1                                                                                         0.00                 10.00

11 161    03 BPD   POWER, JEFF          C  615    485.00   435.00 01  11/21/95 M-M  05/31/97 04/30/97  150.00         0.00    06/97
             1-1                                                                             06/30/99    0.00                 15.00

QCRM410                         RENT ROLL REPORT                        PAGE  15
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:59:08

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
11 162    04 BPU   MAGEE, RYAN          C  615    485.00   435.00 01  02/08/97 6MO  08/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

11 163    04 BPD   KNOP, KURT           C  615    485.00   420.00 01  06/16/95 M-M  02/28/97             0.00         0.00    03/97
             1-1                                                                                         0.00                 20.00

11 164    02 BPU   MARTINEZ, LEONARDO   C  615    485.00   385.00 07  07/07/95 1YR  07/31/97           150.00         0.00    08/96
             1-1                                                                                         0.00                 25.00

12 309    03 BPD   WIGNALL, TIFFANY     C  615    485.00   420.00 01  08/16/96 1YR  08/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 310    02 BPU   NEMAPARE, VUYELWA    C  615    485.00   385.00 01  12/01/94 6MO  06/30/97           150.00       430.00    01/96
             1-1                                                                                         0.00                 20.00

12 311    02 BPD   GHIRMAI, ADIAM       C  615    485.00   420.00 01  12/16/96 1YR  12/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 312    03 BPU   PANSARE, ANUPAHA     C  615    485.00   420.00 01  01/08/97 6MO  07/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 313    02 BPD   DURRELL, MERRY       C  615    485.00   435.00 01  04/12/97 6MO  10/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 314    01 BPU   FLEECE, RICHARD      C  615    485.00   410.00 01  02/01/84 M-M  11/30/89             0.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

12 315    04 BPD   NARAYANAN, ARUN      C  615    485.00   420.00 01  01/08/97 6MO  07/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 316    02 BPU   JAMES, JOHN          C  615    485.00   460.00 01  05/17/97 1YR  05/31/98           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 317    04 BPD   OKUHURA, MASANDRI    C  615    485.00   410.00 01  12/19/96 6MO  12/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 318    01 BPU   STOUT, MICHAEL       C  615    485.00   420.00 01  09/21/96 6MO  09/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 319    04 BPD   CHAMPHAN,  05/17/97  N  615    485.00   460.00 01  06/27/99                           0.00         0.00
             1-1                                                                                         0.00                  0.00

12 319       BPD   VACANT                  615    485.00
             1-1

12 320    02 BPU   ACORD, AMY           C  615    485.00   435.00 01  04/05/97 6MO  10/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

12 321    02 BPD   FRIDAY, VIRGINIA     C  615    485.00   375.00 01  06/08/90 12M  07/31/97            50.00         0.00    08/96
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  16
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:59:45

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
12 322    01 BPU   MAGEE, MARGARET      C  615    485.00   425.00 01  10/01/83 M-M   03/31/96          380.00       0.00      04/97
             1-1                                                                                         0.00                 25.00

12 323    03 BPD   TOLBERT, RONALD JR.  C  615    485.00   460.00 01  06/01/97 6MO   11/30/97          150.00       0.00
             1-1                                                                                         0.00                  0.00

12 324    01 BPU   FAYADH, TARIK        C  615    485.00   420.00 01  02/28/96 6MO   11/30/97          150.00       0.00      03/97
             1-1                                                                                         0.00                 10.00

12 325    02 BPD   VOSS, ORIN           C  615    485.00   420.00 01  11/23/96 M-M   05/31/97          150.00       0.00
             1-1                                                                                         0.00                  0.00

12 326    04 BPU   MUSGROVE, MERIDITH   C  615    485.00   400.00 01  08/21/93 1YR   08/31/97          100.00       0.00      09/96
             1-1                                                                                         0.00                 25.00

12 327    04 BPD   WASHINGTON, JANELLE  C  615    485.00   425.00 01  08/17/91 M-M   03/31/97           75.00       0.00      04/97
             1-1                                                                                         0.00                 25.00

12 328    01 BPU   SPARKS, PAUL         C  615    485.00   415.00 01  07/01/87 M-M   05/31/97            0.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

12 329    05 BPD   YOUNG, KEVIN/THERESA C  615    485.00   420.00 01  03/01/96 1YR   02/28/98          150.00       0.00
             1-1                                                                                         0.00                  0.00

12 330    01 BPU   AL-AYOUBI, MOHAMAD   C  615    485.00   420.00 01  12/06/96 6MO   06/30/97          150.00       0.00
                                                                                                         0.00                  0.00

12 331    01 BPD   MCNEELY, LESLIE      C  615    485.00   420.00 01  12/21/96 7MO   07/31/97          150.00       0.00
             1-1                                                                                         0.00                  0.00

12 332    01 BPU   STRONG, SARA         C  615    485.00   410.00 01  08/11/84 M-M   02/28/85          150.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

13 245    03 BCD   WILSON, RYAN         C  615    475.00   410.00 01  01/18/97 lYR   01/31/98          450.00       0.00
             1-1                                                                                         0.00                  0.00

13 246    03 BCU   BROWN, KEN           C  615    475.00   415.00 01  06/01/95 1YR   05/31/98          150.00       0.00      06/97
             1-1                                                                                         0.00                 25.00

13 247    01 BCD   LE,TRANG & KRAUSE, E C  615    475.00   370.00 01  12/15/94 1YR   07/31/97          150.00       0.00      03/97
             1-1                                                                                         0.00                 25.00

13 248    01 BCU   RERINA,  06/14/97    N  615    475.00   450.00 01  07/01/99                           0.00       0.00
             1-1                                                                                         0.00                  0.00

13 248       BCU   VACANT                  615    475.00
             1-1

13 249    01 BCD   HEPPARD, SCOTT       C  615    475.00   425.00 01  05/15/96 M-M   11/30/96          350.00       0.00      06/97
             1-1                                                                                         0.00                 15.00

QCRM410                         RENT ROLL REPORT                        PAGE  17
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         11:00:24

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
13 250    01 BCU   HELWICK, PAULA       C  615    475.00   405.00 01  06/19/92 YR   02/28/99             0.00         0.00    03/97
             1-1                                                                                         0.00                 25.00

13 251    01 BCD   BALDRIDGE, JAMES     C  615    475.00   405.00 01  11/03/74 YR   03/31/98             0.00         0.00    04/97
             1-1                                                                                         0.00                 25.00

13 252    01 BCU   FROWE, JAMES         C  615    475.00   405.00 01  10/22/88 YR   05/31/98             0.00         0.00    06/97
             1-1                                                                                         0.00                 25.00

13 253    02 BCD   WILLIAMSON, GRETCHEN C  615    475.00   410.00 01  01/01/97 MO   06/30/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

13 254    02 BCU   LAROUR, FRANCIS      C  615    475.00   410.00 01  12/10/96 YR   12/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

13 255    04 BCD   HAY, SANDRA          C  615    475.00   425.00 01  02/11/97 MO   08/31/97 06/17/97  150.00         0.00
             1-1                                                                             07/17/99    0.00                  0.00

13 256    03 BCU   GOLOVERSIC, SNERRELE C  615    475.00   410.00 01  01/01/97 YR   12/31/97           150.00         0.00
             1-1                                                                                         0.00                  0.00

13 257    03 BCD   RABEL, BECKY         C  615    475.00   390,00 01  06/18/94 -M   01/31/98           180.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

13 258    03 BCU   BINGHAH, MARK WAYNE  C  615    475.00   380.00 01  05/07/94 YR   11/30/97           150.00         0.00    06/96
             1-1                                                                                         0.00                 25.00

13 259    01 BCD   NORDSTROM, SCOTT     C  615    475.00   405.00 01  01/06/95 -M   04/30/97           150.00         0.00    05/97
             1-1                                                                                         0.00                 25.00

13 260    02 BCU   BUTTON, JOE/SHIRLEY  C  615    475.00   450.00 01  05/03/97 YR   05/31/98           150.00         0.00
             1-1                                                                                         0.00                  0.00

14 261    01 BCD   CHURCH, ARLENE       C  615    475.00   405.00 01  03/01/87 YR   04/30/99            50.00       405.00-   05/97
             1-1                                                                                         0.00                 25.00

14 262    01 BCU   GONZALES, BEATRIZ    C  615    475.00   395.00 01  10/16/94 YR   09/30/97           150.00         0.00    10/96
             1-1                                                                                         0.00                 25.00

14 263    01 BCD   PEREZ, ENRIQUE B.    C  615    475.00   410.00 01  08/14/96 MO   08/31/97           150.00         0,00
             1-1                                                                                         0.00                  0.00

14 264    01 BCU   FREAS, DAVID         C  615    475.00   435.00 01  04/26/96 -M   10/31/96           350.00         0.00    05/97
             1-1                                                                                         0.00                 25.00

14 265    01 BCD   GUZHAN, MARIA        C  615    475.00   390.00 01  06/16/94 YR   01/31/98           150.00         0.00    07/96
             1-1                                                                                         0.00                 25.00

14 266    03 BCU   HIGHTOWER, CRAIG     C  615    475.00   380.00 01  07/30/93 YR   07/31/97           180.00         0.00    08/96
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE  18
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         11:01:03

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
14 267    02 BCD   OWEN, ROSEMARY       C  615    475.00   410.00 01  12/08/96  1YR 12/31/97           250.00       0.00
             1-1                                                                                         0.00                  0.00

14 268    02 BCU   DUBAZ, WANDA         C  615    475.00   410.00 01  12/07/96  1YR 12/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

14 269    04 BCD   RHINEHART, ROBERT    C  615    475.00   390.00 01  08/01/96  1YR 07/31/97             0.00       0.00
             1-1                                                                                         0.00                  0.00

14 270    01 BCU   SPEARS, JAMES M.     C  615    475.00   410.00 01  07/27/96  6MO 09/30/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

14 271    01 BCD   NETCHAEV, OLEG       C  615    475.00   410.00 01  05/15/92  M-M 09/30/96             0.00       0.00      03/97
             1-1                                                                                         0.00                 20.00

14 272    03 BCU   JAMES, NINA          C  615    475.00   425.00 01  01/28/97  6MO 07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

14 273    03 BCD   CHANG, SING WAH      C  615    475.00   425.00 01  03/06/96  M-M 09/30/96           150.00       0.00      04/97
             1-1                                                                                         0.00                 15.00

14 274    03 BCU   CASTANEDA, BEATRICE  C  615    475.00   415.00 01  05/01/95  1YR 04/30/98           150,00       0.00      05/97
             1-1                                                                                         0.00                 25.00

14 275    01 BCD   DUFFY, BRIAN         C  615    475.00   425.00 01  01/01/96  M-M 06/30/96           150.00       0.00      04/97
             1-1                                                                                         0.00                 15.00

14 276    01 BCU   KALO, MOHANNAD       C  615    475.00   425.00 01  03/09/96  6MO 09/30/97           150.00       0.00      04/97
             1-1                                                                                         0.00                 25.00

15 277    01 BCD   BARRIOS, BARRY       C  615    475.00   390.00 01  07/07/94  1YR 05/31/98           150.00       0.00      08/96
             1-1                                                                                         0.00                 25.00

15 278    03 BCU   MAXWELL, RICHARD     C  615    475.00   390.00 01  05/23/92  M-M 11/30/93             0.00       0.00      10/96
             1-1                                                                                         0.00                 25.00

15 279    04 BCD   WHITE, MICHAEL/LISA  C  615    475.00   400.00 01  08/01/95  1YR 01/31/98           150.00       0.00      08/96
             1-1                                                                                         0.00                 25.00

15 280    01 BCU   RANGEL, PEDRO        C  615    475.00   380.00 01  04/14/89  12M 08/31/97           100.00       0.00      07/96
             1-1                                                                                         0.00                 25.00

15 281    02 BCD   VALDES, LAURA        C  615    475.00   390.00 01  06/05/93  1YR 01/31/98           130.00       0.00      07/96
             1-1                                                                                         0.00                 25.00

15 282    01 BCU   SAMMAMA, ANOUAR/TERE C  615    475.00   400.00 01  12/08/95  1YR 11/30/97           180.00       0.00
             1-1                                                                                         0.00                  0.00

15 283    01 BCD   NGUYEN, LINH         C  615    475.00   410.00 01  01/01/97  6MO 12/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE  19
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         11:01:43

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
15 284    01 BCU   STERLING, CHARLES    C   615    475.00  405.00 01  11/16/91 1YR  05/31/98             0.00        0.00     06/97
             1-1                                                                                         0.00                 25.00

15 285    02 BCD   AMIRZADEN, PARVIZ    C   615    475.00  385.00 01  12/13/93 M-M  12/31/94           100.00        0.00     10/96
             1-1                                                                                         0.00                 25.00

15 286    02 BCU   KIM, KURTIS DAESON   C   615    475.00  465.00 01  06/05/97 6MO  12/31/97           180.00        0.00
             1-1                                                                                         0.00                  0.00

15 287    02 BCD   CHUGHTAI, FAISAL     C   615    475.00  425.00 01  03/01/96 6MO  09/30/97           180.00        0.00     04/97
             1-1                                                                                         0.00                 15.00

15 288    01 BCU   LOK, WEI H. (LEO)    C   615    475.00  460.00 01  05/29/97 6MO  11/30/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

15 289    02 BCD   ROZYCKI, DAVID       C   615    475.00  410.00 01  01/24/97 6MT  07/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

15 290    03 BCU   DELEON, ANGELIQUE    C   615    475.00  410.00 01  12/14/96 1YR  12/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

15 291    01 BCD   FROELICH, KATHY      C   615    475.00  410.00 01  08/25/95 6MO  11/30/97           180.00       10.00-    09/96
             1-1                                                                                         0.00                 25.00

15 292    01 BCU   WALTERS, JODI        C   615    475.00  400.00 01  08/08/95 1YR  02/28/98           150.00        0.00     03/96
             1-1                                                                                         0.00                 25.00

15 293    02 BCD   BROWN, DAVID         C   615    475.00  380.00 01  04/28/90 1YR  07/31/97            50.00       10.00-    08/96
             1--1                                                                                        0.00                 25.00

15 294    01 BCU   DE MELLO, EV         C   615    475.00  400.00 01  12/15/94 6MO  11/30/97           150.00        0.00     03/97
             1-1                                                                                         0.00                 25.00

15 295    01 BCD   THERIOT,  06/22/97   N   615    475.00  475.00 01  06/24/99                           0.00        0.00
             1-1                                                                                         0.00                  0.00

15 295       BCD   VACANT                   615    475.00
             1-1

15 296    02 BCU   GONZALES, JESSIE     C   615    475.00  410.00 01  08/24/96 1YR  08/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

15 297    01 BCD   VERDERAME, MARK      C   615    475.00  410.00 01  09/01/96 6MO  08/31/97           150.00        0.00
             1-1                                                                                         0.00                  0.00

15 298    01 BCU   MCCASKILL, FLORENE   C   615    475.00  335.00 01  09/02/88 1YR  09/30/97             0.00        0.00     10/96
             1-1                                                                                         0.00                 10.00

15 299    01 BCD   SCHLENKER, BETTY     C   615    475.00  395.00 01  02/04/94 1YR  03/31/98             0.00        0.00     04/97
             1-1                                                                                         0.00                 15.00

QCRM410                         RENT ROLL REPORT                        PAGE  20
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         11:02:20

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
15 300    03 BCU   WHITE, TIFNI PAIGE   C  615    475.00   410.00 01  06/09/96 6MT  07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

15 301    02 BCD   RESTIVO, SHAWNA      C  615    475.00   410.00 01  11/01/96 1YR  10/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

15 302    02 BCU   COMPARATO, JAMES     C  615    475.00   400.00 01  10/07/95 6MO  10/31/97           150.00       0.00      11/96
             1-1                                                                                         0.00                 25.00

15 303    02 BCD   MARTIN, EMILY        C  615    475.00   410.00 01  01/03/97 6MT  07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

15 304       BCU   VACANT                  615    475.00
             1-1

15 305    01 BCD   SMITH, WILLIAM       C  615    475.00   425.00 01  03/01/97 6MO  08/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

15 306    01 BCU   BONILLA/VILLANEDA    C  615    475.00   380.00 01  11/04/94 6MO  09/30/97           150.00       0.00      05/96
             1-1                                                                                         0.00                 25.00

15 307    05 BCD   SKINNER, WILLIAM     C  615    475.00   390.00 01  04/01/92 1YR  01/31/98            75.00       0.00      06/96
             1-1                                                                                         0.00                 25.00

15 308    03 BCU   SALLAM, MOHAMED      C  615    475.00   375.00 01  07/15/95 12M  07/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

16 BC#1   01 A-BC  CAYWOOD, ELI & MANDI C  1108   775.00   775.00 01  06/07/97 6MO  12/31/97           500.00       0.00
             2-2                                                                                         0.00                  0.00

16 BC#10  02 K-BC  BRANNON, BRUCE       C  890    625.00   625.00 01  08/16/96 1YR  08/31/97           150.00       0.00
             1-1                                                                                         0.00                  0.00

16 BC#2   03 B-BC  HARTMAN, TIMOTHY     C  722    505.00   505.00 01  09/15/94 M-M  08/31/95           150.00       0.00
             1-1                                                                                         0.00                  0.00

16 BC#3   02 C-BC  COSTA, PATRICIA      C  1168   775.00   700.00 01  08/11/90 1YR  03/31/98           180.00       0,00      04/97
             1--1                                                                                        0.00                 25.00

16 BC#4   04 D-BC  KIMMEY, DAVID        C  822    575.00   505.00 01  12/10/92 M-M  04/30/96           300.00       0.00      10/96
             1-1                                                                                         0.00                 25.00

16 BC#5   03 E-BC  DEVINE, DAVE         C  885    575.00   575.00 01  06/01/96 1YR  01/31/98             0.00       0.00
             1-1                                                                                         0.00                  0.00

16 BC#6   01 F-BC  GORSKY, VLADIMIR     C  1000   700.00   700.00 01  12/06/94 M-M  06/30/95           150.00       0.00
             2-2                                                                                         0.00                  0.00

16 BC#7   03 G-BC  BETTIS, DOUGLAS      C  728    510.00   500.00 01  02/01/93 1YR  11/30/97           180.00       0.00      08/96
             1-1                                                                                         0.00                 25.00

QCRM410                         RENT ROLL REPORT                        PAGE  21
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         11:02:59

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
16 BC#8   02 H-BC  KAHL/ROBINSON        C  728    510.00   510.00 01  08/15/94 M-M  05/31/97 06/06/97  50.00        0.00
             1-1                                                                             07/06/99   0.00                   0.00

16 BC#9   01 J-BC  GONZALES, ISAAC      C  752    525.00   525.00 01  12/01/95 1YR  11/30/97            0.00        0.00
             1-1                                                                                        0.00                   0.00


                   TOTAL CURRENT RESIDENTS                                                         45,875.00    3,327.03-
                                                                                                        0.00
                   TOTAL PREVIOUS RESIDENTS                                                             0.00        0.00
                                                                                                        0.00
                   TOTAL PROJECT           218,179        138,965.00                               45,875.00    3,327.03-
                                                 167,275.00                                             0.00
                   TOTAL IUNIT             330

                   GROSS POSSIBLE INCOME         146,190.00

QCRM410                         RENT ROLL REPORT                        PAGE   1
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:50:07

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
 01 101   01 MD    JOHNSON/CRATE        C  1008   690.00   640.00 01  03/01/97 6MO  08/31/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

 01 102   01 MU    KAY/LASKOWSKI        C  1008   690.00   640.00 01  02/01/97 1YR  01/31/98           200.00      0.00
             2-2                                                                                         0.00                   000

 01 103   01 MD    PARK/LATHAM          C  1008   690.00   620.00 01  12/14/96 6MO  06/30/97 05/25/97  200.00      0.00
             2-2                                                                             06/30/99    0.00                  0.00

 01 104   03 MU    CANOW/JACKSON        C  1008   690.00   640.00 02  02/24/97 6MO  08/31/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

 01 105   01 MD    CANOVA, DEBRA        C  1008   690.00   600.00 01  11/04/94 M-M  03/31/96 06/02/97  200.00      0.00       04/96
             2-2                                                                             07/01/99    0.00                  0.00

 01 105   02 MD    JUAREZ,  06/10/97    N  1008   690.00   665.00 01  07/08/99                           0.00      0.00
             2-2                                                                                         0.00                  0.00

 01 106   01 MU    RODRIGUEZ, RAFAEL    C  1008   690.00   585.00 01  06/06/94 M-M  12/31/94           125.00      0.00       10/96
             2-2                                                                                         0.00                 25.00

 01 107   04 MD    "MODEL,              C  1008   690.00   690.00 01  10/01/94 M-M  10/31/94             0.00      0.00
             2-2                                                                                         0.00                  0.00

 01 108   01 MU    "JONES, RUSSELL      C  1008   690.00   690.00 01  01/01/95 M-M  01/31/95             0.00      0.00
             2-2                                                                                         0.00                  0.00

 01 109   05 MBD   ALEXANDER/WALKER     C  1008   7l5.00   635.00 01  03/01/96 6MO  06/30/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

 01 110   01 MBU   PACHECO/GORDILLO     C  1008   715.00   640.00 01  11/08/96 1YR  11/30/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

 01 111   03 MBD   RODJUDIN/ HARIADI    C  1008   715.00   650.00 01  02/08/97 6MO  08/31/97           200.00   1,300.00-
             2-2                                                                                         0.00                  0.00

 01 112   03 MBU   DAVIS/BYRAN          C  1008   715.00   665.00 01  04/03/97 6MO  10/31/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

 01 113   01 MBD   EDWARDS,  06/10/97   N  1008   715.00   690.00 01  07/08/99                           0.00      0.00
             2-2                                                                                         0.00                  0.00

 01 113   03 MBD   DUKE, SHAWNNA        C  1008   715.00   650.00 01  01/01/97 6MO  06/30/97 06/01/97  200.00      0,00
             2-2                                                                             06/30/99    0,00                  0.00

 01 114   03 MBU   HOLOBOWIEZ/MITSCH    C  1008   715.00   640.00 01  10/05/96 M-M  04/30/97           200.00      60.00-
             2-2                                                                                         0.00                  0.00

 01 115   04 MBD   RAY, ADRIAN          C  1008   715.00   655.00 01  08/01/96 6MO  07/31/97           200.00      0.00
             2-2                                                                                         0.00                  0.00

QCRM410                         RENT ROLL REPORT                        PAGE   2
01                             FARB REALTY COMPANY         SYSTEM DATE: 06/24/97
20                            CREEKSIDE APARTMENTS         SELECT DATE: 06/24/97
Period: 06/97                     June 24, 1997                         10:50:46

====================================================================================================================================
             TYPE                       S                                      ** LEASE **   NOTICE   DEPOSIT              LAST DATE
BLD  UNIT ID DESC  NAME                 T  SQFT   MARKET   ACTUAL DUE  MOVE-IN TRM  EXPIRES MOVE-OUT    L-M-R    BALANCE      AMOUNT
====================================================================================================================================
01 116    03 MBU   HACKING, JOSEPH/CARA C  1008   715.00   690.00  01 05/03/97 6MO  11/30/97           200.00     0.00
             2-2                                                                                         0.00                  0.00

02 117    04 MD    CRAWFORD/O'BOYLE     C  1008   690.00   630.00  01 11/15/95 M-M  05/31/97           200.00     0.00        06/97
             2-2                                                                                         0.00                 25.00

02 118    01 MU    THOMAS/PERRY         C  1008   690.00   640.00  01 03/20/97 6MO  09/30/97           200.00     0.00
             2-2                                                                                         0.00                  0.00

02 119    02 MD    ARRIAGADA, LUIS      C  1008   690.00   665.00  01 06/12/97 6MO  12/31/97           200.00     0.00
             2-2                                                                                         0.00                  0.00

02 120    01 MU    ROBSON, JAMES        C  1008   690.00   550.00  01 03/04/89 M-M  06/30/96           100.00     0.00        07/96
             2-2                                                                                         0.00                 25.00

02 121    01 MD    LARA/DIAZ            C  1008   690.00   620.00  01 06/01/95 M-M  05/31/96           230.00     0.00        06/97
             2-2                                                                                         0.00                 25.00

02 122    01 MU    RADZWILL, JOSEPH     C  1008   690.00   575.00  01 09/01/93 1YR  11/30/97           350.00     0.00        10/96
             2-2                                                                                         0.00                 25.00

02 123    01 MD    ABOUELCHABAB, KAMAL  C  1008   690.00   615.00  01 06/01/90 1YR  03/31/98           100.00     0.00        04/97
             2-2                                                                                         0.00                  0.00

02 124    01 MU    COX,  06/10/97       N  1008   690.00   665.00  01 07/15/99                           0.00     0.00
             2-2                                                                                         0.00                  0.00

02 124    05 MU    MONTGOMERY, CHAD     C  1008   690.00   640.00  01 01/23/97 1YR  01/31/98 05/28/97  200.00     0.00
             2-2                                                                             06/30/99    0.00                  0.00

02 125    03 MBD   BEDNER, MICHAEL      C  1008   715.00   565.00  01 01/11/97 1YR  01/31/98           200.00     0.00
             2-2                                                                                         0.00                  0.00

02 126    01 MBU   VILLAFUERTE, JUAN    C  1008   715.00   690.00  01 06/07/97 6MO  12/31/97             0.00     0.00
             2-2                                                                                         0.00                  0.00

02 127    01 MBD   ADAMS, ROCHELLE      C  1008   715.00   590.00  01 10/23/85 1YR  01/31/98             0.00     0.00        11/96
             2-2                                                                                         0.00                 25.00

02 128    04 MBU   STATON/CHESSER       C  1008   715.00   610.00  01 06/26/93 M-M  06/30/96           150.00     0.00        07/96
             2-2                                                                                         0.00                 25.00

02 129    03 MBD   OTTEN, KENNETH       C  1008   715.00   655.00  01 12/07/96 6MO  06/30/97           200.00     0.00
             2-2                                                                                         0.00                  0.00

02 130    01 MBU   DAVIS/HEFFRON        C  1008   715.00   620.00  01 11/01/96 1YR  10/31/97           200.00     0.00
             2-2                                                                                         0.00                  0.00

22 131    02 MBD   MELCHER, EMILY       C  1008   715.00   650.00  01 01/10/97 6MO  07/31/97           500.00   675.00
             2-2                                                                                         0.00                  0.00

                        HISTORICAL OPERATING STATEMENTS

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     08:25 AM           07/07/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
JUNE 30, 1997                                                SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                                       Jan          Feb          Mar         Apr        May        Jun       Jun         Jul
                                     Actual       Actual       Actual      Actual     Actual     Actual     Budget      Budget
                                    -------      -------      -------     -------    -------    -------    -------     -------
-INCOME-

Gross Rental Income                 677,868      678,663      684,820     689,013    691,993    697,202    679,435     680,600
Model/Free Units                    (16,630)     (18,008)     (17,980)    (15,909)   (16,056)   (15,923)   (21,155)    (21,155)
Vacancy                             (21,253)     (20,356)     (36,546)    (40,779)   (42,141)   (32,485)   (25,757)    (25,802)
Misc. Income                         20,882       14,720       17,573      17,124     19,134     17,759     12,310      13,200
                                    ------------------------------------------------------------------------------------------------
TOTAL INCOME                        660,868      655,019      647,868     649,450    652,930    666,552    644,833     646,843

-EXPENSES-

Payroll                              77,585       79,118       81,902      83,606    115,630     87,060     75,652      71,164
Taxes-Ad Valorem                     45,276       44,165       44,165      44,165     44,165     44,165     45,095      45,095
Insurance                          (142,910)      20,277       20,277      20,277     19,491     19,491     20,277      20,277
Utilities                           128,538      121,880      119,330     116,266    111,366    132,114    128,983     137,580
Sales & General                      23,493       30,057       33,574      26,944     27,666     29,673     34,735      33,565
Maintenance                          62,390       58,616       59,540      65,529     78,577     75,642     55,470      54,970
                                    -------  -----------  -----------  ----------  ---------  ---------  ---------  ----------

Sub-Total                           194,372      354,014      358,788     356,787    396,895    388,144    360,212     362,651

Management Fee                       26,435       26,201       25,915      25,978     26,117     26,662     25,793      25,874
                                    -------  -----------  -----------  ----------  ---------  ---------  ---------  ----------
TOTAL EXPENSES                      220,807      380,215      384,703     382,765    423,012    414,806    386,005     388,525

                                    ------------------------------------------------------------------------------------------------
NET OPERATING INCOME                440,061      274,805      263,165     266,685    229,917    251,746    258,828     258,318

Replacement Costs                    28,971       27,663       31,181      37,287     63,510     73,364     30,840      27,840

CASH FLOW (before Debt Service)     411,090      247,142      231,984     229,398    166,407    178,382    227,988     230,478

Mortgage Interest Payments          209,825      189,519      209,825     203,056    209,825    203,056    203,047     209,817

                                    ------------------------------------------------------------------------------------------------
NET CASH FLOW                       201,265       57,623       22,159      26,342    (43,417)   (24,674)    24,941      20,661
                                    ------------------------------------------------------------------------------------------------


VACANCY LOSS %                         3.14%        3.00%        5.34%       5.92%      6.09%      4.66%      3.79%       3.79%
MANAGEMENT APARTMENTS %                2.23%        2.22%        2.41%       2.24%      2.21%      2.21%      2.59%       2.59%
ECONOMIC OCCUPANCY %                  94.41%       94.35%       92.04%      91.77%     91.59%     93.06%     93.10%      93.10%
DIRECT EXPENSES %                     28.67%       52.16%       52.39%      51.78%     57.36%     55.67%     53.02%      53.28%
MANAGEMENT FEE EXPENSE %               4.00%        4.00%        4.00%       4.00%      4.00%      4.00%      4.00%       4.00%
CAPITAL EXPENDITURES %                 4.27%        4.08%        4.55%       5.41%      9.18%     10.52%      4.54%       4.09%
RENT INFLATION %                                    0.12%        0.91%       0.61%      0.43%      0.75%     -2.55%       0.17%

GROSS RENTS PER SQ. FT.                0.693        0.694        0.700       0.705      0.708      0.713      0.695       0.696
EFF. GROSS INC. PER SQ. FT.            0.676        0.670        0.663       0.664      0.668      0.682      0.659       0.662
DIRECT EXP'S PER SQ. FT.                2.39         4.34         4.40        4.38       4.87       4.76       4.42        4.45
AVERAGE RENT PER UNIT                    530          530          535         538        541        545        531         532


---------------------------------------------------------------------------------------------------------------------
                                      Aug         Sep         Oct        Nov        Dec         Budget          Total
                                    Budget      Budget      Budget     Budget     Budget       +Actual         Budget
                                   -------     -------     -------    -------     -------      -------      ---------
-INCOME-

Gross Rental Income                681,845     682,930     683,805    684,655    685,180     8,218,576      8,157,620
Model/Free Units                   (21,155)    (21,155)    (21,155)   (21,155)   (21,155)     (227,437)      (250,380)
Vacancy                            (20,456)    (36,690)    (38,168)   (38,214)   (38,243)     (391,132)      (404,090)
Misc. Income                        12,860      11,860      11,690     11,840     11,935       180,578        149,650
                                   ----------------------------------------------------------------------------------
TOTAL INCOME                       653,094     636,945     636,172    637,126    637,717     7,780,584      7,652,800

-EXPENSES-

Payroll                             71,283      75,872     103,489     71,480    103,048     1,021,238        963,148
Taxes-Ad Valorem                    45,095      45,095      45,095     45,095     45,095       536,671        541,140
Insurance                           20,277      20,277      20,277     20,277     20,277        78,565        243,324
Utilities                          134,004     122,650     112,093    106,083    102,511     1,444,415      1,428,885
Sales & General                     33,560      30,285      30,380     30,230     30,380       359,807        382,265
Maintenance                         55,370      51,095      48,775     43,380     43,245       697,029        588,510
                                   -------  ----------  ----------  ---------  ---------  ------------  -------------

Sub-Total                          359,589     345,274     360,109    316,545    344,556     4,137,725      4,147,272

Management Fee                      26,124      25,478      25,447     25,485     25,509       311,225        306,113
                                   -------  ----------  ----------  ---------  ---------  ------------  -------------

TOTAL EXPENSES                     385,713     370,752     385,556    342,030    370,065     4,448,950      4,453,385

                                   ----------------------------------------------------------------------------------
NET OPERATING INCOME               267,381     266,193     250,616    295,096    267,652     3,331,634      3,199,415

Replacement Costs                   27,840      25,840      12,565     11,965     11,965       379,992        305,680

CASH FLOW (before Debt Service)    239,541     240,353     238,051    283,131    255,687     2,951,643      2,893,735

Mortgage Interest Payments         209,817     203,047     209,817    203,047    209,817     2,470,467      2,470,424

                                   ----------------------------------------------------------------------------------
NET CASH FLOW                       29,724      37,306      28,234     80,084     45,870       481,176        423,311
                                   ----------------------------------------------------------------------------------


VACANCY LOSS %                        3.00%       5.37%       5.58%      5.58%      5.58%         4.76%          4.95%
MANAGEMENT APARTMENTS %               2.58%       2.58%       2.57%      2.57%      2.57%         2.41%          2.55%
ECONOMIC OCCUPANCY %                 93.90%      91.53%      91.32%     91.33%     91.33%        92.47%         91.98%
DIRECT EXPENSES %                    52.74%      50.56%      52.66%     46.23%     50.29%        50.35%         50.84%
MANAGEMENT FEE EXPENSE %              4.00%       4.00%       4.00%      4.00%      4.00%         4.00%          4.00%
CAPITAL EXPENDITURES %                4.08%       3.78%       1.84%      1.75%      1.75%         4.62%          3.75%
RENT INFLATION %                      0.18%       0.16%       0.13%      0.12%      0.08%

GROSS RENTS PER SQ. FT                0.697       0.698       0.699      0.700      0.701         0.700          0.695
EFF. GROSS INC. PER SQ. FT            0.668       0.651       0.651      0.652      0.652         0.663          0.652
DIRECT EXP'S PER SQ. FT                4.41        4.24        4.42       3.88       4.23          4.23           4.24
AVERAGE RENT PER UNIT                   533         534         534        535        535           535            531

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     08:25 AM           07/07/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
JUNE 30,1997                                                 SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                              Jan         Feb         Mar         Apr         May         Jun        Jun         Jul         Aug
                            Actual      Actual      Actual      Actual      Actual      Actual      Budget      Budget      Budget
                            -------     -------     -------     -------     -------     -------     -------     -------     -------
-INCOME-

GROSS RENTAL INCOME         677,868     678,663     684,820     689,013     691,993     697,202     679,435     680,600     681,845

Model Apartment Coat         (2,445)     (2,445)     (2,525)     (2,525)     (2,545)     (2,590)     (2,320)     (2,320)     (2,320)
Employee Apt Cost           (12,657)    (12,653)    (13,963)    (12,923)    (12,778)    (12,785)    (15,280)    (15,280)    (15,280)
Discounted Rent              (1,528)     (2,910)     (1,492)       (461)       (733)       (548)     (3,555)     (3,555)     (3,555)
Gratuitous Rent                   0           0           0           0           0           0           0           0           0
                            --------------------------------------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS      (16,660)    (18,008)    (17,980)    (15,909)    (16,056)    (15,923)    (21,155)    (21,155)    (21,155)

Vacancy                     (21,253)    (20,356)    (36,546)    (40,779)    (42,141)    (32,485)    (25,757)    (25,802)    (20,456)

Late Charge/Nsf               3,348       1,610       2,137       1,360       1,890       2,185       1,545       1,385       1,345
Other Income                  2,705         895       3,000       1,871       2,295       2,863       1,005       1,005       1,005
Deposits Forfeited            6,229       4,217       4,260       5,995       3,385       3,830       2,400       3,450       3,150
Laundry Commissions           8,399       7,410       7,696       7,226      11,181       8,256       7,080       7,080       7,080
Vending Commissions             201         588         480         672         383         624         280         280         280
                            --------------------------------------------------------------------------------------------------------
TOTAL MISC. INCOME           20,882      14,720      17,573      17,124      19,134      17,759      12,310      13,200      12,860

TOTAL INCOME                660,868     655,019     647,868     649,450     652,930     666,552     644,833     646,843     653,094

-EXPENSES-
Manager Salary               20,090      21,980      22,880      20,527      29,662      20,240      19,185      19,185      19,265
Leasing Salary                8,479       8,368       8,923       8,903      11,083       8,438       7,105       7,105       7,125
Maintenance Salary           21,705      19,992      22,846      25,483      38,935      25,291      18,430      18,430      18,430
Maid/Porter Salary           11,725      11,482      11,543      12,236      17,643      12,502      10,200      10,200      10,200
Insurance - Benefits         10,986      10,489      10,697       9,479       9,212      14,741      14,416       9,928       9,936
Taxes - Payroll               6,600       6,806       7,014       6,979       9,095       5,848       6,316       8,316       6,327
                            --------------------------------------------------------------------------------------------------------
TOTAL PAYROLL                77,585      79,118      81,902      83,606     115,630      87,060      75,652      71,164      71,283

TAXES - OTHER                 1,111           0           0           0           0           0           0           0           0
TAXES - AD VALOREM           44,165      44,165      44,165      44,165      44,165      44,165      45,095      45,095      45,095
HOMEOWNERS FEE                    0           0           0           0           0           0           0           0           0
INSURANCE - GL, FIRE & EC  (142,910)     20,277      20,277      20,277      19,491      19,491      20,277      20,277      20,277

Electrical - Apts               692         496         351         533         483         551         653         726         726
Electrical - Buildings       52,213      49,256      47,928      51,542      51,980      61,262      57,700      64,110      64,110
Natural Gas Service          23,819      29,014      28,087      19,785      17,973      16,006      13,157      12,669      11,695
Telephone Service             2,004       2,194       1,507       2,790       1,522       1,900       1,890       1,890       1,890
Water Service                45,899      37,097      37,593      37,877      36,000      49,270      52,033      54,635      52,033
Trash Removal                 3,911       3,824       3,864       3,739       3,428       3,126       3,550       3,550       3,550
                            --------------------------------------------------------------------------------------------------------
TOTAL UTILITIES             128,538     121,880     119,330     116,266     111,366     132,114     128,983     137,580     134,004

Security Expense              8,574       9,370       7,972       7,883       8,417       7,735       9,100       9,100       9,100
Professional Fees             2,126       1,271       1,484       2,168       2,324       1,471       2,540       2,595       2,540
Advertising                   1,020       1,932       3,543       1,768       1,498       1,728       1,705       1,705       1,705
Resident Retention            2,414       2,587       4,499       2,294       3,217       5,265       1,650       1,650       1,850
Locator Fees                  8,915      10,860      10,095       8,985       6,030       9,165      11,890      11,890      11,890
Furniture Rental                  0           0           0           0           0           0           0           0           0
Other Expense                 1,268       1,496       3,075       1,949       3,533       2,432       4,655       3,280       3,280
Office Repair & Supplies      1,175       2,540       2,905       1,896       2,647       1,876       3,195       3,345       3,195
                            --------------------------------------------------------------------------------------------------------
TOTAL SALES & GENERAL        23,493      30,057      33,574      26,944      27,666      29,673      34,735      33,565      33,560


---------------------------------------------------------------------------------------------------------
                                 Sep         Oct         Nov         Dec         Budget        Total
                                Budget      Budget      Budget      Budget      +Actual       Budget
                                -------     -------     -------     -------     ---------     ---------
-INCOME-

GROSS RENTAL INCOME             682,930     683,805     684,855     685,180     8,218,576     8,157,620

Model Apartment Coat             (2,320)     (2,320)     (2,320)     (2,320)      (28,995)      (27,630)
Employee Apt Cost               (15,280)    (15,280)    (15,280)    (15,280)     (169,439)     (180,090)
Discounted Rent                  (3,555)     (3,555)     (3,555)     (3,555)      (29,003)      (42,660)
Gratuitous Rent                       0           0           0           0             0             0
                            ----------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS          (21,155)    (21,155)    (21,155)    (21,155)     (227,437)     (250,380)

Vacancy                         (30,690)    (38,168)    (38,214)    (38,243)     (391,132)     (404,090)

Late Charge/Nsf                   1,545       1,525       1,525       1,770        21,625        17,770
Other Income                      1,005       1,005       1,005       1,005        19,659        12,060
Deposits Forfeited                1,950       1,800       1,950       1,800        42,017        31,500
Laundry Commissions               7,080       7,080       7,080       7,080        92,649        84,960
Vending Commissions                 280         280         280         280         4,628         3,300
                            ----------------------------------------------------------------------------
TOTAL MISC. INCOME               11,860      11,690      11,840      11,935       180,578       149,650

TOTAL INCOME                    636,945     636,172     637,126     637,717     7,780,584     7,652,800

-EXPENSES-
Manager Salary                   19,350      29,025      19,350      24,188       265,742       254,788
Leasing Salary                    7,125      10,053       7,125      17,817       106,545       101,613
Maintenance Salary               18,430      27,650      18,510      23,138       278,840       244,228
Maid/Porter Salary               10,200      15,300      10,200      12,750       145,981       135,150
Insurance - Benefits             14,430      12,029       9,949      16,197       138,073       142,780
Taxes - Payroll                   6,337       9,432       6,346       8,958        86,058        84,609
                            ----------------------------------------------------------------------------
TOTAL PAYROLL                    75,872     103,489      71,480     103,048     1,021,238       963,148

TAXES - OTHER                         0           0           0           0         1,111             0
TAXES - AD VALOREM               45,095      45,095      45,065      45,095       535,580       541,140
HOMEOWNERS FEE                        0           0           0           0             0             0
INSURANCE - GL, FIRE & EC        20,277      20,277      20,277      20,277        78,565       243,324

Electrical - Apts                   617         581         545         508         6,789         7,260
Electrical - Buildings           54,493      61,288      48,082      44,878       641,142       841,102
Natural Gas Service              12,669      13,157      15,593      20,465       220,932       194,912
Telephone Service                 1,890       1,890       1,890       1,890        23,256        22,680
Water Service                    49,431      41,627      36,423      31,220       509,105       620,331
Trash Removal                     3,550       3,550       3,550       3,550        43,191        42,600
                            ----------------------------------------------------------------------------
TOTAL UTILITIES                 122,650     112,093     106,083     102,511     1,444,415     1,428,885

Security Expense                  9,100       9,100       9,100       9,100       104,551       109,200
Professional Fees                 2,595       2,540       2,540       2,540        26,194        31,935
Advertising                       1,705       1,705       1,705       1,705        21,721        20,460
Resident Retention                1,650       1,650       1,650       1,650        30,378        20,000
Locator Fees                      8,910       8,910       8,910       8,910       111,470       121,820
Furniture Rental                      0           0           0           0             0             0
Other Expense                     3,130       3,280       3,130       3,280        33,134        40,135
Office Repair & Supplies          3,195       3,195       3,195       3,195        32,360        38,715
                            ----------------------------------------------------------------------------
TOTAL SALES & GENERAL            30,285      30,380      30,230      30,380       359,807       382,265

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     08:25 AM           07/07/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
JUNE 30, 1997                                                SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                                       Jan          Feb          Mar         Apr        May       Jun        Jun         Jul
                                     Actual       Actual       Actual      Actual     Actual     Actual     Budget      Budget
                                    -------      -------      -------     -------    -------    -------    -------     -------
Exterminating                         1,009        1,048        1,470       1,096      1,244      1,233      1,220       1,220
Cleaning Supplies                     1,107        1,070        1,001         883      1,423      1,024      1,200       1,200
Repairs And Supplies                    895        3,231        2,278       2,468      1,611      2,145      1,800       1,800
Air Conditioner Maintenance           4,904        3,958        3,917       5,655      4,040      4,109      4,700       4,700
Appliance Maintenance                 1,005          918          941         269      1,296        376        725         725
Building Maintenance                 10,073        7,419        5,826       5,588      9,210     10,167      5,200       5,200
Carpet Maintenance                    2,239        1,957        2,257       1,707      1,793      1,538      2,800       2,800
Wlndow Treatments-Repairs                 0            0            0           0          0          0          0           0
Electrical Maintenance                1,253        1,589        1,486       1,803      1,187        671      1,825       1,825
Painting Contract                    11,621        6,903       14,104      18,275     13,071     10,171      9,550       9,550
Site Maintenance                        602          381           48         218        207        223      1,200       1,200
Painting Material                        18          427          378       1,101      3,651      1,148        850         850
Pool Maintenance                        572          718        1,280         734      2,003      1,496      1,500       1,500
Plumbing Maintenance                 13,094       15,381       10,180      10,559     11,720     12,078      5,100       4,600
Roof And Gutter Maintenance             275        1,360        1,450       1,720      2,155      4,445      1,500       1,500
Fire/Freeze/Flood - Minor                 0            0            0           0          0          0          0           0
Landscaping                          13,724       12,158       12,922      13,453     23,965     24,819     16,300      16,300
                                    ------------------------------------------------------------------------------------------------
TOTAL MAINTENANCE                    62,390       58,516       59,540      65,529     78,577     75,642     55,470      54,970

MANAGEMENT FEE                       26,435       26,201       25,915      25,978     26,117     26,662     25,793      25,874

TOTAL EXPENSES                      220,807      380,215      384,703     382,765    423,012    414,806    386,005     388,525

NET OPERATING INCOME                440,061      274,805      263,165     266,685    229,917    251,746    258,828     258,318

Repl. Cost-Air Conditioner            4,550        2,778        5,600       1,118     22,040     39,599      5,000       5,000
Repl. Cost-Appliances                 4,226        5,081        4,541       4,743      7,854      6,590      6,100       6,100
Repl. Cost-Bldgs-Other                    0            0            0           0          0          0          0           0
Repl. Cost-Buildings                      0            0            0           0          0          0          0           0
Repl. Cost-Carpet/Tile               12,884        9,830       18,616      22,331     20,814     20,310     14,600      14,600
Repl. Cost-Mini-Blinds                1,373          851        1,031         991      1,637      1,487      1,300       1,300
Repl. Cost-Electrical                 2,816        3,948          104         797        691        521        840         840
Repl. Cost-Painting                       0            0            0           0          0          0          0           0
Repl. Cost-Site                           0            0            0           0          0          0          0           0
Repl. Cost-Pools                          0            0            0       1,196          0          0      2,000           0
Repl. Cost-Plumbing                       0            0          216       6,111      2,460      1,072          0           0
Repl. Cost-Roof/Gutter                    0            0            0           0          0      1,090          0           0
Fire/Freeze/Flood-Major                   0            0            0           0          0          0          0           0
Acquired Assets                       3,122        5,174        1,073           0      8,015      2,696      1,000           0
                                    ------------------------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS              28,971       27,663       31,181      37,287     63,510     73,364     30,840      27,840

CASH FLOW (before Debt Service)     411,090      247,142      231,984     229,398    166,407    178,382    227,988     230,478

Mortgage Interest Payments          209,825      189,519      209,825     203,056    209,825    203,056    203,047     209,817

                                    ------------------------------------------------------------------------------------------------
NET CASH FLOW                       201,265       57,623       22,159      26,342    (43,417)   (24,674)    24,941      20,661
                                    ------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                       Aug         Sep         Oct        Nov        Dec         Budget          Total
                                     Budget      Budget      Budget     Budget     Budget       +Actual         Budget
                                    -------     -------     -------    -------     -------      -------      ---------
Exterminating                         1,220       1,220       1,220      1,220      1,220        14,420         14,640
Cleaning Supplies                     1,200       1,050         850        775        775        12,358         11,750
Repairs And Supplies                  1,800       1,700       1,300      1,300      1,300        21,828         18,500
Air Conditioner Maintenance           4,700       4,600       3,450      2,250      2,250        48,533         40,000
Appliance Maintenance                   725         525         525        525        525         8,355          7,200
Building Maintenance                  5,200       4,100       3,600      3,600      3,600        73,583         49,700
Carpet Maintenance                    2,800       2,700       2,100      2,100      2,100        26,091         28,700
Wlndow Treatments-Repairs                 0           0           0          0          0             0              0
Electrical Maintenance                1,825       1,750       1,550      1,550      1,550        18,038         20,075
Painting Contract                     9,550       8,050       5,880      5,760      5,625       118,560         86,695
Site Maintenance                      1,200       1,150       1,150      1,150      1,150         8,679         14,050
Painting Material                       850         650         550        550        550        10,723          8,100
Pool Maintenance                      1,900       1,200       1,200      1,200      1,200        15,003         16,300
Plumbing Maintenance                  4,600       4,600       4,600      4,600      4,600       100,612         56,200
Roof And Gutter Maintenance           1,500       1,500       1,500      1,500      1,500        20,405         18,000
Fire/Freeze/Flood - Minor                 0           0           0          0          0             0              0
Landscaping                          16,300      16,300      19,300     15,300     15,300       199,841        198,600
                                    ----------------------------------------------------------------------------------
TOTAL MAINTENANCE                    55,370      51,095      48,775     43,380     43,245       697,029        588,510

MANAGEMENT FEE                       26,124      25,478      25,447     25,485     25,509       311,225        306,113
TOTAL EXPENSES                      385,713     370,752     385,556    342,030    370,065     4,448,950      4,453,385

NET OPERATING INCOME                267,381     266,193     250,616    295,096    267,652     3,331,634      3,199,415

Repl. Cost-Air Conditioner            5,000       5,000       1,400      1,400      1,400        94,875         37,900
Repl. Cost-Appliances                 6,100       4,700       3,450      3,450      3,450        60,295         52,250
Repl. Cost-Bldgs-Other                    0           0           0          0          0             0              0
Repl. Cost-Buildings                      0           0           0          0          0             0              0
Repl. Cost-Carpet/Tile               14,600      14,000       6,200      5,600      5,600       165,385        113,400
Repl. Cost-Mini-Blinds                1,300       1,300       1,075      1,075      1,075        14,496         13,950
Repl. Cost-Electrical                   840         840         440        440        440        12,717          7,680
Repl. Cost-Painting                       0           0           0          0          0             0              0
Repl. Cost-Site                           0           0           0          0          0             0         55,000
Repl. Cost-Pools                          0           0           0          0          0         1,196         17,000
Repl. Cost-Plumbing                       0           0           0          0          0         9,859              0
Repl. Cost-Roof/Gutter                    0           0           0          0          0         1,090              0
Fire/Freeze/Flood-Major                   0           0           0          0          0             0              0
Acquired Assets                           0           0           0          0          0        20,080          8,500
                                    ----------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS              27,840      25,840      12,565     11,965     11,965       379,992        305,680

CASH FLOW (before Debt Service)     239,541     240,353     238,051    283,131    255,687     2,951,643      2,893,735

Mortgage Interest Payments          209,817     203,047     209,817    203,047    209,817     2,470,467      2,470,424

                                    ----------------------------------------------------------------------------------
NET CASH FLOW                        29,724      37,306      28,234     80,084     45,870       481,176        423,311
                                    ----------------------------------------------------------------------------------

REVIEW OF OPERATIONS                                         FARB REALTY COMPANY
                                                     03:00 PM           07/09/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)
                                                             #UNITS        1,280
DECEMBER31, 1996                                             SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                              Jan         Feb         Mar         Apr         May         Jun        Jul         Aug         Sep
                            Actual      Actual      Actual      Actual      Actual      Actual      Budget      Budget      Budget
                            -------     -------     -------     -------     -------     -------     -------     -------     -------
-INCOME-
Gross Rental Income         643,079     650,896     655,776     658,889     661,626     663,188     666,243     669,771     672,033
Model/Free Units            (16,593)    (17,570)    (17,665)    (16,135)    (17,667)    (17,082)    (17,401)    (18,060)    (18,693)
Vacancy                     (59,499)    (75,301)    (82,310)    (80,908)    (81,316)    (65,111)    (49,784)    (42,704)    (26,689)
Misc. Income                 12,946      16,115      17,445      13,014      17,476      10,190      16,729      16,086      16,651
                            --------------------------------------------------------------------------------------------------------
TOTAL INCOME                577,933     574,140     573,246     574,860     580,120     501,185     615,787     625,093     643,301

-EXPENSES-
Payroll                      69,080      76,913      73,424      69,620      96,717      75,621      75,665      78,262      76,283
Taxes-Ad Valorem             46,857      44,832      44,165      44,165      44,165      44,165      44,165      44,165      44,165
Insurance                    29,117      29,117      29,117      20,117      20,277      20,277      20,277      20,882      20,277
Utilities                   127,001     119,305     119,455     114,993     115,281     119,295     118,400     124,428     112,185
Sales & General              22,756      30,601      26,641      26,354      31,889      28,938      32,258      41,091      30,140
Maintenance                  47,430      51,107      41,477      45,005      42,949      43,492      46,872      54,811      46,648
                            -------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Sub-Total                   342,241     351,876     334,279     329,254     351,278     331,789     337,843     363,638     338,699

Management Fee               23,116      22,966      22,930      22,995      23,205      23,847      24,832      25,004      25,732
                            -------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES              365,357     374,842     357,209     352,249     374,483     355,436     382,275     388,842     364,431

                            --------------------------------------------------------------------------------------------------------
NET OPERATING INCOME        212,576     199,299     216,038     222,611     206,637     235,748     253,512     230,451     278,871

Replacement Costs            18,167       9,187      16,178      19,327      10,471      15,678      27,240      40,822      38,969

CASH FLOW
   (before Debt Service)    194,409     190,112     199,859     203,283     195,166     220,071     226,272     195,629     239,902

Mortgage Interest Payments  200,043     196,202     209,733     202,968     209,733     202,988     209,825     209,825     203,056

                            --------------------------------------------------------------------------------------------------------
NET CASH FLOW               (14,634)     (6,091)     (9,874)        315     (14,567)     17,103      16,447     (14,195)     36,846
                            --------------------------------------------------------------------------------------------------------


VACANCY LOSS %                 9.25%      11.57%      12.55%      12.18%      12.29%       9.82%       7.47%       6.38%       3.97%
MANAGEMENT APARTMENTS %        2.62%       2.45%       2.56%       2.04%       2.20%       2.20%       2.23%       2.09%       2.26%
ECONOMIC OCCUPANCY %          87.86%      85.73%      84.75%      85.27%      85.04%      87.61%      89.92%      90.93%      93.25%
DIRECT EXPENSES %             53.22%      54.06%      50.97%      49.97%      53.09%      50.03%      50.68%      54.29%      50.40%
MANAGEMENT FEE EXPENSE %       4.00%       4.00%       4.00%       4.00%       4.00%       4.00%       4.00%       4.00%       4.00%
CAPITAL EXPENDITURES %         2.82%       1.41%       2.47%       2.93%       1.58%       2.36%       4.09%       6.09%       5.80%
RENT INFLATION %                           1.22%       0.75%       0.47%       0.42%       0.24%       0.46%       0.53%       0.34%

GROSS RENTS PER SO. FT        0.658       0.666       0.671       0.674       0.677       0.678       0.681       0.685       0.687
EFF. GROSS INC. PER 50. FT.   0.591       0.587       0.586       0.588       0.593       0.605       0.630       0.639       0.658
DIRECT EXP'S PER SO. FT        4.20        4.32        4.10        4.04        4.31        4.07        4.14        4.40        4.16
AVERAGE RENT PER UNIT           502         509         512         515         517         518         521         523         525


---------------------------------------------------------------------------------------------------------
                                 Oct         Nov         Dec         Dec         Budget        Total
                                Budget      Budget      Budget      Budget      +Actual       Budget
                                -------     -------     -------     -------     ---------     ---------
-INCOME-
Gross Rental Income             672,713     675,808     677,283     647,914     7,967,308     7,676,094
Model/Free Units                (17,904)    (18,516)    (16,406)    (18,906)     (211,693)     (227,672)
Vacancy                         (27,222)    (20,901)    (30,057)    (45,027)     (641,801)     (504,636)
Misc. Income                     16,877      16,293      20,123      15,915       189,944       185,748
                            ----------------------------------------------------------------------------
TOTAL INCOME                    644,464     662,684     650,944     599,896     7,303,758     7,129,534

-EXPENSES-
Payroll                          69,851      97,081      91,582      74,001       950,100       947,993
Taxes-Ad Valorem                 44,165      44,165      31,406      46,499       520,580       557,988
Insurance                        20,277      20,277      20,277      30,573       279,289       361,052
Utilities                       106,924     111,883      96,111     120,597     1,385,266     1,425,577
Sales & General                  47,503      31,955      29,164      20,129       388,290       256,979
Maintenance                      54,963      60,376      50,174      41,420       585,305       546,128
                            -----------  ----------  ----------  ----------  ------------  ------------
Sub-Total                       343,682     365,737     318,714     333,219     4,108,830     4,095,717

Management Fee                   25,779      26,108      26,038      23,996       292,152       285,180
                            -----------  ----------  ----------  ----------  ------------  ------------
TOTAL EXPENSES                  369,461     391,845     344,752     357,215     4,400,982     4,380,897

                            ----------------------------------------------------------------------------
NET OPERATING INCOME            275,003     260,839     306,192     242,681     2,902,776     2,748,637

Replacement Costs                79,339      37,340      92,659      17,520       405,377       256,050

CASH FLOW
   (before Debt Service)        195,664     223,489     213,533     225,161     2,497,399     2,492,587

Mortgage Interest Payments      209,825     203,056     209,825     211,909     2,476,059     2,498,505

                            ----------------------------------------------------------------------------
NET CASH FLOW                   (14,161)     20,443       3,708      13,252        21,341        (5,918)
                            ----------------------------------------------------------------------------


VACANCY LOSS %                     4.05%       3.09%       4.44%       6.95%         8.06%         6.57%
MANAGEMENT APARTMENTS %            2.25%       2.32%       2.23%       2.75%         2.29%         2.78%
ECONOMIC OCCUPANCY %              93.29%      94.17%      93.14%      90.13%        89.29%        90.46%
DIRECT EXPENSES %                 51.09%      54.12%      47.06%      51.43%        51.57%        53.36%
MANAGEMENT FEE EXPENSE %           4.00%       4.00%       4.00%       4.00%         4.00%         4.00%
CAPITAL EXPENDITURES %            11.79%       5.53%      13.68%       2.70%         5.09%         3.34%
RENT INFLATION %                   0.10%       0.46%       0.22%      -4.34%

GROSS RENTS PER SO. FT            0.688       0.691       0.693       0.663         0.679         0.654
EFF. GROSS INC. PER 50. FT.       0.659       0.668       0.666       0.614         0.622         0.608
DIRECT EXP'S PER SO. FT            4.22        4.49        3.91        4.09          4.20          4.19
AVERAGE RENT PER UNIT               526         528         529         506           519           500

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     03:09 PM           07/09/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
DECEMBER31, 1996                                             SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                              Jan         Feb         Mar         Apr         May         Jun        Jul         Aug         Sep
                            Actual      Actual      Actual      Actual      Actual      Actual      Budget      Budget      Budget
                            -------     -------     -------     -------     -------     -------     -------     -------     -------
-INCOME-

GROSS RENTAL INCOME         643,079     650,696     655,776     658,889     661,626     663,188     666,243     669,771     672,033

Model Apartment Cost         (3,365)     (2,868)     (3,415)     (2,885)     (3,430)     (3,430)     (2,980)     (1,890)     (2,435)
Employee Apt Cost           (13,483)    (13,062)    (13,350)    (10,550)    (11,097)    (11,137)    (11,890)    (12,118)    (12,727)
Discounted Rent              (1,745)     (1,640)       (900)     (2,700)     (3,140)     (2,515)     (2,531)     (4,053)     (3,531)
Gratuitous Rent                   0           0           0           0           0           0           0           0           0
                            --------------------------------------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS      (18,593)    (17,570)    (17,665)    (16,135)    (17,667)    (17,082)    (17,401)    (18,060)    (18,693)

Vacancy                     (59,499)    (75,301)    (82,310)    (80,908)    (81,316)    (65,111)    (49,784)    (42,704)    (26,689)

Late Charge/Nsf               1,424       1,470       1,715       1,915       1,980       1,585       2,415       2,275       1,855
Other Income                  5,354       1,815         408       1,773       1,863       1,820       2,290       2,837       3,337
Deposits Forfeited            2,530       4,648       5,676       2,492       3,577       1,464       3,633       3,615       4,151
Laundry Commissions           3,638       7,657       9,262       6,834      10,057       5,321       8,391       7,360       7,308
Vending Commission                0         525         385           0           0           0           0           0           0
                            --------------------------------------------------------------------------------------------------------
TOTAL MISC. INCOME           12,946      16,115      17,445      13,014      17,476      10,190      16,729      16,086      16,651

TOTAL INCOME                577,933     574,140     573,246     574,860     580,120     591,185     615,787     625,093     643,301

-EXPENSES-
Manager Salary               18,549      19,289      18,049      16,705      20,761      16,501      19,434      18,208      18,032
Leasing Salary                6,994       7,637       8,667       7,773      11,885       8,448       8,573      10,814       8,312
Maintenance Salary           17,084      20,929      17,749      18,135      27,936      20,997      20,401      20,563      19,715
Maid/Porter Salary           10,100      11,672      11,510      11,316      16,976      12,388      12,630      13,876      13,676
Insurance - Benefits         10,474      10,813      11,238       9,848      11,531      12,111       9,363       9,363      11,525
Taxes - Payroll               5,879       6,573       6,209       5,842       7,628       5,176       5,265       5,438       5,024
                            --------------------------------------------------------------------------------------------------------
TOTAL PAYROLL                69,080      76,913      73,424      69,620      96,717      75,621      75,665      78,262      76,283

TAXES - OTHER                 1,482         667           0           0           0           0           0           0           0
TAXES - AD VALOREM           45,375      44,165      44,165      44,165      44,165      44,165      44,165      44,165      44,165
HOMEOWNERS FEE                    0           0           0           0           0           0           0           0           0
INSURANCE - GL, FIRE & EC    29,117      29,117      29,117      29,117      20,277      20,277      20,277      20,882      20,277

Electrical - Apts               880         756         741        (312)        290       1,070         505         974         557
Electrical - Buildings       48,548      48,825      47,450      47,080      51,460      58,574      60,134      61,733      57,022
Natural Gas Service          20,628      24,960      22,811      21,852      14,951      11,312       9,615      10,062       9,993
Telephone Service             2,484       1,515       1,444       1,929       2,488       2,093       2,149       1,939       1,906
Water Service                51,198      39,965      43,725      41,045      42,807      43,077      42,719      40,362      39,350
Trash Removal                 3,283       3,283       3,283       3,398       3,283       3,168       3,283       3,358       3,358
                            --------------------------------------------------------------------------------------------------------
TOTAL UTILITIES             127,001     119,305     119,455     114,993     115,281     119,295     118,406     124,428     112,185

Security Expense              7,328      12,358       7,116       7,214       9,234      10,665       8,720       9,599       8,688
Professional Fees             2,280       4,984       5,000       3,837       3,300       3,745       2,147       8,495       2,400
Advertising                     170       2,218       2,613       1,968       4,374       1,427       4,664         949       1,445
Resident Retention            1,975       2,143       1,480       2,349       4,498       2,072       1,529       2,626       2,061
Locator Fees                  7,061       6,185       7,419       5,105       5,130       6,310      10,330      13,975      19,410
Furniture Rental                893           0         298           0           0       1,052       1,191           0           0
Other Expense                 1,496         212       2,299       3,406       4,144       2,140       2,342       2,486       1,471
Office Repair & Supplies      1,553       2,501         416       2,476       1,209       1,529       1,335       2,900       3,666
                            --------------------------------------------------------------------------------------------------------
TOTAL SALES & GENERAL        22,756      30,601      26,641      26,354      31,889      28,939      32,258      41,091      39,140


---------------------------------------------------------------------------------------------------------
                                 Oct         Nov         Dec         Dec         Budget        Total
                                Budget      Budget      Budget      Budget      +Actual       Budget
                                -------     -------     -------     -------     ---------     ---------
-INCOME-

GROSS RENTAL INCOME             672,713     675,808     677,283     647,914     7,967,308     7,676,094

Model Apartment Cost             (2,435)     (2,445)     (2,445)     (4,615)      (34,023)      (55,380)
Employee Apt Cost               (12,728)    (13,240)    (12,682)    (13,191)     (148,064)     (158,292)
Discounted Rent                  (2,741)     (2,831)     (1,279)     (1,100)      (29,606)      (14,000)
Gratuitous Rent                       0           0           0           0             0             0
                            ----------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS          (17,904)    (16,516)    (16,406)    (18,906)     (211,693)     (227,672)

Vacancy                         (27,222)    (20,901)    (30,057)    (45,027)     (641,801)     (504,636)

Late Charge/Nsf                   1,963       2,294       2,458       1,980        23,349        24,105
Other Income                      2,184       1,368       3,560       2,950        28,607        29,823
Deposits Forfeited                5,400       3,501       4,411       3,750        45,096        45,000
Laundry Commissions               7,331       9,130       8,734       6,850        91,021        82,200
Vending Commission                    0           0         980         385         1,870         4,620
                            ----------------------------------------------------------------------------
TOTAL MISC. INCOME               16,877      16,293      20,123      15,915       189,944       185,748

TOTAL INCOME                    644,464     652,684     650,944     599,896     7,303,758     7,129,534

-EXPENSES-
Manager Salary                   19,067      25,787      28,038      18,985       238,422       244,457
Leasing Salary                    6,688      10,012       7,900       8,662       103,702       111,710
Maintenance Salary               18,175      27,682      25,713      18,678       255,080       242,414
Maid/Porter Salary               10,205      15,702      13,458      10,632       153,511       134,616
Insurance - Benefits             11,304      11,456      10,572      10,693       129,598       133,042
Taxes - Payroll                   4,412       6,442       5,900       6,351        69,788        81,754
                            ----------------------------------------------------------------------------
TOTAL PAYROLL                    69,851      97,081      91,582      74,001       950,100       947,993

TAXES - OTHER                         0           0           0           0         2,149             0
TAXES - AD VALOREM               44,165      44,165      31,406      46,499       518,431       557,988
HOMEOWNERS FEE                        0           0           0           0             0             0
INSURANCE - GL, FIRE & EC        20,277      20,277      20,277      30,573       279,289       361,052

Electrical - Apt                    773         610         475       1,200         7,299        12,603
Electrical - Buildings           53,651      51,841      48,367      53,650       634,487       650,560
Natural Gas Service              11,121      13,876      19,194      21,380       190,375       200,771
Telephone Service                 1,965       1,743       1,499       1,760        23,155        21,400
Water Service                    35,885      40,447      22,747      39,589       489,327       503,649
Trash Removal                     3,529       3,565       3,830       3,018        40,623        36,594
                            ----------------------------------------------------------------------------
TOTAL UTILITIES                 106,924     111,883      96,111     120,597     1,385,266     1,425,677

Security Expense                 10,486       9,427       9,066       4,725       109,900        56,700
Professional Fees                 1,675       3,152       1,254       1,695        42,270        21,215
Advertising                       4,740       1,794       2,920       1,305        29,281        16,473
Resident Retention                3,030       1,675       2,283         900        27,721        10,800
Locator Fees                     22,000      10,160       6,290       7,480       119,375       102,370
Furniture Rental                      0           0           0         794         3,433         9,528
Other Expense                     2,884       2,824       4,319       1,815        30,023        22,313
Office Repair & Supplies          2,687       2,923       3,032       1,415        26,288        17,580
                            ----------------------------------------------------------------------------
TOTAL SALES & GENERAL            47,503      31,955      29,164      20,129       388,290       256,979

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     03:09 PM           07/09/97

--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
DECEMBER 31, 1996                                            SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                                       Jan          Feb          Mar         Apr        May        Jun       Jul         Aug
                                     Actual       Actual       Actual      Actual     Actual     Actual     Actual      Actual
                                    -------      -------      -------     -------    -------    -------    -------     -------
Exterminating                         2,037        1,059          910         936      1,022        981      1,002       1,013
Cleaning Supplies                       888          920          896         726        968        717        653         880
Repairs And Supplies                  1,754        2,082          749         485      1,625      1,233      1,303       1,884
Air Conditioner Maintenance           1,828        1,777        2,765       2,235      2,689      3,387      2,923       4,563
Appliance Maintenance                   355          534          487         360        397        876        318         252
Building Maintenance                  2,889        3,170        2,707       2,634      4,046      2,515      4,094       4,799
Carpet Maintenance                    2,105          617        1,225       2,220      1,575      1,863      2,165       2,722
Window Treatments-Repairs                 0            0            0           0          0          0          0           0
Electrical Maintenance                3,326        1,367        1,630       1,357        940      1,215        514       1,766
Painting Contract                     4,961        8,337        8,412      12,160      9,225     14,640      9,392      16,097
Site Maintenance                        872          966          109         704        558         67          0         426
Painting Material                     1,018        2,171          894         109        903        593        494         269
Pool Maintenance                        584          670        1,174         861        954        954      1,248       1,427
Plumbing Maintenance                  3,735        4,974        5,698       4,140      6,321      3,063      3,965       6,073
Roof And Gutter Maintenance           1,865        2,871          208         406      1,288        963        440           0
Fire/Freeze/Flood - Minor                 0           37          (37)          0          0          0          0        (657)
Landscaping                          19,214       19,555       13,641      15,669     10,438     10,427     18,361      13,297
                                    ------------------------------------------------------------------------------------------------
TOTAL MAINTENANCE                    47,430       51,107       41,477      45,005     42,949     43,492     46,872      54,811

MANAGEMENT FEE                       23,116       22,966       22,930      22,995     23,205     23,647     24,632      25,004

TOTAL EXPENSES                      365,367      374,842      357,209     352,249    374,483    355,436    362,275     388,642

NET OPERATING INCOME                212,576      190,299      216,038     222,611    205,637    235,749    253,612     236,451

Repl. Cost-Air Conditioner              839          333            0       2,920          0        911      2,582       1,824
Repl. Cost-Appliances                 4,352        2,867        2,536       3,889      1,514      3,927      5,527       6,496
Repl. Cost-Bldgs--Other                   0       (2,465)           0           0          0          0      1,720      (1,720)
Repl. Cost-Buildings                  3,285            0        2,052         684          0          0          0       1,720
Repl. Cost-Carpet/Tile                4,161        6,036        6,988       6,059      8,397      8,655     14,236      20,945
Repl. Cost-Mini-Blinds                1,065        1,016          664         604        336        446        580       1,228
Repl. Cost-Electrical                   567            0          375         696        131        120      2,595       1,888
Repl. Cost-Painting                       0            0            0           0          0          0          0           0
Repl. Cost-Site                           0          (42)       1,150       1,250          0          0          0       2,248
Repl. Cost-Pools                          0            0            0           0          0          0          0       2,800
Repl. Cost-Plumbing                   3,897            0        2,413       2,340          0          0          0         985
Repl. Cost-Roof/Gutter                    0            0            0           0          0          0          0           0
Fire/Freeze/Flood-Major                   0            0            0           0          0          0          0           0
Acquired Assets                           0        1,442            0         885         93      1,618          0       2,408
                                    ------------------------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS              18,167        9,187       16,178      19,327     10,471     15,678     27,240      40,822

CASH FLOW (before Debt Service)     194,409      190,112      199,859     203,283    195,166    220,071    226,272     195,629

Mortgage Interest Payments          209,043      196,202      209,733     202,968    209,733    202,968    209,825     209,825

                                    ------------------------------------------------------------------------------------------------
NET CASH FLOW                       (14,634)      (6,091)      (9,874)        315    (14,567)    17,103     16,447     (14,195)
                                    ------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                       Sep         Oct         Nov        Dec        Dec         Budget          Total
                                     Actual      Actual      Actual     Actual     Budget       +Actual         Budget
                                    -------     -------     -------    -------     -------      -------      ---------
Exterminating                         1,234       1,139       1,226      1,057      1,307        13,623         17,428
Cleaning Supplies                     1,038       1,349         998        969        975        11,002         12,150
Repairs And Supplies                    802       2,154       1,922      1,118      1,975        17,812         24,100
Air Conditioner Maintenance           2,690       6,094       7,447      4,550      4,520        42,947         51,240
Appliance Maintenance                   783         370         404        770        750         5,906         10,350
Building Maintenance                  4,568       2,868       7,581      6,061      4,100        47,932         55,400
Carpet Maintenance                    1,565       1,945       2,827        920      1,940        21,748         23,860
Window Treatments-Repairs                 0           0           0          0          0             0              0
Electrical Maintenance                1,668       1,243       1,270      1,351      1,625        17,647         20,175
Painting Contract                     8,161      13,917      13,481     11,507      8,300       130,291        121,900
Site Maintenance                        567         355       1,080        969      1,100         6,673         14,100
Painting Material                       103         404         753        626        400         8,338          4,800
Pool Maintenance                      1,652       1,572       1,277        572        825        12,947         12,325
Plumbing Maintenance                  6,272       3,733       6,893      6,678      2,650        61,545         36,800
Roof And Gutter Maintenance              12       2,121       2,045         10      1,225        12,228         17,300
Fire/Freeze/Flood - Minor                 0           0           0          0          0          (657)             0
Landscaping                          15,534      15,697      11,173     12,317      9,728       175,324        124,200
                                    ----------------------------------------------------------------------------------
TOTAL MAINTENANCE                    46,648      54,963      60,376     50,174     41,420       585,305        546,128

MANAGEMENT FEE                       25,732      25,779      26,108     26,038     23,996       292,152        285,180

TOTAL EXPENSES                      364,431     369,461     391,845    344,752    357,215     4,400,982      4,380,897

NET OPERATING INCOME                278,871     275,003     260,839    306,192    242,681     2,902,776      2,748,637

Repl. Cost-Air Conditioner            1,048       2,960         363        384        500        14,164         31,150
Repl. Cost-Appliances                 5,682       6,849       3,950      4,684      4,500        52,273         60,500
Repl. Cost-Bldgs--Other                   0           0           0          0          0        (2,465)             0
Repl. Cost-Buildings                      0         850           0          0          0         8,591          2,500
Repl. Cost-Carpet/Tile               19,008      11,851      23,887     23,479     11,100       153,703        144,380
Repl. Cost-Mini-Blinds                  629         960       1,238        723        700         9,487          8,400
Repl. Cost-Electrical                11,345      64,544       7,223        641        720        80,125          9,120
Repl. Cost-Painting                       0           0           0          0          0             0              0
Repl. Cost-Site                           0       1,150           0     53,800          0        59,557              0
Repl. Cost-Pools                          0         175           0          0          0         2,975              0
Repl. Cost-Plumbing                       0           0         679      7,331          0        17,645              0
Repl. Cost-Roof/Gutter                    0           0           0          0          0             0              0
Fire/Freeze/Flood-Major                   0           0           0          0          0             0              0
Acquired Assets                       1,256           0           0      1,618          0         9,321              0
                                    ----------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS              38,969      79,339      37,340     92,659     17,520       405,377        256,050

CASH FLOW (before Debt Service)     239,902     195,664     223,499    213,533    225,161     2,497,399      2,492,587

Mortgage Interest Payments          203,056     209,825     203,056    209,825    211,909     2,476,059      2,498,505

                                    ----------------------------------------------------------------------------------
NET CASH FLOW                        36,846     (14,161)     20,443      3,708     13,252        21,341         (5,918)
                                    ----------------------------------------------------------------------------------

REVIEW OF OPERATIONS                                         FARB REALTY COMPANY
                                                     03:08 PM           07/09/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)
                                                             #UNITS        1,280
DECEMBER 31, 1995                                            SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                              Jan         Feb         Mar         Apr         May         Jun        Jul         Aug         Sep
                            Actual      Actual      Actual      Actual      Actual      Actual      Budget      Budget      Budget
                            -------     -------     -------     -------     -------     -------     -------     -------     -------
-INCOME-

Gross Rental Income         620,468     617,661     617,401     618,285     619,327     619,854     621,118     622,670     628,455
Model/Free Units            (34,690)    (25,149)    (17,833)    (19,022)    (16,402)    (14,082)    (19,256)    (18,564)    (20,999)
Vacancy                     (79,570)    (60,992)    (50,834)    (53,344)    (51,061)    (54,863)    (47,420)    (40,978)    (48,427)
Misc. Income                 13,530      15,949      17,056      18,579      15,860      17,464      18,260      16,591      19,115
                            --------------------------------------------------------------------------------------------------------
TOTAL INCOME                519,737     547,469     565,790     564,497     567,724     568,573     572,701     579,718     578,144


-EXPENSES-
Payroll                      76,748      84,423      79,173      74,696      74,394      86,857      77,765      79,573      80,898
Taxes-Ad Valorem             46,011      45,241      45,241      45,241      45,241      45,241      45,241      45,241      45,241
Insurance                    26,843      26,843      26,843      26,843      29,117      29,117      29,117      29,117      29,740
Utilities                   115,022     114,190     111,882      97,027     108,533     118,441     124,612     120,670      95,044
Sales & General              26,017      21,944      36,419      22,253      16,595      25,514      24,155      29,395      22,395
Maintenance                  59,406      68,287      71,222      73,885      60,251      61,573      76,190      85,341      84,199
                            --------------------------------------------------------------------------------------------------------
Sub-Total                   350,046     360,928     370,779     339,945     334,132     386,743     377,080     389,337     357,516

Management Fee               20,790      21,898      22,532      22,679      22,709      22,743      22,909      23,188      23,126
                            -------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES              370,836     382,826     393,311     362,624     356,841     389,486     399,989     412,525     380,642

                            -------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING INCOME        148,901     164,643     172,479     201,873     210,883     179,087     172,712     167,193     197,502

Replacement Costs            27,540      39,901     117,130      22,020      52,806      32,350      30,207      59,515      69,304

CASH FLOW
   (before Debt Service)    121,361     124,742      55,348     179,854     158,077     146,737     142,505     107,678     128,198
Mortgage Interest Payments  199,778     180,696     200,635     194,429     205,325     197,657     204,853     206,782     200,722
Loan Draws From GECO       (144,289)   (100,429)   (161,381)          0    (276,891)    (14,078)          0    (261,763)          0
Renovation                   31,300      35,780      47,569      63,306     106,166      88,638     153,047      76,102      57,070

                            --------------------------------------------------------------------------------------------------------
NET CASH FLOW                34,573       8,694     (31,474)    (77,881)    123,277    (125,479)   (215,396)     86,558    (129,594)
                            --------------------------------------------------------------------------------------------------------


HAROLD FARB-CONTRIBUTION                                                               (100,000)


VACANCY LOSS %                12.82%       9.87%       8.23%       8.63%       8.24%       8.82%       7.63%       6.58%       7.71%
MANAGEMENT APARTMENTS %        2.33%       2.34%       2.43%       2.55%       2.25%       2.09%       2.75%       2.65%       2.90%
ECONOMIC OCCUPANCY %          81.58%      86.05%      88.88%      88.30%      89.11%      88.91%      89.27%      90.44%      88.95%
DIRECT EXPENSES %             56.42%      58.43%      60.05%      54.98%      53.95%      59.17%      60.71%      62.53%      56.89%
MANAGEMENT FEE EXPENSE %       4.00%       4.00%       3.98%       4.02%       4.00%       4.00%       4.00%       4.00%       4.00%
CAPITAL EXPENDITURES %         4.44%       6.46%      18.97%       3.56%       8.53%       5.22%       4.86%       9.56%      11.03%
RENT INFLATION %                          -0.45%      -0.04%       0.14%       0.17%       0.09%       0.20%       0.25%       0.93%

GROSS RENTS PER 50. FT        0.635       0.632       0.631       0.632       0.633       0.634       0.635       0.637       0.643
EFF. GROSS INC. PER 50. FT.   0.532       0.560       0.579       0.577       0.581       0.581       0.586       0.593       0.591
DIRECT EXP'S PER 50. FT        4.30        4.43        4.55        4.17        4.10        4.50        4.63        4.78        4.39
AVERAGE RENT PER UNIT           485         483         482         483         484         484         485         486         491


---------------------------------------------------------------------------------------------------------
                                 Oct         Nov         Dec         Dec         Budget        Total
                                Budget      Budget      Budget      Budget      +Actual       Budget
                                -------     -------     -------     -------     ---------     ---------
-INCOME-

Gross Rental Income            631,653     633,861     636,045     663,839     7,486,795     7,750,975
Model/Free Units               (20,587)    (20,541)    (18,768)    (14,668)     (245,893)     (199,795)
Vacancy                        (41,384)    (45,530)    (51,189)    (47,184)     (625,394)     (651,013)
Misc. Income                    15,536      18,806      11,964      11,423       198,710       152,544
                            ----------------------------------------------------------------------------
TOTAL INCOME                   585,219     586,596     578,051     613,410     6,814,219     7,052,711


-EXPENSES-
Payroll                         80,276      71,703     110,558     107,782       977,063       970,052
Taxes-Ad Valorem                45,241      45,241      17,720      43,113       516,140       517,356
Insurance                       29,117      29,117      29,117      27,360       340,931       323,108
Utilities                      103,626     105,712     107,371     141,002     1,322,128     1,573,370
Sales & General                 27,152      18,610      22,188      18,541       292,636       259,736
Maintenance                     63,254      59,650      34,592      41,857       797,850       570,174
                            ----------  ----------  ----------  ----------  ------------  ------------
Sub-Total                      348,665     330,033     321,545     379,655     4,246,749     4,214,696

Management Fee                  23,409      23,464      23,131      24,537       272,578      282, 110
                            ----------  ----------  ----------  ----------  ------------  ------------
TOTAL EXPENSES                 372,074     353,497     344,676     404,192     4,519,327     4,496,806

                            ----------------------------------------------------------------------------
NET OPERATING INCOME           213,145     233,099     233,376     209,218     2,294,892     2,555,905

Replacement Costs               41,013      37,943      20,684      25,500       550,412       448,585

CASH FLOW

   (before Debt Service)       172,132     195,156     212,691     183,718     1,744,480     2,107,320
Mortgage Interest Payments     209,007     201,975     209,043     202,524     2,410,902     2,385,348
Loan Draws From GECO           (66,431)   (151,028)          0           0    (1,176,091)            0
Renovation                     138,661           0      25,219           0       822,858             0

                            ----------------------------------------------------------------------------
NET CASH FLOW                 (109,104)    144,209     (21,571)    (18,806)     (313,188)     (278,028)
                            ----------------------------------------------------------------------------

HAROLD FARB-CONTRIBUTION                                                        (100,000)


VACANCY LOSS %                    6.55%       7.18%       8.05%       7.11%         8.35%         8.40%
MANAGEMENT APARTMENTS %           2.71%       2.93%       2.60%       2.04%         2.54%         2.07%
ECONOMIC OCCUPANCY %             90.19%      89.58%      89.00%      90.68%        88.36%        89.02%
DIRECT EXPENSES %                55.20%      52.07%      50.55%      57.19%        56.72%        54.38%
MANAGEMENT FEE EXPENSE %          4.00%       4.00%       4.00%       4.00%         4.00%         4.00%
CAPITAL EXPENDITURES %            6.49%       5.99%       3.25%       3.84%         7.35%         5.79%
RENT INFLATION %                  0.51%       0.35%       0.34%       4.37%

GROSS RENTS PER 50. FT           0.646       0.648       0.650       0.679         0.638         0.661
EFF. GROSS INC. PER 50. FT.      0.599       0.600       0.591       0.627         0.581         0.601
DIRECT EXP'S PER 50. FT           4.28        4.05        3.95        4.66          4.34          4.31
AVERAGE RENT PER UNIT              493         495         497         519           487           505

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     03:08 PM           07/09/97
WEST POINT SUMMARY (953)                                     #UNITS        1,280
DECEMBER 31, 1995                                            SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                              Jan         Feb         Mar         Apr         May         Jun        Jul         Aug         Sep
                            Actual      Actual      Actual      Actual      Actual      Actual      Budget      Budget      Budget
                            -------     -------     -------     -------     -------     -------     -------     -------     -------
-INCOME-

GROSS RENTAL INCOME         620,468     617,661     617,401     618,285     619,327     619,854     621,118     622,670     628,455

Model Apartment Cost         (4,505)     (3,910)     (4,505)     (4,545)     (4,065)     (1,275)     (4,150)     (4,150)     (4,810)
Employee Apt Cost            (9,926)    (10,521)    (10,513)    (11,238)     (9,872)    (11,685)    (12,913)    (12,335)    (13,405)
Discounted Rent             (20,280)    (10,718)     (2,815)     (3,239)     (2,465)     (1,122)     (2,194)     (2,079)     (2,784)
Gratuitous Rent                   0           0           0           0           0           0           0           0           0
                            --------------------------------------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS      (34,690)    (25,149)    (17,833)    (19,022)    (16,402)    (14,082)    (19,256)    (18,564)    (20,999)

Vacancy                     (79,570)    (60,992)    (50,834)    (53,344)    (51,061)    (54,663)    (47,420)    (40,978)    (48,427)

Late Charge/Nsf               2,848       2,017       2,375       1,190       1,371       2,790       2,428       1,380       2,716
Other Income                  2,220       3,215       3,754       4,857       2,905       1,959       2,650       2,810       3,418
Deposits Forfeited            2,979       3,479       3,818       5,650       4,178       2,965       5,008       5,120       5,570
Laundry Commissions           5,484       7,239       6,620       6,882       6,916       9,750       7,789       6,897       7,026
Vending Commissions               0           0         490           0         490           0         385         385         385
                            --------------------------------------------------------------------------------------------------------
TOTAL MISC. INCOME           13,530      15,949      17,056      18,579      15,860      17,464      18,260      16,591      19,115

TOTAL INCOME                519,737     547,469     565,790     564,497     567,724     568,573     572,701     579,718     578,144

-EXPENSES-
Manager Salary               20,565      21,711      21,677      23,300      22,531      32,912      21,459      21,624      19,831
Leasing Salary                6,292      10,222       8,502       7,412       7,762      10,518       7,862       7,942       8,985
Maintenance Salary           19,671      20,860      18,838      16,923      17,914      27,476      22,001      21,930      21,694
Maid/Porter Salary           10,014      11,201       9,785       9,724       9,128      15,460      11,661      12,573      10,851
Insurance - Benefits         14,392      13,789      13,969      11,538      11,645      (7,080)      9,533      10,183      12,695
Taxes - Payroll               5,813       6,640       6,402       5,799       5,414       7,571       5,249       5,321       6,842
                            --------------------------------------------------------------------------------------------------------
TOTAL PAYROLL                76,748      84,423      79,173      74,696      74,394      86,857      77,765      79,573      80,898

TAXES - OTHER                   770           0           0           0           0           0           0           0           0
TAXES-AD VALOREM             45,241      45,241      45,241      45,241      45,241      45,241      45,241      45,241      45,241
HOMEOWNERS FEE                    0           0           0           0           0           0           0           0           0
INSURANCE - GL, FIRE & EC    26,843      26,843      26,843      26,843      29,117      29,117      29,117      29,117      29,740

Electrical - Apt                860         707         571         260         958       1,452       1,453       1,614       1,081
Electrical - Buildings       48,203      46,084      48,468      29,536      50,991      56,682      59,608      61,380      41,332
Natural Gas Service          14,683      25,345      21,650      19,205      18,232      11,246       9,895       9,003       9,314
Telephone Service             1,266       1,931       2,541       1,675         829       2,299       1,758       1,821       1,516
Water Service                47,335      37,765      36,081      43,995      35,164      43,473      48,758      43,279      38,325
Trash Removal                 2,676       2,357       2,570       2,357       2,357       3,288       3,142       3,573       3,476
                            --------------------------------------------------------------------------------------------------------
TOTAL UTILITIES             115,022     114,190     111,882      97,027     108,533     118,441     124,612     120,670      95,044

Security Expense              5,255       6,724       6,110       5,808       4,768       4,294       4,008       3,798       3,936
Professional Fees               425       4,361       2,115       4,324       1,595       5,951       2,528       3,055       2,661
Advertising                   1,322       1,390       1,008       1,278         879       1,604       1,587       4,998         702
Resident Retention              259           0         171           0          49         324         458         200           0
Locator Fees                 12,635       5,880      23,165       6,055       5,765       9,710      11,154      12,340       7,942
Furniture Rental                  0          65          40          40         119           0           0           0         996
Other Expense                 4,455       1,989       2,101       2,319       1,123       1,584       1,832       3,084       3,832
Office Repair & Supplies      1,666       1,535       1,710       2,429       2,308       2,047       2,588       1,921       2,327
                            --------------------------------------------------------------------------------------------------------
TOTAL SALES & GENERAL        26,017      21,944      30,419      22,253      16,595      25,514      24,155      29,395      22,395


---------------------------------------------------------------------------------------------------------
                                 Oct         Nov         Dec         Dec         Budget        Total
                                Budget      Budget      Budget      Budget      +Actual       Budget
                                -------     -------     -------     -------     ---------     ---------
-INCOME-

GROSS RENTAL INCOME             631,653     633,861     636,045     663,839     7,486,795     7,750,975

Model Apartment Cost             (4,050)     (4,820)     (3,429)     (2,825)      (48,214)      (37,081)
Employee Apt Cost               (13,039)    (13,775)    (13,085)    (10,743)     (142,305)     (123,126)
Discounted Rent                  (3,498)     (1,946)     (2,254)     (1,100)      (55,374)      (39,588)
Gratuitous Rent                       0           0           0           0             0             0
                            ----------------------------------------------------------------------------
TOTAL MODEL/FREE UNITS          (20,587)    (20,541)    (18,768)    (14,668)     (245,893)     (199,795)

Vacancy                         (41,384)    (45,530)    (51,189)    (47,184)     (625,394)     (651,013)

Late Charge/Nsf                   2,217       2,405         969       2,520        24,704        29,415
Other Income                      1,818       1,946       1,210       1,195        32,761        14,640
Deposits Forfeited                4,080       3,665       2,421       2,950        48,932        36,600
Laundry Commissions               7,037      10,406       6,978       4,338        89,023        66,849
Vending Commissions                 385         385         385         420         3,290         5,040
                            ----------------------------------------------------------------------------
TOTAL MISC. INCOME               15,536      18,806      11,984      11,423       198,710       152,544

TOTAL INCOME                    585,219     586,596     578,051     613,410     6,814,219     7,052,711

-EXPENSES-
Manager Salary                   21,241      19,617      28,913      32,374       275,381       280,748
Leasing Salary                    9,494       8,835      14,563      11,406       108,391       103,644
Maintenance Salary               21,257      17,691      29,921      24,921       256,176       229,597
Maid/Porter Salary                9,569       8,257      14,012      15,149       132,233       129,298
Insurance - Benefits             11,861      11,331      14,078      15,043       127,934       148,878
Taxes - Payroll                   6,854       5,972       9,072       8,889        76,949        78,787
                            ----------------------------------------------------------------------------
TOTAL PAYROLL                    80,276      71,703     110,558     107,782       977,063       970,952

TAXES - OTHER                         0           0           0           0           770             0
TAXES-AD VALOREM                 45,241      45,241      17,720      43,113       515,371       517,356
HOMEOWNERS FEE                        0           0           0           0             0             0
INSURANCE - GL, FIRE & EC        29,117      29,117      29,117      27,300       340,931       323,108

Electrical - Apt                  1,437         802         795       1,200        11,990        14,400
Electrical - Buildings           51,923      48,463      48,837      68,154       591,507       768,404
Natural Gas Service               8,472      11,593      17,576      24,678       176,213       224,821
Telephone Service                 1,076       2,965       3,351       1,500        23,029        18,000
Water Service                    37,488      38,531      33,529      42,980       483,721       518,454
Trash Removal                     3,229       3,358       3,283       2,490        35,666        29,291
                            ----------------------------------------------------------------------------
TOTAL UTILITIES                 103,626     105,712     107,371     141,002     1,322,128     1,573,370

Security Expense                  3,904       4,190       4,314       4,123        57,109        48,660
Professional Fees                 2,878       1,607       3,363       1,798        34,862        21,906
Advertising                       2,800       1,047       2,330         923        20,944        22,851
Resident Retention                    0       1,254       1,744         900         4,459         5,515
Locator Fees                      8,375       6,165       6,890       8,170       116,066       127,640
Furniture Rental                    689         595           0           0         2,543             0
Other Expense                     5,428       1,876       2,003       1,560        31,624        17,370
Office Repair & Supplies          3,078       1,877       1,543       1,067        25,029        15,794
                            ----------------------------------------------------------------------------
TOTAL SALES & GENERAL            27,152      18,610      22,188      18,541       292,636       259,736

DETAIL OPERATING STATEMENT                                   FARB REALTY COMPANY
                                                     03:08 PM           07/09/97
--------------------------------------------------------------------------------
WEST POINT SUMMARY (953)                                     #UNITS        1,280
DECEMBER 31, 1995                                            SQ.FT.      977,795

------------------------------------------------------------------------------------------------------------------------------------
                                       Jan          Feb          Mar         Apr        May        Jun       Jul         Aug
                                     Actual       Actual       Actual      Actual     Actual     Actual     Actual      Actual
                                    -------      -------      -------     -------    -------    -------    -------     -------
Exterminating                         1,252        1,350        1,371       1,602      1,393      1,704      1,739       1,079
Cleaning Supplies                     1,276        1,220        1,621       1,141      1,059        897      1,306       1,106
Repairs And Supplies                  4,316        4,104        2,763       2,482      2,729        851      2,043       1,921
Air Conditioner Maintenance           3,555        2,092        4,128       3,679      3,209      6,161      5,283       7,447
Appliance Maintenance                   903          408        1,199         673        283        827      1,012         906
Building Maintenance                  7,746        5,015        9,486       6,477      5,065      5,754      5,626       6,776
Carpet Maintenance                    1,134        1,793        3,050       2,048      2,031      1,897      3,007       2,466
Window Treatments-Repairs                 0            0            0           0          0          0          0           0
Electrical Maintenance                2,895        1,466        2,353       2,890      2,521      1,349      2,306       2,139
Painting Contract                    12,788       28,959       17,837      21,426     17,356     10,157     22,795      26,599
Site Maintenance                      2,393         (450)         975       5,907         78      2,160      4,893       4,169
Painting Material                       245          179          211         188        339         73        514         677
Pool Maintenance                        830          858          863       1,336      1,639        415      1,996       1,642
Plumbing Maintenance                  6,344        2,849        9,886       4,456      4,415      6,701     10,537       4,938
Roof And Gutter Maintenance           2,022          826        1,802       1,094        680      1,345      1,575       1,948
Fire/Freeze/Flood-Minor                   0            0            0           0          0          0          0           0
Landscaping                          11,708       17,619       13,679      18,488     17,454     21,283     11,559      21,528
                                    ------------------------------------------------------------------------------------------------
TOTAL MAINTENANCE                    59,406       68,287       71,222      73,885     60,251     61,573     76,190      85,341

MANAGEMENT FEE                       20,790       21,898       22,532      22,679     22,709     22,743     22,909      23,188

TOTAL EXPENSES                      370,836      382,826      393,311     362,624    356,841    389,486    399,989     412,525

NET OPERATING INCOME                148,901      164,643      172,478     201,873    210,883    179,087    172,712     167,193

Repl. Cost-Air Conditioner              593          776       50,628       2,463      5,933        892      3,321       3,170
Repl. Cost-Appliances                 6,396       11,853       17,434       3,681      5,733      8,659      7,429       6,113
Repl. Cost-Bldgs-Other                    0            0            0        (858)         0          0          0           0
Repl. Cost-Buildings                      0            0            0           0          0          0          0       9,710
Repl. Cost-Carpet/Tile               13,078       22,622       31,324      14,056     22,154     16,027      8,444      15,687
Repl. Cost-Mini-Blinds                1,036          727        1,611         559      1,090        527        873         956
Repl. Cost-Electrical                 1,968        1,169        7,905         657      8,914      2,826      4,458       1,805
Repl. Cost-Painting                       0            0            0           0          0          0          0           0
Repl. Cost-Site                           0            0            0        (840)       900          0      5,163      19,724
Repl. Cost-Pools                          0        1,355        1,366         593          0        350          0       1,326
Repl. Cost-Plumbing                   3,544          980        4,203       1,709      5,068          0          0         807
Repl. Cost-Roof/Gutter                  925            0        1,900           0      1,370          0          0           0
Fire/Freeze/Flood-Major                   0            0            0           0          0          0          0           0
Acquired Assets                           0          418          759           0      1,644      3,069        519         216
                                    ------------------------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS              27,540       39,901      117,130      22,020     52,806     32,350     30,207      59,515

CASH FLOW (before Debt Service)     121,361      124,742       55,348     179,854    158,077    146,737    142,505     107,678

Mortgage Interest Payments          199,778      180,696      200,635     194,429    205,325    197,657    204,853     206,782
Loan Draws From Gecc               (144,289)    (100,429)    (161,381)          0   (276,691)   (14,078)         0    (261,763)
Renovation                           31,300       35,780       47,569      63,306    106,166     88,638    153,047      76,102

                                    ------------------------------------------------------------------------------------------------
NET CASH FLOW                        34,573        8,694      (31,474)    (77,881)   123,277   (125,479)  (215,395)     86,558
                                    ------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                       Sep         Oct         Nov        Dec        Dec         Budget          Total
                                     Actual      Actual      Actual     Actual     Budget       +Actual         Budget
                                    -------     -------     -------    -------     -------      -------      ---------
Exterminating                        1,464       1,566       1,531      1,555      1,307        17,606         16,734
Cleaning Supplies                    1,113       1,145         880        809        800        13,574         10,700
Repairs And Supplies                 1,422       2,197       2,024        570      1,550        27,422         20,125
Air Conditioner Maintenance          7,610       3,549       4,998      1,252      1,750        52,962         33,630
Appliance Maintenance                  712         801         594        506      1,060         8,823         13,120
Building Maintenance                 7,152       5,365       6,900      3,835      3,500        75,197         42,700
Carpet Maintenance                   2,210       2,369       3,382      1,613      1,240        26,998         15,530
Window Treatments-Repairs                0           0           0          0        100             0          1,200
Electrical Maintenance               3,164       4,017       1,969        887      1,550        27,956         19,300
Painting Contract                   21,604      16,864      13,706      3,640     10,950       213,731        162,950
Site Maintenance                     2,233       1,218       1,107        330      2,025        25,012         24,300
Painting Material                      733         790       3,101         18        300         7,066          4,600
Pool Maintenance                       867       2,013       1,261        544        775        14,285         13,375
Plumbing Maintenance                12,244       8,162       7,318      7,384      2,325        85,232         36,210
Roof And Gutter Maintenance          2,259       1,355       1,130      1,120      1,175        17,155         15,000
Fire/Freeze/Flood-Minor                  0           0           0          0          0             0              0
Landscaping                         19,411      11,844       9,750     10,528     11,450       184,851        140,700
                                    ----------------------------------------------------------------------------------
TOTAL MAINTENANCE                   84,199      63,254      59,680     34,592     41,857       797,850        570,174

MANAGEMENT FEE                      23,126      23,409      23,464     23,131     24,537       272,578        282,110

TOTAL EXPENSES                     380,642     372,074     353,497    344,676    404,192     4,519,327      4,496,806

NET OPERATING INCOME               197,502     213,145     233,099    233,376    209,218     2,294,892      2,555,905

Repl. Cost-Air Conditioner             959         822         818          0          0        70,373         79,550
Repl. Cost-Appliances                9,584       6,883       8,167        960      7,905        92,893        108,010
Repl. Cost-Bldgs-Other                   0           0           0          0          0          (858)         2,400
Repl. Cost-Buildings                   900           0           0          0        900        10,610         10,800
Repl. Cost-Carpet/Tile              20,980      12,645      11,714      8,798     12,500       197,530        170,400
Repl. Cost-Mini-Blinds                 969         927         478        557        670        10,308         10,425
Repl. Cost-Electrical                2,812         865       4,026        632      2,025        38,036         27,000
Repl. Cost-Painting                      0           0           0          0          0             0              0
Repl. Cost-Site                      7,780       8,911           0          0          0        41,639              0
Repl. Cost-Pools                         0           0           0          0          0         4,990              0
Repl. Cost-Plumbing                  3,038       1,420       3,003          0          0        23,772          1,000
Repl. Cost-Roof/Gutter              20,708       8,540       9,737      9,737      1,500        52,916         38,000
Fire/Freeze/Flood-Major                  0           0           0          0          0             0              0
Acquired Assets                      1,575           0           0          0          0         8,201          1,000
                                    ----------------------------------------------------------------------------------
TOTAL REPLACEMENT COSTS             69,304      41,013      37,943     20,684     25,500       550,412        448,585

CASH FLOW (before Debt Service)    128,196     172,132     195,156    212,691    183,718     1,744,480      2,107,320

Mortgage Interest Payments         200,722     209,007     201,975    209,043    202,524     2,410,902      2,385,348
Loan Draws From Gecc                     0     (66,431)   (151,028)         0          0    (1,176,091)             0
Renovation                          57,070     138,661           0     25,219          0       822,858              0

                                   -----------------------------------------------------------------------------------
NET CASH FLOW                     (129,594)  (109,104)    144,209    (21,571)   (18,806)     (313,188)      (278,028)
                                   -----------------------------------------------------------------------------------

WEST POINT SUMMARY (953)                                     UNITS         1280
DECEMBER 31, 1994                                            SQ.FT.      977795

                                   JAN          FEB          MAR         APR        MAY         JUN        JUL         AUG
DESCRIPTION                        ACTUAL       ACTUAL       ACTUAL      ACTUAL     ACTUAL      ACTUAL     ACTUAL      ACTUAL
-------------------------------    --------     --------     --------    --------   --------    -------    -------     -------
Gross Rental income                 617,805      619,557      619,270     619,235    619,891    617,278    618,043     621,523

Model/Free Units                    (19,526)     (18,051)     (20,057)    (19,906)   (20,801)   (19,526)   (17,541)    (17,246)

Vacancy                            (102,555)    (107,140)    (113,684)   (110,421)  (103,786)   (82,614)   (81,654)    (90,086)

Misc. Income                         10,746        9,618       10,319       9,271      8,025     10,371      8,054      10,449
                                   -----------------------------------------------------------------------------------------------

TOTAL INCOME                        506,470      503,983      495,848     498,178    503,329    525,509    526,903     524,640

Payroll                              69,344       69,652       72,196      90,606     75,095     94,686     60,058      76,207

Taxes-Ad Valorem                     20,189       71,101       46,790      46,790     46,790     46,790     46,790      46,790

Insurance                            24,880       24,880       24,880      24,880     24,331     24,331     24,331      24,331

Utilities                           116,552      113,840      116,702     114,895    103,790    113,351    123,942     116,196

Sales & General                      12,038       18,623       22,737      16,995     25,439     15,100     35,020      18,762

Maintenance                          32,764       35,069       49,224      47,254     37,841     40,557     64,177      60,115

Replacement Costs                    17,151       26,913       41,466      43,847     60,382     47,693     39,179      43,155

Management Fee                       20,258       20,159       19,835      19,927     20,133     21,020     21,076      20,986
                                   -----------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES            313,176      380,238      393,830     405,194    393,801    403,527    414,573     406,542

NET OPERATING INCOME (LOSS)         193,294      123,745      102,018      92,985    109,528    121,982    112,330     118,098

Mortgage Interest Payments          198,374      177,681      198,080     190,972    197,261    191,254    197,624     196,990

Loan Draws From Gecc                (27,568)           0            0     (81,622)         0    (98,093)   (39,234)          0

Renovation                                0            0            0           0          0          0          0           0

Cash Flow Payment                         0            0            0           0          0          0          0           0
                                   -----------------------------------------------------------------------------------------------

NET CASH INCOME (LOSS)               22,487      (53,935)     (96,061)    (16,366)   (87,733)    28,821    (46,060)    (78,892)



                                    SEP         OCT         NOV         DEC        BUDGET        1994           YTD
DESCRIPTION                         ACTUAL      ACTUAL      ACTUAL      ACTUAL     ACTUAL        BUDGET         ACTUAL
-------------------------------     --------    --------    --------    -------    ----------    ----------     ----------
Gross Rental income                  623,113     623,853     624,093    620,758     7,444,422     7,363,255      7,444,422

Model/Free Units                     (15,229)    (18,789)    (32,568)   (42,602)     (261,841)     (222,039)      (261,841)

Vacancy                             (118,468)   (117,621)   (106,546)   (88,017)   (1,222,592)   (1,008,096)    (1,222,592)

Misc. income                          10,703       7,502      12,626     13,337       121,018        96,275        121,019
                                   ---------------------------------------------------------------------------------------

TOTAL INCOME                         500,119     494,945     497,605    503,476     6,081,007     6,229,395      6,081,007

Payroll                               77,882      70,722      80,224    114,183       950,857       837,896        950,856

Taxes-Ad Valorem                      46,790      47,436      46,790      3,607       516,653       559,044        516,653

Insurance                             26,843      26,843      27,725     26,843       305,098       305,195        305,098

Utilities                            115,204     109,337     111,547    113,553     1,368,908     1,369,677      1,368,909

Sales & General                       22,186      13,297      16,165     25,830       242,193       254,716        242,193

Maintenance                           63,420      49,962      57,580     72,665       610,627       513,511        610,627

Replacement Costs                     56,180      11,833      36,359     69,050       493,208       285,875        493,207

Management Fee                        20,004      19,798      19,904     20,140       243,240       249,176        243,240
                                   ---------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES             428,509     349,228     396,293    445,871     4,730,784     4,375,090      4,730,783

NET OPERATING INCOME (LOSS)           71,610     145,717     101,311     57,606     1,350,223     1,854,305      1,350,224

Mortgage interest Payments           192,475     197,739     192,256    198,676     2,329,382     2,374,134      2,329,382

Loan Draws From Gecc                 (37,994)    (51,115)   (108,080)   (38,399)     (482,105)            0       (482,105)

Renovation                            66,028      53,960      81,193     51,596       252,776             0        252,776

Cash Flow Payment                          0           0           0          0             0             0              0
                                   ---------------------------------------------------------------------------------------

NET CASH INCOME (LOSS)              (148,899)    (54,867)    (64,058)  (154,267)     (749,830)     (519,829)      (749,830)

WEST POINT SUMMARY (953)                                     UNITS         1280
DECEMBER 31, 1994                                            SQ.FT.      977795

                                 JAN          FEB          MAR          APR          MAY           JUN          JUL          AUG
DESCRIPTION                     ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL        ACTUAL       ACTUAL       ACTUAL
---------------------------    --------     --------     --------     --------     --------      -------      -------      -------
GROSS RENTAL INCOME             617,805      619,557      619,270      619,235      619,891      617,278      618,043      621,523

Model Apartment Cost             (4,505)      (4,505)      (4,505)      (4,530)      (4,025)      (4,025)      (3,450)      (3,480)
Manager Apt Cost                 (5,024)      (5,246)      (6,594)      (6,155)      (5,905)      (5,905)      (5,535)      (5,320)
Leasing Apt Cost                 (2,709)      (2,365)      (2,365)      (1,896)      (2,415)      (2,415)      (2,420)      (2,415)
Security Apt Cost                (3,965)      (3,888)      (4,160)      (4,160)      (4,110)      (4,110)      (3,215)      (3,170)
Discounted Rent                    (150)         650         (825)        (250)      (1,425)        (150)           0         (540)
Gratuitous Rent                       0            0            0            0            0            0            0            0
Maintenance Apt Cost             (3,173)      (2,698)      (1,608)      (2,916)      (2,921)      (2,921)      (2,921)      (2,321)

TOTAL MODEL/FREE UNITS          (19,526)     (18,051)     (20,057)     (19,906)     (20,801)     (19,526)     (17,541)     (17,246)

Vacancy                        (102,555)    (107,140)    (113,684)    (110,421)    (103,786)     (82,614)     (81,654)     (90,086)

TOTAL RENTAL INCOME             495,724      494,366      485,529      488,908      495,305      515,138      518,849      514,192

Late/Nsf Charge                   2,341        1,520        1,562        1,885        1,555        1,987        2,210        1,877
Other Income                        700        2,849        1,462        1,796        1,583        2,216          985          442
Deposits Forfeited                3,700        2,719        3,610        2,560        1,940        3,153        1,995        4,205
Laundry Commissions               4,005        2,530        3,685        3,030        2,947        3,015        2,865        3,925
Vending Commissions                   0            0            0            0            0            0            0            0

TOTAL MISC INCOME                10,746        9,618       10,319        9,271        8,025       10,371        8,054       10,449

TOTAL INCOME                    506,470      503,983      495,848      498,178      503,329      525,509      526,903      524,640

Manager Salary                    8,692        8,194        8,250        8,250        7,250       11,010        9,923       11,052
Leasing Salary                    6,469        6,000        6,210        6,300        6,300        7,492        6,639        6,223
Resident Manager Salary          10,417       11,250       11,250        9,220       12,297        9,814        7,328        7,523
Commissions And Bonuses           1,488        2,075        1,813        1,788        2,814        2,813        3,075        2,160
Maintenance Salary               17,217       17,033       17,168       27,666       18,334       24,792       17,136       18,524
Maid/Porter Salary                8,743        8,789        8,969       13,801        9,889       13,760       10,453       10,083
Insurance - Benefits              9,558       10,390       10,417       13,127       11,055       17,401         (242)      14,901
Taxes - Sales                         0            0            0            0            0            0            0            0
Taxes - Payroll                   6,760        5,921        8,120       10,456        7,156        7,604        5,746        5,741

TOTAL PAYROLL                    69,344       69,652       72,196       90,606       75,095       94,686       60,058       76,207

TAXES - OTHER                         0            0            0            0            0            0            0            0
TAXES - AD VALOREM               20,189       71,101       46,790       46,790       46,790       46,790       46,790       46,790
HOMEOWNERS FEE                        0            0            0            0            0            0            0            0
INSURANCE - GL, FIRE & EC        24,880       24,880       24,880       24,880       24,331       24,331       24,331       24,331

Electrical - Apts                   381          493          904        1,020          772        1,192        1,168        1,205
Electrical -  Buildings          49,038       46,958       49,485       49,814       51,264       60,662       64,121       61,576
Natural Gas Service              22,206       28,491       24,555       19,977       17,456       10,969       10,020       10,492
Telephone Service                 1,855        1,124        1,576        1,766        1,068          978        2,584          551
Water Service                    40,489       34,193       38,274       39,959       30,873       37,193       43,617       39,941
Trash Removal                     2,582        2,582        1,908        2,357        2,357        2,357        2,432        2,432

TOTAL UTILITIES                 116,552      113,840      116,702      114,895      103,790      113,351      123,942      116,196

Security                            612        3,617        1,018          494          925          255          506          397
Professional Fees                 3,302        3,862        3,761        2,292        1,175          660        1,389          872
Advertising                         808           57          949        1,520        2,141          351          164          138
Resident Retention                  616          538          958          739        1,290          291           74        1,153
Locator Fees                      2,556        3,691        7,463        5,524       11,405       11,133       28,838       10,620
Furniture Rental                      0            0            0            0            0            0            0            0
Other Expenses                    3,471        4,647        6,815        5,542        6,216        1,992        1,076        2,522
Office Repair & Supplies            673        2,211        1,773          885        2,286          418        2,974        3,060

TOTAL SALES & GENERAL            12,038       18,623       22,737       16,995       25,439       15,100       35,020       18,762

Exterminating                     1,428        1,530        1,505        1,577        1,263        1,554        1,492        1,447
Cleaning Supplies                 1,039        1,106          802          580        1,066          832          774          880
Repairs And Supplies              1,159        2,611        1,159        1,659        1,327        1,441        2,440        1,655
Air Conditioner Maintenance       1,746        2,342        2,587        2,534        1,839        2,317        6,078        7,952
Appliance Maintenance               304          952          763          249          319          859          182          376
Building Maintenance                972          379        1,487        1,298        1,919          619        4,017        5,981
Carpet Maintenance                1,821        2,354        2,369        2,263        1,603        1,564        2,469        1,619
Drapery Maintenance                   0            0            0            0            0            0            0            0


                                 SEP          OCT          NOV           DEC         BUDGET          1994            YTD
DESCRIPTION                     ACTUAL       ACTUAL       ACTUAL        ACTUAL       ACTUAL         BUDGET         ACTUAL
---------------------------    --------     --------     --------      -------     ----------     ----------     ----------
GROSS RENTAL INCOME             623,113      623,853      624,093      620,758      7,444,422      7,363,255      7,444,422

Model Apartment Cost             (3,955)      (3,955)      (4,505)      (4,505)       (49,945)       (54,670)       (49,945)
Manager Apt Cost                 (3,795)      (4,790)      (4,625)      (4,625)       (63,519)       (62,507)       (63,519)
Leasing Apt Cost                 (2,530)      (3,590)      (2,800)      (2,800)       (30,719)       (31,542)       (30,719)
Security Apt Cost                (2,929)      (3,020)      (2,645)      (2,145)       (41,516)       (46,860)       (41,516)
Discounted Rent                      50       (1,158)     (15,717)     (26,251)       (45,767)        (2,400)       (45,767)
Gratuitous Rent                       0            0            0            0              0              0              0
Maintenance Apt Cost             (2,071)      (2,276)      (2,276)      (2,276)       (30,375)       (24,060)       (30,375)

TOTAL MODEL/FREE UNITS          (15,229)     (18,789)     (32,568)     (42,602)      (261,841)      (222,039)      (261,841)

Vacancy                        (118,468)    (117,621)    (106,546)     (88,017)    (1,222,592)    (1,008,096)    (1,222,592)

TOTAL RENTAL INCOME             489,416      487,443      484,979      490,139      5,959,989      6,133,120      5,959,088

Late/Nsf Charge                   2,983        2,245        1,160        2,015         23,340         22,150         23,340
Other Income                      1,065        1,655        3,220        1,810         19,781         14,350         19,781
Deposits Forfeited                3,765        5,593        2,860        3,243         39,342         25,600         39,342
Laundry Commissions               2,890       (1,991)       5,386        6,270         38,555         34,175         38,555
Vending Commissions                   0            0            0            0              0              0              0

TOTAL MISC INCOME                10,703        7,502       12,626       13,337        121,018         96,275        121,019

TOTAL INCOME                    500,119      494,945      497,605      503,476      6,081,007      6,229,395      6,081,007

Manager Salary                   10,103       10,209       10,800       18,173        121,907        115,800        121,907
Leasing Salary                    6,074        6,129        7,259       12,788         83,884         78,600         83,884
Resident Manager Salary           8,031        9,369       10,062       19,821        126,382        119,800        126,382
Commissions And Bonuses           1,963        3,375        3,310            0         26,671         43,400         26,671
Maintenance Salary               16,865       14,984       19,901       24,438        234,058        153,305        234,058
Maid/Porter Salary               10,325        8,900       11,613       15,604        130,930        138,774        130,930
Insurance - Benefits             19,108       12,595       11,948       15,611        145,870        123,436        145,870
Taxes - Sales                         0            0            0            0              0              0              0
Taxes - Payroll                   5,413        5,160        5,331        7,746         81,155         64,781         81,155

TOTAL PAYROLL                    77,882       70,722       80,224      114,183        950,857        837,896        950,856

TAXES - OTHER                         0          646            0            0            646              0            646
TAXES - AD VALOREM               46,790       46,790       46,790        3,607        516,007        559,044        516,007
HOMEOWNERS FEE                        0            0            0            0              0              0              0
INSURANCE - GL, FIRE & EC        26,843       26,843       27,725       26,843        305,098        305,195        305,098

Electrical - Apts                 1,214        1,497        1,206        1,098         12,149         12,062         12,149
Electrical -  Buildings          61,103       50,792       49,134       49,725        843,673        667,717        643,673
Natural Gas Service              10,811       10,681       14,803       23,934        204,395        201,489        204,395
Telephone Service                 2,952        1,677        2,913        2,193         21,237         18,360         21,237
Water Service                    36,767       42,332       41,133       34,245        459,016        437,455        459,016
Trash Removal                     2,357        2,357        2,357        2,357         28,438         32,594         28,438

TOTAL UTILITIES                 115,204      109,337      111,547      113,553      1,368,908      1,369,677      1,368,909

Security                            340          249          (36)       1,318          9,695         29,411          9,695
Professional Fees                 1,455          525          425            0         19,718         27,600         19,718
Advertising                         978        1,043        1,702        3,940         13,792         13,935         13,792
Resident Retention                3,160          279          209          557          9,866          9,900          9,866
Locator Fees                     12,090        6,570        9,485       15,460        124,834        101,430        124,834
Furniture Rental                      0            0            0            0              0            980              0
Other Expenses                    1,450        3,097        2,476        3,323         42,627         59,686         42,627
Office Repair & Supplies          2,712        1,535        1,903        1,232         21,661         11,794         21,661

TOTAL SALES & GENERAL            22,186       13,297       16,165       25,830        242,193        254,716        242,193

Exterminating                     1,762          795          491        1,453         16,297         19,456         16,297
Cleaning Supplies                 1,336          621        1,144          702         10,882         14,550         10,882
Repairs And Supplies              3,383        1,704        3,543        3,091         25,172         23,540         25,172
Air Conditioner Maintenance       6,848        3,869        3,726        4,779         46,617         47,000         46,617
Appliance Maintenance             2,145          631          832          418          8,030         12,950          8,030
Building Maintenance              6,478        2,063        3,552        5,238         34,004         13,550         34,004
Carpet Maintenance                1,639        1,126        2,575        1,796         23,198         16,475         23,198
Drapery Maintenance                   0            0           47           92            139              0            139

WEST POINT SUMMARY (953)                                     UNITS         1280
DECEMBER 31, 1994                                            SQ.FT.       977795

                                  JAN          FEB          MAR          APR          MAY          JUN          JUL          AUG
DESCRIPTION                      ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL
-----------------------------   --------     --------     --------     --------     --------     --------     --------     --------
Electrical Maintenance              682        1,800        2,538        2,124        1,113        1,850        3,128        2,579
Painting Contract                 8,564        6,138       15,627       14,597       13,222       11,642       13,894       13,674
Site Maintenance                  1,607          582        1,395        1,628          346          602        2,440        1,529
Painting Material                   162          321          160          415           98          122           98           59
Pool Maintenance                    748          633          777          622          691          827        2,728        2,138
Plumbing Maintenance              1,777        3,533        6,934        6,384        3,534        5,665        3,677        7,821
Roof And Gutter Maintenance       1,089        1,183        1,502        1,824            0          241          520        1,104
Fire/Freeze/Flood - Minor             0            0            0            0            0            0            0            0
Landscaping                       9,666        9,604        9,619        9,500        9,500       10,422       20,240       11,301

TOTAL MAINTENANCE                32,764       35,069       49,224       47,254       37,841       40,557       64,177       60,115

TOTAL DIRECT EXPENSES           275,768      333,166      332,529      341,420      313,286      334,814      354,319      342,401

Replacement Cost - Air Cond       7,977        1,183        1,410        1,881       14,377        1,387        1,291        5,632
Replacement Cost - Appliances     3,164        7,873        9,772       12,264        9,435       12,725        4,886       10,394
Replacement Cost - Other            874        1,932        7,005        5,470        5,270        2,715        1,570            0
Replacement Cost - Buildings          0            0            0            0            0            0            0            0
Replacement Cost - Carpet/Tile    4,086       12,135       15,000       18,945       22,905       24,237       22,973       24,047
Replacement Cost - Draperies        275          837          295          905          746        1,161        1,983        1,217
Replacement Cost - Electrical         0            0        1,401        3,679        2,062        2,820        2,688          370
Replacement Cost - Painting           0            0            0            0            0            0            0            0
Replacement Cost - Site               0            0        2,184            0        5,588            0            0          444
Replacement Cost - Pools              0        2,165            0            0            0        1,059          843            0
Replacement Cost - Plumbing           0          788        3,257            0            0            0        2,290            0
Replacement Cost - Roof/Gutter      775            0            0            0            0            0            0            0
Fire/Freeze/Flood - Major             0            0            0            0            0            0            0            0
Acquired Assets                       0            0        1,141          704            0        1,588          655        1,050

TOTAL REPLACEMENT COSTS          17,151       28,913       41,466       43,847       60,382       47,693       39,179       43,155

Management Fee                   20,258       20,159       19,835       19,927       20,133       21,020       21,076       20,986

TOTAL OPERATING EXPENSES        313,176      380,238      393,830      405,194      393,801      403,527      414,573      406,542

NET OPERATING INCOME(LOSS)      193,294      123,745      102,018       92,985      109,528      121,982      112,330      118,098

Mortgage Interest Payments      198,374      177,681      198,080      190,972      197,261      191,254      197,624      196,990
Loan Draws From Gecc            (27,568)           0            0      (81,622)           0      (98,093)     (39,234)           0
Renovation                            0            0            0            0            0            0            0            0
Cash Flow Payment                     0            0            0            0            0            0            0            0

NET CASH INCOME (LOSS)           22,487      (53,935)     (96,061)     (16,366)     (87,733)      28,821      (46,060)     (78,892)

Vacancy Loss %                    16.60%       17.29%       18.38%       17.83%       16.74%       13.38%       13.21%       14.49%
Management Apts %                  3.16%        2.91%        3.24%        3.21%        3.36%        3.16%        2.84%        2.77%
Economic Occupancy %              80.24%       79.79%       78.40%       78.95%       79.90%       83.45%       83.95%       82.73%
Direct Expenses %                 44.64%       53.77%       53.70%       55.14%       50.54%       54.24%       57.33%       55.09%
Management Fee %                   4.00%        4.00%        4.00%        4.00%        4.00%        4.00%        4.00%        4.00%
Replacement Cost %                 2.78%        4.34%        6.70%        7.08%        9.74%        7.73%        6.34%        6.94%
Authorized Rates/Sq Ft             0.645        0.645        0.644        0.644        0.626        0.631        0.652        0.656
Gross Rents/Sq Ft                  0.632        0.634        0.633        0.633        0.634        0.631        0.632        0.636
Eff Gross Income/Sq Ft             0.518        0.515        0.507        0.509        0.515        0.537        0.539        0.537
Direct Expenses/Sq Ft               3.38         4.09         4.08         4.19         3.84         4.11         4.35         4.20
Average Rent/Unit                    483          484          484          484          484          482          483          486


                                   SEP          OCT          NOV          DEC          BUDGET          1994           YTD
DESCRIPTION                       ACTUAL       ACTUAL       ACTUAL       ACTUAL        ACTUAL         BUDGET         ACTUAL
-----------------------------    --------     --------     --------     --------     ----------     ----------     ----------
Electrical Maintenance             3,611        1,388        2,149        3,208         26,169         21,400         26,169
Painting Contract                 16,791       12,542       15,078       15,009        156,778        114,800        156,778
Site Maintenance                   1,598        1,449        3,457          395         17,028         16,150         17,028
Painting Material                    176          206          (47)         367          2,137          6,650          2,137
Pool Maintenance                     872        2,149          480        1,221         13,887         10,500         13,887
Plumbing Maintenance               3,679        5,601        5,333        4,882         58,820         52,400         58,820
Roof And Gutter Maintenance        1,248        2,458          756        4,865         16,790         18,000         16,790
Fire/Freeze/Flood - Minor              0            0            0            0              0              0              0
Landscaping                       11,855       13,361       14,464       25,149        154,879        126,090        154,679

TOTAL MAINTENANCE                 63,420       49,962       57,580       72,665        610,627        513,511        610,627

TOTAL DIRECT EXPENSES            352,325      317,597      340,030      356,681      3,994,336      3,840,039      3,994,335

Replacement Cost - Air Cond        2,496          830        1,273        4,186         43,925          7,350         43,925
Replacement Cost - Appliances     20,839       (3,210)      18,097       22,314        128,554         99,564        128,554
Replacement Cost - Other               0            0            0        4,225         29,081         24,565         29,061
Replacement Cost - Buildings           0            0            0        3,400          3,400              0          3,400
Replacement Cost - Carpet/Tile    26,987       11,695        8,678       29,026        220,713        142,685        220,713
Replacement Cost - Draperies       1,482          422        1,042         (131)        10,233          6,311         10,233
Replacement Cost - Electrical      3,375          596        1,254          245         18,491          5,400         18,491
Replacement Cost - Painting            0            0            0            0              0              0              0
Replacement Cost - Site            1,000        1,500        1,375        1,790         13,881              0         13,881
Replacement Cost - Pools               0            0            0            0          4,067              0          4,067
Replacement Cost - Plumbing            0            0        3,466        3,790         13,591              0         13,591
Replacement Cost - Roof/Gutter         0            0          736            0          1,511              0          1,511
Fire/Freeze/Flood - Major              0            0            0            0              0              0              0
Acquired Assets                        0            0          438          206          5,781              0          5,781

TOTAL REPLACEMENT COSTS           56,180       11,833       36,359       69,050        493,208        285,875        493,207

Management Fee                    20,004       19,798       19,904       20,140        243,240        249,176        243,240

TOTAL OPERATING EXPENSES         428,509      349,228      398,293      445,871      4,730,784      4,375,090      4,730,783

NET OPERATING INCOME(LOSS)        71,610      145,717      101,311       57,606      1,350,223      1,854,305      1,350,224

Mortgage Interest Payments       192,475      197,739      192,256      198,676      2,329,382      2,374,134      2,329,382
Loan Draws From Gecc             (37,994)     (51,115)    (108,080)     (38,399)      (482,105)             0       (482,105)
Renovation                        66,028       53,960       81,193       51,596        252,776              0        252,776
Cash Flow Payment                      0            0            0            0              0              0              0

NET CASH INCOME (LOSS)          (148,899)     (54,867)     (64,058)    (154,267)      (749,830)      (519,829)      (749,830)

Vacancy Loss %                     19.01%       18.85%       17.07%       14.18%         16.42%         13.69%         16.42%
Management Apts %                   2.44%        3.01%        5.22%        6.86%          3.52%          3.02%          3.52%
Economic Occupancy %               78.54%       78.13%       77.71%       78.96%         80.06%         83.29%         80.06%
Direct Expenses %                  56.54%       50.91%       54.48%       57.46%         53.66%         52.15%         53.66%
Management Fee %                    4.00%        4.00%        4.00%        4.00%          4.00%          4.00%          4.00%
Replacement Cost %                  9.02%        1.90%        5.83%       11.12%          6.63%          3.88%          6.63%
Authorized Rates/Sq Ft              0.656        0.654        0.641        0.640
Gross Rents/Sq Ft                   0.637        0.638        0.638        0.635          0.634          0.628          0.634
Eff Gross Income/Sq Ft              0.511        0.506        0.509        0.515          0.518          0.531          0.518
Direct Expenses/Sq Ft                4.32         3.90         4.17         4.38           4.09           3.93           4.09
Average Rent/Unit                     487          487          488          485            485            479            485

                                QUALIFICATIONS OF
                                 JOHN R. FISHER

EXPERIENCE:

Oct. 1995 - Present     Patrick-O'Connor & Associates, Inc. - Houston, Texas
                        Staff Appraiser - Inspections, research, and report preparation for all types of commercial properties, including apartments, shopping centers, office buildings, free-standing retail properties, and industrial facilities.

1994 - Oct. 1995        Thomas Bearden Company, Houston, Texas
                        Fee Appraiser - Conduct financial feasibility studies, tax protest appraisals, analysis of leased fee/leasehold interests, and analysis of loan proposals. Initiate and maintain good working relationships with clients, research various data bases/publications, analyze information, and draw conclusions. Review report for changes and approve final copy. Perform onsite inspections of property and area. Conduct phone interviews with market participants. Make judgments, decisions, and appraisal conclusions which "make or break" multi-million dollar loans, on a regular basis.

1988 - 1994             Hill Thompson, Inc. Houston, Texas
                        Senior Appraiser - Implemented all phases of appraisal process required to value commercial real estate.
                        Performed property inspections, market data compilation and analysis, and report writing. Supervised office staff. Reviewed appraisal reports and formulated policies for company operations. Quoted fees for new business and interacted with clients concerning all aspects of the business.

EDUCATION:
                        Bachelor of Business Administration - Finance University of Houston, Houston, Texas


                        Real Estate Courses:

                        Money and Capital Markets          Finance
                        Statistics                         Business Management
                        Principles of Real Estate II       Real Estate Law
                        Investment Strategy                Texas Real Estate
                                                             Lic. Act
                        Deceptive Trade Practices Act, and Agency
                        Standards of Professional Practice and Code of Ethics

PROFESSIONAL AFFILIATIONS:

                        State Certified General Real Estate Appraiser #TX-1323960-G Licensed Real Estate Agent #TX-401688-27

================================================================================

                                [GRAPHIC OMITTED]

                TEXAS APPRAISER LICENSING AND CERTIFICATION BOARD

                                BE IT KNOWN THAT

                               JOHN ROBERT FISHER
     HAVING PROVIDED SATISFACTORY EVIDENCE OF THE QUALIFICATIONS REQUIRED BY
              THE TEXAS APPRAISER LICENSING AND CERTIFICATION ACT,
                 ARTICLE 6573a.2, VERNON'S TEXAS CIVIL STATUTES,
                         IS AUTHORIZED TO USE THE TITLE

                                 STATE CERTIFIED
                          GENERAL REAL ESTATE APPRAISER

                              Number: TX-1323960-G

                         Date of Issue: October 29, 1996

                      Date of Expiration: November 30, 1998

                                                              In Witness Thereof

[GRAPHIC OMITTED]


                                                /s/ A. E. Nelson Jr.
                                                --------------------------------
                                                         A. E. Nelson Jr., Chair


                                                /s/ Renil C. Liner
                                                --------------------------------
                                                    Renil C. Liner, Commissioner


   A. E. Nelson, Jr.,            Benjamin B. Barnett,           Debra S. Runyan,
        Chair                         Vice-Chair                   Secretary
   Leonel Garza, Jr.                David Gloier                Vidal Gonzalez
 Jacqueline G. Humphrey            Maria F. Teran               Cecil Wimberly

================================================================================

                                QUALIFICATIONS OF
                           W.F. ("BUDDY") TROTTER, JR.

EXPERIENCE:

9/93 - Present          Patrick O'Connor & Associates, Inc.

7/90 - 9/93             Fox & Bubela, Inc., Houston, Texas Commercial Real
                        Estate Appraiser

                        Inspections, research and report preparation for all types of commercial properties, including condemnation appraisal for the Texas Highway Department. Major clients included RTC, F.D.I.C., Texas Commerce Bank, Nations Bank, Wells Fargo Bank, private individuals and lawyers.

4/86 - 7/90             Hill-Thompson, Inc., Houston, Texas
                        Commercial Real Estate Appraiser

                        Inspections, research and report preparation for all types of commercial properties, including farms and ranches, and airports. Major clients included F.D.I.C., First Interstate Bank and First City Bank.

10/83 - 4/86            Austin County Appraisal District, Bellville, Texas
                        Manager of Appraisal

5/71 - 10/83            Private business (retail)


EDUCATION

Rice University - Bachelor of Arts in History, 1971. Major coursework in pre law.

Attended and successfully completed the following courses: Appraisal Institute Course 1-A-1, University of Houston; American Society of Farm Managers and Rural
Appraisers: A-12, Standards and Ethics, Houston, Texas; Blinn College: Appraisal and Advanced Appraisal, Real Estate Law, Real Estate Marketing; Texas Association of Assessing Officers: Various Property Tax Courses.

Have attended various seminars, including RTC seminar on Affordable Housing
(1991).

PROFESSIONAL AFFILIATIONS

State Certified General Real Estate Appraiser, Texas TX-1322606-G
Real Estate Broker's License, State of Texas #0361814
Chairman, Austin County Appraisal Review Board 1990

================================================================================

                                [GRAPHIC OMITTED]

                TEXAS APPRAISER LICENSING AND CERTIFICATION BOARD

                                BE IT KNOWN THAT

                            WILBURN FLACK TROTTER JR

     HAVING PROVIDED SATISFACTORY EVIDENCE OF THE QUALIFICATIONS REQUIRED BY
              THE TEXAS APPRAISER LICENSING AND CERTIFICATION ACT,
                 ARTICLE 6573a.2, VERNON'S TEXAS CIVIL STATUTES,
                         IS AUTHORIZED TO USE THE TITLE

                                 STATE CERTIFIED
                          GENERAL REAL ESTATE APPRAISER

                              Number: TX- 1322606-G

                        Date of Issue: February 22, 1996

                      Date of Expiration: February 28, 1998

                                                              In Witness Thereof

[GRAPHIC OMITTED]


                                                /s/ A. E. Nelson Jr.
                                                --------------------------------
                                                         A. E. Nelson Jr., Chair


                                                /s/ Renil C. Liner
                                                --------------------------------
                                                    Renil C. Liner, Commissioner


 A.E. Nelson. Jr.,               Hayden Woodard,              Maria F. Teran,
       Chair                        Vice-Chair                   Secretary
Benjamin E. Barnett             Leonel Garza, Jr.              David Gloier
  Vidal Gonzalez                 Debra S. Runyan              Cecil Wimberly

================================================================================

                            Patrick C. O'Connor, MAI

Patrick C. O'Connor is president of Patrick O'Connor & Associates, Inc., a real estate appraisal, property tax reduction, real estate publishing and consulting firm located in Houston, Texas.

Since 1983, Mr. O'Connor has been actively involved in client consultation, appraisal of commercial real estate properties, property tax reduction, and real estate brokerage primarily in the Houston metropolitan area. Types of properties appraised include apartments, retail centers, convenience stores, gas stations, office, office warehouse, bulk warehouse, service centers, land, car washes, bowling alley, mortuary, subdivisions, single-family, duplexes, churches, club houses, hotels, motels, mobile homes, restaurants, flea market, automobile service facilities, schools and veterinarian clinics.

Since 1985, Mr. O'Connor has been active in publishing analyses and data regarding the Houston real estate market. Over 800 customers and the media rely on O'Connor & Associates' 14 reports as a source of timely, accurate information. Mr. O'Connor has been interviewed on CNN and quoted in the Wall Street Journal, New York Times, USA Today, National Real Estate Investor, Houston Chronicle, Houston Post and Houston Business Journal.

                               Academic Background

Bachelor of Science in Industrial Engineering, University of Houston, May 1981. Master of Business Administration, Harvard Business School, May 1983.

Real Estate courses include:
     Principles of Real Estate I
     Principles of Real Estate II
     Principles of Real Estate III
     Real Property Asset Management
     Real Estate Law
     Appraisal Standards of Practice and Ethics
     Keeping Current with Texas Real Estate
     Principles of Property Tax Consulting
     Intangibles:     Defining & Measuring the
                      Impact on Property Taxes
     Comprehensive Exam Review Class

Appraisal Institute courses/credits include:
     110 Appraisal Principles
     120 Appraisal Procedures
     310 Basic Income Capitalization
     320 General Applications
     410 Standards of Prof. Appraisal Practice Part A
     420 Standards of Prof. Appraisal Practice, Part B
     510 Advanced Income Capitalization
     520 Highest and Best Use and Market Analysis
     530 Advanced Sales Comp. and Cost Approaches
     540 Report writing and Valuation Analysis
     550 Advanced Applications

                            Professional Affiliations

MAI Member (No. 11,008) of the Appraisal Institute
Texas Real Estate Broker's License, 1985
 State Certified Appraiser: (State of Texas) TX-1321378-G
                            (State of Louisiana) No. 1796
                            (State of Tennessee) I.D. No. 00051369
Registered Senior Property Tax Consultant (State of Texas)

================================================================================

                             MEMBERSHIP CERTIFICATE

                              This Certifies That

                            Patrick Cornell O'Connor

                     has been admitted to memberships as an

                                   MAI Member

                       in the Appraisal Institute and is
            entitled to all the rights and privileges of membership
      subject only to the limiting conditions set forth from time to time in the Bylaws and Regulations of the Appraisal Institute.

   In Witness Whereof, the Board of Directors of the Appraisal Institute has authorized this certificate to be signed in its behalf by the President, and the
      Corporate Seal to be hereunto affixed on this 4th day of June, 1996

                                /s/ [ILLEGIBLE]
                          ---------------------------
                                   President

           THIS CERTIFICATE IS THE PROPERTY OF THE APPRAISAL INSTITUE
      AND MUST BE RETURNED TO THE SECRETARY UPON TERMINATION OF MEMBERSHIP.

[GRAPHIC OMITTED]

                                     [LOGO]
                                   APPRAISAL
                                  INSTITUE(R)

================================================================================

               TEXAS APPRAISER LICENSING AND CERTIFICATION BOARD

                                BE IT KNOWN THAT

                               PATRICK C OCONNOR

    HAVING PROVIDED SATISFACTORY EVIDENCE OF THE QUALIFICATIONS REQUIRED BY
              THE TEXAS APPRAISER LICENSING AND CERTIFICATION ACT,
                ARTICLE 6573a.2, VERNON'S TEXAS CIVIL STATUTES,
                         IS AUTHORIZED TO USE THE TITLE

                                STATE CERTIFIED
                         GENERAL REAL ESTATE APPRAISER

                              Number: TX-1321378-G

                          Date of Issue: June 12, 1997

                       Date of Expiration: June 30, 1999

                                                              In Witness Thereof

[GRAPHIC OMITTED]


                                                /s/ Benjamin B. Barnett
                                                --------------------------------
                                                      Benjamin B. Barnett, Chair


                                                /s/ Renil C. Liner
                                                --------------------------------
                                                    Renil C. Liner, Commissioner


   Benjamin B. Barnett,           Debra S. Runyan,        Jacqueline G. Humphrey
        Chair                        Vice-Chair                 Secretary
   Leonel Garza, Jr.               David Gloier              Vidal Gonzalez
A. E. (Butch) Nelson, Jr.                                    Maria F. Teran

================================================================================